As filed with the Securities and Exchange Commission on  September 14, 1998


                                                      Registration No. 333-60045

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2
                                     TO THE
                                    FORM S-4




             Registration Statement Under the Securities Act of 1933

                           CHARTER ONE FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)


                   DELAWARE                                      6120                                  34-1567092
       (State or other jurisdiction of               (Primary Standard Industrial         (I.R.S. Employer Identification No.)
        incorporation or organization)               Classification Code Number)

                                                                                     ROBERT J. VANA, ESQ.
                     1215 SUPERIOR AVENUE                                         CHARTER ONE FINANCIAL, INC.
                     CLEVELAND, OHIO 44114                                           1215 SUPERIOR AVENUE
                        (216) 566-5300                                               CLEVELAND, OHIO 44114
                                                                                        (216) 566-5300

          (Address, including ZIP code, and telephone                           (Name, address, including ZIP code,
           number, including area code, of registrant's                          and telephone number, including area
                  principal executive offices)                                        code, of agent for service)

                                                       COPIES TO:

CHRISTOPHER R. KELLY, P.C.                  WILLIAM R. BRYAN                            GLENN E. MORRICAL
SILVER, FREEDMAN & TAFF, L.L.P.             PRESIDENT AND CHIEF EXECUTIVE OFFICER       ARTER & HADDEN LLP
1100 NEW YORK AVENUE, N.W.                  CS FINANCIAL CORPORATION                    1100 HUNTINGTON BUILDING
SUITE 700 EAST                              CUYAHOGA SAVINGS BUILDING                   925 EUCLID AVENUE
WASHINGTON, D.C.  20005                     CLEVELAND, OHIO  44114                      CLEVELAND, OHIO 44115

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                              --------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                [CSFC LETTERHEAD]


                                                               [         ], 1998


Dear Stockholder:

         You are invited to attend a special meeting of stockholders (the "Special Meeting") of CS Financial Corporation ("CSFC") scheduled to be held at the principal office of CSFC, 1360 East Ninth Street, Cleveland, Ohio on Friday, October 16, 1998 at 9:00 a.m., local time. Notice of the Special Meeting, a Proxy Statement/Prospectus and an accompanying proxy card are enclosed.

         At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger and Reorganization, dated April 23, 1998 (the "Merger Agreement"), pursuant to which, among other things, a newly-organized subsidiary of Charter One Financial, Inc. ("Charter One") will be merged with and into CSFC (the "Merger"). Immediately following the Merger, CSFC will be merged with and into Charter One, and The Cuyahoga Savings Association, a wholly owned subsidiary of CSFC, will be merged with and into Charter One Bank F.S.B., a wholly owned subsidiary of Charter One. Consummation of the Merger is subject to certain conditions, including receipt of regulatory approvals and the requisite votes of the stockholders of CSFC. Adoption of the Merger Agreement requires the affirmative vote of a majority of the voting power of CSFC. Upon consummation of the Merger, each share of CSFC common stock issued and outstanding (except for shares held by holders who properly dissent from the Merger) will be converted (subject to any changes that may result from future stock splits, stock dividends or similar transactions) into 60.3538 (or 63.37149 as a result of a five percent stock dividend declared by Charter One payable on September 30, 1998 to stockholders of record on September 14, 1998) shares of Charter One common stock.

         THE BOARD OF DIRECTORS OF CSFC HAS CAREFULLY REVIEWED THE PROPOSED MERGER AND HAS UNANIMOUSLY CONCLUDED THAT THE TRANSACTION IS ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, CSFC AND ITS STOCKHOLDERS. CSFC'S FINANCIAL ADVISOR, MCDONALD & COMPANY SECURITIES, INC., HAS ISSUED AN OPINION THAT THE
EXCHANGE RATIO TO BE OFFERED TO CSFC'S STOCKHOLDERS IN THE MERGER IS, AS OF APRIL 23, 1998, FAIR TO CSFC'S STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW. ACCORDINGLY, I URGE YOU TO VOTE FOR THE MERGER.

         Should any other matters be properly brought before the Special Meeting, the persons named in the accompanying proxy card will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors. You are urged to read the accompanying Notice of Special Meeting and Proxy Statement/Prospectus which contain a detailed description of the Merger and other important information relating to CSFC, Charter One (including the recently announced proposed acquisition of ALBANK Financial Corporation) and the combined companies.

         Each holder of CSFC common stock may have the right to dissent from the Merger and to demand payment of the fair value of his or her shares in the event the Merger Agreement is adopted and the Merger is consummated. Any right of any such stockholder to receive such payment would be contingent upon strict compliance with the requirements set forth in Section 1701.85 of the Ohio General Corporation Law, the full text of which is attached as Annex C to the accompanying Proxy Statement/Prospectus.

         Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you do not attend the Special Meeting.

         Thank you for your attention to this important matter.

                                           Sincerely,

                                           William R. Bryan
                                           President and Chief Executive Officer

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.
               YOU WILL RECEIVE INSTRUCTIONS FOLLOWING THE MERGER
                       FOR EXCHANGE OF STOCK CERTIFICATES.

                            CS FINANCIAL CORPORATION
                             1360 East Ninth Street
                              Cleveland, Ohio 44114
                                 (216) 771-3550

                                ----------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 16, 1998

         NOTICE IS HEREBY GIVEN THAT a Special Meeting of Stockholders (the "Special Meeting") of CS FINANCIAL CORPORATION ("CSFC") will be held on October 16, 1998 at 9:00 a.m., local time, at the principal office of the CSFC, 1360 East Ninth Street, Cleveland, Ohio for the following purposes:

               (1) To consider and vote upon a proposal to adopt the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of April 23, 1998, by and among Charter One Financial, Inc. ("Charter One"), Charter One Bank F.S.B., CSFC and The Cuyahoga Savings Association, a copy of which is included in the accompanying Proxy Statement/Prospectus as Annex A, pursuant to which a newly-organized subsidiary of Charter One will be merged with and into CSFC, and each outstanding share of CSFC common stock will be converted (subject to any changes that may result from future stock splits, stock dividends or similar transactions) into 60.3538 (or
          63.37149 as a result of a five percent stock dividend declared by Charter One payable on September 30, 1998 to stockholders of record on September 14, 1998) shares of Charter One common stock and the corresponding rights associated with such Charter One common stock (with cash paid in lieu of fractional share interests).

               (2) To consider and vote upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof, including proposals to adjourn the Special Meeting to permit further solicitation of proxies by the Board of Directors of CSFC in the event that there are not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting; provided, however, that no proxy which is voted against the adoption of the Merger Agreement will be voted in favor of adjournment to solicit further proxies for such proposal.

         The Board of Directors is not aware of any other business to come before the Special Meeting.

         A PROXY CARD AND A PROXY STATEMENT/PROSPECTUS FOR THE SPECIAL MEETING ARE ENCLOSED.

         Stockholders of record at the close of business on September 1, 1998 are the stockholders entitled to vote at the Special Meeting and any adjournments and postponements thereof. There will be available for examination at the Special Meeting a list of CSFC stockholders entitled to vote at the Special Meeting.

         The affirmative vote of a majority of the voting power of CSFC is required to approve the proposal to adopt the Merger Agreement.

         You are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy card will not be used if you attend and vote at the Special Meeting in person.

         Remember, if your shares are held in the name of a broker, fiduciary, nominee or other record holder, only the record holder can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf.

         Should you have any questions or require assistance, please call William R. Bryan, at (216) 771-3550.

         YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED PROXY CARD, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THE PROXY CARD WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE SPECIAL MEETING IN PERSON.

                                            By Order of the Board of Directors



                                            WILLIAM R. BRYAN
                                            Chairman of the Board, President
                                               and Chief Executive Officer

Cleveland, Ohio
[______ __], 1998


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE CSFC THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT
                                       OF
                            CS FINANCIAL CORPORATION
                             FOR SPECIAL MEETING OF
                                  STOCKHOLDERS
                         TO BE HELD ON OCTOBER 16, 1998

                               ------------------

                                   PROSPECTUS
                                       OF
                           CHARTER ONE FINANCIAL, INC.
                     UP TO 2,238,075 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

                               ------------------

         This Proxy Statement/Prospectus relates to the approval and adoption of the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of April 23, 1998, by and among Charter One Financial, Inc. ("Charter One"), Charter One Bank F.S.B. ("Charter One Bank"), a wholly-owned subsidiary of Charter One, CS Financial Corporation ("CSFC") and The Cuyahoga Savings Association ("CSFC Bank"), a wholly-owned subsidiary of CSFC, pursuant to which, among other things, a newly-organized subsidiary of Charter One will be merged with and into CSFC (the "Merger"). See "Summary--Summary of Certain Aspects of the Merger" and "The Merger." The Merger Agreement is included as Annex A and incorporated herein by reference.

         The Merger Agreement provides that at the Effective Time (as defined herein) each issued and outstanding share of the common stock, par value $5.00 per share, of CSFC (the "CSFC Common Stock"), excluding any shares as to which dissenters' rights have been duly perfected under the Ohio General Corporation Law (the "OGCL") and shares held by Charter One, CSFC or their subsidiaries, other than in a fiduciary capacity or in satisfaction of a debt previously contracted ("Excluded Shares"), will be canceled and converted into 30.1769 shares (the "Exchange Ratio") of the common stock, par value $.01 per share, of Charter One (the "Charter One Common Stock"), including a corresponding number of rights associated with Charter One Common Stock pursuant to the Rights Agreement (the "Rights Agreement") dated November 20, 1989, as amended May 26, 1995, between Charter One and The First National Bank of Boston as Rights Agent (the "Merger Consideration"). The Merger Agreement also provides that the Exchange Ratio shall be appropriately adjusted to reflect any split, combination, stock dividend or stock distribution with respect to Charter One Common Stock effected by Charter One prior to the Effective Time. A two-for-one stock split was declared by Charter One payable on May 20, 1998 to stockholders of record on May 6, 1998 (the "Charter One Stock Split"). Accordingly, the Exchange Ratio has been adjusted to 60.3538. In addition, a five percent stock dividend was declared by Charter One payable on September 30, 1998 to stockholders of record on September 14, 1998 (the "Charter One Stock Dividend"). The exchange ratio will be adjusted to 63.37149 as a result of the Charter One Stock Dividend. For a discussion of the rights and the Rights Agreement, see "Comparison of Rights of Stockholders of Charter One Financial, Inc. and CS Financial Corporation -- Rights Agreement."


                                             (Cover page continued on next page)

                              --------------------


         On June 15, 1998, Charter One announced that it had entered into a definitive agreement providing for the acquisition (the "ALBANK Acquisition") of ALBANK Financial Corporation ("ALBANK"). See "Recent Developments," "Unaudited Pro Forma Combined Financial Statements" and "Unaudited Pro Forma Per Share Data."

         THE SHARES OF CHARTER ONE COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE OHIO SUPERINTENDENT OF FINANCIAL INSTITUTIONS, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AGENCY, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE OHIO SUPERINTENDENT OF FINANCIAL INSTITUTIONS, ANY STATE SECURITIES COMMISSION NOR ANY OTHER AGENCY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF CHARTER ONE COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                              --------------------

       The date of this Proxy Statement/Prospectus is [____________], 1998

         This Proxy Statement/Prospectus is being furnished to the holders of shares of CSFC Common Stock in connection with the solicitation of proxies by the Board of Directors of CSFC (the "CSFC Board") for use at a special meeting of stockholders of CSFC (the "Special Meeting") scheduled to be held at 9:00 a.m., local time on Friday, October 16, 1998 at the principal office of the CSFC, 1360 East Ninth Street, Cleveland, Ohio and at any and all adjournments and postponements thereof.

         This Proxy Statement/Prospectus also constitutes a prospectus of Charter One, filed as part of the Registration Statement (defined below) with respect to up to 2,238,075 shares of Charter One Common Stock to be issued upon consummation of the Merger pursuant to the terms of the Merger Agreement, including a corresponding number of rights associated with the Charter One Common Stock pursuant to the Rights Agreement.

         This Proxy Statement/Prospectus, and the accompanying notice and proxy card, are first being mailed to stockholders of CSFC on or about [_______ __], 1998.

                              AVAILABLE INFORMATION

         Charter One is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Charter One can be obtained, upon payment of prescribed fees, from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. In addition, such information can be inspected and copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices located at the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60611 and 7 World Trade Center, 13th Floor, New York, New York 10048. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the electronic filings of Charter One with the Commission. The address of the Commission Web site is "http://www.sec.gov."

         Charter One has filed with the Commission a registration statement on Form S-4 (333-60045) (together with all amendments, schedules, and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Charter One Common Stock to be issued pursuant to and as contemplated by the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (EXCLUDING EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED BY OR ON BEHALF OF CSFC, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, TO ROBERT J. VANA, CHIEF CORPORATE COUNSEL AND CORPORATE SECRETARY, CHARTER ONE FINANCIAL, INC., 1215 SUPERIOR AVENUE, CLEVELAND, OHIO 44114, TELEPHONE (216) 566-5300. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BY [_______ __], 1998. PERSONS REQUESTING COPIES OF EXHIBITS TO DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS MAY BE CHARGED THE COST OF REPRODUCTION AND MAILING.

         The following documents previously filed with the Commission by Charter One (File No. 0-16311) are hereby incorporated by reference in this Proxy Statement/Prospectus:

         1. The Annual Report on Form 10-K of Charter One for the fiscal year ended December 31, 1997 (the "1997 Charter One 10-K").

         2. All other reports filed by Charter One pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1997 Charter One 10-K (including Charter One's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 and June 30, 1998 and Current Reports on Form 8-K for the events on June 15, 1998, July 22, 1998 (the "July 22, 1998 8-K") and August 18, 1998 (the "August 18, 1998
                  8-K").

         3. The portions of Charter One's proxy statement for the Annual Meeting of Stockholders held April 22, 1998 that have been incorporated by reference in the 1997 Charter One 10-K.

         4. The description of the Charter One Common Stock contained in Charter One's Registration Statement on Form 8-A with respect thereto dated January 12, 1988 (and any amendment or report filed for the purpose of updating the description).

         5. The description of the rights issued pursuant to the Rights Agreement contained in Charter One's Registration Statement on Form 8-A with respect thereto dated November 21, 1989 as amended on May 26, 1995 (and any amendment or report filed for the purpose of updating the description).

         All documents filed by Charter One with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         All information contained in this Proxy Statement/Prospectus with respect to Charter One and its subsidiaries has been supplied by Charter One, and all information with respect to CSFC and its subsidiaries has been supplied by CSFC.

                               -----------------

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CHARTER ONE OR CSFC OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, OR IN THE INFORMATION SET FORTH HEREIN, SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

         THIS PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF CHARTER ONE FOLLOWING THE CONSUMMATION OF THE MERGER AND THE ALBANK ACQUISITION, INCLUDING STATEMENTS RELATING TO THE EXPECTED IMPACT OF THE MERGER AND THE ALBANK ACQUISITION ON CHARTER ONE'S FINANCIAL PERFORMANCE FOR THE COMBINED COMPANY. SEE "THE MERGER -- BACKGROUND OF AND REASONS FOR THE MERGER" AND -- "OPINION OF CSFC'S FINANCIAL ADVISOR," "UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS" AND "UNAUDITED PRO FORMA PER SHARE DATA." THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(1) EXPECTED COST SAVINGS FROM THE MERGER AND/OR ALBANK ACQUISITION CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER AND/OR ALBANK ACQUISITION; (3) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF CHARTER ONE, CSFC AND ALBANK ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS MORE THAN PLANNED; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY, ARE LESS FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (7) THE IMPACT OF REGULATORY CHANGES IS OTHER THAN EXPECTED; (8) CHANGES IN BUSINESS CONDITIONS AND INFLATION; AND (9) CHANGES IN THE SECURITIES MARKETS. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF CHARTER ONE AFTER THE MERGER AND THE ALBANK ACQUISITION IS INCLUDED IN THE COMMISSION FILINGS INCORPORATED BY REFERENCE HEREIN.


                               -----------------

                                                 TABLE OF CONTENTS

AVAILABLE INFORMATION.......................................................................iii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................................iv
SUMMARY.......................................................................................1
         The Parties to the Merger............................................................1
         The Special Meeting..................................................................1
         Summary of Certain Aspects of the Merger.............................................3
         Certain Related Matters..............................................................7
RECENT DEVELOPMENTS...........................................................................8
COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION.............................................9
SELECTED CONSOLIDATED FINANCIAL AND
  OTHER DATA OF CHARTER ONE FINANCIAL, INC...................................................12
SELECTED CONSOLIDATED FINANCIAL AND
  OTHER DATA OF CS FINANCIAL CORPORATION.....................................................14
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS............................................15
         Unaudited Pro Forma Combined Statement of Financial Condition.......................16
         Unaudited Pro Forma Combined Statements of Income...................................20
UNAUDITED PRO FORMA PER SHARE DATA...........................................................27
THE SPECIAL MEETING..........................................................................29
         Time and Date; Record Date..........................................................29
         Matters to Be Considered............................................................29
         Voting Rights; Vote Required........................................................29
         Proxies and Proxy Solicitation......................................................30
CHARTER ONE FINANCIAL, INC.
  AND CHARTER ONE BANK, F.S.B................................................................31
         General  ...........................................................................31
         Pending Structural Changes..........................................................32
         Management and Operations after the Merger..........................................34
         Beneficial Ownership of Certain Persons.............................................35
CS FINANCIAL CORPORATION AND
  THE CUYAHOGA SAVINGS ASSOCIATION...........................................................38
         General  ...........................................................................38
         Beneficial Ownership of Certain Persons.............................................38
THE MERGER...................................................................................40
         General  ...........................................................................40
         Background of and Reasons for the Merger............................................40
         Recommendation of the CSFC Board....................................................43
         Opinion of CSFC's Financial Advisor.................................................43
         Merger Consideration................................................................47
         Appraisal Rights....................................................................48
         Fractional Shares...................................................................49
         Effective Time......................................................................49
         Exchange of Certificates; Lost Certificates.........................................50
         Interests of Certain Persons in the Merger..........................................51
         Representations and Warranties......................................................52
         Conditions to the Merger............................................................53

         Regulatory Approvals................................................................54
         Amendment; Termination; Liabilities and Remedies for Breach.........................55
         Conduct of Business Pending the Merger..............................................57
         Expenses ...........................................................................58
         Accounting Treatment................................................................58
         Resale of Charter One Common Stock by Affiliates....................................58
         Certain Federal Income Tax Consequences of the Merger...............................59
         Nasdaq Listing......................................................................61
         The Corporate Merger................................................................61
         The Bank Merger.....................................................................61
DESCRIPTION OF CHARTER ONE FINANCIAL, INC. CAPITAL STOCK.....................................61
         General  ...........................................................................61
         Common Stock........................................................................62
         Preferred Stock.....................................................................62
BUSINESS OF CS FINANCIAL CORPORATION.........................................................63
         General.............................................................................63
         Market Area.........................................................................63
         Competition.........................................................................64
         Lending Activities..................................................................64
         Sources of Funds....................................................................69
         Yields Earned and Rates Paid........................................................70
         Subsidiaries of CSFC Bank...........................................................70
         Federal Taxation....................................................................70
         State Taxation......................................................................70
         Properties..........................................................................71
         Employees...........................................................................72
         Legal Proceedings...................................................................72
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS OF CS FINANCIAL CORPORATION..................................................72
         General Overview....................................................................72
         Results of Operations...............................................................72
         Financial Condition.................................................................86
SUPERVISION AND REGULATION OF CS FINANCIAL
  CORPORATION AND THE
  CUYAHOGA SAVINGS ASSOCIATION...............................................................95
         Regulation of CS Financial Corporation..............................................95
         Regulation of The Cuyahoga Savings Association......................................95
COMPARISON OF RIGHTS OF STOCKHOLDERS OF
CHARTER ONE FINANCIAL, INC. AND CS FINANCIAL CORPORATION....................................105
         Introduction.......................................................................105
         Issuance of Capital Stock..........................................................105
         Payment of Dividends...............................................................105
         Advance Notice Requirements for Presentation
          of New Business and Nominations of Directors
          at Annual Meetings of Stockholders................................................106
         Restrictions on Voting Rights; Quorum..............................................106
         Number and Term of Directors.......................................................106


         Removal of Directors...............................................................107
         Filling Vacancies on the Board of Directors........................................107
         Amendment of Articles of Incorporation and Certificate of Incorporation............108
         Amendment and Repeal of Regulations and Bylaws.....................................108
         Control Share Acquisitions.........................................................108
         Business Combinations with Certain Persons.........................................109
         Prevention of Greenmail............................................................110
         Limitations on Directors' Liability................................................110
         Indemnification....................................................................111
         Mergers, Acquisitions and Certain Other Transactions...............................112
         Action Without a Meeting...........................................................113
         Special Meetings of Stockholders...................................................113
         Preemptive Rights..................................................................114
         Appraisal Rights of Dissenting Stockholders........................................114
         Special Provisions to Charter One's Bylaws.........................................115
         Rights Agreement...................................................................115
LEGAL MATTERS...............................................................................119
EXPERTS.....................................................................................119
STOCKHOLDER PROPOSALS.......................................................................119
OTHER MATTERS...............................................................................120
INDEX TO FINANCIAL STATEMENTS OF CS FINANCIAL CORPORATION...................................121

ANNEXES
         ANNEX A -   Agreement and Plan of Merger and  Reorganization,
                     dated  April  23,  1998,  by and  among  Charter  One
                     Financial,   Inc.,   Charter  One  Bank  F.S.B.,   CS
                     Financial   Corporation  and  The  Cuyahoga   Savings
                     Association

         ANNEX B -   Opinion of McDonald & Company Securities, Inc.

         ANNEX C -   Section 1701.85 of the Ohio General Corporation Law

                                     SUMMARY

         The following is a brief summary of certain information contained elsewhere or incorporated by reference in this Proxy Statement/Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement/Prospectus. This summary is necessarily incomplete and is qualified in its entirety by, and reference is made to, the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the accompanying Annexes and the documents referred to and incorporated by reference herein.

                            THE PARTIES TO THE MERGER


CHARTER ONE AND CHARTER ONE BANK

         Charter One, a Delaware corporation, is the holding company for Charter-Michigan Bancorp Inc. ("Charter Michigan") which is the holding company for Charter One Bank, a federally chartered savings bank headquartered in Cleveland, Ohio. As of June 30, 1998, Charter One had total consolidated assets of $19.8 billion, deposits of $10.9 billion and stockholders' equity of $1.5 billion. Charter One's business has consisted primarily of the business of Charter One Bank and its subsidiaries. The executive offices of Charter One are located at 1215 Superior Avenue, Cleveland, Ohio 44114, and the telephone number is (216) 566-5300.

         On June 15, 1998, Charter One announced that it had entered into a definitive agreement providing for the acquisition of ALBANK. The ALBANK Acquisition is expected to be completed in the fourth quarter of 1998. See "Recent Developments," "Unaudited Pro Forma Combined Financial Statements," "Unaudited Pro Forma Per Share Data" and "Charter One Financial, Inc. and Charter One Bank, F.S.B. -- Pending Structural Change."

         Information concerning Charter One and Charter One Bank is also included in the Charter One documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

CSFC AND CSFC BANK

         CSFC, an Ohio corporation, is the holding company for CSFC Bank, an Ohio chartered savings and loan association headquartered in Cleveland, Ohio. As of June 30, 1998, CSFC had total consolidated assets of $392.9 million, deposits of $342.7 million and stockholders' equity of $30.6 million. CSFC's business has consisted primarily of the business of CSFC Bank and its subsidiaries. CSFC's executive offices are located at 1360 East Ninth Street, Cleveland, Ohio 44114 and its telephone number is (216) 771-3550.

                               THE SPECIAL MEETING

CSFC SPECIAL MEETING

         Meeting Date; Record Date. The Special Meeting is scheduled to be held at the principal office of CSFC, 1360 East Ninth Street, Cleveland, Ohio on Friday, October 16, 1998 at 9:00 a.m., local time, unless adjourned or postponed. Only holders of record of CSFC Common Stock at the close of business on September 1, 1998 (the "Record Date"), are entitled to notice of and to vote at the Special Meeting.

         Matters to be Considered. At the Special Meeting, holders of shares of CSFC Common Stock will consider and vote upon a proposal to adopt the Merger Agreement. See "-- Summary of Certain Aspects of the Merger" and "The Merger." CSFC stockholders also may consider and vote upon such other matters as are properly brought before the Special Meeting, including proposals to adjourn the Special Meeting to permit further solicitation of proxies by the CSFC Board in the event that there are not sufficient votes to approve any proposal at the time of the Special Meeting; provided, however, that no proxy which is voted against the proposal to adopt the Merger Agreement will be voted in favor of adjournment to solicit further proxies for such proposal.

         THE CSFC BOARD UNANIMOUSLY RECOMMENDS THAT CSFC STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

         Vote Required. Adoption of the Merger Agreement requires the affirmative vote of at least a majority of the voting power of CSFC. As of the Record Date, there were 33,635 shares of CSFC Common Stock entitled to be voted at the Special Meeting.

         The affirmative vote of at least a majority of the outstanding shares of CSFC Common Stock represented at the Special Meeting in person or by proxy may authorize the adjournment of the Special Meeting.

         Adoption  of the  Merger  Agreement  by the  stockholders  of CSFC is a
condition  to,  and  required  for,   consummation  of  the  Merger.   See  "The
Merger--Conditions to the Merger."

         Proxies. Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of CSFC at 1360 East Ninth Street, Cleveland, Ohio 44114 on or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of CSFC Common Stock, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

         Appraisal Rights. The OGCL provides that stockholders of CSFC who are entitled to vote on the Merger may exercise certain rights as dissenting stockholders under Section 1701.84 of the OGCL. Stockholders of CSFC will not be entitled to such rights absent strict compliance with Section 1701.85 (attached hereto as Annex C and incorporated by reference herein),and failure to take any one of the required steps may result in termination or waiver of the right of the stockholder under the OGCL. See "The Merger -- Appraisal Rights."


         Security Ownership. As of the Record Date, directors and executive officers of CSFC and their affiliates were beneficial owners of 8,208 shares, or 24.40% of the then outstanding shares, of CSFC Common Stock and certain members of their families were beneficial owners of 7,168 shares, or 21.31% of the then outstanding shares, of CSFC Common Stock. The directors and executive officers of CSFC and such family members have entered into voting agreements with Charter One (the "Charter One Voting Agreements") whereby such directors and executive officers and such family members have agreed to vote the shares of CSFC Common Stock owned or controlled by them (15,376 shares, or 45.71%, in the aggregate) for adoption of the Merger Agreement.

         As of the Record Date, Charter One, directors and executive officers of Charter One and their affiliates did not beneficially own any shares of CSFC Common Stock.

         For additional information, see "The Special Meeting."

                    SUMMARY OF CERTAIN ASPECTS OF THE MERGER

GENERAL

         The stockholders of CSFC are being asked to consider and vote upon a proposal to adopt the Merger Agreement pursuant to which, among other things, a newly-organized subsidiary of Charter One will be merged with and into CSFC. Immediately following the Merger, CSFC will be merged with and into Charter One, and CSFC Bank will be merged with and into Charter One Bank. Upon consummation of the Merger, each share of CSFC Common Stock issued and outstanding immediately prior to the Effective Time (as defined herein), other than Excluded Shares, will be converted into the right to receive shares of Charter One Common Stock, including the right to receive a corresponding number of rights associated with the Charter One Common Stock pursuant to the Rights Agreement. See "The Merger -- Merger Consideration." For a description of the rights, see "Comparison of Rights of Stockholders of Charter One Financial, Inc. and CS Financial Corporation -- Rights Agreement."

BACKGROUND  OF AND  REASONS  FOR THE  MERGER;  RECOMMENDATION  OF THE  BOARD  OF
DIRECTORS

         The CSFC Board has unanimously adopted the Merger Agreement and approved the transactions contemplated thereby and has determined that the Merger is advisable and fair to, and in the best interests of, CSFC and its stockholders. THE CSFC BOARD THEREFORE UNANIMOUSLY RECOMMENDS THAT CSFC STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING. See "The Merger -- Opinion of CSFC's Financial Advisor."

         For a discussion of the factors considered by the CSFC Board in reaching its decision to adopt the Merger Agreement and approve the transactions contemplated thereby, see "The Merger -- Background of and Reasons for the Merger."

MERGER CONSIDERATION

         The Merger Agreement provides that (after adjustment for the Charter One Stock Split) each share of CSFC Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, will be canceled and converted into 60.3538 shares of Charter One Common Stock (or
63.37149 shares as a result of the Charter One Stock Dividend), including a corresponding number of rights associated with Charter One Common Stock pursuant to the Rights Agreement.

         Subject to any changes that may result from future stock splits, stock dividends or similar transactions, the Exchange Ratio has been fixed at 60.3538. Based on the last reported sale price for Charter One Common Stock on the Nasdaq National Market on [______ __], 1998 ($[_____] per share), the value of 60.3538 shares of Charter One Common Stock as of that date would have been approximately $[____]. Subject to any changes that may result from future stock splits, stock dividends or similar transactions, the maximum number of shares of Charter One Common Stock which may be issued in connection with the Merger is 2,238,075 which would result in the existing

CSFC shareholders holding approximately 1.5% of the merged entity on a fully diluted basis (or approximately 1.2% taking into account the ALBANK Acquisition). The market value of Charter One Common Stock to be received in the Merger, however, is subject to fluctuation. Fluctuations in the market price of Charter One Common Stock could result in an increase or decrease in the value of the Merger Consideration to be received by CSFC stockholders in the Merger. An increase in the market value of Charter One Common Stock would increase the market value of the Merger Consideration to be paid in the Merger. A decrease in the market value of Charter One Common Stock would have the opposite effect. The Merger Consideration was determined through arm's- length negotiations between Charter One and CSFC. See "The Merger -- Background of and Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR

         McDonald & Company Securities, Inc. ("McDonald & Company"), has delivered a written opinion to the CSFC Board that, as of April 23, 1998, the Exchange Ratio is fair, from a financial point of view, to the holders of CSFC Common Stock. As part of its engagement, McDonald & Company is not required to subsequently reconfirm its opinion. A copy of the McDonald & Company opinion dated April 23, 1998, is attached to this Proxy Statement/Prospectus as Annex B and is incorporated by reference herein. McDonald & Company has received $175,000 to date for services rendered in connection with the Merger and will be paid additional fees upon the closing of the Merger. For information on the assumptions made, matters considered, limits of the review by McDonald & Company and compensation to McDonald & Company, see "The Merger -- Opinion of CSFC's Financial Advisor."

EFFECTIVE TIME

         The Merger shall become effective at the time and on the date the certificate of merger relating to the Merger is filed with the Secretary of State of Ohio (the "Effective Time"). Such filing will occur only after the receipt of all requisite regulatory approvals, adoption of the Merger Agreement by the requisite vote of CSFC's stockholders, and the satisfaction or waiver of all other conditions to the Merger. The Merger is expected to be completed in the fourth quarter of 1998.

EXCHANGE OF CERTIFICATES; NO FRACTIONAL SHARES

         As soon as reasonably practicable (but not later than five business days) after the Effective Time, Charter One will mail to CSFC stockholders a transmittal letter and instructions to be used in surrendering their CSFC Common Stock certificates for Charter One Common Stock certificates as calculated pursuant to the Exchange Ratio. See "The Merger -- Exchange of Certificates; Lost Certificates." No fractional shares of Charter One Common Stock will be issued in the Merger to holders of CSFC Common Stock. Each holder of CSFC Common Stock who otherwise would have been entitled to a fraction of a share of Charter One Common Stock will receive a cash payment in lieu thereof. See "The Merger -- Fractional Shares."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of CSFC's management and the CSFC Board have interests in the Merger in addition to their interests as stockholders of CSFC generally. Charter One Bank will offer employment agreements to each of the three executive officers of CSFC and will make certain lump sum payments to them in satisfaction of certain retirement benefits. In addition, COFI will agree to assume obligations of CSFC and CSFC Bank to indemnify their directors and officers against certain liabilities. See "The Merger -- Interests of Certain Persons in the Merger."

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains customary representations and warranties of Charter One and Charter One Bank on the one hand, and CSFC and CSFC Bank on the other hand. See "The Merger -- Representations and Warranties."

CONDITIONS TO THE MERGER

         The respective obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain conditions specified in the Merger Agreement, including, among other things, the receipt of the requisite regulatory and stockholder approvals, the accuracy of the representations and warranties contained therein, the performance of all obligations imposed thereby, the receipt by Charter One and CSFC of certain opinions and the satisfaction of certain other conditions. See "The Merger -- Conditions to the Merger."

REGULATORY APPROVALS

         Consummation of the Merger is subject to the approval of the Office of Thrift Supervision (the "OTS") and the Ohio Division of Financial Institutions (the "Division"). Charter One filed an application for approval of the Merger with the OTS on June 5, 1998 and the Division on June 9, 1998. Although Charter One anticipates receiving approval of the OTS and the Division in the third quarter of 1998, there can be no assurance as to the timing of such approvals or that they will be obtained.

         The Merger may not be consummated for a period of 30 days after receipt of the OTS's final approval, unless the OTS has not received any adverse comment from the United States Department of Justice (the "Department of Justice") during the first 15 days following final approval, in which case the Merger may be consummated on or after the 15th day after final approval by the OTS. See "The Merger -- Regulatory Approvals."

AMENDMENT; TERMINATION

         Subject to applicable law, the Merger Agreement may be amended by action of the Board of Directors of Charter One ("Charter One Board") and CSFC Board at any time before or after adoption of the Merger Agreement by the stockholders of CSFC; provided that, after such adoption, no amendment may change the value or form of the Merger Consideration to be received by CSFC stockholders without the approval of the CSFC stockholders. See "The Merger -- Amendment; Termination; Liabilities and Remedies for Breach."

         The Merger Agreement may be terminated at any time prior to the Effective Time either (A) by mutual consent of the Charter One Board and the CSFC Board in writing, (B) by either party if, among other things, (i) the required regulatory approvals are not obtained; (ii) the Merger is not consummated by December 31, 1998; (iii) the other party has materially breached any representation, warranty, covenant or agreement set forth in the Merger Agreement and has failed to, or cannot, cure in a timely manner such breach after receiving written notice of such breach, or (iv) any event occurs which renders impossible the satisfaction in any material respect of one or more of the conditions to the other party's obligations to effect the Merger, or (C) by CSFC if the

Final COFI Share Price (as defined below) is less than $26.80 (after adjustment for the Charter One Stock Split) (or less than $25.52 as a result of the Charter One Stock Dividend). The "Final COFI Share Price" means the average of the closing prices per share of Charter One Common Stock reported on the Nasdaq National Market during the 20 consecutive trading days ending on the fifth business day prior to the date of the scheduled Merger closing. If the Final COFI Share Price is less than $26.80 (or less than $25.52 as a result of the Charter One Stock Dividend), the CSFC Board will determine whether or not to terminate the Merger Agreement. The CSFC Board does not intend to resolicit proxies from holders of CSFC Common Stock in such circumstances.

         In the event that the Merger Agreement is terminated by a party solely by reason of a material breach by the other party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, then the non-breaching party is entitled to seek such remedies and relief as are available at law or in equity, including specific performance against the breaching party. See "The Merger -- Amendment; Termination; Liabilities and Remedies for Breach."

CONDUCT OF BUSINESS PENDING THE MERGER

         CSFC and CSFC Bank have agreed to certain covenants with respect to the conduct of their businesses and other matters pending the closing of the Merger. CSFC has agreed to conduct its activities in the ordinary and usual course of business, unless an exception is consented to by Charter One. Both parties will use all reasonable efforts to preserve intact their material business organization, assets and existing relationships. Neither party will take any action which will materially impair the consummation of the Merger. In general, CSFC has agreed to limit its activities to its ordinary course of business consistent with past practice, except with the consent of Charter One. See "The Merger -- Conduct of Business Pending the Merger."

ACCOUNTING TREATMENT

         It is intended that the Merger will be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles. It is a condition to the Merger that Charter One receive a letter from Deloitte & Touche LLP to the effect that the Merger will qualify for pooling of interests accounting treatment. Accordingly, upon consummation of the Merger, CSFC's results of operations will be included in Charter One's consolidated results of operations for periods both before and after the Effective Time. See "The Merger -- Accounting Treatment" and "-- Conditions to the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         It is a condition to the obligations of Charter One and CSFC to consummate the Merger that they have received an opinion of Silver, Freedman & Taff, L.L.P. to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that Charter One and CSFC will each be a party to a reorganization. It is expected that for federal income tax purposes no gain or loss will be recognized as a result of the Merger by Charter One or CSFC or any CSFC stockholder upon receipt solely of Charter One Common Stock in the Merger (except with respect to cash received by a CSFC stockholder in lieu of a fractional share interest in Charter One Common Stock). CSFC stockholders are urged to consult their tax advisors concerning the specific tax consequences to them of the Merger, including the applicability and effect of various state, local and foreign tax laws. See "The Merger -- Certain Federal Income Tax Consequences of the Merger" and "-- Conditions to the Merger."

EFFECTS OF THE MERGER ON STOCKHOLDERS

         As a result of the Merger, holders of CSFC Common Stock who receive shares of Charter One Common Stock in the Merger will become stockholders of Charter One. For a comparison of applicable law and the corporate charters and bylaws of Charter One and CSFC governing the rights of Charter One and CSFC stockholders, see "Comparison of Rights of Stockholders of Charter One Financial, Inc. and CS Financial Corporation."

                             CERTAIN RELATED MATTERS

THE CORPORATE MERGER

         It is anticipated that the Merger will be followed immediately by the merger of CSFC (as the surviving corporation in the Merger) with and into Charter One (the "Corporate Merger").

THE BANK MERGER

         It is anticipated that immediately following the Corporate Merger, CSFC Bank will be merged with and into Charter One Bank (the "Bank Merger").

                               RECENT DEVELOPMENTS

         On June 15, 1998, Charter One, Charter Michigan and ALBANK entered into an Agreement and Plan of Merger (the "ALBANK Merger Agreement"), which provides for the ALBANK Acquisition. Consummation of the ALBANK Acquisition is subject to customary conditions, including, among other things, (i) the approval of the ALBANK Merger Agreement by a majority of the outstanding shares of ALBANK common stock entitled to vote on the matter, (ii) the approval of the issuance of shares of Charter One Common Stock in connection with the ALBANK Acquisition by a majority of the shares of Charter One Common Stock actually voted on the matter at the special meeting of stockholders, and (iii) receipt of regulatory approvals. Completion of the ALBANK Acquisition is expected in the fourth quarter of 1998.

         Upon consummation of the ALBANK Acquisition, each of the issued and outstanding shares of ALBANK common stock (other than treasury shares of ALBANK) will be canceled and converted into 2.16 shares (or 2.268 shares as a result of the Charter One Stock Dividend) of Charter One Common Stock, including a corresponding number of rights associated with Charter One Common Stock pursuant to the Rights Agreement. Assuming consummation of the ALBANK Acquisition, approximately 30 million shares (as adjusted for the Charter One Stock Dividend) of Charter One Common Stock will be issued to acquire ALBANK.

         ALBANK, a Delaware corporation, is the holding company for ALBANK, FSB, a federal savings bank, and ALBANK Commercial, a New York chartered commercial bank, each with its headquarters in Albany, New York. At June 30, 1998, ALBANK had total consolidated assets of $4.1 billion, deposits of $3.5 billion and stockholders' equity of $379.4 million. ALBANK's executive offices are located at 10 Pearl Street, Albany, New York 12207. ALBANK's telephone number is (518) 445-2100.

         Charter One continues to explore other opportunities to acquire financial institutions and other financial services-related businesses in order to expand the scope of its services and its customer base. Discussions are continually being carried on relating to such acquisitions. It is not presently known whether, or on what terms, such discussions will result in further acquisitions. It is the policy of Charter One not to comment on such discussions or possible acquisitions until a definitive agreement has been reached.

                COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION


         Charter  One  Common  Stock is traded  on the  Nasdaq  National  Market
(symbol: COFI). Although CSFC Common Stock, which is held of record by fewer than 120 shareholders, is not traded on any national exchange or the Nasdaq Stock Market, the price for shares of CSFC Common Stock is quoted on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. ("NASD"). The following table sets forth the reported high and low sales prices of shares of Charter One Common Stock, as reported on the Nasdaq National Market, the high and low sales price for CSFC Common Stock on the OTC Bulletin Board as reported by the NASD and the cash dividends per share declared and paid by Charter One and paid by CSFC, respectively, for the periods indicated. The stock prices and dividend amounts have been restated to give effect to stock splits and stock dividends (including the Charter One Stock Split and the Charter One Stock Dividend). The stock prices do not include retail mark-ups, mark-downs or commissions.



                                                 Charter One                                CSFC
                                                 Common Stock                           Common Stock
                                    ------------------------------------------------------------------------------------------------
                                                               Dividends
                                                               Declared                                Dividends
                                        High         Low       and Paid       High         Low           Paid
                                    ------------------------------------------------------------------------------------------------

1996 FISCAL YEAR
  First Quarter.....................        $15.23      $12.31        $0.09    $   ---     $   ---   $  3.00 special,
                                                                                                        1.50 regular
  Second Quarter....................         16.42       13.30         0.10        346.00     346.00    1.50
  Third Quarter.....................         18.40       14.52         0.10        355.00     355.00    1.50
  Fourth Quarter....................         20.30       17.30         0.105       ---         ---      1.50

1997 FISCAL YEAR

  First Quarter.....................         22.73        18.66        0.105       ---         ---      4.00 special,
                                                                                                         1.50 regular
  Second Quarter....................         24.50        19.16        0.11        ---         ---      1.50
  Third Quarter.....................         27.90        23.36        0.11        630.00     380.00    1.50
  Fourth Quarter....................         30.48        25.77        0.12      1,000.00     600.00    1.60

1998 FISCAL YEAR

  First Quarter.....................         32.44        22.86        0.12      1,000.00     775.00   10.00 special,
                                                                                                         2.00 regular
  Second Quarter....................         34.89        28.57        0.13      1,835.00   1,600.00    2.00 regular
  Third Quarter.....................         34.17        26.43        0.13        ---         ---      2.00 regular
   (through August 20, 1998)


         Nothing contained in the Merger Agreement will preclude CSFC from declaring and paying (x) its regular quarterly cash dividend on CSFC Common Stock of not more than $2.00 per share in a manner, on dates and with respect to record dates consistent with past practice (except for the payment of the last dividend prior to consummation of the Merger which will be coordinated with, and subject to the prior approval of, Charter One, to preclude any duplication of dividends); and (y) a special cash dividend consistent with past practice in an amount not to exceed the product of (A) $8.00 multiplied by (B) the fraction of which the denominator is 12 and the numerator is the number of full calendar months of 1998 (and any partial month consisting of at least 15 calendar days in 1998) prior to the Effective Time. The special dividend shall be payable on or about the Merger closing date. CSFC shall not declare or pay any other dividends or make any other capital distribution with respect to capital without the prior written consent of Charter One. The CSFC Board is under no obligation to pay dividends on CSFC Common Stock.

         The timing and amount of the future dividends of Charter One will depend upon earnings, cash requirements, Charter One's financial condition and other factors deemed relevant by the Charter One Board. Dividends may also be limited by certain regulatory restrictions. The Charter One Board has not yet determined the dividend policy of Charter One after completion of the Merger.

         The following table sets forth the last reported sale prices per share of Charter One Common Stock and the equivalent per share price for CSFC Common Stock giving effect to the Merger on (i) April 22, 1998, the last trading day preceding public announcement of the signing of the Merger Agreement; and (ii) [_______ __], 1998, the last practicable date prior to the mailing of this Proxy Statement/Prospectus. The most recent trade of CSFC Common Stock known to management was made on May 21, 1998 at $1,835 per share.


                                 Charter One             Equivalent Price per
                                Common Stock               CSFC Share (1)
                                ------------            ---------------------


April 22, 1998.............       $34.64                      $2,195.19
[_______ __], 1998.........       $[_____]                    $[__.__]

---------------



(1) The equivalent price per CSFC share at each specified date represents the closing market price of a share of Charter One Common Stock on that date (adjusted for the Charter One Stock Split and the Charter One Stock Dividend) multiplied by the Exchange Ratio of 63.37149.

         As of August 15, 1998, the 127,213,076 outstanding shares of Charter One Common Stock (adjusted for the Charter One Stock Dividend) were held by approximately 11,445 record owners, and as of the Record Date, the 33,635 outstanding shares of CSFC Common Stock were held by approximately 116 record owners.

         CSFC stockholders are advised to obtain current market quotations for Charter One Common Stock. The market price of Charter One Common Stock may fluctuate between the date of this Proxy Statement/Prospectus and the date of the Special Meeting and between such date and the Effective Time. Fluctuations in the market price of Charter One Common Stock will result in an increase or decrease in the value of the Merger Consideration to be received by holders of CSFC Common Stock in the Merger. An increase in the market value of Charter One Common Stock will increase the market value of the Merger Consideration to be received in the Merger. A decrease in the market value of Charter One Common Stock will have the opposite effect. The market value of the Merger Consideration at the time of the Merger will depend upon the market value of a share of Charter One Common Stock at such time. No assurance can be given concerning the market price of Charter One Common Stock before or after the Effective Time. See "The Merger -- Merger Consideration."

                       SELECTED CONSOLIDATED FINANCIAL AND
                    OTHER DATA OF CHARTER ONE FINANCIAL, INC.

                                             AT AND FOR THE SIX
                                            MONTHS ENDED JUNE 30,              AT AND FOR THE YEAR ENDED DECEMBER 31,
                                        ------------------------------ ----------------------------------------------
                                               1998            1997           1997          1996(1)
                                        -----------------------------------------------------------------------------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

OPERATING DATA(2):
  Interest income......................   $   723,938        $667,777     $1,377,687     $1,293,883
  Interest expense.....................       439,790         407,691        850,724        785,323
                                          -----------        --------   ------------    -----------
      Net interest income .............       284,148         260,086        526,963        508,560
  Provision for loan and lease losses..        10,156           9,625         40,861         17,549
                                          -----------        --------   ------------    -----------
      Net interest income after provision
         for loan and lease losses.....       273,992         250,461        486,102        491,011
Other income:
  Net (loss) gain......................         8,374             617        (3,074)          1,753
  Other................................        79,535          64,936        113,885        114,484
  Administrative expenses..............       163,856         155,005        373,930        357,193
                                          -----------        --------    -----------    -----------
  Income before income taxes and
     extraordinary item................       198,045         161,009        222,983        250,055
  Income taxes.........................        66,151          54,138         71,847         82,628
                                          -----------       ---------    -----------    -----------
  Income before extraordinary item ....       131,894         106,871        151,136        167,427
  Extraordinary item - early extinguish-
     ment of debt, net of tax benefit..           ---             ---         (2,727)           ---
                                          -----------        --------- --------------    -----------
      Net income.......................      $131,894        $106,871    $   148,409    $   167,427
                                             ========        ========    ===========    ===========
PER SHARE DATA(3):
Basic earnings per share:
  Income before extraordinary item ....   $      0.98     $      0.81           1.14    $      1.26
  Extraordinary item - early extinguish-
     ment of debt, net of tax benefit..           ---             ---           (.02)           ---
                                          -----------    ------------------------------ ------------
      Net income ......................   $      0.98     $      0.81    $      1.12    $      1.26
                                          ===========    ==========================================
Diluted earnings per share:
  Income before extraordinary item.....   $      0.95     $      0.79    $      1.11    $      1.20
  Extraordinary item - early extinguish-
     ment of debt......................           ---           ---            (.02)             --
                                          ------------------------------------------- -------------
     Net income........................   $      0.95     $      0.79    $      1.09    $      1.20
                                          ============   ==========================================
Cash dividends declared and paid per
   common share(4).....................   $      0.25     $      0.22    $      0.45    $      0.39
Book value per share..............        $     11.04            9.59    $     10.27    $      9.35

FINANCIAL CONDITION:
  Total assets.........................   $19,813,254     $18,645,237    $19,760,265    $17,885,562




                                                  AT AND FOR THE YEAR ENDED DECEMBER 31,
                                             ----------------------------------------------
                                                   1995(1)        1994(1)         1993(1)
                                             ----------------------------------------------
                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

OPERATING DATA(2):
  Interest income......................      $  1,356,831    $ 1,262,829     $ 1,331,566
  Interest expense.....................           918,804        825,532         914,101
                                             ------------    -----------     -----------
      Net interest income .............           438,027        437,297         417,465
  Provision for loan and lease losses..             8,664         19,044          20,580
                                             ------------    -----------     -----------
      Net interest income after provision
         for loan and lease losses.....           429,363        418,253         396,885
Other income:
  Net (loss) gain......................           (93,527)      (116,736)          8,991
  Other................................            90,343         82,409          96,426
  Administrative expenses..............           322,637        305,502         404,794
                                             ------------    -----------     -----------
  Income before income taxes and
     extraordinary item................           103,542         78,424          97,508
  Income taxes.........................            31,757         18,485          52,534
                                             ------------    ------------    -----------
  Income before extraordinary item ....            71,785         59,939          44,974
  Extraordinary item - early extinguish-
     ment of debt, net of tax benefit..               ---        (12,348)            ---
                                             ------------    -----------     -----------
      Net income.......................      $     71,785    $    47,591     $    44,974
                                             ============    ===========     ===========
PER SHARE DATA(3):
Basic earnings per share:
  Income before extraordinary item ....      $       0.50    $      0.41     $      0.32
  Extraordinary item - early extinguish
    ment of debt, net of tax benefit...               ---          (0.10)            ---
                                             ------------    -----------     -----------
      Net income ......................      $       0.50    $      0.31     $      0.32
                                             ============    ===========     ===========
Diluted earnings per share:
  Income before extraordinary item.....              0.50    $      0.42     $      0.32
  Extraordinary item - early extinguish-
     ment of debt......................               ---          (0.10)            ---
                                             ------------    ------------    -----------
     Net income........................      $       0.50    $      0.32     $      0.32
                                             ============    ===========     ===========
Cash dividends declared and paid per
   common share(4).....................      $       0.32    $      0.25     $      0.18
Book value per share...................      $       9.52    $      8.86     $      9.14

FINANCIAL CONDITION:
  Total assets.........................      $ 17,450,299    $17,948,222     $18,636,766

                                             AT AND FOR THE SIX
                                            MONTHS ENDED JUNE 30,              AT AND FOR THE YEAR ENDED DECEMBER 31,
                                        ------------------------------ ----------------------------------------------
                                               1998            1997           1997          1996(1)
                                        -----------------------------------------------------------------------------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  Mortgage-backed securities...........     5,374,578       5,939,437      5,285,482      6,359,463
  Investment securities...............         30,759         362,324        582,589        246,060
  Loans and leases, net................    13,299,606      11,253,493     12,701,805     10,118,066
  Deposits.............................    10,907,379      10,101,067     10,219,200     10,209,847
  FHLB advances and other borrowings...     7,075,835       6,789,377      7,696,825      6,063,145
  Stockholders' equity.................     1,479,382       1,288,081      1,376,889      1,245,587

OTHER PERIOD-END DATA:
  Number of full service offices.......           225             220            220            207
  Number of loan origination offices...            39              43             37             49

SELECTED RATIOS(2):
  Net yield on average interest-earning
     assets for the period.............          2.99%           2.97%          2.93%          3.02%
  Return on average stockholders' equity        18.32           16.74          11.28          13.25
  Return on average assets.............          1.33            1.18           0.79           0.96
  Average stockholders' equity to average
     assets............................          7.28            7.03           7.04           7.22




                                                  AT AND FOR THE YEAR ENDED DECEMBER 31,
                                             ----------------------------------------------
                                                   1995(1)        1994(1)         1993(1)
                                             ----------------------------------------------
                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


  Mortgage-backed securities...........         6,794,491      7,915,186       7,872,284
  Investment securities...............            409,880        473,038         435,258
  Loans and leases, net................         8,649,620      8,449,525       9,111,694
  Deposits.............................         9,235,461      9,165,967       9,970,224
  FHLB advances and other borrowings...         6,431,124      7,220,534       6,888,456
  Stockholders' equity.................         1,260,763      1,170,670       1,214,551

OTHER PERIOD-END DATA:
  Number of full service offices.......               189            187             214
  Number of loan origination offices...                56             48              43

SELECTED RATIOS(2):
  Net yield on average interest-earning
     assets for the period.............              2.48%          2.50%           2.40%
  Return on average stockholders' equity             5.85           4.08            3.88
  Return on average assets.............              0.39           0.26            0.25
  Average stockholders' equity to average
     assets............................              6.71           6.42            6.32



-------------------------------

(1)  As restated  for  applicable  mergers and  acquisitions.  See Note 2 to the
     Charter  One  1997  Consolidated   Financial  Statements   incorporated  by
     reference herein.

(2) Due to the effect of acquisitions, amounts are not necessarily indicative of future results.



(3) Restated to reflect the two-for-one Charter One Stock Split which was paid as of May 20, 1998 to stockholders of record on May 6, 1998 (the "Stock Split") and the 5% Charter One Stock Dividend to be paid September 30, 1998 to shareholders of record on September 14, 1998.



(4) Dividends are historical per share amounts declared and paid by Charter One, as adjusted for stock splits and stock dividends. No adjustment has been made for mergers accounted for as a pooling of interests.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
                           OF CS FINANCIAL CORPORATION

                                            At and For the Six
                                          Months Ended June 30,                 At and For the Year Ended December 31,
                                      -----------------------------------------------------------------------------------------
                                           1998           1997           1997           1996
                                      -----------------------------------------------------------------------------------------
                                                                               (Dollars in thousands, except per share data)

SUMMARY OF OPERATIONS:
  Interest income.....................     $   14,224      $  13,190        $27,233        $25,835
  Interest expenses...................          8,691          8,152         16,834         15,332
  Provision for loan losses...........             13            224            232            160
  Nonoperating income.................            910            657          1,458            713
  General and administrative expenses(1)        4,252          3,801          7,767          9,481
  Provision for income taxes..........            742            564          1,296            517
                                           ----------   ------------       --------       --------
    Net income........................     $    1,436     $    1,106        $ 2,562        $ 1,058
                                           ==========     ==========        =======        =======
PER SHARE DATA:
  Net income
    Basic.............................     $    42.68     $    32.89       $  76.16       $  31.46
    Diluted...........................          42.68          32.89          76.16          31.46
  Stockholders' equity................         909.65         841.27         870.94         811.39
  Tangible stockholders' equity.......         909.65         841.27         870.94         811.39
  Cash dividend declared..............           4.00           3.00          16.60          10.00
  Dividend payout ratio...............          9.37%          9.12%         21.80%         31.78%

FINANCIAL CONDITION:
  Total assets........................       $392,877       $369,647       $378,650       $352,825
  Net loans...........................        334,122        326,474        335,493        313,283
  Cash and investments................         34,900         20,911         21,015         16,914
  Mortgage-backed securities..........            760          1,133            940          1,343
  Deposits............................        342,748        318,015        326,713        293,593
  Borrowed money......................         14,660         17,763         17,063         25,950
  Stockholders' equity................         30,596         28,296         29,294         27,291
  Amount of loans serviced for
     others...........................          1,034          1,254          1,112          1,396
  Number of offices...................              8              8              8              8

SELECTED RATIOS:
  Return on average assets............          0.74%          0.61%          0.70%          0.30%
  Return on average equity............           9.59           7.96           9.05           3.93
  Average equity to average assets....           7.76           7.69           7.74           7.69
  Weighted-average yield on interest
     earning assets...................           7.71           7.62           7.75           7.74
  Weighted-average cost on interest
     bearing liabilities..............           5.07           5.03           5.05           4.96
  Interest rate spread................           2.64           2.59           2.70           2.78
  Net interest margin.................           3.02           2.93           2.99           3.13
  Stockholders' equity to total assets           7.79           7.65           7.74           7.74




                                            At and for the Year Ended December 31,
                                      -------------------------------------------------
                                              1995            1994           1993
                                      -------------------------------------------------
                                         (Dollars in thousands, except per share data)

SUMMARY OF OPERATIONS:
  Interest income.....................        $23,255        $19,747        $21,430
  Interest expenses...................         14,636         10,219         10,484
  Provision for loan losses...........             96            115            157
  Nonoperating income.................          (248)            345          (304)
  General and administrative expenses(1)        7,041          7,482          7,488
  Provision for income taxes..........            397            735            778
                                             --------      ---------      ---------
    Net income........................        $   837        $ 1,541        $ 2,219
                                              =======        =======        =======
PER SHARE DATA:
  Net income
    Basic.............................       $  24.90       $  45.81      $   65.98
    Diluted...........................          24.90          45.81          65.98
  Stockholders' equity................         789.92         774.04         740.22
  Tangible stockholders' equity.......         789.92         774.04         740.22
  Cash dividend declared..............           9.00          12.00          11.85
  Dividend payout ratio...............          36.15%         26.19%         17.96%

FINANCIAL CONDITION:
  Total assets........................       $347,337       $311,126       $299,710
  Net loans...........................        308,910        274,533        244,245
  Cash and investments................         21,396         16,519         34,510
  Mortgage-backed securities..........          1,754          2,198          2,895
  Deposits............................        275,025        241,095        240,232
  Borrowed money......................         36,333         33,812         24,050
  Stockholders' equity................         26,569         26,035         24,897
  Amount of loans serviced for
     others...........................          1,783          2,061          2,434
  Number of offices...................              7              7              7

SELECTED RATIOS:
  Return on average assets............           0.25%          0.50%          0.72%
  Return on average equity............           3.18           6.05           9.25
  Average equity to average assets....           7.99           8.34           7.84
  Weighted-average yield on interest
     earning assets...................           7.33           6.89           7.31
  Weighted-average cost on interest
     bearing liabilities..............           5.01           3.87           3.85
  Interest rate spread................           2.32           3.02           3.46
  Net interest margin.................           2.73           3.28           3.76
  Stockholders' equity to total assets           7.65           8.37           8.31



------------------------

(1) The year 1996 was significantly affected by the one-time, nonrecurring charge associated with the recapitalization of the Savings Association Insurance Fund ("SAIF"), which, after tax, totaled $1.1 million or $31.93 per share. Excluding this nonrecurring SAIF assessment, earnings for the year ended December 31, 1996 were $2.1 million or $63.40 per share. Excluding the nonrecurring SAIF assessment, 1996 earnings produced a return on average assets of 0.61% and a return on average equity of 7.76%.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


         The following Unaudited Pro Forma Combined Statement of Financial Condition as of June 30, 1998 combines the historical consolidated statements of financial condition of Charter One and its subsidiaries, CSFC and its subsidiaries and ALBANK and its subsidiaries as if Charter One had consummated the ALBANK Acquisition and the Merger effective on June 30, 1998, after giving effect to certain pro forma adjustments described in the accompanying notes. The following Unaudited Pro Forma Combined Statements of Income for the six-month periods ended June 30, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1997 present the combined historical results of operations of Charter One and its subsidiaries, CSFC and its subsidiaries and ALBANK and its subsidiaries as if Charter One had consummated the ALBANK Acquisition and the Merger effective as of the beginning of the periods indicated. Charter One's, CSFC's and ALBANK's fiscal years end on December 31. Pro forma per share amounts are based on an Exchange Ratio of 2.268 shares of Charter One Common Stock for each share of ALBANK Common Stock, and 63.37149 shares of Charter One Common Stock for each share of CSFC Common Stock. As a result of the Charter One Stock Dividend, the pro forma per share amounts will adjust and will be based upon an Exchange Ratio of 2.268 shares of Charter One Common Stock for each share of ALBANK Common Stock, and 63.37149 shares of Charter One Common Stock of each share of CSFC Common Stock. See "Recent Developments." The ALBANK Acquisition and the Merger are expected to close in the fourth quarter of 1998.


         The  Unaudited  Pro Forma  Combined  Financial  Statements  and related footnotes account for the ALBANK Acquisition and the Merger using the "pooling-of-interests" method of accounting. Under the pooling-of-interests method of accounting, the recorded assets, liabilities, stockholders' equity, income and expenses of Charter One, CSFC and ALBANK are combined and recorded at their historical cost-based amounts, except as noted below and in the footnotes.

         The Unaudited Pro Forma Combined Financial Statements are intended for informational purposes and are not necessarily indicative of the future consolidated financial position or future results of operations of the entity resulting from the combination of Charter One, ALBANK and CSFC or the consolidated financial position or results of operations of the combined entity that would have been achieved had the ALBANK Acquisition and the Merger been consummated as of the date or at the beginning of the periods presented. The Unaudited Pro Forma Combined Statements of Income do not reflect the cost to effect the ALBANK Acquisition and the Merger and to combine operations of
Charter One, ALBANK and CSFC, or any expected cost savings therefrom. These Unaudited Pro Forma Combined Financial Statements should be read in conjunction with, and are qualified in their entirety by, the separate historical consolidated financial statements and notes thereto of Charter One and ALBANK, which are incorporated by reference herein through the incorporation by reference herein of the July 22, 1998 8-K and the August 18, 1998 8-K (see "Incorporation of Certain Documents by Reference"), and the separate historical consolidated financial statements and notes thereto of CSFC included herewith (see "Index to Financial Statements of CS Financial Corporation").

          UNAUDITED PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION


                                                                     June 30, 1998
                                             ----------------------------------------------------------


                                                                                         Combined
                                                                                        Pro Forma
                                              Charter One      CSFC        Pro Forma   Amounts for
                                              as Reported   as Reported   Adjustments   the Merger
                                             ------------- ------------- ------------- -------------
                                                                          (Dollars in thousands)

Assets:
Cash and cash equivalents...................   $   183,683      $  34,133  $   ---      $   217,816
Investment securities:
  Available for sale, at fair value.........        30,759            ---      ---           30,759
  Held to maturity..........................           ---            755      ---              755
Mortgage-backed securities:
  Available for sale, at fair value.........     1,974,801            ---      ---        1,974,801
  Held to maturity..........................     3,399,777            749      ---        3,400,526
Loans and leases, net.......................    13,072,147        332,867      ---       13,405,014
Loans held for sale.........................       227,459            ---      ---          227,459
FHLB stock..................................       374,098          3,419      ---          377,517
Premises and equipment......................       159,060         15,296      ---          174,356
Accrued interest receivable.................        99,301          1,278      ---          100,579
Real estate and other collateral owned......        13,708            156      ---           13,864
Loans servicing assets......................        72,576            ---      ---           72,576
Goodwill....................................        86,782            ---      ---           86,782
Other assets................................       119,103          4,224      ---          123,327
                                               -----------      ---------   --------    -----------
    Total assets............................   $19,813,254      $ 392,877      ---      $20,206,131
                                               ===========      =========   ========    ===========

Liabilities and Stockholders' Equity:
Liabilities:
Deposits....................................   $10,907,379       $342,744  $    ---     $11,250,123
Federal Home Loan Bank advances.............     5,036,901         14,660       ---       5,051,561
Reverse repurchase agreements                    1,799,846            ---       ---       1,799,846
Other borrowings............................       239,088            ---       ---         239,088
Advance payments by borrowers for
    taxes and insurance.....................        61,856          2,317       ---          64,173
Accrued interest payable....................        51,633             82       ---          51,715
Accrued expenses and other liabilities......       237,169          2,478       ---         239,647
                                               ------------    ----------  ------------ -----------
    Total liabilities.......................   $18,333,872       $362,281  $    ---     $18,696,153
                                               -----------       --------  -----------  -----------
Corporation-obligated mandatorily
   redeemable capital securities of
   subsidiary trust.........................   $       ---      $     ---  $    ---     $       ---
Stockholders' equity:
Common stock and paid-in capital............   $   707,454      $     355  $ (3,089)(3) $   704,720
Retained earnings...........................       793,469         33,330       ---         826,799
Treasury stock..............................       (53,526)        (3,089)    3,089 (3)     (53,526)
Borrowings of employee investment and
   stock ownership plan.....................
                                                    (1,943)           ---        ---         (1,943)
Accumulated other comprehensive income......        33,928            ---        ---         33,928
                                               -----------      ---------  ----------   -----------
    Total stockholders' equity..............     1,479,382         30,596         ---     1,509,978
                                               -----------      ---------  ----------   -----------
    Total liabilities and stockholders' equity $19,813,254      $ 392,877  $      ---   $20,206,131
                                               ===========      =========  ==========   ===========


                                                             June 30, 1998
                                             ------------------------------------------------



                                                                                  Pro Forma
                                                                                 Should Both
                                                ALBANK         Pro Forma          Mergers be
                                              as Reported     Adjustments        Consummated
                                              ------------   -------------       ------------
                                                       (Dollars in thousands)

Assets:
Cash and cash equivalents...................    $  209,393    $ (53,000)(1)     $   374,209
Investment securities:
  Available for sale, at fair value.........       328,257          ---             359,016
  Held to maturity..........................        77,123          ---              77,878
Mortgage-backed securities:
  Available for sale, at fair value.........       391,550          ---           2,366,351
  Held to maturity..........................        16,978          ---           3,417,504
Loans and leases, net.......................     2,836,062          ---          16,241,076
Loans held for sale.........................           ---          ---             227,459
FHLB stock..................................        25,864          ---             403,381
Premises and equipment......................        56,005      (12,500)(1)         217,861
Accrued interest receivable.................        27,149          ---             127,728
Real estate and other collateral owned......         5,207          ---              19,071
Loans servicing assets......................           481          ---              73,057
Goodwill....................................        79,027          ---             165,809
Other assets................................        77,772       20,500(2)          221,599
                                                ----------    ---------         -----------
    Total assets............................    $4,130,868    $ (45,000)        $24,291,999
                                                ==========    =========         ===========

Liabilities and Stockholders' Equity:
Liabilities:
Deposits....................................    $3,505,324    $     ---         $14,755,447
Federal Home Loan Bank advances.............        62,061          ---           5,113,622
Reverse repurchase agreements                          ---          ---           1,799,846
Other borrowings............................        26,105          ---             265,193
Advance payments by borrowers for
    taxes and insurance.....................        25,154          ---              89,327
Accrued interest payable....................         1,159          ---              52,874
Accrued expenses and other liabilities......        81,620          ---             321,267
                                                ----------    ---------         -----------
    Total liabilities.......................    $3,701,423    $     ---         $22,397,576
                                                ----------    ---------         -----------

                                                                  June 30, 1998
                                                  ------------------------------------------------


                                                                                       Pro Forma
                                                                                      Should Both
                                                     ALBANK         Pro Forma          Mergers be
                                                   as Reported     Adjustments        Consummated
                                                   ------------   -------------       ------------
                                                            (Dollars in thousands)


Corporation-obligated mandatorily
   redeemable capital securities of
   subsidiary trust.........................         50,000       $    ---             $   50,000
Stockholders' equity:
Common stock and paid-in capital............    $   184,705       $(66,289)(3)         $   823,136
Retained earnings...........................        258,222        (45,000)(4)           1,040,021
Treasury stock..............................        (66,289)        66,289 (3)             (53,526)
Borrowings of employee investment and
   stock ownership plan.....................
                                                     (4,785)           ---                  (6,728)


Accumulated other comprehensive income......          7,592            ---                  41,520
                                                -----------         ---------             -----------
    Total stockholders' equity.............         379,445        (45,000)(4)           1,844,423
                                                -----------         ---------             -----------
    Total liabilities and stockholders' equity  $ 4,130,868       $(45,000)            $24,291,999
                                                ===========         =========             ===========


--------------

       See "Notes to Unaudited Pro Forma Combined Statement of Condition."

          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF CONDITION


(1) Transaction costs of the ALBANK Acquisition (primarily investment banker and other professional fees) and costs to combine operations are expected to be in the range of $40.0 million to $50.0 million after tax. Unaudited Pro Forma Combined Statements of Income do not reflect these charges. The Unaudited Pro Forma Combined Statement of Financial Condition reflects these charges at the mid-point of the expected pretax range ($65.5 million). It is anticipated that these charges will be incurred and recognized prior to December 31, 1998. In addition, it is anticipated that cash charges will be substantially paid-out by the end of 1998 or early 1999. The following table provides details of the estimated charges by type of cost:




                                                                 EXPECTED PRE-TAX            EXPECTED AFTER-TAX
                         TYPE OF COST                                  RANGE                        RANGE
Transaction Costs                                             $13  to     $16 million      $11  to    $13 million
Costs to combine operations:
    Severance and other employee termination costs            $26  to     $34 million      $17  to    $22 million
    Duplicative systems and facilities costs                  $11  to     $14 million      $ 7  to    $ 9 million
    Other costs incidental to the merger                      $ 8  to     $ 9 million      $ 5  to    $ 6 million
                                                              ---         ---              ---        ---
       Total                                                  $58  to     $73 million      $40  to    $50 million

(2) Represents the expected income tax benefit associated with the pro forma adjustments.

(3)  Elimination of CFSC's and ALBANK's treasury shares.

(4) Represents the after-tax effect of the pro forma adjustments, as described in note (1) above, using a Federal income tax rate of 35%.

                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME


                                                                       For the Six Months Ended June 30, 1998
                                                 -----------------------------------------------------------------------------------


                                                                                      Combined                        Pro Forma
                                                                                      Pro Forma                      Should Both
                                                   Charter One         CSFC          Amounts for       ALBANK        Mergers be
                                                   as Reported     as Reported       the Merger      as Reported     Consummated
                                                 ---------------  ---------------  -------------    --------------  -------------
                                                             (Dollars and shares in thousands, except per share amounts)


Interest income..................................     $723,938      $14,224         $738,162         $145,164         $883,326
Interest expense.................................      439,790        8,691          448,481           71,737          520,218
                                                     ---------        -----         --------          -------       ----------
    Net interest income..........................      284,148        5,533          289,681           73,427          363,108
Provision for loan and lease losses..............       10,156           13           10,169            3,600           13,769
                                                   -----------    ---------        ---------        ---------      -----------
Net interest income after provision for loan
   and lease losses..............................      273,992        5,520          279,512           69,827          349,339
Net gain on sales................................        8,374          ---            8,374              258            8,632
Other income.....................................       79,535          910           80,445           10,176           90,621
Other expenses...................................      163,856        4,252          168,108           48,965          217,073
                                                    ----------        -----         --------          -------         --------
Income before income taxes.......................      198,045        2,178          200,223           31,296          231,519
Provision for income taxes.......................       66,151          742           66,893           11,214           78,107
                                                    ----------       ------        ---------        ---------       ----------

                                                                       For the Six Months Ended June 30, 1998
                                                 ----------------------------------------------------------------------------------




                                                                                      Combined                        Pro Forma
                                                                                      Pro Forma                      Should Both
                                                   Charter One         CSFC          Amounts for       ALBANK        Mergers be
                                                   as Reported     as Reported       the Merger      as Reported     Consummated
                                                 ---------------  ---------------  -------------    --------------  -------------
                                                             (Dollars and shares in thousands, except per share amounts)

Net income.......................................     $131,894       $1,436         $133,330         $ 20,082         $153,412
                                                      ========       ======         ========         ========         ========


Earnings per share:
  Basic..........................................  $      0.98       $42.68       $     0.98        $    1.56      $      0.93
                                                   ===========       ======       ==========        =========      ===========
  Diluted........................................  $      0.95       $42.68       $     0.95        $    1.46      $      0.89
                                                   ===========       ======       ==========        =========      ===========

Weighted average shares:

  Basic..........................................      134,406           34          136,538           12,890          165,771
                                                       =======           ==          =======           ======          =======
  Diluted........................................      138,551           34          140,683           13,771          171,916
                                                       =======           ==          =======           ======          =======

                                                                        For the Six Months Ended June 30, 1997
                                                  ----------------------------------------------------------------------------------
                                                                                       Combined                          Pro Forma
                                                                                       Pro Forma                        Should Both
                                                    Charter One         CSFC          Amounts for        ALBANK          Mergers be
                                                    as Reported      as Reported      the Merger       as Reported      Consummated
                                                  --------------  ---------------  ---------------  ----------------  --------------
                                                              (Dollars and shares in thousands, except per share amounts)

Interest income................................... $ 667,777        $13,190         $680,967          $    130,048       $  811,015
Interest expense..................................   407,691          8,152          415,843                63,562          479,405
                                                   ---------          -----         --------          ------------       ----------
  Net interest income.............................   260,086          5,038          265,124                66,486          331,610
Provision for loan and lease losses...............     9,625            224            9,849                 3,600           13,449
                                                   ---------         ------         --------          ------------       ----------
Net interest income after provision for loan
 and lease losses.................................   250,461          4,814          255,275                62,886          318,161
Net gain on sales.................................       617            ---              617                   375              992
Other income......................................    64,936            657           65,593                 6,391           71,984
Other expenses....................................   155,005          3,801          158,806                40,012          198,818
                                                   ---------          -----         --------          ------------       ----------
Income before income taxes........................   161,009          1,670          162,679                29,640          192,319
Provision for income taxes........................    54,138            564           54,702                10,882           65,584
                                                   ---------        -------         --------          ------------       ----------
Net income........................................ $ 106,871        $ 1,106         $107,977          $     18,758       $  126,735
                                                   =========        =======         ========          ============       ==========

Earnings per share:


                                                                        For the Six Months Ended June 30, 1997
                                                  ----------------------------------------------------------------------------------


                                                                                       Combined                          Pro Forma
                                                                                       Pro Forma                        Should Both
                                                    Charter One         CSFC          Amounts for        ALBANK          Mergers be
                                                    as Reported      as Reported      the Merger       as Reported      Consummated
                                                  --------------  ---------------  ---------------  ----------------  --------------
                                                              (Dollars and shares in thousands, except per share amounts)

  Basic...........................................$       0.81        $32.89          $    0.81   $         1.48   $         0.78
                                                  ============        ======          =========   ==============   ==============
  Diluted.........................................$       0.79        $32.89          $    0.79   $         1.37   $         0.75
                                                  ============        ======          =========   ==============   ==============
Weighted average shares:
  Basic...........................................     131,473            34            133,605           12,703          162,414
                                                       =======            ==            =======           ======          =======
  Diluted.........................................     135,031            34            137,162           13,665          168,154
                                                       =======            ==            =======           ======          =======

                                                                              For the Year Ended December 31, 1997
                                                 ------------------------------------------------------------------------------

                                                                                      Combined                        Pro Forma
                                                                                      Pro Forma                      Should Both
                                                   Charter One          CSFC         Amounts for        ALBANK       Mergers be
                                                   as Reported      as Reported      the Merger      as Reported    Consummated
                                                 --------------- ---------------- -----------------  ------------ --------------
                                                             (Dollars and shares in thousands, except per share amounts)

Interest income................................  $ 1,377,687          $27,233       $1,404,920    $    269,176   $    1,674,096
Interest expense...............................      850,724           16,834          867,558         132,430          999,988
                                                 -----------          -------       ----------    ------------   --------------
  Net interest income..........................      526,963           10,399          537,362         136,746          674,108
Provision for loan and lease losses............       40,861              232           41,093           7,200           48,293
                                                 -----------          -------       ----------    ------------   --------------
Net interest income after provision for loan
 and lease losses..............................      486,102           10,167          496,269         129,546          625,815
Net gain (loss) on sales.......................      (3,074)               58          (3,016)             682          (2,334)
Other income...................................      113,885            1,400          115,285          13,584          128,869
Merger expenses................................       60,617              ---           60,617             ---           60,617
Other expenses.................................      313,313            7,767          321,080          84,390          405,470
                                                 -----------          -------       ----------    ------------   --------------
Income before income taxes.....................      222,983            3,858          226,841          59,422          286,263
Provision for income taxes.....................       71,847            1,296           73,143          15,998           89,141
                                                 -----------          -------       ----------    ------------   --------------
Net income before extraordinary item...........  $   151,136          $ 2,562       $  153,698    $     43,424   $      197,122
                                                 ===========          =======       ==========    ============   ==============
Earnings per share before extraordinary item:
  Basic........................................  $      1.14          $ 76.16       $     1.14    $       3.41   $         1.21
                                                 ===========          =======       ==========    ============   ==============
  Diluted......................................  $      1.11          $ 76.16       $     1.11    $       3.17   $         1.17
                                                 ===========          =======       ==========    ============   ==============
Weighted average shares:
  Basic........................................      132,241               34          134,372          12,746          163,280
                                                     =======               ==          =======          ======          =======
  Diluted......................................      135,986               34          138,117          13,700          169,189
                                                     =======               ==          =======          ======          =======


                                                                            For the Year Ended December 31, 1996
                                                       -----------------------------------------------------------------------------

                                                                                          Combined                       Pro Forma
                                                                                         Pro Forma                      Should Both
                                                       Charter One         CSFC         Amounts for        ALBANK       Mergers be
                                                       as Reported     as Reported       the Merger      as Reported    Consummated
                                                       -----------------------------------------------------------------------------
                                                                (Dollars and shares in thousands, except per share amounts)


Interest income........................................ $  1,293,883     $25,835       $1,319,718      $   248,526     $  1,568,244
Interest expense.......................................      785,323      15,332          800,655          122,885          923,540
                                                       -------------     -------       ----------      -----------     ------------
  Net interest income..................................      508,560      10,503          519,063          125,641          644,704
Provision for loan and lease losses....................       17,549         160           17,709            5,775           23,484
                                                       -------------     -------       ----------      -----------     ------------
Net interest income after provision for loan
 and lease losses......................................      491,011      10,343          501,354          119,866          621,220
Net gain on sales......................................        1,753           1            1,754              712            2,466
Other income...........................................      114,484         712          115,196           11,442          126,638
Federal deposit insurance special assessment...........       56,258       1,627           57,885           10,397           68,282
Other expenses.........................................      300,935       7,854          308,789           79,906          388,695
                                                       -------------     -------       ----------      -----------     ------------
Income before income taxes.............................      250,055       1,575          251,630           41,717          293,347
Provision for income taxes.............................       82,628         517           83,145           15,510           98,655
                                                       -------------     -------       ----------      -----------     ------------
Net income.............................................$     167,427      $1,058         $168,485      $    26,207     $    194,692
                                                       =============     =======       ==========      ===========     ============
Earnings per share:
  Basic................................................$        1.26      $31.46       $     1.24      $      1.99     $       1.18
                                                       =============     =======       ==========      ===========     ============
  Diluted..............................................$        1.20      $31.46       $     1.19      $      1.87     $       1.12
                                                       $============     =======       ==========      ===========     ============
Weighted average shares:
  Basic................................................      131,195          34          133,326           13,146          163,142
                                                             =======          ==          =======           ======          =======
  Diluted..............................................      139,956          34          142,088           14,048          173,949
                                                             =======          ==          =======           ======          =======



                                                                          For the Year Ended December 31, 1995
                                                    --------------------------------------------------------------------------------

                                                                                        Combined                         Pro Forma
                                                                                        Pro Forma                       Should Both
                                                     Charter One          CSFC         Amounts for        ALBANK        Mergers be
                                                     as Reported      as Reported      the Merger      as Reported      Consummated
                                                    --------------------------------------------------------------------------------
                                                               (Dollars and shares in thousands, except per share amounts)

Interest income.....................................   $  1,356,831      $23,255       $1,380,086     $   212,502     $  1,592,588
Interest expense....................................        918,804       14,636          933,440         104,015        1,037,455
                                                       ------------      -------       ----------     -----------     ------------
  Net interest income...............................        438,027        8,619          446,646         108,487          555,133
Provision for loan and lease losses.................          8,664           96            8,760           4,500           13,260
                                                       ------------      -------       ----------     -----------     ------------
Net interest income after provision for loan
 and lease losses...................................        429,363        8,523          437,886         103,987          541,873
Net gain (loss) on sales............................       (93,527)           34         (93,493)           (836)         (94,329)
Other income........................................         90,343        (282)           90,061          10,284          100,345
Merger expenses.....................................         37,528          ---           37,528             ---           37,528
Other expenses......................................        285,109        7,041          292,150          65,804          357,954
                                                       ------------      -------       ----------     -----------     ------------
Income before income taxes..........................        103,542        1,234          104,776          47,631          152,407
Provision for income taxes..........................         31,757          397           32,154          18,348           50,502
                                                       ------------      --- ---       ----------     -----------     ------------
Net income..........................................   $     71,785      $   837          $72,622     $    29,283     $    101,905
                                                       ============      =======       ==========     ===========     ============
Earnings per share:
  Basic.............................................   $       0.50     $  24.90       $     0.50     $      2.08     $       0.58
                                                       ============      =======       ==========     ===========     ============
  Diluted...........................................   $       0.50      $ 24.90       $     0.49     $      1.96     $       0.56
                                                       ============      =======       ==========     ===========     ============
Weighted average shares:
  Basic.............................................        132,100           34          134,232          14,047          166,089
                                                            =======           ==          =======          ======          =======
  Diluted...........................................        144,615           34          146,746          14,957          180,669
                                                            =======           ==          =======          ======          =======

                       UNAUDITED PRO FORMA PER SHARE DATA

         The following table presents selected per share data for Charter One, CSFC and ALBANK on an historical and a pro forma basis as if Charter One had consummated the ALBANK Acquisition and the Merger effective as of the dates or at the beginning of each of the periods indicated. The ALBANK Acquisition and the Merger are expected to close in the fourth quarter of 1998. The ALBANK Acquisition and the Merger are expected to be accounted for under the
"pooling-of-interests" method of accounting and the unaudited pro forma financial data is derived in accordance with such method.

         The information shown below should be read in conjunction with the historical consolidated financial statements of Charter One and ALBANK and related notes thereto, which are incorporated by reference herein through the incorporation by reference herein of the July 22, 1998 8-K and the August 18, 1998 8-K (see "Incorporation of Certain Documents by Reference"), the unaudited pro forma financial data included herein and the separate historical consolidated financial statements and notes thereto of CSFC included herewith (see "Index to Financial Statements of CS Financial Corporation"). See "Incorporation of Certain Documents by Reference" and " Unaudited Pro Forma Combined Financial Statements -- Notes to Unaudited Pro Forma Combined Financial Statements" for a description of assumptions and adjustments used in preparing the unaudited pro forma financial data. Charter One's, CSFC's and ALBANK's fiscal years end December 31. The pro forma per share data (which has not been adjusted to reflect the Charter One Stock Dividend) has been included for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if the ALBANK Acquisition and the Merger been effected at the beginning of the periods or on the dates indicated, as applicable, or of those results that may be obtained in the future.

                                                                                 Combined Pro  Pro Forma                 Pro Forma
                                                                                   Forma        CSFC                    Should Both
                                                  Charter One         CSFC       Amounts for  Equivalent     ALBANK      Mergers be
                                                  as Reported      as Reported    the Merger    Shares    as Reported   Consummated
                                                ------------------------------------------------------------------------------------

Book value per share at:
  June 30, 1998..............................           $11.04     $909.65          $11.09     $702.79        $28.70      $11.10(3)
  December 31, 1997..........................            10.27      870.94           10.32      653.99         27.86       10.67(3)

Shares outstanding at:
  June 30, 1998..............................      134,016,326      33,635     136,147,826                 13,222,104 166,135,558(5)
  December 31, 1997..........................      134,082,558      33,635     136,214,058                 12,906,845 165,486,782(5)

Cash dividends declared per common share for:
  Six months Ended June 30, 1998.............            $0.25       $4.00           $0.25     $ 15.84(1)       $0.39      $35.93(4)
  Six Months Ended June 30, 1997.............             0.22        3.00            0.22       13.94(1)        0.30       31.62(4)
  Year Ended December 31, 1997...............             0.45       16.60            0.45       28.52(1)        0.66       64.68(4)
  Year Ended December 31, 1996...............             0.39       10.00            0.39       24.71(1)        0.51       56.04(4)
  Year Ended December 31, 1995...............             0.32        9.00            0.32       20.28(1)        0.40       46.00(4)

Basic earnings per share before extraordinary
 item for:
 Six months Ended June 30, 1998..............            $0.98      $42.68           $0.98      $62.10(2)       $1.56       $0.93
 Six months Ended June 30, 1997..............             0.81       32.89            0.81       51.33(2)        1.48        0.78
 Year Ended December 31, 1997................             1.14       76.16            1.14       72.24(2)        3.41        1.21
 Year Ended December 31, 1996................             1.26       31.46            1.24       78.58(2)        1.99        1.18
 Year Ended December 31, 1995................             0.50       24.90            0.50       31.69(2)        2.08        0.59

Diluted earnings per share before extraordinary
 item for:
 Six months Ended June 30, 1998..............            $0.95      $42.68           $0.95      $60.20(2)       $1.46       $0.89
 Six months Ended June 30, 1997..............             0.79       32.89            0.79       50.06(2)        1.37        0.75
 Year Ended December 31, 1997................             1.11       76.16            1.11       70.34(2)        3.17        1.17
 Year Ended December 31, 1996................             1.20       31.46            1.19       75.41(2)        1.87        1.12
 Year Ended December 31, 1995................             0.50       24.90            0.49       31.05(2)        1.96        0.57


-------------------------


(1) Amounts reflect cash dividends declared per common share for "Charter One as Reported" multiplied by the Exchange Ratio of 63.37149.

(2) Represents "Combined Pro Forma Amounts for the Merger" multiplied by the Exchange Ratio of 63.37149.

(3) Represents the pro forma combined stockholders' equity for Charter One, CSFC, and ALBANK divided by the pro forma outstanding common shares of the combined entity should both mergers be consummated.

(4) Represents "Pro Forma CSFC Equivalent Shares" multiplied by the ALBANK exchange ratio of 2.268.

(5) Represents "Combined Pro Forma Amounts for the Merger" plus the product of "ALBANK as Reported" and the ALBANK Exchange Ratio of 2.268.

                               THE SPECIAL MEETING

         This Proxy Statement/Prospectus and the accompanying proxy card are being furnished to the stockholders of CSFC in connection with the solicitation of proxies by the CSFC Board for use at the Special Meeting and at any adjournment or postponement thereof.

TIME AND DATE; RECORD DATE

         The Special Meeting will be held at the principal office of CSFC, 1360 East Ninth Street, Cleveland, Ohio on Friday, October 16, 1998 at 9:00 a.m., local time. This Proxy Statement/Prospectus is being sent to holders of record of CSFC Common Stock as of the Record Date, and is accompanied by a proxy card which the CSFC Board requests that stockholders execute and return to CSFC for use at the Special Meeting and at any and all adjournments or postponements thereof.

         The CSFC Board has fixed the Record Date as of the close of business on September 1, 1998 as the time for determining holders of CSFC Common Stock who are entitled to notice of and to vote at the Special Meeting. Only holders of record of CSFC Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were outstanding and entitled to vote at the Special Meeting 33,635 shares of CSFC Common Stock.

MATTERS TO BE CONSIDERED

         At the Special Meeting, holders of CSFC Common Stock will consider and vote upon a proposal to adopt the Merger Agreement. Holders of CSFC Common Stock also may consider and vote upon such other matters as are properly brought before the Special Meeting, including proposals to adjourn the Special Meeting to permit further solicitation of proxies by the CSFC Board in the event that there are not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting; provided, however, that no proxy which is voted against the adoption of the Merger Agreement will be voted in favor of adjournment to solicit further proxies for such proposal. As of the date hereof, the CSFC Board knows of no business that will be presented for consideration at the Special Meeting, other than the matters described in this Proxy Statement/Prospectus.

         THE CSFC BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

VOTING RIGHTS; VOTE REQUIRED

         Each holder of record of CSFC Common Stock on the Record Date will be entitled to cast one vote for each share registered in his/ her, or its name on each matter presented for a vote of the stockholders at the Special Meeting. Such vote may be exercised in person or by a properly executed proxy. See "-- Proxies and Proxy Solicitation" below. Approval of the Merger Agreement at the Special Meeting will require the affirmative vote of the holders of a majority of the outstanding shares of CSFC Common Stock entitled to vote at the Special Meeting. For purposes of counting votes on this proposal, failures to vote, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will have the same effect as votes against the Merger Agreement. Adoption of the Merger Agreement by the stockholders of CSFC is a condition to, and required for, consummation of the Merger. See "The Merger -- Conditions to the Merger."

         The affirmative vote of a majority of shares represented at the Special Meeting may authorize the adjournment of the meeting.

         As of the Record Date, directors and executive officers of CSFC and their affiliates were beneficial owners of 8,220 shares, or 24.41% of the then outstanding shares, of CSFC Common Stock and certain members of their families were beneficial owners of 7,168 shares, or 21.31% of the then outstanding shares, of CSFC Common Stock. The directors and executive officers of CSFC and such family members have entered into the Charter One Voting Agreements whereby such directors and executive officers and such family members have agreed to vote the shares of CSFC Common Stock owned or controlled by them (15,376 shares, or 45.71%, in the aggregate) for adoption of the Merger Agreement. See "CS Financial Corporation and the Cuyahoga Savings Association-- Beneficial Ownership of Certain Persons."

         As of the Record Date, Charter One, Charter One's directors and executive officers and their affiliates did not own any shares of CSFC Common Stock.

PROXIES AND PROXY SOLICITATION

         If a CSFC stockholder properly executes and returns a proxy in the form distributed by CSFC, the proxies named will vote the shares represented by that proxy at the Special Meeting. Where a stockholder specifies a choice, the proxy will be voted in accordance with the stockholder's specification. If no specific direction is given, the proxies will vote the shares in favor of adoption of the Merger Agreement. If other matters are presented, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

         The affirmative vote of a majority of the shares represented at the Special Meeting may authorize the adjournment of the Special Meeting; provided, however, that no proxy which is voted against the Merger Agreement will be voted in favor of adjournment to solicit further proxies for such proposal.

         Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of CSFC at 1360 East Ninth Street, Cleveland, Ohio 44114, on or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of CSFC Common Stock or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

         In addition to solicitation by mail, directors, officers, and employees of CSFC, who will not be specifically compensated for such services, may solicit proxies from the stockholders of CSFC, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. CSFC will bear its own expenses in connection with the solicitation of proxies for the Special Meeting. See "The Merger--Expenses."

         HOLDERS OF CSFC COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND TO RETURN IT PROMPTLY TO CSFC IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                           CHARTER ONE FINANCIAL, INC.
                          AND CHARTER ONE BANK, F.S.B.

GENERAL

         Charter One is a Delaware corporation organized in 1987 for the purpose of becoming a holding company and owning all of the outstanding common stock of Charter One Bank in connection with Charter One Bank's 1988 conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank. In 1996, Charter One formed a new subsidiary, Charter Michigan, headquartered in Michigan. Charter One remains a unitary savings institution holding company which, under existing laws, has very few restrictions on permissible types of business activities. Charter One's business has consisted primarily of the business of Charter One Bank and its subsidiaries. The executive offices of Charter One are located at 1215 Superior Avenue, Cleveland, Ohio 44114, and the telephone number is (216) 566-5300.

         Charter One Bank, chartered in 1934 as The First Federal Savings and Loan Association of Cleveland, was the first federally chartered savings and loan association in Ohio. In 1982, Charter One Bank converted to a federally chartered savings bank, changing its name to The First Federal Savings Bank and, in 1992, changed its name once again, to Charter One Bank, F.S.B.

         On October 3, 1997, Charter One combined with RCSB Financial, Inc. ("Rochester") in a strategic alliance (the "Rochester Merger"). Rochester's principal subsidiary, Rochester Community Savings Bank, was merged with and into Charter One Bank. Moreover, Charter One acquired First Nationwide's 21 branch offices, located in the Detroit Metropolitan area, and Haverfield Corporation ("Haverfield") in 1996 and 1997, respectively.

         On June 15, 1998, Charter One announced that it had entered into a definitive agreement providing for the acquisition of ALBANK. See "Recent Developments" and "Unaudited Pro Forma Combined Financial Information."


         Headquartered in Cleveland, Ohio, as of June 30, 1998, Charter One Bank operated through 225 banking offices: 103 in Ohio, 84 in Michigan (under the name First Federal of Michigan), and 38 in Western New York (under the name Rochester Community Savings Bank). The market areas served by Charter One Bank include approximately 41% of the population of Ohio, 51% of Michigan, and 12% of New York. In addition to the banking offices, Charter One has 39 loan production offices, including offices outside the market areas of its banking offices.

         Charter One Bank and the other subsidiaries of Charter One are engaged in a variety of financial services businesses. In addition to the general business of attracting deposits and making real estate and other loans, Charter One is engaged in mortgage banking, automobile lending, equipment leasing, data processing, real estate appraisal, and retail brokerage services. Charter One's earnings are affected by general economic and competitive conditions, changes in market interest rates, conditions in the real estate market, government policies and the actions of federal and state regulatory authorities.

         Charter One Bank is a member of the Federal Home Loan Bank ("FHLB") of Cincinnati, which is a member of the FHLB System, and its deposits are insured up to prescribed limits by the Federal Deposit Insurance Corporation ("FDIC"). Charter One Bank is subject to comprehensive examination, supervision and regulation by its primary regulator, the OTS, and the FDIC.

         For additional information, see "Selected Consolidated Financial and Other Data of Charter One Financial, Inc." Additional information concerning Charter One, Charter Michigan and Charter One Bank also is included in the Charter One documents incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

PENDING STRUCTURAL CHANGE

         In connection with the ALBANK Acquisition, Charter One has submitted an application to the Board of Governors of the Federal Reserve System (the "FRB") to become a bank holding company (the "Holding Company Conversion"). Upon becoming a bank holding company, Charter One will deregister with the OTS as a savings and loan holding company. No assurance can be given whether the application submitted to the FRB will be approved, or, if approved, whether the Holding Company Conversion will be consummated. Set forth below is a summary of certain aspects of the regulation of bank holding companies.

         GENERAL. Bank holding companies, are subject to comprehensive regulation by the FRB under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and the regulations of the FRB. As a bank holding company, Charter One will be required to file reports with the FRB and such additional information as the FRB may require, and will be subject to regular inspections by the FRB. The FRB also has extensive enforcement authority over bank holding companies, including, among others things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations as well as unsafe or unsound practices.

         Under FRB policy, a bank holding company must serve as a source of strength for its subsidiary banks. Under this policy the FRB may require, and has required in the past, bank holding companies to contribute additional capital to undercapitalized subsidiary banks.

         Under the BHCA, a bank holding company must obtain FRB approval before:
(i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

         As a savings and loan holding company, Charter One is generally nor subject to any activity restrictions, but as a bank holding company it will be subject to restrictive activity limitations imposed on bank holding companies. The BHCA prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by FRB regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the FRB includes, among other things, operating a savings institution (such as Charter One Bank), mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. The scope of permissible activities may be expanded from time to time by the FRB, and proposals to expand such activities are pending. Such activities may also be affected by federal legislation.

         INTERSTATE BANKING AND BRANCHING. In 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act") was enacted to ease restrictions on interstate banking. Effective September 29, 1995, the Riegle-Neal Act allows the FRB to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The FRB may not approve the acquisition of a bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The Riegle-Neal Act also prohibits the FRB from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. The Riegle-Neal Act does not affect the authority of states to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit contained in the Riegle-Neal Act.

         Additionally, effective June 1, 1997, the federal banking agencies were authorized to approve interstate merger transactions without regard to whether such transaction is prohibited by the law of any state, unless the home state of one of the banks opts out of the Riegle-Neal Act by adopting a law after the date of enactment of the Riegle-Neal Act and prior to June 1, 1997 which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches will be permitted only if the law of the state in which the branch is located permits such acquisitions. Interstate mergers and branch acquisitions will also be subject to the nationwide and statewide insured deposit concentration amounts described above.
                                       33

         The Riegle-Neal Act authorizes the Office of the Comptroller of the Currency (the "OCC") and the FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The Riegle-Neal Act also required the appropriate federal banking agencies to prescribe regulations by June 1, 1997 which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production. These regulations were required to include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state reasonably help to meet the credit needs of the communities which they serve.

         As a federal thrift institution, Charter One Bank, subject to certain conditions, has nationwide branching authority regardless of any state law.

         DIVIDENDS. The FRB has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the FRB's view that a bank holding company should pay cash dividends only to the extent that its net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the holding company's capital needs, asset quality and overall financial condition. The FRB also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the FRB, the FRB may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized."

         Bank holding companies are required to give the FRB prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of their consolidated net worth. The FRB may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, FRB order, or any condition imposed by, or written agreement with, the FRB. This notification requirement does not apply to any company that meets the "well-capitalized" standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues.

         CAPITAL REQUIREMENTS. The FRB has established capital requirements for bank holding companies that generally parallel the capital requirements for national banks and federal thrift institutions. As a savings and loan holding company, Charter One is not subject to any minimum capital requirements.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

         At the effective time of the ALBANK Acquisition, Herbert G. Chorbajian, the current Chairman, President and Chief Executive Officer of ALBANK, will be appointed to the Charter One Board to serve for a term expiring at Charter One's annual meeting held in April 1999. Mr. Chorbajian will serve as a Vice Chairman of the Charter One Board. Karen R. Hitchcock (who is currently a director of ALBANK) will be appointed to the Charter One Board to serve for a term expiring at Charter One's annual meeting scheduled to be held in April 2000 and, Charter One has also agreed to take all reasonable steps, within 12 months of the effective time, subject to OTS approval, to cause John J. Nigro (who is currently a director of ALBANK) to be elected to the Charter One Board.

BENEFICIAL OWNERSHIP OF CERTAIN PERSONS

         Persons and groups owning in excess of 5% of Charter One Common Stock are required to file certain reports regarding such ownership with Charter One and the Commission. Charter One's directors and executive officers are also required to file certain reports regarding their ownership of Charter One Common Stock with the Commission. Copies of those reports must also be furnished to Charter One. A person is considered the beneficial owner of Charter One Common Stock with respect to which such person has or shares voting or investment power or has the right to acquire ownership at any time within 60 days, including, without limitation, through the exercise of a stock option, warrant or right, or the conversion of a security. The following table sets forth, as of August 15, 1998, the Charter One Common Stock beneficially owned by persons or groups owning in excess of 5% of the Charter One Common Stock (adjusted to reflect the Charter One Stock Split).

                                                                                               Percent of Shares
                                                                      Amount and Nature         of Charter One
                                                                        of Beneficial            Common Stock
              Name and Address of Beneficial Owner                        Ownership               Outstanding
----------------------------------------------------------------  ------------------------- ----------------------

FMR Corporation                                                         8,060,280(1)                 6.20%
82 Devonshire Street
Boston, MA 02109



------------------

(1) According to the Schedule 13G/A filed by the reporting party on February 9, 1998, the reporting party had sole power to vote 679,304 shares (after adjustment for the Charter One Stock Split) and no shares as to which shared voting could be exercised. The reporting party has sole power to dispose of all 8,060,280 shares (after adjustment for the Charter One Stock Split).

         The following table sets forth information, as of August 15, 1998, of the shares of Charter One Common Stock beneficially owned by directors of Charter One individually, by the five most highly compensated executive officers of Charter One, including the Chief Executive Officer, individually, and by executive officers and directors of Charter One as a group. Ownership information is based upon information furnished by the respective individuals.

                                                                                                                  PERCENT OF
                                                                                         AMOUNT AND               SHARES OF
                                                                                         NATURE OF               CHARTER ONE
                                     NAME OF                                             BENEFICIAL              COMMON STOCK
                                 BENEFICIAL OWNER                                  OWNERSHIP (1)(2)(3)(4)        OUTSTANDING
         ---------------------------------------------------------------          --------------------------------------------------

Charles John Koch, Chairman of the Board, President and Chief Executive Officer                893,076 (5)            *

Mark D. Grossi, Director and Executive Vice President                                          483,422 (6)            *

John D. Koch, Director and Executive Vice President                                            529,616 (7)            *

Richard W. Neu, Director, Executive Vice President and Chief Financial Officer                 608,534 (8)            *

Robert J. Vana, Senior Vice President, Chief Corporate Counsel and Secretary                   227,562 (9)            *

Eugene B. Carroll, Sr., Director                                                                    24,372            *

Phillip W. Fisher, Director                                                                  1,440,805(10)          1.13%

Denise M. Fugo, Director                                                                            13,546            *

Charles M. Heidel, Director                                                                     12,460(11)            *

Charles F. Ipavec, Director                                                                        206,048            *

Philip J. Meathe, Director                                                                      36,178(12)            *

Michael P. Morley, Director                                                                      8,224(13)            *

Henry R. Nolte, Jr., Director                                                                   17,638(14)            *

Ronald F. Poe, Director                                                                         14,964(15)            *

Victor A. Ptak, Director                                                                        28,656(16)            *

Melvin J. Rachel, Director                                                                             600            *

Jerome L. Schostak, Director                                                                 3,288,240(17)          2.58%

Mark Shaevsky, Director                                                                         66,996(18)            *

Leonard S. Simon, Director                                                                     532,602(19)            *

John P. Tierney, Director                                                                        5,960(20)            *

Eresteen R. Williams, Director                                                                   6,614(21)            *

All executive officers and directors as a group (22 persons)                                 8,687,291(22)          6.70%

------------------

*        Does not exceed 1%

 (1) Shares held under the Charter One Bank employee savings plan and the Charter One ESOP are reported as of December 31, 1997.

 (2) Assumes exercise of stock options held by beneficial owner exercisable within 60 days.

 (3) Included are shares owned directly or indirectly through a trust or corporation or by spouses and minor children, as to which the beneficial owner exercises sole voting and dispositive power, except as otherwise noted herein.

 (4)     For the  executive  officers,  included  are shares  allocated  to such
         executive   officers   under  the  Charter  One  ESOP,  as  well  as  a
         proportionate share of the unallocated  shares,  which are deemed to be beneficially  owned  by  the  executive  officers  as a  result  of the executive  officers'  ability  to direct the  trustee's  voting of such shares through the vote of the executive officers' allocated shares.

 (5) Included are 364,536 shares Mr. Charles John Koch has the right to purchase pursuant to stock options exercisable within 60 days.

 (6) Included are 206,536 shares Mr. Grossi has the right to purchase pursuant to stock options exercisable within 60 days.

 (7) Included are 238,146 shares Mr. John D. Koch has the right to purchase pursuant to stock options exercisable within 60 days.

 (8) Included are 579,578 shares Mr. Neu has the right to purchase pursuant to stock options exercisable within 60 days.

 (9) Included are 112,454 shares Mr. Vana has the right to purchase pursuant to stock options exercisable within 60 days.

(10) Included are 1,128,438 shares owned by Martinique Hotel, Inc., a personal holding company as to which Mr. Fisher serves as a director and is a shareholder.

(11) Included are 6,614 shares Mr. Heidel has the right to purchase pursuant to stock options exercisable within 60 days.

(12) Included are 6,614 shares Mr. Meathe has the right to purchase pursuant to stock options exercisable within 60 days.

(13) Included are 3,824 shares Mr. Morley has the right to purchase pursuant to stock options exercisable within 60 days.

(14) Included are 6,614 shares Mr. Nolte has the right to purchase pursuant to stock options exercisable within 60 days.

(15) Included are 7,648 shares Mr. Poe has the right to purchase pursuant to stock options exercisable within 60 days.

(16) Included are 9,922 shares Mr. Ptak has the right to purchase pursuant to stock options exercisable within 60 days.

(17) Included are 6,614 shares Mr. Schostak has the right to purchase pursuant to stock options exercisable within 60 days.

(18) Included are 6,614 shares Mr. Shaevsky has the right to purchase pursuant to stock options exercisable within 60 days.

(19) Included are 256,132 shares Mr. Simon has the right to purchase pursuant to stock options exercisable within 60 days.

(20) Included are 1,912 shares Mr. Tierney has the right to purchase pursuant to stock options exercisable within 60 days.

(21) Included are 6,614 shares Ms. Williams has the right to purchase pursuant to stock options exercisable within 60 days.

(22) Included are 2,018,983 shares the directors and executive officers as a group have the right to purchase pursuant to stock options exercisable within 60 days.

          CS FINANCIAL CORPORATION AND THE CUYAHOGA SAVINGS ASSOCIATION

GENERAL

         CSFC is a unitary savings and loan holding company that was organized under the laws of the State of Ohio in 1973. CSFC's primary operating subsidiary is CSFC Bank, which was originally organized in 1892 as an Ohio-chartered savings and loan association under the name of "The Cuyahoga Building and Loan Company." CSFC is headquartered in Cleveland, Ohio and operates eight full service banking offices in Cuyahoga County, Ohio and one loan production office in Mentor, Ohio. CSFC's principal executive offices are located at 1360 East Ninth Street, Cleveland, Ohio 44114. CSFC's telephone number is (216) 771-3550.

         CSFC Bank is principally engaged in the business of attracting deposits from the general public and using such deposits, together with borrowings and other funds, to make loans secured by real estate. CSFC Bank's income is derived predominantly from interest on loans and investments and, to a lesser extent, non-interest income. CSFC Bank's earnings are affected by general economic and competitive conditions, changes in market interest rates, conditions in the real estate market, government policies and the actions of federal and state regulatory authorities. See "Business of CS Financial Corporation."

         CSFC Bank is a member of the FHLB of Cincinnati, which is a member of the FHLB System, and its deposits are insured up to prescribed limits by the FDIC. CSFC Bank is subject to comprehensive examination, supervision and regulation by its primary regulator, the Division, the OTS, and by the FDIC. See "Supervision and Regulation of CS Financial Corporation and the Cuyahoga Savings Association."

         See "Selected Consolidated Financial and Other Data of CS Financial Corporation" and "Business of CS Financial Corporation."

BENEFICIAL OWNERSHIP OF CERTAIN PERSONS

         For purposes of the following table, a person is considered the beneficial owner of CSFC Common Stock with respect to which such person has or shares voting or investment power or has the right to acquire voting or investment power at any time within 60 days, including, without limitation, through the exercise of a stock option, warrant or right, or the conversion of a security. The following table sets forth, as of the Record Date, the CSFC Common Stock beneficially owned by (i) each person or group owning in excess of 5% of the CSFC Common Stock, (ii) each director of CSFC, and (iii) all directors and executive officers of CSFC as a group.

              Name and Address of                  Number of Shares Beneficially          Percent of CSFC
               Beneficial Owner                     Owned as of the Record Date             Common Stock
------------------------------------------------------------------------------------------------------------------------------------

                      PERSONS AND GROUPS OWNING IN EXCESS OF 5% OF CSFC CORPORATION STOCK

William R. Bryan                                                              6,397 (1)                      19.02%
80 S. Franklin St.
Chagrin Falls, OH 44022

Nancy Bryan Fischer                                                           3,558(2)                       10.58
801 Holly Ridge
Houston, TX 77024

Betsy Bryan Hegyes                                                            3,610(3)                       10.73
22599 Byron East
Shaker Heights, OH  44122

John P. McGinty, Trustee FBO                                                  2,391(4)                        7.11
John P. McGinty Trust Dated 11/13/97
1039 Kirtland Lane
Lakewood, OH 44107

Thomas A. Quintrell                                                           1,950                           5.80
1100 Huntington Bldg.
925 Euclid Avenue
Cleveland, OH 44115

                                       DIRECTORS AND EXECUTIVE OFFICERS

William R. Bryan, Chairman,                                  6,397(1)                          19.02%
President & Chief Executive Officer

Robert I. Madow, Director                                     338(5)                            1.00

Carlton B. Schnell, Director                                  409(6)                            1.22

James Vickers, Director                                        23(7)                             *

Dr. Ralph Alfidi, Director                                      119                               *

Sandra L. Myers, Executive Officer                            386(8)                            1.15

David Y. Wilcox, Executive Officer                              536                             1.59
                                                               ----                            -----

Directors and Executive Officers                               8,208                           24.40
                                                               =====                           =====
  as a Group (seven persons)

--------------------------
* Percentage of shares beneficially owned is less than 1%.

(1) Includes 1,395 shares held solely in the name of William R. Bryan and 2,522 shares held solely in the name of Mary E. Bryan, wife of William R. Bryan. Also includes 2,480 shares held by their children over which William R. Bryan holds power of attorney over the following shares with respect to the
     Merger: 495 shares in the name of Heidi Kathleen Bryan, 495 shares in the name Jeffrey Jason Bryan, 495 shares in the name of Nancy Irene Bryan, 495 shares in the name of Rebecca Conaway Bryan, Tracy Ann Bryan, Custodian, and 500 shares in the name of Tracy Ann Bryan. Mr. William R. Bryan is the Chairman, President and Chief Executive Officer of CSFC.

(2) Includes 2,358 shares held solely in the name of Nancy Bryan Fischer (sister of William R. Bryan) and 1,200 shares held solely in the name of Ronald Peter Fischer, husband of Nancy Bryan Fischer. William R. Bryan holds a power of attorney over these shares with respect to the Merger. Excludes 52 shares held by their adult children.
(3) Betsy Bryan Hegyes has granted to William R. Bryan a power of attorney over all of her shares with respect to the Merger.
(4)  Includes 2,256 shares held in the name of John P. McGinty, Trustee FBO John
     P. McGinty Trust Dated 11/13/97 and 135 shares held in "street name." Included in the 135 shares is 110 shares for the benefit of John P. McGinty and 25 shares in an Individual Retirement Account for the benefit of Alice McGinty (wife of John P. McGinty).
(5) Includes 288 shares held solely in the name of Robert Madow and 50 shares in the name of TIP Company, owned by Mr. Madow's wife and children.
(6) Includes 270 shares held solely in the name Carlton B. Schnell and 139 shares held solely in the name of Dorothy A. Schnell (wife of Carlton B. Schnell).
(7) Includes 23 shares held solely in the name of Lois A. Vickers (wife of James Vickers).
(8) Includes 30 shares held jointly by Sandra L. Myers and Daniel D. Myers (husband). Also includes 352 shares held solely in the name of Sandra L. Myers and four shares held solely in the name of Daniel D. Myers.


                                   THE MERGER

         The information in this Proxy Statement/Prospectus concerning the terms of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Annex A and incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety.

GENERAL

         Pursuant to the Merger Agreement, a newly-organized subsidiary of Charter One will be merged with and into CSFC. Immediately following the Merger, CSFC will be merged with and into Charter One, and CSFC Bank will be merged with and into Charter One Bank. Upon consummation of the Merger, each share of CSFC Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, will be canceled and converted into the right to receive (subject to any changes that may result from future stock splits, stock dividends or similar transactions) 60.3538 shares (or 63.37149 shares as a result of the Charter One Stock Dividend) of Charter One Common Stock, including the right to receive a corresponding number of rights associated with the Charter One Common Stock pursuant to the Rights Agreement. See "-- Merger
Consideration," and "Comparison of Rights of Stockholders of Charter One Financial, Inc. and CS Financial Corporation -- Rights Agreement."

BACKGROUND OF AND REASONS FOR THE MERGER

         In the first quarter of 1998, Mr. William R. Bryan, the President and Chief Executive Officer of CSFC, began a general assessment of the prospects and potential directions of CSFC. Mr. Bryan's assessment was prompted in part by the accelerating pace of mergers in the financial services industry, and by his view of several issues facing CSFC Bank. The primary issues were (i) CSFC Bank's difficulty in originating a desirable volume of market rate first mortgage loans; (ii) CSFC Bank's problems in attracting and maintaining deposits and
(iii) substantial improvements necessary in CSFC Bank's technological capability if it was to remain competitive with other institutions.

         In mid January 1998, Mr. Bryan met with representatives of McDonald & Company to discuss the future of CSFC. Issues discussed included values, prices, liquidity, market forces and technology. After this meeting, Mr. Bryan determined that CSFC should either commit to make massive changes to its operations or seek to sell CSFC to a buyer with adequate resources that would be able to continue to serve the needs of its customers.

         On February 18, 1998, Mr. Bryan met again with McDonald & Company to discuss recent sales of savings banks and potential buyers in the marketplace. McDonald & Company presented a list of potential buyers and a range of possible per share prices. Mr. Bryan authorized McDonald & Company to contact four of the potential purchasers, including Charter One, to determine if there would be any interest in CSFC as an acquisition candidate. On the same day, Mr. Bryan informed the senior executives of CSFC that he had engaged McDonald & Company to make limited inquiries, for exploratory purposes, to certain institutions that were considered potential purchasers. On February 20, 1998, Mr. Bryan informed the CSFC Board that he had retained McDonald & Company. On March 20, 1998, the CSFC Board was updated on the progress of McDonald & Company's search for a potential purchaser.

         McDonald & Company prepared, with the guidance and assistance of CSFC, a descriptive memorandum dated March 20, 1998 to inform potential purchasers of basic information concerning CSFC. On March 26, 1998, Mr. Charles J. Koch, the Chief Executive Officer of Charter One and Mr. Bryan met to discuss the possibility of a merger of Charter One and CSFC and their respective subsidiary savings institutions.

         At the invitation of McDonald & Company, Charter One and two other potential purchasers submitted indications of interest to acquire CSFC on or about April 3, 1998. These indications of interest were received, reviewed and evaluated by McDonald & Company, and such indications of interest were communicated to the CSFC Board, in advance of a meeting of the CSFC Board that was scheduled for April 9, 1998. On April 9, 1998, Charter One submitted a revised indication of interest, offering an increased price for each share of CSFC Common Stock.

         At the meeting of the CSFC Board held on April 9, 1998, representatives of McDonald & Company and counsel to CSFC were present. McDonald & Company reviewed with the CSFC Board the affiliation alternatives available to CSFC as well as the potential of remaining independent. McDonald & Company provided a detailed written and oral analysis and comparison of the indications of interest.

         After consideration, the CSFC Board resolved to authorize Mr. Bryan to pursue negotiations with Charter One regarding an acquisition pursuant to the terms outlined in Charter One's non-binding indication of interest dated April 9, 1998 and to execute and deliver to Charter One the non-binding indication of interest on behalf of CSFC. The executed non-binding indication of interest provided for execution of a definitive merger agreement by May 8, 1998 and that CSFC would not negotiate with any other potential acquirer for a period ending on such date. From April 9, 1998 through the date of the execution of the Merger Agreement, April 23, 1998, numerous conversations and negotiations between the parties, including their respective financial advisors and legal counsel, were conducted. During this period Charter One conducted a due diligence review of various books, records, contracts, and other documents of CSFC and CSFC reviewed information provided by Charter One. Also during this period, the parties negotiated the specific provisions of the Merger Agreement.

         At the CSFC Board meeting on April 23, 1998, McDonald & Company conducted a presentation to the CSFC Board during which they reviewed the information and analyses regarding Charter One's Merger proposal. McDonald & Company pointed out that the Charter One proposal was based on a fixed exchange ratio of 30.1769 shares of Charter One Common Stock for each share of CSFC Common Stock, subject to adjustment for stock splits or similar events. McDonald & Company indicated that on April 22, 1998, the daily closing price of the Charter One Common Stock had been $72.75 which would translate into a value of $2,195 per share of CSFC Common Stock at the Exchange Ratio.

         The CSFC Board considered the Merger and the terms of the Merger Agreement, including the Exchange Ratio, in light of economic, financial, legal and market factors and concluded that the Merger is in the best interest of CSFC, its stockholders, employees and customers. Among the factors considered by the CSFC Board were the historical operating results, current financial condition, business and management and future financial and other prospects of Charter One and CSFC, respectively and combined, the Exchange Ratio in relation to the historical trading prices of CSFC's common stock and the opinion of McDonald & Company as to the fairness to CSFC stockholders, from a financial point of view, of the Exchange Ratio. Also considered were the operating philosophies, relative size, competitive position and geographic market areas of CSFC Bank and Charter One Bank. The CSFC Board believes that the Merger will afford CSFC stockholders the benefit of Charter One's stronger relative market presence and the more liquid market for Charter One Common Stock, as well as the greater potential for long-term growth and will offer enhanced abilities to meet the needs of the Cleveland area communities served by CSFC Bank.

         As a result of the foregoing considerations, the CSFC Board approved and authorized the execution of the Merger Agreement. The Merger Agreement was executed by the duly authorized officers of Charter One, Charter One Bank, CSFC and CSFC Bank as of April 23, 1998.

         Based upon the foregoing, the CSFC Board unanimously recommends that its stockholders vote FOR adoption of the Merger Agreement and the Merger.

RECOMMENDATION OF THE CSFC BOARD

         The CSFC Board has unanimously adopted the Merger Agreement and approved the transactions contemplated thereby and has determined that the Merger is in the best interests of CSFC and its stockholders. THE CSFC BOARD THEREFORE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

OPINION OF CSFC'S FINANCIAL ADVISOR

         CSFC retained McDonald & Company to render its opinion with respect to the fairness, from a financial point of view, of the Exchange Ratio to the holders of CSFC Common Stock. McDonald & Company rendered its oral opinion to the CSFC Board on April 23, 1998, which it subsequently confirmed in writing, that, as of the date of such opinion, the Exchange Ratio pursuant to the Merger was fair, from a financial point of view, to the holders of CSFC Common Stock. As part of its engagement, McDonald & Company is not required to subsequently reconfirm its opinion.

         THE FULL TEXT OF THE OPINION OF MCDONALD & COMPANY, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE MATERIAL CONSIDERATIONS SET FORTH IN THE OPINION OF MCDONALD & COMPANY SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. MCDONALD & COMPANY'S OPINION IS DIRECTED TO THE CSFC BOARD AND ADDRESSES ONLY THE EXCHANGE RATIO. MCDONALD & COMPANY HAS CONSENTED TO THE INCLUSION OF ITS OPINION IN THIS PROXY STATEMENT/PROSPECTUS AND TO THE SUMMARIZATION OF ITS OPINION IN THIS PROXY STATEMENT/PROSPECTUS.

         In arriving at its opinion, McDonald & Company reviewed, among other things, the Merger Agreement together with exhibits and schedules thereto, certain publicly available information relating to the business, financial condition and operations of CSFC and Charter One as well as certain other non-public information, primarily financial in nature, furnished to it by CSFC and Charter One relating to the respective businesses, earnings, assets and prospects of CSFC and Charter One. McDonald & Company also held discussions with members of senior management of CSFC and Charter One concerning their respective businesses, assets, financial forecasts and prospects. McDonald & Company also reviewed certain publicly available information concerning the trading of, and the trading market for, CSFC Common Stock and Charter One Common Stock and certain publicly available information concerning comparable companies and transactions, all as set forth in McDonald & Company's opinion.

         McDonald & Company was not engaged to and did not conduct a physical inspection of any of the assets, properties, or facilities of either CSFC or Charter One and was not engaged to and has not made, obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties, or facilities or any of the liabilities of CSFC or Charter One. McDonald & Company has assumed and relied, without independent investigation, upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of CSFC and Charter One contained in the Merger Agreement, and has not independently attempted to verify such information. McDonald & Company has also assumed that all of the conditions to the Merger as set forth in the Merger Agreement, including the tax-free nature of the reorganization for federal income tax purposes, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement. No limitations were imposed by CSFC upon McDonald & Company with respect to the scope of McDonald & Company's investigation, nor were any specific instructions given to McDonald & Company in connection with its fairness opinion.

         In connection with rendering its opinion dated April 23, 1998, McDonald & Company considered a variety of financial analyses, which are summarized below. McDonald & Company believes that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by McDonald & Company without considering all such analyses and factors may create an incomplete view of the analytical process underlying McDonald & Company's opinion. In its analyses, McDonald & Company made numerous assumptions with respect to industry performance, business and economic conditions and other matters. Any estimates contained in McDonald & Company's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

         The following is a summary of selected analyses considered by McDonald & Company and discussed with the CSFC Board of Directors, in connection with McDonald & Company's opinion dated April 23, 1998:

         COMPARISON WITH SELECTED COMPANIES. McDonald & Company compared the financial performance and stock market valuation of Charter One with corresponding data for the following selected companies: Astoria Financial Corp., Bank United Corp., Dime Bancorp Inc., Golden West Financial, GreenPoint Financial Corp. and Sovereign Bancorp Inc. In addition, McDonald & Company compared the same data of CSFC with corresponding data for the following selected companies: 1st Bancorp, First Federal Bancorp Inc., Fidelity Federal Bancorp, First Franklin Corp., Glenway Financial Corp., LSB Financial Corp., Permanent Bancorp Inc. and Potters Financial Corp. At the time, none of the companies listed above had announced a merger transaction or disclosed an interest in pursuing a possible merger transaction which would have significantly affected its stock market valuation.

         CONTRIBUTION ANALYSIS. McDonald & Company analyzed the contribution of each of CSFC and Charter One to, among other things, the shareholders' equity and after-tax net income of the pro forma combined company. This analysis showed that, among other factors, CSFC would have contributed 2.1% of the stockholders' equity of the pro forma combined company as of December 31, 1997, 1.3% of the pro forma net income for the combined company for the year ended December 31, 1997 and 1.5% of the pro forma net income for the combined company (including estimated after-tax cost savings) for the year ended December 31, 1999 compared to a proposed ownership of 1.5% of the combined company to be held by holders of CSFC Common Stock.

         PRO FORMA MERGER ANALYSIS. McDonald & Company analyzed certain pro forma effects resulting from the Merger on the pro forma combined company over a five year period from 1999 through 2003. This analysis, based upon the financial forecasts of management of CSFC and Charter One and including estimates of cost savings provided by the management of CSFC and Charter One, showed approximately no dilution for Charter One in pro forma earnings per share in 1999 through 2003. McDonald & Company also analyzed the changes in the per share amount of earnings, book value, tangible book value and indicated dividend represented by one share of CSFC

Common Stock after the Merger. The analysis indicated that, among other things, exchanging one share of CSFC Common Stock at the Exchange Ratio for shares of Charter One Common Stock on a pro forma basis would have resulted in 48.5% accretion in earnings per share for each share of CSFC Common Stock for the year ended December 31, 1998, a 19.3% and 23.8% decrease in book value per share and tangible book value per share for each share of CSFC Common Stock as of December 31, 1998 and a dividend increase of 87.8% per share of CSFC Common Stock based on Charter One's indicated annual dividend rate as of the date of the opinion.

         ANALYSIS OF SELECTED MERGER TRANSACTIONS. McDonald & Company reviewed five groups of selected pending bank acquisition transactions involving (i) selling thrifts headquartered in Illinois, Indiana, Kentucky, Michigan, New York, Ohio, Pennsylvania and West Virginia, (ii) selling thrifts with total assets between $200 million and $800 million, (iii) selling thrifts with an equity to assets ratio of between 7.0% and 9.0%, (iv) selling thrifts with a return on average assets ratio of between 0.50% and 0.90%, and (v) selling thrifts with a ratio of non-performing assets to total assets of between 0.75% and 1.60%. McDonald & Company reviewed the ratios of the offer value to stated book value and tangible book value, the multiple of the last 12 months earnings of the acquired company (adjusted for the one-time SAIF assessment where applicable), and the ratio of offer value to assets in each such transaction, and computed the mean and median ratios and multiples for each group. The calculations yielded ranges of median ratios of price to stated book value and tangible book value of 177% to 236%. Median multiples of earnings among the five groups ranged from 22.5x to 29.4x; and median ratios of offer value to assets ranged from 14.3% to 25.1%. This analysis showed an imputed reference range of $1,700 to $2,100 per share of CSFC Common Stock.

         NO COMPANY OR TRANSACTION USED IN THE ABOVE ANALYSES AS A COMPARISON IS IDENTICAL TO CSFC, CHARTER ONE OR THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING NECESSARILY INVOLVES COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING THE DIFFERENCES IN FINANCIAL AND OPERATING CHARACTERISTICS OF THE COMPANIES TO WHICH THEY ARE BEING COMPARED. MATHEMATICAL ANALYSIS (SUCH AS DETERMINING THE MEAN OR MEDIAN) IS NOT, IN ITSELF, A MEANINGFUL METHOD OF USING COMPARABLE COMPANY OR COMPARABLE TRANSACTION DATA.

         DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, McDonald & Company estimated the present value of the future streams of after-tax cash flows that CSFC could produce over a five year period from 1999 through 2004, under various assumptions, based upon CSFC's management forecasts. McDonald & Company then estimated the terminal value of CSFC after the five year period by applying an estimated perpetual growth rate to the sixth year's projected after-tax cash flow and then applied to this value multiples ranging from 10.0x to 16.7x. The five year cash flow streams and terminal values were then discounted to present values using different discount rates chosen to reflect different assumptions regarding the estimated required rates of return of prospective buyers of CSFC. On the basis of such varying assumptions, this discounted cash flow analysis indicated a reference range of $1,362 to $2,119 per share of CSFC Common Stock. This analysis was based upon CSFC and Charter One management's forecasts including variations and assumptions made by McDonald & Company, which included adjustments to reflect the anticipated effects of potential merger-related cost savings estimated by CSFC and Charter One. Management's forecasts are based upon many factors and assumptions, many of which are beyond the control of CSFC or Charter One. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present time or at any time in the future.

         OTHER ANALYSIS. In addition to performing the analyses summarized above, McDonald & Company also considered its analysis of the general market for bank and thrift mergers, CSFC's relative share of the deposit market that it serves and the general economic conditions and prospects of those markets.

         In performing its analyses, McDonald & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by McDonald & Company are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses. Such analyses were prepared solely for purposes of McDonald & Company's opinion.

         The term "fair from a financial point of view" is a standard phrase contained in investment banking fairness opinions and refers to the fact that McDonald & Company's opinion as to the fairness of the Exchange Ratio is addressed solely to the financial attributes of the Exchange Ratio. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, as described above, McDonald & Company's opinion and related presentation to the CSFC Board of Directors were one of many factors taken into consideration by the CSFC Board in making its determination to approve the Merger Agreement. Consequently, the McDonald & Company analyses described above should not be viewed as determinative of the CSFC Board's conclusions with respect to the value of CSFC or of the decision of the CSFC Board to agree to the Exchange Ratio.

         McDonald & Company's opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date of the opinion. In addition, the opinion does not address the underlying business decision to effect the Merger or any other terms of the Merger. McDonald & Company's opinion does not represent its opinion as to what the value of CSFC Common Stock or Charter One Common Stock may be at the Closing Date.

         McDonald & Company, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. McDonald & Company has extensive experience with the valuation of financial institutions. CSFC's Board of Directors selected McDonald & Company as its financial advisor because of McDonald & Company's industry expertise with respect to financial institutions and because of its substantial experience in transactions similar to the Merger. McDonald & Company is not affiliated with either CSFC or Charter One.

         In the ordinary course of business, McDonald & Company makes a market in Charter One Common Stock and CSFC Common Stock and may actively trade securities of Charter One or CSFC for its own account and for the accounts of its customers. At any time and from time to time, McDonald & Company may hold a short or long position in such securities. McDonald & Company has not provided investment banking services to either Charter One or CSFC in the past two years other than, with respect to CSFC, in connection with the Merger.

          CSFC has paid McDonald & Company, for its services as financial advisor, a retainer of $25,000 and a fee of $150,000 upon rendering of the oral opinion. Assuming the consummation of the Merger, McDonald & Company will be paid additional fees based upon the average market sales price per share of Charter One Common Stock for the 20 trading days ending on the fifth trading day prior to the Effective Time. Assuming that such Average is equal to the last reported sales price on _____, 1998 of $__, such additional fees would equal approximately $_______. CSFC has also agreed to reimburse McDonald & Company for its reasonable out-of-pocket expenses and to indemnify McDonald & Company against certain liabilities, including certain liabilities under federal securities laws.


CHARTER ONE - NO FINANCIAL ADVISOR

          The Charter One Board has not retained an investment banker or other financial advisor to assist the Board in analyzing the Merger or its fairness to the stockholders of Charter One. Although "fairness opinions" are sometimes obtained by acquirors such as Charter One, there is no requirement to obtain such an opinion. The Charter One Board, which has significant experience analyzing transactions of this type, determined that it had the expertise to analyze the fairness of the Merger to Charter One's stockholders and further determined that because of the relatively small size of the transaction any benefit of a "fairness opinion" from an investment banker or financial advisor was outweighed by its cost. In analyzing the fairness of the Merger to Charter One's stockholders, the Charter One Board considered all relevant information, including presentations from Charter One management regarding due diligence investigations of CSFC and financial information regarding CSFC.


MERGER CONSIDERATION

         The Merger Agreement provides that at the Effective Time each share of CSFC Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, will be canceled and converted into the right to receive 30.1769 shares of Charter One Common Stock, including the right to receive a corresponding number of rights associated with Charter One Common Stock pursuant to the Rights Agreement. The Merger Agreement also provides that the Exchange Ratio shall be appropriately adjusted to reflect any split, combination, stock dividend or stock distribution with respect to Charter One Common Stock effected by Charter One prior to the Effective Time. A two-for-one stock split was declared by Charter One Financial, payable on May 20, 1998 to stockholders of record on May 6, 1998. Accordingly, the Exchange Ratio has been adjusted to 60.3538. As a result of the Charter One Stock Dividend, the Exchange Ratio will adjust to 63.37149. For a discussion of the Rights Agreement, see "Comparison of Rights of Stockholders of Charter One Financial, Inc. and CS Financial Corporation -- Rights Agreement."

             Based on the last reported sale price for Charter One Common Stock on the Nasdaq National Market on ________ __, 1998 ($____ per share), the value of 60.3538 Shares of Charter One Common Stock as of that date would have been approximately $____. The maximum number of shares of Charter One Common Stock which may be issued in connection with the Merger is 2,238,075, which would result in the existing CSFC shareholders holding ____% of the merged entity on a fully diluted basis (or approximately ____% taking into account the ALBANK Acquisition). The market value of Charter One Common Stock to be received in the Merger, however, is subject to fluctuation. Fluctuations in the market price of Charter One Common Stock could result in an increase or decrease in the value of the Merger Consideration to be received by CSFC stockholders in the Merger. An increase in the market value of Charter One Common Stock would increase the market value of the Merger Consideration to be paid in the Merger. A decrease in the market value of Charter One Common Stock would have the opposite effect. The market value of the Merger Consideration at the time of the Merger will depend upon the market value of a share of Charter One Common Stock at such time. The Merger Consideration was determined through arm's-length negotiations between Charter One and CSFC. See "-- Background of and Reasons for the Merger."

         Pursuant to the Merger Agreement, Charter One had the right to cause phase I and phase II environmental assessments to be conducted with respect to certain CSFC properties. If the estimated after-tax remediation costs for all such properties was more than $200,000, the amount of such estimated costs which exceeded $200,000 would have been deducted from the Merger Consideration, valuing the Merger Consideration based upon the Final COFI Share Price; provided that in the event the deduction from the Merger Consideration as a result of such estimated costs had exceeded $1,000,000, CSFC would have had the right to terminate the Merger Agreement. Based on the results of environmental due diligence, Charter One and CSFC have agreed that the grounds for adjustment of the Merger Consideration or for termination set forth in this paragraph are no longer applicable.

APPRAISAL RIGHTS

         The OGCL provides that stockholders of CSFC who are entitled to vote on the Merger may exercise certain rights as dissenting stockholders under Section 1701.84 of the OGCL. Stockholders of CSFC will not be entitled to such rights absent strict compliance with Section 1701.85, and failure to take any one of the required steps may result in termination or waiver of the right of the stockholder under the OGCL. The obligation of Charter One to consummate the Merger is subject to a condition, among others, that dissenting shares of CSFC Common Stock shall not exceed 7% of the issued and outstanding CSFC Common Stock. See " -- Conditions to the Merger."

         The following discussion is a summary of the principal steps a CSFC stockholder must take to perfect dissenters' rights under the OGCL. This summary does not purport to be complete and is qualified in its entirety by reference to
Section 1701.85 of the OGCL, a copy of which is attached hereto as Annex C. Any CSFC stockholder contemplating the exercise of dissenters' rights is urged to review carefully those provisions and to consult an attorney, since dissenters' rights will be lost if the procedural requirements of Section 1701.85 of the OGCL are not fully and precisely satisfied.

         Any holder of CSFC Common Stock whose shares are not voted in favor of the adoption of the Merger Agreement may be entitled to be paid the "fair cash value" of such shares after the Merger closing date. A vote in favor of the adoption of the Merger Agreement at the Special Meeting constitutes a waiver of dissenters' rights. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the adoption of the Merger Agreement and will be deemed a waiver of dissenters' rights. A dissenting stockholder may revoke his, her, or its proxy at any time before its exercise by filing with CSFC an instrument revoking it or a duly executed proxy bearing a later date, or by attending and giving notice of a revocation of the proxy in an open meeting (although attendance at the Special Meeting will not itself constitute revocation of a proxy).

         To be entitled to payment of the "fair cash value," a dissenting stockholder must deliver a written demand no later than ten days following the Special Meeting and must otherwise comply with Section 1701.85 of the OGCL. Any written demand must specify the stockholder's name and address, the number and class of shares held by such stockholder on the Record Date, and the amount claimed as the "fair cash value" of said shares. Such written demand must be delivered to CSFC at 1360 East Ninth Street, Cleveland, Ohio 44114, Attention:
Secretary. It is recommended, although not required, that such demand be sent by registered or certified mail, return receipt requested. Voting against the adoption of the Merger Agreement will not itself constitute a demand. CSFC will not send any notices to CSFC stockholders as to the date on which the ten-day period expires.

         Because only stockholders of record may exercise dissenters' rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee or other holder and who wishes to exercise dissenters' rights must instruct the record holder of the shares to satisfy the


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

conditions set forth under Section 1701.85 of the OGCL. If a record holder does not satisfy, in a timely manner, all of the conditions outlined in Section 1701.85 of the OGCL, the dissenters' rights for all of the shares held by that stockholder will be lost.

         If CSFC requests, dissenting stockholders must submit their share certificates to CSFC within 15 days from the date of the making of such request, for endorsement thereon by CSFC that demand for the "fair cash value" of such shares has been made. Such certificates will be promptly returned to the dissenting stockholders by CSFC. A dissenting stockholder's failure to deliver such certificates terminates his, her, or its rights as a dissenting stockholder, at the option of CSFC, exercised by written notice sent to the dissenting stockholder within 20 days after the lapse of the 15-day period, unless a court otherwise directs for good cause shown.

         In the event CSFC and any dissenting stockholder have not reached an agreement on the "fair cash value" of the shares of CSFC Common Stock within three months after service of the demand by the dissenting stockholder, either party may file a petition in the Court of Common Pleas of Cuyahoga County, Ohio, or join or be joined in an action similarly brought by another dissenting CSFC stockholder, for a judicial determination of the "fair cash value" of such shares. The Court of Common Pleas may appoint one or more appraisers to determine the "fair cash value," and if the court approves the appraisers' report, judgment will be entered against CSFC for the payment thereof, with interest at such rate and from such date as the Court of Common Pleas considers equitable. Costs of the proceedings, including reasonable compensation to the appraiser or appraisers to be fixed by the Court of Common Pleas, are to be apportioned or assessed as the Court considers equitable.

         THE FOREGOING SUMMARY IS NECESSARILY INCOMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 1701.85 OF THE OGCL, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX C.

FRACTIONAL SHARES

         No certificates or scrip representing fractional shares of Charter One Common Stock will be issued upon the surrender for exchange of certificates representing CSFC Common Stock, no dividend or distribution of Charter One will relate to any fractional shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Charter One. Each stockholder of CSFC who would be entitled to a fractional share in the Merger will receive a cash payment (without interest) in an amount determined by multiplying (i) the closing price of one share of Charter One Common Stock as reported on the Nasdaq National Market on the last trading day preceding the Effective Time by (ii) the fractional share interest to which the holder would otherwise be entitled pursuant to the terms of the Merger Agreement.

EFFECTIVE TIME

         The certificate of merger relating to the Merger will be filed with the Secretary of State of Ohio as soon as practicable after the receipt of all requisite regulatory approvals relating to the transactions contemplated by the Merger Agreement, the adoption of the Merger Agreement by the requisite vote of CSFC's stockholders and the satisfaction or waiver of the other conditions to consummation of the Merger, unless the Merger Agreement has been terminated. The Merger will become effective (i.e., the Effective Time will occur) at the time and on the date the certificate of merger relating to the Merger is filed with the Secretary of State of Ohio.

EXCHANGE OF CERTIFICATES; LOST CERTIFICATES

         EXCHANGE OF CERTIFICATES. As soon as reasonably practicable (but not later than five business days) after the Effective Time, an exchange agent selected by Charter One and reasonably acceptable to CSFC (the "Exchange Agent") will deliver to each CSFC holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of CSFC Common Stock (the "CSFC Certificates"), a transmittal letter and instructions to be used in surrendering such CSFC Certificates in exchange for
(i) certificates representing the number of shares of Charter One Common Stock into which their shares of CSFC Common Stock were converted pursuant to the Merger Agreement, and (ii) a check representing the amount of cash in lieu of a fractional share, if any, which such stockholder has the right to receive in respect of the CSFC Certificates surrendered in connection with the Merger. No interest will be paid or accrued on the cash in lieu of fractional shares payable to holders of CSFC Common Stock. CSFC CERTIFICATES REPRESENTING SHARES OF CSFC COMMON STOCK SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL AFTER RECEIPT OF THE LETTER OF TRANSMITTAL AND SHOULD NOT BE RETURNED TO CSFC WITH THE ENCLOSED PROXY.

         As of the Effective Time, holders of CSFC Certificates who do not surrender and exchange such certificates will not be entitled to receive dividends or any other distributions declared by Charter One until the CSFC Certificates are so surrendered. Following surrender of such CSFC Certificates in accordance with the terms of the Merger Agreement, the holders of newly issued Charter One certificates will be paid, without interest, any dividends or other distributions with respect to the shares of Charter One Common Stock the record date for which is after the Effective Time (less any taxes that may have been imposed thereon).

         Any certificate representing shares of Charter One Common Stock to be issued in a name other than that in which the CSFC Certificate is registered must be properly endorsed or otherwise in proper form for transfer, and the holder requesting such exchange must pay to the Exchange Agent in advance any transfer or other taxes in connection therewith or to establish the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

         After the Effective Time, there will be no further transfers on the records of CSFC of the CSFC Certificates, and if such CSFC Certificates are presented to Charter One for transfer, they will be canceled against delivery of certificates for Charter One Common Stock.

         LOST CERTIFICATES. In the event any CSFC Certificate has been lost, stolen or destroyed, upon the delivery of an affidavit of that fact by the holder of such certificate and the posting of any bond required by Charter One or the Exchange Agent, Charter One or the Exchange Agent will issue for such lost, stolen or destroyed CSFC Certificate, a certificate for the shares of Charter One Common Stock to which the holder of such CSFC Certificate is entitled under the terms of the Merger Agreement and any applicable cash in lieu of a fractional share interest.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of the CSFC management and the CSFC Board may be deemed to have certain interests in the Merger in addition to their interest as stockholders of CSFC generally. The CSFC Board was aware of these interests and considered them in adopting the Merger Agreement and the transactions contemplated thereby. Set forth below are descriptions of interests of executive officers of CSFC in the Merger in addition to their interests as stockholders of CSFC generally.

         EMPLOYMENT AGREEMENTS. Charter One Bank shall offer employment agreements to William R. Bryan, Sandra L. Myers and David Y. Wilcox, the three senior executive officers of CSFC Bank. The employment agreement with William R. Bryan is for a 12-month term commencing at the Effective Time and provides for an annual base salary of $172,000 and bonuses at the expiration of the term totaling $258,000. Mr. Bryan will also be paid $140,000 at the expiration of the term in exchange for compliance with certain noncompetition and nonsolicitation covenants. Mr. Bryan will also be entitled to health insurance coverage during the employment term.

         The employment agreement with Sandra L. Myers is for a 12-month term commencing at the Effective Time and provides for an annual base salary of $105,000 and bonuses at the expiration of the term totaling $163,000. Ms. Myers will also be paid $70,000 at the expiration of the term in exchange for compliance with certain noncompetition and nonsolicitation covenants. Ms. Myers will also be entitled to health insurance coverage during the employment term.

         The employment agreement with David Y. Wilcox is for a 12-month term commencing at the Effective Time and provides for an annual base salary of $105,000 and bonuses at the expiration of the term totaling $164,000. Mr. Wilcox will also be paid $70,000 at the expiration of the term in exchange for compliance with certain noncompetition and nonsolicitation covenants. Mr. Wilcox will also be entitled to health insurance coverage during the employment term.


         PAYMENT UNDER SERP AGREEMENTS. On December 18, 1987, CSFC Bank entered into a series of supplemental employee retirement plan agreements ("SERP Agreements") with William R. Bryan, Sandra L. Myers and David Y. Wilcox, pursuant to which such individuals were entitled to certain lifetime payments upon retirement. At the Effective Time, the SERP Agreements for Messrs. Bryan and Wilcox and Ms. Myers will be canceled and each will receive a lump sum cash payment in lieu thereof within five days after the Effective Time. The payments will be based upon the accrued benefits under the respective SERP Agreements as of the Effective Time. The lump sum amounts, based on benefit accruals through June 30, 1998, were $207,301 for Mr. Bryan, $125,489 for Mr. Wilcox and $88,522
for Ms. Myers. Such amounts will be further adjusted for benefit accruals from June 30, 1998 through the Effective Time.

         INDEMNIFICATION PROVISIONS. Pursuant to the Merger Agreement, Charter One Bank has agreed that from and after the Effective Time, all provisions for indemnification and limitation on liability now existing in favor of employees, agents, directors or officers of CSFC, CSFC Bank or their subsidiaries, as provided by law or regulation or in their respective Articles of Incorporation or Code of Regulations prior to the Effective Time shall be assumed by Charter One and shall continue in full force and effect with respect to acts or omissions occurring prior to the Effective Time for a period of three years thereafter.

REPRESENTATIONS AND WARRANTIES

          The Merger Agreement contains representations and warranties of CSFC and Charter One as to, among other things: (i) the corporate organization, existence and qualification to do business of each party and the corporate power and authority of each party to enter into the Merger Agreement and consummate the transactions contemplated thereby; (ii) the authorization of the execution performance and delivery of the Merger Agreement by each party and the enforceability of the Merger Agreement; (iii) the absences of conflicts between either the Merger Agreement or the transactions contemplated thereby and any provision of any law or decree or of any organizational document or contracts of any party; (iv) the inapplicability of anti-takeover statutes; (v) the capitalization of each party and the validly issued, fully paid and non-assessable status of the Charter One Common Stock to be issued in the Merger; (vi) the accuracy and conformity to generally accepted accounty principles of each party's financial statements and filings and the absence of material changes since December 31, 1997; (vii) the organization and ownership of each party's subsidiaries; (viii) the adequacy of each party's reports and filings; (ix) the compliance of each party with all applicable laws and regulations; (x) the accuracy of the information supplied by each party for inclusion in this Proxy Statement/Prospectus; (xi) the absence of litigation;
(xii) the possession by each party of all necessary licenses; (xiii) the proper accounting, withholding and payment by each party of all applicable taxes; (xiv) the maintenance of adequate insurance by each party; (xv) the legality, enforceability and collectability of each party's loans, investments and risk management arrangements; (xvi) the adequacy of each party's allowance for loan losses; (xvii) the full disclosure of, conformity to law of, and absence of litigation with respect to, each party's employee benefit plans; (xviii) the compliance of each party with environmental laws; (xix) the full disclosure of certain contracts and commitments specified in the Merger Agreement; (xx) the absence of any material default by or against either party; (xxi) the absence, since December 31, 1997, of certain changes in the operations of the parties;
(xxii) the accuracy and full disclosure of CSFC's corporate records; (xxiii) the absence of undisclosed liabilities of either party; (xxiv) the possession by each party of good and marketable title to its properties and valid and enforceable leases; (xxv) the absence of restrictions on the ability of certain CSFC shareholders to transfer CSFC Common Stock; (xxvi) the absence of actions which would give rise to a claim for indemnification by officers or directors of either party; (xxvii) the absence of insider loans or contracts in violation of regulation; (xxviii) the absence of any obligation for CSFC to register its securities under federal or state law; (xxix) the absence of any action by CSFC which would delay the transaction or prevent it from qualifying for pooling of interests accounting or treatment as a tax free reorganization; (xxx) the absence of any brokers or finders other than McDonald & Company; (xxxi) the accuracy of the information contained in the Merger Agreement and all documents delivered pursuant thereto; (xxxii) CSFC's receipt of a fairness opinion from McDonald & Company; and (xxxiii) the absence of any reasons known to the parties why any governmental approvals or conditions precedent should not be obtained or satisfied. For detailed information on such representations and warranties, see the Merger Agreement attached hereto as Annex A.

CONDITIONS TO THE MERGER

          CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding any other provision of the Merger Agreement, the obligations of Charter One and Charter One Bank on the one hand, and CSFC and CSFC Bank on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which Charter One or CSFC may choose to waive): (i) there shall have been no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger; (ii) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality of record, which would prohibit ownership or operation of all or a portion of the business or assets of CSFC or any CSFC subsidiary by Charter One or Charter One Bank, or which would render any party hereto unable to consummate the transactions contemplated by the Merger Agreement; (iii) the parties shall have received all applicable regulatory approvals and consents to consummate the transactions contemplated in the Merger Agreement and all required waiting periods shall have expired; (iv) the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the Commission and, if the offering for sale of the Charter One Common Stock in the Merger is subject to the securities laws of any state, the Registration Statement shall not be subject to a stop order of any state securities authority; (v) each party shall have received a tax opinion that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code; and (vi) the Charter One Common Stock to be issued to holders of CSFC Common Stock shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

         CONDITIONS TO THE OBLIGATIONS OF CHARTER ONE AND CHARTER ONE BANK. Notwithstanding any other provision of the Merger Agreement, the obligations of Charter One and Charter One Bank to consummate the Merger are subject to the following conditions precedent (except as to those which Charter One may choose to waive): (i) all of the representations and warranties made by CSFC and CSFC Bank in the Merger Agreement and in any documents or certificates provided by CSFC and CSFC Bank shall have been true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made on and as of the Effective Time, subject to the cure provisions contained in the Merger Agreement; (ii) CSFC and CSFC Bank shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them prior to or at the Effective Time, subject to the cure provisions contained in the Merger Agreement; (iii) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would compel Charter One or Charter One Bank to dispose of any material assets, as a result of the Merger Agreement; (iv) no regulatory authority shall impose any non-standard or unduly burdensome condition relating to the Merger as determined in the reasonable judgment of Charter One; (v) since the date of the Merger Agreement, CSFC shall not have suffered a material adverse effect; (vi) Charter One shall have received the opinion of Arter & Hadden LLP, counsel to CSFC, in the form specified in the Merger Agreement; (vii) Charter One shall have received a certificate signed by the President and Chief Executive Officer of CSFC and CSFC Bank, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth in items (i), (ii) and (v) of this paragraph have been satisfied; (viii) simultaneous with the execution and delivery of the Merger Agreement, the directors of CSFC who are stockholders of CSFC and certain other stockholders designated by Charter One shall have executed and delivered to Charter One the Charter One Voting Agreements; (ix) Charter One shall have received from Deloitte & Touche LLP, a letter to the effect that the Merger will qualify for pooling of interests accounting treatment; (x) Charter One shall have received the written affiliates' agreements as described in the Merger Agreement; (xi) dissenting shares shall not exceed 7% of the issued and outstanding CSFC Common Stock; and (xii) at the closing, each share of voting capital stock of Cuyahoga Financial Services Agency, Inc. ("CFSA") shall have been transferred to one or more individuals designated by Charter One without any additional consideration therefor and in accordance with the OGCL. The conditions set forth in items (viii) and (x) have already been satisfied.

         CONDITIONS TO THE OBLIGATIONS OF CSFC AND CSFC BANK. Notwithstanding any other provision of the Merger Agreement, the obligations of CSFC and CSFC Bank to consummate the Merger are subject to the following conditions precedent (except as to those which CSFC may choose to waive): (i) all of the representations and warranties made by Charter One in the Merger Agreement and in any documents or certificates provided by Charter One shall have been true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made on and as of the Effective Time, subject to the cure provisions contained in the Merger Agreement; (ii) Charter One shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it prior to or at the Effective Time, subject to the cure provisions contained in the Merger Agreement; (iii) Charter One shall not have suffered a material adverse effect after the execution of the Merger Agreement; (iv) CSFC shall have received the opinion of Silver, Freedman & Taff, L.L.P., counsel to Charter One, in the form specified in the Merger Agreement; (v) CSFC shall have received a certificate signed by the President and Chief Executive Officer of Charter One, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in items (i), (ii) and (iii) of this paragraph have been satisfied.

         There can be no assurance that the conditions to consummation of the Merger will be satisfied or waived. In the event the conditions to either party's obligations become impossible to be satisfied in any material respect, the other party may elect to terminate the Merger Agreement. See " -- Amendment; Termination; Liabilities and Remedies for Breach."

         For detailed information on conditions to the Merger, see the Merger Agreement attached hereto as Annex A.

REGULATORY APPROVALS

         Consummation of the Merger is subject to the approval of the OTS and the Division. Charter One filed an application for approval of the Merger with the OTS on June 5, 1998 and the Division on June 9, 1998. Although Charter One anticipates receiving approval of the Merger from the OTS and the Division in the third quarter of 1998, there can be no assurance as to the timing of such approvals or that they will be obtained.

         The Merger may not be consummated for a period of 30 days after receipt of the OTS's final approval, unless the OTS has not received any adverse comment from the Department of Justice during the first 15 days following final approval, in which case the Merger may be consummated on or after the 15th day after final approval by the OTS.

         It is a condition to the consummation of the Merger that all requisite regulatory approvals be obtained without any nonstandard or unduly burdensome condition relating to the Merger, as determined in Charter One's reasonable judgment. There can be no assurance that such approvals will not contain terms, conditions or requirements which cause such approvals to fail to satisfy such conditions to the consummation of the Merger. See "-- Conditions to the Merger."

AMENDMENT; TERMINATION; LIABILITIES AND REMEDIES FOR BREACH

         AMENDMENT. The Merger Agreement may be amended by the parties thereto by action taken by their respective Boards of Directors at any time before or after adoption of the Merger Agreement by the stockholders of CSFC; provided that, after such adoption, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the stockholders of CSFC without the approval of the stockholders of CSFC or otherwise amend the Merger Agreement in a manner not permitted by Ohio Revised Code Section 1701.78(G).

         TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by the mutual written consent of the Boards of Directors of Charter One and CSFC; (ii) by Charter One or CSFC if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of the Merger Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to a party's obligations under the Merger Agreement; (iii) at any time on or before December 31, 1998, by Charter One or CSFC in the event that any of the conditions precedent to the obligations of the other party to the Merger are rendered impossible to be satisfied or fulfilled by December 31, 1998 (other than by reason of a breach by the party seeking to terminate); (iv) by Charter One or CSFC at any time after the stockholders of CSFC fail to approve the Merger Agreement and the Merger by the required vote at the Special Meeting; (v) by Charter One or CSFC, in the event of a material breach by the other party of any representation, warranty, covenant, obligation or agreement contained in the Merger Agreement or in any schedule or document delivered pursuant thereto, which breach would result in the failure to satisfy certain closing conditions set forth in the Merger Agreement for Charter One and CSFC, and which breach cannot be or is not cured within 30 days after written notice of such breach is given by the non- breaching party to the party committing such breach; (vi) by Charter One or CSFC on or after December 31, 1998, in the event the Merger has not been consummated by such date (provided, however, that this right to terminate shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Merger to occur on or before such date; (vii) by CSFC if the reduction to the Merger Consideration due to environmental remediation costs exceeds
$1,000,000; (viii) by Charter One if the results of air quality testing at certain sites specified in the Merger Agreement are either above the permissible exposure limit or above the level agreed upon by CSFC and Charter One as of the date of the Merger Agreement; or (ix) by CSFC if the Final COFI Share Price is less than $26.80 (adjusted for the Charter One Stock Split) (or less than $25.52 as a result of the Charter One Stock Dividend). Based on the results of environmental due diligence, Charter One and CSFC have agreed that the grounds for termination set forth in items (vii) and (viii) of this paragraph are no longer applicable. If the Final COFI Share Price is less than $26.80 (or less than $25.52 as a result of the Charter One Stock Dividend), the CSFC Board will determine whether or not to terminate the Merger Agreement. The CSFC Board does not intend to resolicit proxies from holders of CSFC Common Stock in such circumstances.


         LIABILITIES AND REMEDIES FOR BREACH. In the event that the Merger Agreement is terminated by a party solely by reason of a material breach by the other party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, then the non-breaching party is entitled to seek such remedies and relief against the breaching party as are available at law or in equity, including specific performance.

         If the Special Meeting does not take place, or if the CSFC Board adversely alters or modifies its favorable recommendation of the Merger
Agreement and the Merger and the Merger Agreement is not approved by the stockholders of CSFC by the required vote, then CSFC and CSFC Bank shall be jointly liable to Charter One and Charter One Bank upon termination of the Merger Agreement for up to $200,000 in expenses and a break up fee of $2,500,000, unless Charter One or Charter One Bank is in material breach of the Merger Agreement on the date of such event.

         If an "Acquisition Proposal" (as defined below) occurs before the Special Meeting, and the Merger Agreement is not approved by the stockholders of CSFC by the required vote, and either an Acquisition Proposal is consummated or a definitive agreement relating to an Acquisition Proposal is executed within 15 months after the termination of the Merger Agreement, then CSFC and CSFC Bank shall be jointly liable to Charter One and Charter One Bank for a break up fee of $2,500,000, unless Charter One or Charter One Bank is in material breach of the Merger Agreement on the date of such action. "Acquisition Proposal" means any of the following (other than the Merger): (i) a merger or consolidation, or any similar transaction of any company with either CSFC or any Subsidiary of CSFC, (ii) a purchase lease or other acquisition of a material portion of the assets of CSFC or CSFC Bank, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of either CSFC or any Subsidiary of CSFC, (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of CSFC, (v) a public proxy or consent solicitation made to stockholders of CSFC seeking proxies in opposition to any proposal relating to any of the transactions contemplated by the Merger Agreement, (vi) the filing of an application or notice with the OTS or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through)
(iv) above, or (vii) the making of a bona fide offer to the Board of Directors of CSFC or CSFC Bank by written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

         If Charter One in material breach of the Merger Agreement refuses to consummate the Merger, then Charter One and Charter One Bank shall be jointly liable to CSFC and CSFC Bank for liquidated damages in the amount of $2,700,000.

CONDUCT OF BUSINESS PENDING THE MERGER

         The Merger Agreement contains covenants of CSFC concerning the conduct of its business. The covenants remain in effect until the Effective Time or until the Merger Agreement has been terminated. They include, among other things, that CSFC shall not declare or pay any dividend or make any other distributions with respect to its capital stock (whether in cash, stock or other property), except it may declare and pay its regular quarterly cash dividend of not more than $2.00 per share on CSFC Common Stock with record and payment dates consistent with past practice, provided that the declaration of the last regular quarterly dividend by CSFC prior to consummation of the Merger and the payment thereof is coordinated with and approved by Charter One, so as to preclude any duplication of dividend benefit; and a special cash dividend consistent with past practice in an amount not to exceed the product of (A) $8.00 multiplied by
(B) the fraction of which the denominator is 12 and the numerator is the number of full calendar months of 1998 (and any partial month consisting of at least 15 calendar days in 1998) prior to the Effective Time. CSFC and its subsidiaries have covenanted to continue to carry on their respective businesses and discharge or incur obligations and liabilities, only in the usual, regular and ordinary course of business, and to not, among other things, without the prior written consent of Charter One: (i) issue any capital stock or any options, warrants, or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock; (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of CSFC or any CSFC subsidiary; (iii) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize; (iv) change its Charter, Articles of Incorporation, Code of Regulations or Bylaws; (v) enter into or modify any employment agreement, severance agreement, change of control agreement, or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases to rank and file employees consistent with past practices) in the compensation payable or to become payable to directors, officers or employees, pay any bonus, or adopt or make any change in any bonus, insurance, pension or other benefit plan; (vi) except as permitted by the Merger Agreement and for deposit-taking in the ordinary course of its business, borrow or agree to borrow any funds, or indirectly guarantee or agree to guarantee any obligations of others; (vii) make or restructure any loan or line of credit, in excess of amounts set forth in the Merger Agreement; (viii) make any material changes in its policies concerning loan underwriting or which persons may approve loans; (ix) enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account except as permitted by the Merger Agreement; (x) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; (xi) enter into, modify or extend any agreement, contract or commitment out of the ordinary course of business or having a term in excess of six months and involving an expenditure in excess of $10,000; (xii) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; (xiii) cancel any material indebtedness owing to it or any claims which it may possess or waive any rights of material value except as previously disclosed to Charter One; (xiv) sell or otherwise dispose of any real property or any material amount of tangible or intangible personal property other than as permitted by the Merger Agreement; (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon except as permitted by the Merger Agreement; (xvi) knowingly or wilfully commit any act or fail to commit any act which will cause a breach of any agreement, contract or commitment; (xvii) purchase any real or personal property or make any capital expenditure except as permitted by the Merger

Agreement; (xviii) in the case of CSFC Bank, voluntarily make any material changes in or to its asset and deposit mix; (xix) engage in any activity or transaction outside the ordinary course of business; (xx) enter into or acquire any derivatives contract or structured note; (xxi) enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk; (xxii) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by the Merger Agreement or the ability of the parties thereto to obtain any approval of any regulatory authority required for the transactions contemplated by the Merger Agreement or to perform their covenants and agreements under the Merger Agreement or (B) prevent the Merger from qualifying as a pooling of interests for accounting purposes or as a reorganization within the meaning of Section 368(a) of the Code; or (xxiii) agree in writing or otherwise to take any of the foregoing actions or engage in any of the foregoing activities.

         FOR A MORE DETAILED AND COMPREHENSIVE LIST OF THE RESTRICTIONS ON THE CONDUCT OF CSFC'S OPERATIONS PENDING THE MERGER, SEE THE MERGER AGREEMENT ATTACHED HERETO AS ANNEX A.

EXPENSES

         All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby are to be paid by the party incurring such expenses, except that Charter One will bear all third party printing costs.

ACCOUNTING TREATMENT


         The Merger is intended to be accounted for under the pooling of interests method of accounting. Under the pooling of interests method of accounting, the historical cost basis of the assets and liabilities of Charter One and CSFC will be combined and carried forward at their previously recorded amounts, and the stockholders' equity accounts of Charter One and CSFC will be combined on Charter One's consolidated statement of financial condition. Income and other financial statements of Charter One issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Charter One and CSFC as if the Merger had taken place prior to the periods covered by such financial statements. It is a condition of the Merger that Charter One receive a letter from Deloitte & Touche LLP to the effect that the Merger will qualify for pooling of interests accounting treatment. Charter One intends to rescind any remaining repurchase authorizations prior to consummation of the Merger. Charter One considered this as part of its conclusion that pooling of interests accounting is appropriate for the Merger and the ALBANK Acquisition.



RESALE OF CHARTER ONE COMMON STOCK BY AFFILIATES

         The shares of Charter One Common Stock to be issued to stockholders of CSFC in connection with the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an "affiliate" (as defined under the Securities Act, but generally including directors, certain executive officers and 10% or more stockholders) of CSFC or Charter One at the time of the Special Meeting.

         Rules 144 and 145 promulgated under the Securities Act restrict the sale of Charter One Common Stock received in the Merger by affiliates and certain of their family members and related interests. Generally speaking, during the one year following the Effective Time, affiliates of Charter

One and CSFC may not resell publicly the Charter One Common Stock received by them in connection with the Merger except in compliance with certain limitations as to the amount of Charter One Common Stock sold in any three-month period and as to the manner of sale. After the one-year period, such affiliates of CSFC who are not affiliates of Charter One may resell their shares without restriction. The ability of affiliates to resell shares of Charter One Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to Charter One having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Charter One Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act covering such
shares  or  an  available   exemption  from  the  Securities  Act   registration
requirements. This Proxy Statement/Prospectus does not cover any resales of Charter One Common Stock received by persons who may be deemed to be affiliates of Charter One or CSFC, and COFI has no obligation or intention to file a registration statement to cover any such resales.

         The Merger Agreement provides that CSFC will use its best efforts to cause each director, executive officer and other person who is deemed by CSFC to be an affiliate (for purposes of Rule 145 and for purposes of qualifying the Merger for the pooling of interests method of accounting treatment) of CSFC to execute and deliver a written agreement with Charter One intended to ensure compliance with the Securities Act and to ensure that the Merger will qualify as a pooling of interests.

         Commission guidelines regarding qualifying for the pooling of interests method of accounting also limit sales by affiliates of Charter One and CSFC in the Merger. Commission guidelines indicate that the pooling of interests method of accounting generally will not be challenged on the basis of sales by affiliates if they do not dispose of any of the shares of either combining company they owned prior to the consummation of a merger or shares of the surviving company received in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the surviving company have been published.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following discussion is a summary description of the anticipated material federal income tax consequences of the Merger to CSFC stockholders who are citizens or residents of the United States. The following discussion does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of adoption of the Merger Agreement. Further, the discussion does not address the tax consequences that may be relevant to a particular CSFC stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons and stockholders who acquired their shares as compensation, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. The discussion is based upon the Code, Treasury regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion.

         HOLDERS OF CSFC COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR EFFECT OF THEIR OWN PARTICULAR FACTS AND CIRCUMSTANCES ON THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM, AND ALSO AS TO THE EFFECT OF ANY STATE, LOCAL, FOREIGN AND OTHER FEDERAL TAX LAWS.

         Under current federal income tax law, and based upon assumptions and representations to be made by Charter One and CSFC, and assuming that the Merger is consummated in the manner set forth in the Merger Agreement, it is anticipated that the following federal income tax consequences would result: (i) the Merger will constitute a tax-free reorganization within the meaning of
Section 368(a) of the Code and neither Charter One nor CSFC will recognize any gain or loss as a direct consequence of consummating the Merger; (ii) no gain or loss will be recognized by any CSFC stockholder upon the exchange of CSFC Common Stock solely for Charter One Common Stock pursuant to the Merger, and the tax basis of the Charter One Common Stock received by each stockholder of CSFC who exchanges CSFC Common Stock for Charter One Common Stock in the Merger will be the same as the aggregate tax basis of the CSFC Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share interest in Charter One Common Stock);
(iii) the holding period of the shares of Charter One Common Stock received by a CSFC stockholder in the Merger will include the holding period of the CSFC Common Stock surrendered in exchange therefor, provided that such shares of CSFC Common Stock were held as a capital asset by such stockholder at the Effective Time; and (iv) cash received in the Merger by a CSFC stockholder in lieu of a fractional share interest of Charter One Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Charter One Common Stock which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss (assuming the CSFC Common Stock surrendered in exchange therefor was held as a capital asset by such stockholder at the Effective Time).

         Silver, Freedman & Taff, L.L.P., counsel to Charter One, will render an opinion, dated as of the Effective Time, that the Merger will qualify as a tax-free reorganization under the Code with the consequences set forth above. The Silver, Freedman & Taff, L.L.P. opinion will be based entirely upon the
Code, regulations then in effect or proposed thereunder, then-current administrative rulings and practice and judicial authority, all of which would be subject to change, possibly with retroactive effect. Subject to waiver by both Charter One and CSFC, which waiver is not expected to be made, consummation of the Merger is conditioned upon the receipt by Charter One and CSFC of the opinion of Silver, Freedman & Taff, L.L.P. See "-- Conditions to the Merger."

         In the event that Silver, Freedman & Taff, L.L.P. is unable to furnish the opinion as described herein, the tax consequences of the Merger are materially different than described above, and both Charter One and CSFC waive the condition of receipt of the opinion of Silver, Freedman & Taff, L.L.P., CSFC stockholders will be resolicited and provided updated information regarding the material federal income tax consequences of the Merger prior to consummation of the Merger.

         No ruling has been or will be requested from the Internal Revenue Service ("IRS"), including any ruling as to federal income tax consequences of the Merger to Charter One, CSFC or CSFC stockholders. Unlike a ruling from the IRS, the opinions of counsel are not binding on the IRS. There can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinions or that such opinions would be upheld by the courts if challenged.

NASDAQ LISTING

         Charter One Common Stock currently is quoted on the Nasdaq National Market. It is a condition to consummation of the Merger that the Charter One Common Stock to be issued to the stockholders of CSFC pursuant to the Merger Agreement shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance. See "-- Conditions to the Merger."

THE CORPORATE MERGER

         It is anticipated that the Merger will be followed immediately by the Corporate Merger. The respective obligations of CSFC (as the surviving corporation in the Merger) and Charter One to consummate the Corporate Merger are conditioned upon the satisfaction or waiver by Charter One and CSFC of all conditions to consummation of the Merger set forth in the Merger Agreement.

THE BANK MERGER

         It is anticipated that the Corporate Merger will be followed immediately by the Bank Merger. The respective obligations of Charter One Bank and CSFC Bank to consummate the Bank Merger are conditioned upon the satisfaction or waiver by Charter One and CSFC of all conditions to consummation of the Merger set forth in the Merger Agreement and approval by the OTS and the Division.

            DESCRIPTION OF CHARTER ONE FINANCIAL, INC. CAPITAL STOCK

         The following information sets forth the material terms of Charter One's capital stock and is subject to and qualified in its entirety by reference to the provisions in the Charter One Certificate of Incorporation.

GENERAL

             The Charter One Certificate of Incorporation authorizes the issuance by Charter One of up to 200,000,000 shares of its capital stock consisting of 180,000,000 shares of Charter One Common Stock (par value $.01 per share) and 20,000,000 shares of Charter One preferred stock (par value $.01 per share) ("Charter One Preferred Stock"). As of August 15, 1998, 127,213,076 shares of Charter One Common Stock and no shares of Charter One Preferred Stock were issued and outstanding. Charter One Common Stock is traded on the Nasdaq National Market under the symbol "COFI." The stock transfer agent and registrar for Charter One Common Stock is Boston EquiServe, L.P.

         The Charter One Board has approved an Amendment No. 2 to the Second Restated Charter One Certificate of Incorporation to increase the number of authorized shares of Charter One Common Stock from 180,000,000 to 360,000,000 (the "Charter One Certificate Amendment"). The affirmative vote of the holders of a majority of the outstanding shares of Charter One Common Stock represented in person or by proxy at a meeting of Charter One's shareholders is required for approval and adoption of the Charter One Certificate Amendment.

COMMON STOCK

         Each share of Charter One Common Stock has the same relative rights and is identical in all respects with each other share of Charter One Common Stock. Charter One Common Stock represents non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other government agency.

         Subject to any prior rights of the holders of any Charter One Preferred Stock then outstanding, holders of Charter One Common Stock are entitled to receive such dividends as are declared by the Charter One Board out of funds legally available therefor. Full voting rights are vested in the holders of Charter One Common Stock, each share being entitled to one vote. See "Comparison of Rights of Stockholders of Charter One Financial, Inc. and CS Financial Corporation -- Restrictions on Voting Rights; Quorum" and "-- Rights Agreement." Subject to any prior rights of the holders of any Charter One Preferred Stock then outstanding, in the event of liquidation, dissolution or winding up of Charter One, holders of shares of Charter One Common Stock are entitled to receive pro rata, any assets distributable to stockholders in respect of shares held by them. Holders of shares of Charter One Common Stock do not have any preemptive rights to subscribe for any additional securities which may be issued by Charter One or cumulative voting rights. The outstanding shares of Charter One Common Stock are fully paid and non-assessable.

         Certain provisions of the Charter One Certificate of Incorporation may have the effect of delaying, deferring or preventing a change in control of Charter One pursuant to an extraordinary corporate transaction involving Charter One, including a merger, reorganization, tender offer, transfer of substantially all of its assets or a liquidation. Attached to each share of Charter One Common Stock is a "Right" entitling the holder thereof to purchase shares of Series A Participating Preferred Stock of Charter One upon the occurrence of certain events as more fully described in the Rights Agreement. See "Comparison of Rights of Stockholders of Charter One Financial, Inc. and CS Financial Corporation -- Rights Agreement."

         The foregoing discussion of the Charter One Common Stock is qualified in its entirety by reference to the description of the Charter One Common Stock contained in Charter One's Registration Statement on Form 8-A (as amended) with respect thereto, which is incorporated by reference in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference."

PREFERRED STOCK

         The Charter One Certificate of Incorporation authorizes the issuance by Charter One of up to 20,000,000 shares of Charter One Preferred Stock, none of which is issued and outstanding.

         The Charter One Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Charter One Board may determine. The Charter One Board is expressly authorized at any time, and from time to time, to provide for the issuance of Charter One
Preferred Stock with such voting and other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Charter One Board resolution providing for the issuance thereof. The Charter One Board is authorized to designate the series and the number of shares comprising such series, the dividend rate on the shares of such series, the redemption rights, if any, any purchase, retirement or sinking fund provisions, any conversion rights and any special voting rights. The ability of the Charter One Board to issue Charter One Preferred Stock without stockholder approval could make an acquisition by an unwanted suitor of a controlling interest in Charter One more difficult, time-consuming or costly, or otherwise discourage an attempt to acquire control of Charter One.

         Shares of Charter One Preferred Stock redeemed or acquired by Charter One may return to the status of authorized but unissued shares, without designation as to series, and may be reissued by the Charter One Board.

                      BUSINESS OF CS FINANCIAL CORPORATION

GENERAL

         CSFC's business is conducted through its corporate headquarters in Cleveland, Ohio and is limited to the holding of CSFC Bank's outstanding capital stock and all of the non-voting shares of CFSA, a life insurance agency organized under the laws of the state of Ohio and a member of the NASD. CSFC Bank is CSFC's primary investment. The one voting share of CFSA is owned by Betsy Bryan Hegyes, a shareholder of CSFC and the sister of William R. Bryan, the Chairman and Chief Executive Officer of CSFC. The net income of CSFC is presently derived primarily from the business of CSFC Bank.

         CSFC is principally engaged in the business of attracting deposits from the general public and using such deposits, together with borrowings and other funds, to make loans secured by residential real estate and, to a lesser extent, credit card consumer loans in its market area. CSFC's income is derived predominantly from interest on loans and investments and, to a lesser extent, noninterest income. CSFC's principal expenses are interest paid on deposits and borrowings, and normal operating costs. A subsidiary of CSFC Bank manages its real estate properties (which is not material to its operations as a whole).

MARKET AREA

         CSFC's principal market area consists of suburban communities of Cleveland. CSFC's business is conducted through its corporate office located in Cleveland, Ohio and eight branch offices located in Cleveland, Chagrin Falls, Parma, Rocky River, Maple Heights, Richmond Heights and Mayfield Heights, Ohio and a loan production office in Mentor, Ohio. Loans and deposits are primarily generated from the areas where its banking offices are located. CSFC does not actively solicit deposits and loans outside its primary market areas and does not use brokers to obtain deposits.

         CSFC is a community financial institution that is committed to serving the credit needs of those communities and neighborhoods from which it derives its deposits and in which its banking offices are located. CSFC Bank policy is to respond to all creditworthy segments of its market. Management believes that doing so is basic to good business practice and to CSFC Bank's long-term vitality. CSFC Bank makes an active effort to determine the credit needs of the community, including those of low- and moderate-income areas and individuals, and to evaluate the products it offers and the design of those products to determine whether CSFC Bank's responsiveness to the community can be improved.

COMPETITION

         CSFC faces substantial competition both in the attraction of deposits and in the making of loans. The market for banking and bank-related services is highly competitive. CSFC and its subsidiaries face competition from commercial banks, savings and loan associations, mortgage bankers (especially those affiliated with local residential real estate brokers), credit unions, money market funds, insurance companies, and a growing list of other local, regional and national institutions which offer financial services. It has become increasingly more difficult for an institution to evaluate its overall competitive situation, since it can no longer merely acknowledge and monitor its traditional competitors - other savings and loan associations and commercial banks. Many of the non-bank competitors are not subject to the same extensive federal regulations that govern CSFC Bank. As a result, such non-bank competitors may have certain advantages over CSFC in providing certain services. The relative market share position of CSFC cannot be calculated in any meaningful way because the sources and amounts of competition for loans and deposits cannot be determined with any degree of accuracy.

         CSFC competes by offering quality and innovative services at competitive prices. It competes for loans principally through the interest rates and loan fees it charges for its loan products. Further, CSFC believes it offers a high degree of professionalism and quality in the services it provides borrowers and their real estate brokers. It competes for deposits by offering a variety of deposit accounts at competitive rates, convenient business hours, and convenient branch locations with interbranch deposits and withdrawal privileges at each. CSFC does not rely upon any individual, group, or entity for a significant portion of its deposits. In addition, through CFSA, CSFC is able to offer the customer many non-traditional banking services that provide investment and product diversification.

LENDING ACTIVITIES

         GENERAL. CSFC has consistently maintained a conservative posture with respect to credit risk. Lending activities have traditionally concentrated on conventional first mortgage loans secured by residential property. CSFC has no foreign loans nor significant loan concentrations to any one borrower. At June 30, 1998, the net loan portfolio amounted to $334.1 million, representing approximately 85.0% of CSFC's $392.9 million of assets at that date. All of the loans are held for investment.

         The following table sets forth the composition of CSFC Bank's portfolio of loans held for investment indicated in dollar amounts and percentages:


                                                                         LOAN PORTFOLIO COMPOSITION
                                                                           (Dollars in thousands)

                                      At June 30,                                            At December 31,
                               ----------------------      -------------------------------------------------------------------------
                                       1998                        1997                      1996                  1995
                               ----------------------      -------------------------------------------------------------------------
                                 Amount       Percent       Amount       Percent        Amount  Percent       Amount    Percent
TYPE OF LOANS:
  One-to-four family......      $317,928        94.7%     $318,638          94.4%     $303,356     96.2%    $288,792       92.9%
  Multi-family............        14,359         4.3        14,790           4.4         7,526      2.4        7,901        2.5
  Other real estate.......         2,382         0.7         2,639           0.8         3,131      1.0       11,363        3.7
  Commercial..............           469         0.1           566           0.2           598      0.2        2,244        0.7
  Consumer................           477         0.2           545           0.2           568      0.2          720        0.2
                                --------      ------     ---------         -----      --------    -----   ----------      -----
    Total loans...........       335,615       100.0       337,178         100.0       315,179    100.0      311,020      100.0
                                               =====                       =====                  =====                   =====

Plus:
Accrued interest
  receivable, net.........           771                       534                          28                   (65)
Less:
  Allowance for losses on
   loans..................        (1,186)                   (1,184)                       (963)                 (910)

  Deferred loan origination
  fees....................        (1,078)                   (1,035)                       (961)               (1,135)
                                --------                 ---------                  ----------            ----------
  Net loans...............      $334,122                  $335,493                    $313,283              $308,910
                                ========                 =========                  ==========            ==========


         CSFC Bank is state chartered and authorized to make mortgage loans throughout the State of Ohio. However, it has limited its mortgage origination to the counties adjacent to Cuyahoga County (in which Cleveland is located) plus Stark County. The Board of Directors of CSFC Bank ("CSFC Bank Board") has authorized multifamily lending throughout the northern half of Ohio, but as of April 30, 1998, CSFC Bank has accepted no apartment building loan applications except within the above listed counties.

         Historically CSFC Bank invested in adjustable rate mortgage loans. Most of these loans are based upon the monthly median cost of funds index published by the OTS. Over the last three years, however, as the result of increased competition and the need to grow assets, CSFC Bank has invested in fixed rate mortgage loans as well as adjustable rate mortgage loans using the Treasury Constant Maturity index. Adjustable rates include one-year, three-year, five-year and seven-year adjustable products. At the end of the fixed period these loans become one-year adjustable rate loans. Mortgage loans are offered with maturities of 15, 20 and 30 years. The adjustable rate loans have an annual interest rate change cap of 2% and a life-time interest rate change cap of 6%. Fixed rate mortgages include a 2% prepayment penalty during the first five years of the loan if no loan points are charged.

         With the exception of an annual multi-family lending limitation of approximately $7 million, all mortgage lending is secured by single-family, owner-occupied residential properties. Loans exceeding an 85% loan-to-value ratio require mortgage insurance, and a minimum of 5% cash or equity is required. CSFC Bank will provide construction/permanent loans to borrowers who employ a general contractor and who will be residing in the property once construction is completed. Applicants for construction loans must provide a construction contract with a responsible builder, plans, specifications and cost breakdown. The borrower is required to sign a Construction Loan Agreement describing how the construction loan funds will be disbursed. Loans to acquire improved residential building sites on which the borrower intends to build and occupy a new home, generally within one year, are made at a 75% loan to value and five year term. It is anticipated that the construction and permanent mortgage will subsequently be made by CSFC Bank. Construction lending rarely exceeds 15% of annual mortgage lending. CSFC Bank has discontinued interim construction financing or speculative construction financing, because of the high risk inherent in such lending.

         Lending policies approved by the CSFC Bank Board prescribe the elements to be evaluated by the loan committee. These elements include a written loan application, recent credit report, deposit, employment and income verifications and additional documentation that may be required by the circumstances of the transaction. The Loan Committee and Senior Underwriter are authorized to request additional documentation as required to assist in rendering a decision.
Applicants are notified both verbally and in writing as to the decision regarding their application.

         CSFC Bank requires title insurance for all mortgage loans to insure its mortgage is the first and best lien against the property. An insurance policy protecting the secured property from fire, wind and other damage is required as well.

         In order to assure a high level of customer service throughout the lending process, CSFC Bank undertakes an aggressive customer evaluation program by soliciting comments from everyone involved in the transaction. The lending process is monitored closely to ensure compliance with all lending laws and regulations with procedures in place to prevent discriminatory lending practices.

         Multi-family loans generally offer a ten year term with a 20 or 25 year amortization depending on the quality of the property and owner. These loans also include a one, three or five year adjustable rate with a five year prepayment penalty. Underwriting guidelines include a 75% loan to value qualification, a debt coverage requirement of 120%, environmental reports, income property appraisal, management experience, a financial underwriting process, and normally, personal recourse. All multi-family loans require the CSFC Bank Board's approval.

         Single family purchase and refinance loans up to $300,000, conforming strictly to CSFC Bank's Underwriting Guidelines, can be approved by the Senior Underwriter. Applications deviating from the Guidelines require formal Loan Committee approval, and loans over $250,000 are reviewed by the CSFC Bank Board. All loan denials are decided by Committee and individually reviewed by a member of Senior Management.

         Underwriting Guidelines and Lending Policies are approved by the CSFC Bank Board. The CSFC Bank Board appoints Loan Committee members and approves Underwriter authority. The CSFC Bank Board reviews at each monthly Board Meeting, every loan exceeding $250,000 with the Senior Lending Officer and CEO present to respond to questions relating to individual loan applications. Underwriting Guidelines generally conform to secondary market standards. Some minor variations exist since CSFC Bank generally holds in its own portfolio the loans it originates and concentrates on the characteristics of the local market.

         The collateral securing all loans is supported by a written appraisal report prepared according to the Uniform Standards of Professional Appraisal Practices ("USPAP"). Fee appraisers are licensed by the State of Ohio and approved by the CSFC Bank Board based upon the recommendation of Senior Management. Each appraisal is reviewed by the Senior Staff Appraiser or in his absence, by the Loan Committee or Senior Underwriter.


         CSFC Bank, in addition to the standard mortgage loans already described, originates mortgage loans defined as B & C credit loans. These mortgage loans are made to borrowers whose credit record does not meet generally accepted credit criteria and therefore impose a somewhat higher repayment risk. These loans have strict Underwriting Guidelines approved by the CSFC Bank Board and require a higher interest rate. The collateral securing these loans is carefully evaluated by the Loan Committee. All B & C credit applications may be approved only by the Loan Committee. A trial balance listing all booked loans originated under the B & C program is regularly reviewed by the CSFC Bank Board for payment status. At June 30, 1998, CSFC Bank had approximately $10.8 million of B & C credit loans outstanding.


         CSFC Bank markets a "Professionals" mortgage lending program to high income applicants who have not acquired sufficient liquid assets for a standard down payment required to purchase a new home. CSFC Bank will originate a second mortgage to the borrower with usually a five year term at a higher interest rate. The applicant is nevertheless required to meet standard debt to income guidelines with both mortgages.

         CSFC Bank also markets a bridge loan program in which a second mortgage is placed against the equity of the home being sold by the borrower to secure the down payment advanced to purchase the new house. The second mortgage is paid off when the previously owned home is sold.

         A special downpayment assistance program for low- and moderate-income home buyers and a below market interest rate program also for qualified low-income home buyers are available through a community investment loan representative who specializes in meeting the needs of low- and moderate-income applicants. Loans booked under these programs are monitored regularly by the CSFC Bank Board.

         CSFC Bank does not offer consumer loans or equity loan programs except for credit card extensions of credit.

         CSFC Bank will occasionally, with the CSFC Bank Board's approval, grant a loan to a tenant in the non-residential real estate owned by CSFC Bank, provided the funds are used for leasehold improvements.

         LOAN CONTRACTUAL MATURITIES. CSFC Bank does not invest in loans that are not self amortizing except for multi-family loans that provide for balloon payments at the end of a ten year term. The loan portfolio has a weighted average maturity of 290 months. The actual life of the portfolio will be less than 290 months as homes are sold or loans are refinanced prior to their scheduled maturity.

         ENVIRONMENTAL RISKS. CSFC Bank encounters certain environmental risks in its lending activities. Under federal and state environment laws, lenders may become liable for the costs of cleaning up hazardous materials found at locations on which the lender may have a security interest in the property. Certain states may also impose liens with higher priorities than first mortgages on properties to recover funds used in such efforts. Although these risks are more usually associated with industrial and commercial loans, environmental risks may be substantial for residential lenders since environmental contamination may render the property unsuitable for residential use. In addition, the value of the residential property may become substantially diminished by the contamination of nearby properties. Appraisals for single-family homes include comments on environmental influences and conditions. CSFC Bank attempts to control its exposure to environmental risks with respect to loans secured by larger properties by requiring borrowers to represent and warrant that properties securing loans do not contain hazardous waste, asbestos or other such substances; by requiring borrowers to indemnify the CSFC Bank, with personal recourse, against environmental losses; by obtaining reports, where deemed appropriate, from environmental engineers on loans secured by non-residential properties and multifamily residential properties; and by obtaining further environmental reviews and tests where indicated by information obtained from borrowers or from property inspections or otherwise. No assurance can be given, however, that the value of properties securing loans in CSFC Bank's loan portfolio will not be adversely affected by the presence of hazardous materials or that future changes in federal or state laws will not increase CSFC Bank's exposure to liability for environmental cleanup.


         SERVICING OF MORTGAGE LOANS. At June 30, 1998, CFSC Bank serviced only $1.0 million in loans for others and has not sold loans to others for the last 17 years.


         Mortgage servicing rights are generally considered to have a value represented by the present value of the estimated future net servicing revenue to be received from those rights. The price of servicing rights may vary based on numerous factors such as the nature of servicing (adjustable-rate, fixed-rate, 30-year term or 15-year term), the remaining life of the loans, the interest rate on the loans, or payment and delinquency histories. The estimated value of servicing rights is largely dependent upon certain prepayment and other assumptions. To the extent these assumptions prove inaccurate, the actual value of the servicing rights may be more or less than estimated. Prepayments have historically been affected by interest rate fluctuations, economic conditions and other factors. The market value of servicing rights, in addition to being affected by prepayments, may be affected by other factors as well, such as the market supply and demand for servicing rights. CSFC Bank has retained the servicing rights of the loans in its portfolio and has not attempted to obtain a price for the servicing rights of its portfolio of loans.

SOURCES OF FUNDS

         GENERAL. Savings accounts, certificates of deposit and other types of deposits have traditionally been the principal source of funds to CSFC Bank for use in lending and for other general business purposes. In addition to deposits, funds are derived from loan repayments. Borrowings may be used on a short-term basis to compensate for seasonal or other reductions in deposits or inflows at less than projected levels, as well as on a longer term basis to support expanded lending activities.

         DEPOSITS. A number of different programs have been designed to attract both short-term and long-term savings of the general public. Although the variety of deposit accounts offered increases CSFC Bank's ability to retain deposits and allows it to be more competitive in obtaining new funds, it has not eliminated the risk of disintermediation (the flow of funds away from savings institutions into direct investment vehicles such as government and corporate securities). CSFC Bank has become much more subject to short-term fluctuations in deposit flows as customers have become more rate-conscious. As customers have become more rate-conscious and willing to move funds to higher yielding accounts, the ability of CSFC Bank to attract and retain deposits and CSFC Bank's cost of funds has been, and will continue to be, significantly affected by money market conditions.

         The principal methods used to attract deposits include the offering of a wide variety of services and accounts, competitive interest rates, and convenient office locations and service hours. Traditional marketing methods are utilized to attract new customers and deposits, with an emphasis on direct mail offerings to targeted customers and prospects located in the vicinity of branch locations.


         BORROWINGS. CSFC Bank obtains advances from the FHLB of Cincinnati and pledges as security for such advances the capital stock it owns in that entity, deposits it has with the FHLB of Cincinnati, and certain of its home mortgages. Such advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. FHLB of Cincinnati advances are generally available to meet seasonal and other withdrawals of savings accounts, and to expand lending, as well as to aid the efforts of members to establish better asset/liability management by extending the maturities of liabilities. Under these borrowing agreements, the maximum level of advances available to CSFC Bank is generally limited to 25% of CSFC Bank's total assets; however, the FHLB of Cincinnati may approve in excess of this limit based upon CSFC Bank meeting all of its regulatory capital requirements. At June 30, 1998, CSFC Bank had $14.7 million outstanding of FHLB of Cincinnati advances.


         It is also possible to borrow funds from governmental sources other than the FHLB of Cincinnati, including the Federal Reserve Bank in limited circumstances, and from non-governmental sources such as commercial banks or insurance companies. CSFC Bank did not borrow from such sources in 1997 or to date in 1998.

YIELDS EARNED AND RATES PAID

         Net interest income is the largest component of net income. Net interest income is affected by the difference or spread between yields earned by CSFC Bank on its loan, investment and mortgage-backed securities portfolios and the rates of interest paid by CSFC Bank for its deposits and other borrowings, as well as the relative amounts of its interest-earning assets and interest-bearing liabilities. For information concerning the yields received by CSFC Bank on its loan and other investments, the rates paid on its deposits and borrowings, and CSFC Bank's resultant spread, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of CS Financial Corporation."

SUBSIDIARIES OF CSFC BANK

         Regulations permit state chartered, federally insured institutions to invest in the capital stock, obligations, or other specified types of securities of subsidiaries (referred to as "service corporations") and to make loans to such subsidiaries, and to joint ventures in which such subsidiaries are participants, in an aggregate amount not exceeding 3% of an institution's assets. In addition, CSFC Bank is authorized to make unlimited investments in any subsidiary of CSFC Bank that is engaged in activities in which CSFC Bank can directly engage.

         CSFC Bank has one wholly owned service corporation subsidiary, Central Land Corporation ("CLC") doing business as Cuyahoga Savings Management Corporation. CLC was incorporated in 1973 and provides property management to CSFC Bank's office buildings and branch offices.

FEDERAL TAXATION

         CSFC is subject to the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), which subjects corporations to an income tax generally calculated at 35% of taxable income. CSFC and CSFC Bank file a consolidated federal income tax return.

         At December 31, 1997, CSFC had no net operating loss carryforwards for federal income tax purposes.

         Federal income tax returns for the years 1994 through 1997 are subject to audit. The federal income tax return for 1997 has not yet been filed.

         See Note 7 of the audited consolidated financial statements of CSFC (see "Index to Financial Statements of CS Financial Corporation") for further information concerning the financial statement reporting of federal income taxes of CSFC and a discussion of 1996 legislation affecting the tax treatment of the bad debt deduction.

STATE TAXATION

         CSFC is subject to the Ohio franchise tax on holding companies of financial institutions. The tax imposed is the greater of the tax on net worth after adjustments to exclude the portion attributable to the financial institution or the tax on net income. The tax on net income is computed on federal taxable income adjusted to exclude distributions from the financial institution, and subject to certain other adjustments. The rate of tax differs for the net worth and net income computations and can include a surtax if based on net income and an add-on litter tax under either method.

         CSFC Bank is also taxed under Ohio law. CSFC Bank is subject to an Ohio franchise tax based on its net worth plus certain reserve amounts. Total net worth for this purpose is reduced by certain exempt assets. CSFC Bank pays the tax at a rate of 1.5% of net worth less any tax credit for the assessment of state chartered savings and loan associations to fund the operation of the Division of Financial Institutions.

PROPERTIES

         CSFC Bank owns two interconnected buildings in downtown Cleveland, the Erieview Building and the Lincoln Building, that house the main offices of CSFC and CSFC Bank. The portions of these buildings not occupied by CSFC or CSFC Bank are offered for rental to third parties.

         The Erieview Building is a 15 story building, built in 1965, containing 205,122 rentable square feet. CSFC Bank occupies 26,381 square feet (12.9% of the total) on the first, second, and third floors and 7,200 square feet in the basement which is not included in the Erieview Building's rentable square footage. There are currently 18,859 square fee vacant (9.2% of the total) in the Erieview Building.

         The Lincoln Building was originally built in 1917 as a parking garage for a now defunct hotel. The Lincoln Building currently has 250 parking spaces in the basement, first, second and third floors. Part of the first floor (ground level) contains street level retail stores and a restaurant.

         The Lincoln Building has usable space of 128,176 square feet. CSFC Bank occupies 26,410 square feet (20.6% of the total) for storage and meeting rooms. Approximately 36,000 square feet is currently vacant (28.1% of the total).

         All space occupied by CSFC Bank, including the area required for the operations of the buildings, represents 25% of the total area and qualifies the buildings as "Premises" under OTS regulations.

         CSFC Bank also owns the buildings used for one Parma, Ohio branch (4,000 square feet) and its Chagrin Falls, Ohio branch (2,800 square feet). CSFC Bank leases five other branch locations, ranging in size from 2,400 square feet to 3,200 square feet, and a loan production office of approximately 300 square feet.


         The book value of owned premises and leasehold improvements (net of accumulated depreciation) at June 30, 1998 was approximately $15.3 million.

EMPLOYEES


         As of June 30, 1998, CSFC and its subsidiaries had 124 full-time and 22 part-time employees. Eighteen of the employees of CSFC are represented by collective bargaining units. CSFC believes it enjoys good relations with its personnel.


LEGAL PROCEEDINGS

         CSFC and CSFC Bank are involved as defendant in several legal proceedings incident to their business. In the opinion of management, these proceedings are not, either individually or in the aggregate, material to CSFC or CSFC Bank.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS OF CS FINANCIAL CORPORATION

         The following discussion and analysis is intended to assist readers in understanding the results of operations and changes in financial position for the periods covered by the consolidated financial statements of CSFC included in this Proxy Statement/Prospectus. It should be read in conjunction with those financial statements, accompanying footnotes and supplemental financial data presented elsewhere in this Proxy Statement/Prospectus.

GENERAL OVERVIEW

         CSFC is a unitary savings and loan holding company owning all the outstanding common stock of CSFC Bank and all of the non-voting shares of CFSA. The financial statements and statistical data presented herein are the financial statements and data for CSFC on a consolidated basis with CSFC Bank and on an equity basis with CFSA.

         The operations of CSFC, CSFC Bank and CFSA are significantly influenced by general economic conditions, monetary and fiscal policies of the federal government, and policies of regulatory authorities, including the Federal Reserve Board, the Commission, the Division, the OTS, the FDIC and the Office of the Comptroller of Currency. Deposit flows and cost of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for mortgage financing and for consumer and other types of loans, which in turn are affected by the interest rates at which such financing may be offered and other factors affecting the supply of housing and the availability of funds.

RESULTS OF OPERATIONS

The Years Ended December 31, 1997, 1996 and 1995

         CSFC's net income for the year ended December 31, 1997 was $2.6 million or $76.16 per share, compared with $1.1 million or $31.46 per share for the year ended December 31, 1996. The increase in 1997 compared to 1996 was mainly due to the one time, after tax charge associated with the recapitalization of the SAIF, which totaled $1.1 million or $31.93 per share in 1996. Excluding the nonrecurring SAIF assessment, earnings for the year ended December 31, 1996 totaled $2.1 million or $63.40 per share. The increase in earnings, excluding the SAIF assessment, is mainly attributable to the improvement in building operations resulting from the concurrent purchase of the Erieview Building and Lincoln Building and the cancellation of the long term lease on the same properties. CSFC's net interest rate spread decreased to 2.70% in 1997 compared to 2.78% for the same period in 1996. Earnings in 1997 produced a return on average assets of .70% and a return on average equity of 9.05%.

         CSFC's net income in 1996 increased 26.4% over 1995. CSFC's net income for the year ended December 31, 1996 was $1.1 million or $31.46 per share, compared with $837,000 or $24.90 per share for the year ended December 31, 1995. Excluding the special SAIF assessment in 1996, net income would have been $2.1 million or $63.40 per share, a 154.6% increase over 1995. The increase in 1996 compared to 1995 was due to the improvement in net interest income, which increased from $8.6 million in 1995 to $10.5 million in 1996 primarily due to the effects of increases in net interest spread from 2.32% in 1995 to 2.78% in 1996 and the effect on the conversion of the Erieview Building and the Lincoln Building from a leasehold estate to an equity investment in August 1996.

         The following tables give summary balance sheet and income statement information for 1997, 1996 and 1995:

                                                                SUMMARY CONSOLIDATED BALANCE SHEETS
                                                         (Dollars in thousands, except per share amounts)
                                                                          At December 31,
                                      ----------------------------------------------------------------------------------------------
                                                     1997                         1996                          1995
                                      ----------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents...........        $  1,467            0.4%    $   1,208            0.4%     $   1,094            0.3%
Interest-bearing deposits...........          16,683            4.4        11,757            3.3         17,189            5.0
FHLB stock..........................           3,300            0.9         3,611            1.0          3,369            1.0
Mortgage-backed securities..........             940            0.2         1,343            0.4          1,754            0.5
Investment securities...............           2,864            0.8         3,949            1.1          3,112            0.9
Loans receivable, net...............         335,493           88.6       313,283           88.8        308,910           88.9
Office premises and equipment,
  net...............................          14,197            3.7        13,279            3.8          8,883            2.6
Prepaid expenses and other
  assets............................           2,513            0.7         3,197            0.9          2,135            0.6
Deferred federal income taxes.......             695            0.2           713            0.2            423            0.1
Investment in unconsolidated
  subsidiary........................             498            0.1           485            0.1            468            0.1
                                            --------          -----      --------          -----       --------        -------

  Total Assets......................        $378,650          100.0%     $352,825          100.0%      $347,337          100.0%
                                            ========          =====      ========          =====       ========          =====

LIABILITIES AND
SHAREHOLDERS' EQUITY
  Deposits..........................        $326,713           86.3%     $293,593           83.2%      $275,025           79.2%
  FHLB advances.....................          17,063            4.5        25,950            7.4         36,333           10.5
  Other liabilities.................           5,580            1.5         5,991            1.7          5,480            1.6
  Capital lease obligation..........             ---            ---           ---            ---          3,930            1.1
                                            --------          -----      --------          -----       --------         ------

  Total Liabilities.................         349,356           92.3       325,534           92.3        320,768           92.4

  Total Shareholders' Equity........          29,294            7.7        27,291            7.7         26,569            7.6
                                            --------          -----      --------          -----       --------         ------

  Total Liabilities and Share-
     holders' Equity................        $378,650          100.0%     $352,825          100.0%      $347,337          100.0%
                                            ========          =====      ========          =====       ========          =====

Book value per share................          870.94                       811.39                        789.92

Equity to assets....................            7.74%                        7.74%                         7.65%
Tangible equity to assets...........            7.74                         7.74                          7.65
Total risk-based capital to risk-
     based assets...................           14.12                        14.20                         14.18

                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)

                                                                For the Year Ended December 31,
                                               -------------------------------------------------------
                                                      1997              1996               1995
                                               -------------------------------------------------------
INTEREST INCOME
  Mortgage loans and mortgage-backed
    securities................................           $ 25,639         $  24,308          $  21,684
  Interest on securities and other............              1,594             1,527              1,571
                                                         --------         ---------          ---------
    Total Interest Income.....................             27,233            25,835             23,255
                                                         ========         =========          =========

INTEREST EXPENSE

  Interest on deposits........................             15,571            13,628             12,618
  Other interest expense......................              1,263             1,704              2,018
                                                         --------         ---------          ---------

  Total Interest Expense......................             16,834            15,332             14,636
                                                         --------         ---------          ---------

Net Interest Income...........................             10,399            10,503              8,619
Provision for Loan Losses.....................                232               160                 96
                                                         --------         ---------          ---------

Net Interest Income after Provision...........             10,167            10,343              8,523

Nonoperating Income (Loss)....................              1,458               713                248

General and Administrative Expenses...........              7,767             9,481              7,041
                                                         --------         ---------          ---------

Income Before Taxes...........................              3,858             1,575              1,234

Income Tax Expense............................              1,296               517                397
                                                         --------         ---------          ---------
    Net Income................................            $ 2,562            $1,058(1)        $    837
                                                         ========            ======           ========

Earnings per share (basic and diluted)........            $ 76.16            $31.46(1)        $  24.90
Return on average assets......................              0.70%             0.30%(1)           0.25%
Return on average equity......................               9.05              3.93(1)            3.18

-------------------
(1) Excluding the after-tax impact of the one time SAIF assessment, net income, earnings per share, return on assets and return on equity would have been $2.1 million, $63.40, 0.61% and 7.76% respectively.

         NET INTEREST INCOME. Net interest income, the primary component of CSFC's earnings, is influenced by the distribution and volume of the assets and liabilities, and the difference, or spread, between the yields earned and the rates paid on those assets and liabilities.

         For 1997, net interest income was $10.4 million, compared to $10.5 million in 1996. The decrease in 1997 resulted from an increase in the yield on interest-earning assets of one basis point, while the cost of interest-bearing liabilities increased nine basis points.

         For 1996, net interest income totaled $10.5 million compared to $8.6 million in 1995. The decision to originate and hold fixed rate mortgages in portfolio in 1996 and the significant upward repricing of introductory "teaser" rate adjustable rate mortgages originated in 1994 caused CSFC's loan portfolio yield to increase by 41 basis points while its interest bearing liability costs decreased by five basis points.

         An analysis of net interest income is presented in the following table. For each major category of interest-earning assets and interest-bearing liabilities, the average balance of funds employed during the period indicated is shown along with the interest earned or paid on that balance for the period and the weighted average rate earned or paid for that category. Average balances are determined on a monthly basis.

                                                                        ANALYSIS OF NET INTEREST INCOME
                                                                             (Dollars in thousands)
                                                                         For the Year Ended December 31,
                                ----------------------------------------------------------------------------------------------------
                                                1997                                   1996                        1995
                                ------------------------------------    ----------------------------   -----------------------------
                                               Average                              Average                       Average
                                  Average    Annualized     Income/    Average    Annualized Income/   Average  Annualized  Income/
                                Balance[1]   Yield/Rate     Expense    Balance    Yield/Rate Expense   Balance  Yield/Rate  Expense
                                ----------   ----------     -------    -------    ---------- -------   -------  ----------  -------
INTEREST-EARNING
ASSETS
  FIXED:
    One-to-four family........    $  80,854    7.80%       $  6,309    $  50,344    8.30%    $  4,177    $ 31,625    7.85%  $  2,482
    Multi-family and other....        3,721    8.36             311        2,844    7.91          225       1,562    7.49        117
  VARIABLE:
     One-to-four  family......      207,011    7.90          16,356      208,724    7.72       16,120     200,337    7.27     14,570
     Multi-family and other...        9,418    8.18             770        8,240    7.79          642       9,659    7.02        678
  VARIABLE TCM:
     One-to-four family.......       24,812    8.60           2,135       34,842    8.05        2,804      42,108    7.47      3,144
  Commercial..................          580    6.38              37        1,475    9.15          135       2,350    8.64        203
  Consumer....................          565    9.73              55          612   10.62           65         775    9.81         76
  Interest-bearing deposits
    and other liquid investments     16,900    5.56             940       15,200    5.24          796      14,500    5.68        824
  Mortgage backed securities`         1,140    7.28              83        1,540    7.34          113       1,974    7.40        146
  Mortgage on Erieview........          ---     ---             ---        5,100   10.12          516       7,936   10.02        795
  FHLB stock..................        3,300    7.18             237        3,480    6.95          242       3,260    6.75        220
                                   --------                 -------     --------              -------    --------            -------
      Total earning assets....     $348,301    7.82         $27,233     $332,401    7.77      $25,835    $316,086    7.35    $23,255
                                   ========                 =======     ========              =======    ========            =======

INTEREST-BEARING
   LIABILITIES
  Money market checking
     accounts.................      $17,700    1.95            $345      $17,700    1.92         $340     $18,900    1.90       $360
  Pass book accounts..........       45,000    2.90           1,305       51,000    2.93        1,495      59,800    2.97      1,776
  Liquid asset accounts.......        7,600    4.95             376          ---     ---          ---         ---     ---        ---
  Certificates of deposit.....      242,400    5.59          13,545      213,400    5.53       11,793     182,300    5.75     10,482
  FHLB advances...............       19,981    6.32           1,263       27,481    6.20        1,704      31,900    6.33      2,018
                                   --------                 -------     --------              -------    --------           --------

Total interest-bearing
     liabilities .............     $332,681    5.06         $16,834     $309,581    4.95      $15,332    $292,900    5.00    $14,636
                                   ========                 =======     ========              =======    ========           ========

Net interest income...........                              $10,399                           $10,503                       $  8,619
                                                            =======                           =======                       ========




[1] The average balance of loans includes the principal balance of nonaccrual loans. Interest income includes amortization of deferred loan fees of $278,735, $512,268 and $784,448 in 1997, 1996 and 1995.

         The effect on the net interest income due to changes in interest rates and changes in the amounts of interest-earning assets and interest-bearing liabilities is shown in the following table. Changes in interest due to both rate and volume have been allocated to change due to volume and change due to rate in proportion to the absolute amounts of the change in each.

                                                                          Change Due to
                                                              --------------------------------------
                                                      Total
                                                      Change             Volume              Rate
                                                   -------------------------------------------------
1997 CHANGE FROM 1996
  INTEREST INCOME:
    Loans.................................             $1,261             $1,133             $  128
    Investment Securities.................                137                 83                 54
                                                       ------             ------             ------
  Total...................................             $1,398             $1,216             $  182
                                                       ======             ======             ======

  INTEREST EXPENSE:
    Deposits..............................             $1,943             $1,524             $  419
    FHLB Advances.........................               (441)              (465)                24
                                                       ------             ------             ------
  Total...................................             $1,502             $1,059             $  443
                                                       ======             ======             ======

Change in net interest income.............             $ (104)            $  157             $ (261)
                                                       ======             ======             ======

1996 CHANGE FROM 1995
INTEREST INCOME:
   Loans..................................             $2,605             $1,216             $1,389
   Investment Securities..................                (25)                35                (60)
                                                       ------             ------             ------
 Total....................................             $2,580             $1,251             $1,329
                                                       ======             ======             ======

  INTEREST EXPENSE:
    Deposits..............................             $1,010             $1,019             $   (9)
    FHLB Advances.........................               (314)              (274)               (40)
                                                       ------            -------             ------
  Total                                                $  696            $   745             $  (49)
                                                       ======            =======             ======

Change in net interest income.............             $1,884            $   506             $1,378
                                                       ======            =======             ======

         ASSET/LIABILITY MANAGEMENT. As with most financial institutions, CSFC's interest income and cost of funds are significantly affected by general economic conditions and by policies of regulatory authorities. The function of asset/liability management is to monitor the maturities and repricing schedules of the components of the balance sheet, and to initiate actions to minimize CSFC's vulnerability to changing interest rates while maximizing current and expected net interest yield.

         The CSFC Bank Board establishes policies and objectives with regard to asset/liability management while senior management oversees the implementation of such policies. The Executive Management Committee of CSFC Bank meets weekly to review and establish rates on loan and deposit products, as well as to establish strategies to monitor the flow of funds and coordinate the sources, uses and pricing of those funds. CSFC Bank does not use derivative financial instruments in its asset/liability strategy.

         Interest rate sensitivity arises from the changes in interest rates in the economy and the effect those changes have on the value of the assets and liabilities and net portfolio value ("NPV") of CSFC Bank. CSFC Bank utilizes the OTS Interest Rate Risk Exposure Report to measure the interest rate risk in the balance sheet. A portion of that report as of June 30, 1998 is summarized below and reflects changes in the NPV for instantaneous and sustained shifts of 100 basis point increments in market interest rates:

                          INTEREST RATE SENSITIVITY OF
                               NET PORTFOLIO VALUE

                                                 As of June 30, 1998
                               -----------------------------------------------------
                                                 Net Portfolio Value
                               -----------------------------------------------------
       Change in Rates
        (basis points)               Amount           Change            % Change
------------------------------------------------------------------------------------
                                            (Dollars in thousands)
             +400                  $11,994         ($27,725)               (70)%

             +300                   20,088          (19,631)               (49)

             +200                   27,728          (11,991)               (30)

             +100                   34,515           (5,204)               (13)

              0                     39,719               ---                ---

             -100                   43,129             3,410                  9

             -200                   45,109             5,391                 14

             -300                   47,967             8,249                 21

             -400                   51,563            11,844                 30

         CSFC Bank's exposure to sudden interest rate changes of plus or minus 200 basis points is within the limits established by the CSFC Bank Board of a 35% decrease in NPV.

         PROVISION FOR LOAN LOSSES. The provision for loan losses represents a charge against current earnings in order to maintain the allowance for loan losses at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based upon an ongoing review and analysis of the risk characteristics of the loan portfolio, historical charge-offs and recoveries, current economic conditions, volume, growth and composition of the loan portfolio, and other relevant factors. In 1997, based on management's assessment of the adequacy of the allowance, the provision for loan losses was $232,000, compared to $160,000 in 1996 and $96,000 in 1995 primarily due to increased charge-offs and increased nonperforming loans. A significant portion of the provision in 1997 and 1996 was for the purpose of maintaining the general loan loss reserve, which covers potential losses inherent in the portfolio which have not been specifically identified. See "--Credit Risk Management" for a discussion of CSFC's allowance for loan losses.

         NONOPERATING INCOME. In 1997, nonoperating income totaled $1.5 million, compared to $700,000 in 1996 and ($200,000) in 1995. Included in the nonoperating income category are the following items: (i) loan service, escrow fees and other charges, (ii) net office building rental income (iii) gain on the sale of real estate, and (iv) other income.

         In 1997, net office building income increased to $1.1 million, compared to $400,000 in 1996 and ($700,000) in 1995. This increase resulted from the purchase of the Erieview Building and Lincoln office buildings and concurrent cancellation of the existing lease obligation in August 1996. This transaction is more fully described in Note 4 of the audited financial statements of CSFC for 1997 and 1996 (see "Index to Financial Statements of CS Financial Corporation."). In September 1996, the amount of annual rent charged to CSFC Bank as office occupancy expenses related to the Erieview and Lincoln Office Buildings (which is recognized as building rental revenues in nonoperating income) increased from $100,000 to $488,000 as a result of the August 1996 cancellation of the third party lease obligation.

         GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense totaled $7.8 million in 1997, compared to $9.5 million in 1996 and $7.0 million in 1995. The increase in 1996 is mainly attributable to the one time nonrecurring charge associated with the recapitalization of the SAIF which totaled $1.6 million. Excluding the nonrecurring SAIF assessment, general and administrative expense for 1996 would have totaled $7.9 million. Occupancy expense for 1997 and four months of 1996 was increased by the revised rent paid to the building operations after the purchase of the Erieview Building and Lincoln properties. Compensation in 1995 was low because the profit sharing retirement plan contribution and management bonuses reflected the poor profit performance for the year.

         The composition of general and administrative expenses is as follows:

                                                                               Year ended December 31,
                                                               ----------------------------------------------------
                                                                      1997               1996               1995
                                                               ----------------------------------------------------
                                                                                (Dollars in thousands)
Compensation, benefits and retirement.........................     $4,554             $4,626             $4,089
Office occupancy..............................................      1,172                870                797
Furniture & equipment.........................................        386                355                359
Franchise tax.................................................        343                341                313
SAIF assessment...............................................        193              2,229(1)             572
Marketing.....................................................        139                122                145
Data processing...............................................        129                128                127
Stationary and printing.......................................        127                125                120
Postage & courier.............................................        124                125                119
Loan expense..................................................        105                110                 67
Other expenses................................................        495                450                333
                                                                   ------            -------           --------

  Total general and administrative expenses, net..............     $7,767             $9,481             $7,041
                                                                   ======             ======             ======

General and administrative expenses to average assets.........      2.12%              2.71%              2.14%

----------------------
 (1)     Includes the one time special SAIF assessment of $1.627 million.


         INCOME TAXES. CSFC has provided $1.3 million for federal income taxes in 1997, $517,000 in 1996 and $397,000 in 1995. Changes from year to year are primarily due to changes in the level of pre-tax income. See Note 7 of the audited consolidated financial statements of CSFC (see "Index to Financial Statements of CS Financial Corporation") for a complete description of federal income taxes.


Six Months Ended June 30, 1998 compared to Six Months Ended June 30, 1997

         Net income for the six months ended June 30, 1998 was $1,436,000 as compared to $1,106,000 for the six months ended June 30, 1997. The increase in net income resulted from an increase in net interest income of $495,000 and a reduction in provision for loan losses of $226,000, and an increase in expenses of $451,000 of which $271,000 relates to merger expenses. The loan loss provision for the first half of 1997 was higher than normal based on the increased level of substandard assets during the period. Return on average assets for the first half of 1998 was 0.74% compared with 0.61% in the same period of 1997. Return on average equity was 9.59% for the first half of 1998, as compared with 7.96% for the same period of 1997. The following tables give summary balance sheet and income statement information for June 30, 1998 and 1997:

                              SUMMARY BALANCE SHEET

                                                                              At June 30,
                                                 ----------------------------------------------------------------------------
                                                               1998                                1997
                                                 ----------------------------------------------------------------------------
                                                                         (Dollars in thousands)
ASSETS:
  Cash and cash equivalents.....................     $     1,603                 0.4%     $     1,231                 0.3%
  Interest-bearing deposits.....................          32,530                 8.3           16,766                 4.5
  FHLB stock....................................           3,419                 0.9            3,182                 0.9
  Mortgage-backed securities....................             760                 0.2            1,133                 0.3
  Investment securities.........................             767                 0.2            2,914                 0.8
  Loans receivable, net.........................         334,122                85.1          326,474                88.3
  Office premises and equipment, net............          15,296                 3.9           13,135                 3.6
  Prepaid expenses and other assets.............           3,285                 0.8            3,492                 1.0
  Deferred federal income taxes.................             575                 0.1              833                 0.2
  Investment in unconsolidated subsidiary.......             520                 0.1              487                 0.1
                                                    ------------               -----      -----------               -----

Total Assets....................................        $392,877               100.0%        $369,647               100.0%
                                                    ============               =====      ===========               =====

LIABILITIES AND SHAREHOLDERS' EQUITY:

  Deposits......................................        $342,748                87.2%        $318,015                86.0%
  FHLB advances.................................          14,660                 3.7           17,763                 4.8
  Other liabilities.............................           4,873                 1.3            5,573                 1.5
                                                    ------------               -----      -----------             -------

Total Liabilities...............................         362,281                92.2          341,351                92.3

Total Shareholders' Equity......................          30,596                 7.8           28,296                 7.7
                                                    ------------               -----      -----------               -----

Total Liabilities and Shareholders' Equity......        $392,877               100.0%        $369,647               100.0%
                                                    ============               =====      ===========               =====

Book value per share............................         $909.65                              $841.27

Equity to assets................................            7.79                                 7.65
Tangible equity to assets.......................            7.79                                 7.65
Total risk-based capital to risk-based assets...           14.21                                13.83



                            SUMMARY INCOME STATEMENT


                                                                                    For the Six Months Ended
                                                                                            June 30,
                                                                               -----------------------------------
                                                                                     1998               1997
                                                                               ----------------- -----------------
                                                                                     (Dollars in thousands)
INTEREST INCOME:
  Mortgage loans and mortgage-backed securities...............................    $13,312           $12,394
  Interest on securities and other............................................        912               796
                                                                                  -------         ---------

Total Interest Income.........................................................     14,224            13,190
                                                                                  =======           =======

INTEREST EXPENSE:

   Interest on deposits.......................................................      8,209             7,533
   Other interest expense.....................................................        482               619
                                                                                  -------         ---------

Total Interest Expense........................................................      8,691             8,152
                                                                                  -------          --------

Net Interest Income...........................................................      5,533             5,038
Provision for Loan Losses.....................................................         13               224
                                                                                  -------         ---------

Net Interest Income after Provision...........................................      5,520             4,814


Nonoperating Income...........................................................        910               657

General and Administrative Expenses...........................................      4,252             3,801
                                                                                   ------          --------

Income Before Taxes...........................................................      2,178             1,670
Income Tax Expense............................................................        742               564
                                                                                   ------         ---------
   Net Income.................................................................    $ 1,436           $ 1,106
                                                                                  =======           =======

Earnings per share (basic and diluted)........................................     $42.68            $32.89
Return on average assets......................................................       0.74%             0.61%
Return on average equity......................................................       9.59              7.96

         NET INTEREST INCOME. Net interest income for the six months ended June 30, 1998 was $5.5 million compared to $5.0 million for the same period in 1997. The interest rate spread increased five basis points to 2.64%. Due to a general increase in interest rates, the weighted average yield on earning assets increased sixteen basis points, while the yield paid on interest-bearing liabilities increased four basis points. An analysis of net interest income is presented in the following table. For each major category of interest-earning assets and interest-bearing liabilities, the average balance of funds employed during the period indicated is shown along with the interest earned or paid on that balance for the period and the weighted average annualized rate earned or paid for that category. Average balances are determined on a monthly basis.

                                                                   For the Six Months Ended June 30,
                                     ------------------------------------------------------------------------------------
                                                       1998                                       1997
                                     ------------------------------------------------------------------------------------
                                                     Average                                    Average
                                         Average    Annualize     Income/        Average       Annualized     Income/
                                         Balance     d Yield      Expense        Balance         Yield        Expense
                                     ------------------------------------------------------------------------------------
INTEREST BEARING ASSETS:
Mortgage Loans:
    Fixed Rate......................     $120,916      7.98%       $4,827         $75,060         8.29%      $ 3,110
    Adjustable Rate.................      215,278      7.97         8,577         244,305         7.64         9,336
Commercial Loans....................          529      4.54            12             552         7.25            20
Consumer Loans......................          499      9.62            24             562         9.96            28
Interest Bearing Deposits
and other Liquid
Investments.........................       23,018      5.53           637          19,539         5.44           531
Mortgage-Backed Securities                    825      7.27            30           1,203         7.48            45
FHLB Stock..........................        3,330      7.02           117           3,393         7.07           120
                                        ---------              ----------      ----------                  ---------
    Total Earning Assets............     $364,395      7.81       $14,224        $344,614         7.65       $13,190
                                         --------                 -------        --------                    -------

INTEREST BEARING
LIABILITIES:
Money Market Checking
  Accounts..........................    $  18,191      1.94    $      176         $18,595         1.94%      $   180
Passbook Accounts...................       41,688      2.89           602          48,112         2.93           704
Liquid Asset Accounts...............       19,430      4.84           470             806         4.96            20
Certificates of Deposit.............      251,177      5.54         6,962         239,856         5.53         6,628
FHLB Advances.......................       15,125      6.36           481          19,513         6.35           620
                                        ---------              ----------       ---------                   --------
  Total Interest Bearing

     Liabilities....................     $345,611      5.03%     $  8,691        $326,882         4.99%        8,152
                                         ========                ========        ========                    -------

Net Interest Income.................                             $  5,533                                     $5,038
                                                                 ========                                     ======


Note: The average balance of loans includes the principal balance of non-accrual loans. Interest income includes amortization of deferred loan fees of $123,901 and $152,052 in the first half of 1998 and 1997, respectively.

         The effect on the net interest income due to changes in interest rates and changes in the amounts of interest-earning assets and interest-bearing liabilities is shown in the following table. Changes in interest due to both rate and volume have been allocated to change due to volume and change due to rate in proportion to the absolute amounts of the change in each.


                                                                                    Change Due to
                                                            Total        ---------------------------------
                                                            Change            Volume              Rate
                                                            ------            ------              ----
                                                                      (Dollars in thousands)
Six Months Ended June 30, 1998 compared
   with Six Months Ended June 30 1997

INTEREST INCOME:
   Loans.............................................      $  931              $773               $158
   Investments.......................................         103                93                 10
                                                           ------

Total................................................      $1,034              $866               $168
                                                           ======              ====               ====

INTEREST EXPENSE:
  Deposits...........................................         676               564                112
  FHLB Advances......................................        (137)             (138)                 1
                                                           ------              ----               ----

Total................................................        $539              $426               $113
                                                             ====              ====               ====

Change in net interest income........................        $495              $440               $ 55
                                                             ====              ====               ====

         PROVISION FOR LOAN LOSSES. See "-- Credit Risk Management" for a discussion of CSFC's allowance for loan losses. Although management believes that it uses the best information available to make such determinations and that the allowance for loan losses is adequate at June 30, 1998, future adjustments to reserves may be necessary, and net income could be significantly affected, if circumstances and/or economic conditions differ substantially from the assumptions used in making the initial determinations.

         Nonperforming assets reported to the OTS at June 30, 1998, December 31, 1997 and June 30, 1997 were $4.0 million, $4.5 million and $5.2 million, respectively.

         NONOPERATING INCOME. Nonoperating income for the first six months of 1998 totaled $910,000, compared to $657,000 for the same period in 1997. Nonoperating income increased largely due to the favorable outcome of a lawsuit.

         GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense increased to $4.25 million for the six months ended June 30, 1998 compared to $3.80 million for the same period in 1997, due primarily to higher compensation, higher legal fees which are included in other expenses, and merger costs.


         The composition of general and administrative expenses is as follows:

                                                                   Quarter Ended June 30,
                                                         --------------------------------------------
                                                                 1998                  1997
                                                         --------------------------------------------
                                                                   (Dollars in thousands)
Compensation, benefits and retirement...................     $ 2,398                $2,271
Office occupancy........................................         556                   565
Furniture and equipment.................................         209                   195
Franchise tax...........................................         192                   174
SAIF assessment.........................................         101                    94
Marketing...............................................          83                    95
Data processing.........................................          62                    69
Stationary and printing.................................          60                    64
Postage and courier.....................................          60                    59
Loan expense............................................          48                    38
Other expenses..........................................         212                   177
Merger costs............................................         271                   ---
                                                             -------                ------
   Total................................................      $4,252                $3,801
                                                              ======                ======



FINANCIAL CONDITION


         REVIEW OF MAJOR ASSET PORTFOLIOS. CSFC's total assets increased $25.8 million from $352.8 million at December 31, 1996 to $378.6 million at December 31, 1997. Total assets at June 30, 1998 were $392.9 million compared to $378.6 million at December 31, 1997. The increase was primarily due to an increase in cash and investments totaling $13.9 million and an increase in buildings, property and equipment totaling $1.1 million, offset by a decrease of $1.4 million in mortgage loans. Total deposit liabilities increased by $16.0 million from December 31, 1997 to June 30, 1998, due to higher special offers being offered for such deposits, while advances from the FHLB of Cincinnati decreased by $2.4 million. Shareholders' equity increased $1.3 million to $30.6 million at June 30, 1998. The following tables detail the composition of the portfolio of investments and mortgage-backed securities and loan portfolio. All loans are held for investment and all investments and mortgage-backed securities are held to maturity.

                   INVESTMENTS AND MORTGAGE-BACKED SECURITIES

                                               Market Value                                      Book Value
                                  --------------------------------------   ------------------------------------------------------

                                         At                  At                 At             At December 31,
                                      June 30,          December 31,         June 30,   -----------------------------------------
                                       1998                1997               1998            1997          1996          1995
                                  --------------------------------------   ------------------------------------------------------
                                                                       (Dollars in thousands)
U.S. Treasury notes..............      $  ---               $2,004           $  ---        $2,000        $2,998        $1,968
Municipal obligations............         185                  185              185           185           215           245
Mortgage-backed securities.......         760                  939              760           940         1,343         1,754
FHLB stock.......................       3,419                3,300            3,419         3,300         3,611         3,369
SBA pools........................         570                  653              570           653           692           842
Accrued interest receivable......          12                   26               12            26            44            57
                                       ------               ------           ------        ------        ------      --------

  Total..........................      $4,946               $7,107           $4,946        $7,104        $8,903        $8,235
                                       ======               ======           ======        ======        ======        ======


                           LOAN PORTFOLIO COMPOSITION


                                At June 30,                                           At December 31,
                         -----------------------------------------------------------------------------------------------------------
                                    1998                        1997                       1996                        1995
                         -----------------------------------------------------------------------------------------------------------
                            Amount       Percent        Amount       Percent       Amount       Percent        Amount       Percent
                            ------       -------        ------       -------       ------       -------        ------       -------
                                                                    (Dollars in thousands)
Types of Loans:
  One-to-four family.... $317,928          94.7%    $318,638           94.4%    $303,356          96.2%    $288,792           92.9%
  Multi-family..........   14,359           4.3       14,790            4.4        7,526           2.4        7,901            2.5
  Other real estate.....    2,382           0.7        2,639            0.8        3,131           1.0       11,363            3.7
  Commercial............      469           0.1          566            0.2          598           0.2        2,244            0.7
  Consumer..............      477           0.2          545            0.2          568           0.2          720            0.2
                         --------
                                                                                       `
  Total Loans........... $335,615         100.0%    $337,178          100.0%    $315,179         100.0%    $311,020          100.0%
                         ========         =====     ========          =====     ========         =====     ========          =====

Plus:
  Accrued interest
    receivable, net..... $    771                   $    534                    $     28                   $   (65)
Less:
  Allowance for
   losses on Loans......   (1,186)                    (1,184)                       (963)                      (910)

  Deferred loan
    origination fees....   (1,078)                    (1,035)                       (961)                    (1,135)
                         --------                  ---------                  ----------                  ---------

Net Loans............... $334,122                   $335,493                    $313,283                   $308,910
                         ========                   ========                    ========                   ========

         CREDIT RISK MANAGEMENT. CSFC has consistently maintained a conservative posture with respect to credit risk. CSFC has no investment securities that are less than investment grade, except for $185,000 of general obligation municipal bonds which were not rated, no foreign loans, nor significant loan concentrations to any one borrower. CSFC's credit policies emphasize evaluation of a borrower's financial condition before a loan is approved and close monitoring of loan repayment after credit is extended. Most loan delinquencies that occur are remedied within 90 days as a result of actions taken by CSFC's collection staff. If a mortgage loan delinquency exceeds 90 days, measures are instituted to enforce collection, including the commencement of a foreclosure action. Loss experience as a result of foreclosure with respect to loans originated by CSFC has historically been very low.

         An analysis of loan loss (charge offs) recoveries and the provision for loan losses is shown in the following table.

                    ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
                           RECONCILIATION OF ACTIVITY


                                                    Six Months
                                                      Ended                   For the year ended December 31,
                                                     June 30,     ------------------------------------------------------------------
                                                       1998              1997              1996               1995
                                                 -----------------------------------------------------------------------------------
                                                                          (Dollars in thousands)
Allowance for loan losses at beginning
  of period....................................            $1,184            $  963            $  910              $  791

Net (charge-offs) recoveries...................               (8)              (11)             (107)                  23

Provision for loan losses......................                13               232               160                  96
                                                         --------
Transfers in (out).............................               (3)                --                --                  --
End of period allowance for loan losses........            $1,186            $1,184           $   963              $  910
                                                           ======

Total net loans at period end..................          $334,122          $335,493          $313,283            $308,910
Average loans..................................           337,222           326,961           307,081             288,416
Net charge-offs to average loans...............             0.00%             0.00%             0.03%             (0.01)%
Allowance for loan losses to net loans.........              0.35              0.35              0.31                0.29

         The following table sets forth the amount of non-performing assets. All amounts are net of any specific valuation allowance taken against the assets affected, which allowance was $325,000 and $342,000 at December 31, 1997 and June 30, 1998, respectively. For all dates presented, there has been no troubled debt restructuring (which involved forgiving a portion of interest or principal on any loans or making loans at rates materially less than market rates). Real estate owned are assets acquired in settlement of loans.



                              NON-PERFORMING ASSETS


                                                               At                        At December 31,
                                                           June 30,   --------------------------------------------------------------
                                                             1998              1997                1996               1995
                                                       --------------  -------------------   ----------------     ------------------
                                                                           (Dollars in thousands)
Non-accrual loans:
  Mortgages.....................................             $3,393            $3,942             $3,924             $3,990
  Commercial....................................                203               282                283                 80
  Consumer......................................                ---               ---                ---                ---
                                                           --------          --------          ---------          ---------

    Total non-accrual loans.....................              3,596             4,224              4,207              4,070
                                                              -----             -----              -----              -----

Restructured loans..............................                188               188                190                261
                                                           --------

    Total non-performing loans..................              3,784             4,412              4,397              4,331

Real estate owned, net..........................                156                86                225                 86
                                                           --------

    Total non-performing assets.................             $3,940            $4,498             $4,622             $4,417
                                                             ======

Non-performing assets to total assets...........               1.00%             1.19%              1.31%              1.27%
Non-performing loans to total loans.............               1.13              1.31               1.40               1.40
Allowance to total loans........................               0.35              0.35               0.31               0.29
Allowance to non-performing loans...............              31.34             26.80              21.90              21.00

         Most of the loans included in the foregoing table are secured by real estate or other collateral which limits CSFC's exposure to loss. At June 30, 1998, there were no commitments to lend additional funds to borrowers with nonperforming loans. As of June 30, 1998, there were no concentrations of loans in any types of industries which exceeded 10% of the total loans that are not included as a loan category in the table above.

         The ratio of nonperforming loans to total loans decreased from December 31, 1996 to December 31, 1997 and decreased from December 31, 1997 to June 30, 1998. Although CSFC's ratio of non-performing loans to total loans is higher than industry norms, the history of low loan losses reflects the ability to recover substantially all of the amounts due which reflects the collateral quality in the portfolio and the strong collection practices employed. A substantial amount of the interest income on nonperforming loans is eventually collected at the time the loan is paid off. When the sale of the real estate owned generates sufficient proceeds to compensate for the past due interest, it is recorded as "gain on sale of real estate owned."

         An allocation of the ending allowance for losses by major category follows:

                  ANALYSIS OF THE SPECIFIC AND GENERAL RESERVES


                                                    At                                    At
                                              June 30, 1998                       December 31, 1997
                                   -----------------------------------  ---------------------------------------
                                                Allocation                            Allocation
                                   -----------------------------------  ---------------------------------------
                                         Amount            Percent            Amount             Percent
                                   -----------------------------------  ---------------------------------------
                                                             (Dollars in thousands)
Category
Specific reserves:
    Real estate owned.............    $     16                1.2%              $16                 1.2%
    Mortgage......................         131                9.5               171                12.9
    Receivables (1)...............          13                0.9                11                 0.9
    Consumer......................          23                1.7                16                 1.2
    Rent due......................         159               11.6               111                 8.4
                                      --------

Total specific reserves...........         342               24.9               325                24.6
                                      --------             ------          --------              ------

Total general reserves............       1,031               75.1               997                75.4
                                      --------             ------          --------              ------

Total reserves....................      $1,373              100.00%          $1,322               100.0%
                                      ========              ======           ======               =====

---------------
(1)      Reserve for receivables held in other assets.

         General reserves are available to absorb losses from any segment of the portfolio.

         The amount of the allowance for loan losses is based on management's analysis of risks inherent in the various segments of the loan portfolio, management's assessment of known or potential credits which have come to management's attention during the ongoing analysis of credit quality, historical loss experience, current economic conditions and other factors. If actual circumstances and losses differ substantially from management's assumptions and estimates, such allowance for loan losses may not be sufficient to absorb all future losses, and net earnings could be significantly and adversely affected. Loan loss estimates are reviewed periodically, and adjustments, if any, are reported in earnings in the period in which they become known. In addition, CSFC maintains a portion of the allowance to cover potential losses inherent in the portfolio which have not been specifically identified.

         Although   management  believes  that  it  uses  the  best  information available to make such determinations and that the allowance for loan losses was adequate at December 31, 1997 and at

June 30, 1998, future adjustments to reserves may be necessary, and net income could be significantly affected, if circumstances and/or economic conditions differ substantially from the assumptions used in making the initial determinations. Any downturn in the Ohio real estate market could result in CSFC experiencing increased levels of nonperforming assets and charge-offs, significant provisions for loan losses and significant reductions in income. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review CSFC's allowance for loan losses. Such agencies may require the recognition of additions to the allowance based on their judgments of the information available to them at the time of their examination.

         DEPOSITS. CSFC's deposits increased $33.1 million from $293.6 at December 31, 1996 to $326.7 million at December 31, 1997 and $16.0 million from $326.7 million at December 31, 1997 to $342.7 million at June 30, 1998. CSFC had no brokered deposits at June 30, 1998 and December 31, 1997, 1996 and 1995. The following table sets forth the types of deposits at the dates indicated.


                                DEPOSITS BY TYPE


                                   At June 30,                                          At December 31,
                            --------------------------------------------------------------------------------------------------------
                                       1998                        1997                       1996                       1995
                            --------------------------------------------------------------------------------------------------------
                               Amount        Percent       Amount       Percent       Amount       Percent       Amount      Percent
                               ------        -------       ------       -------       ------       -------       ------      -------
                                                                       (Dollars in thousands)
CATEGORY

Money market checking
  accounts.................     $16,873           4.9%     $17,858          5.5%    $17,545         6.0%     $17,863           6.5%
Passbook accounts..........      39,826          11.6       41,404         12.7      48,497        16.5       53,284          19.4
Liquid asset accounts......      20,485           6.0       18,622          5.7         ---         0.0          ---           0.0

Certificates of deposits
   by  rate:
  4.00-5.00%...............       5,483           1.6        6,533          2.0       6,117         2.1        8,393           3.0
  5.01-5.50%...............     103,385          30.2       97,143         29.7     109,118        37.1       83,093          30.2
  5.51-6.00%...............     144,522          42.2      131,684         40.3      68,063        23.2       52,731          19.2
  6.01-8.00%...............      12,174           3.5       13,469          4.1      44,253        15.1       59,648          21.7
  8.01%-10.00%.............         ---           0.0          ---          0.0         ---         0.0           13           0.0
                               --------         -----     --------        -----    --------       -----     --------         -----
                                265,564          77.5      248,829         76.1     227,551        77.5      203,878          74.1
                                -------         -----     --------         ----     -------       -----     --------         -----

Total......................    $342,748         100.0%    $326,713        100.0%   $293,593       100.0%    $275,025         100.0%
                               ========         =====     ========        =====    ========       =====     ========         =====

         CSFC does not pay premium rates for deposits in excess of the insured limit of $100,000. Some depositors choose to deposit sums in excess of the insured limits based on their confidence in CSFC, and those deposits are invested in the various deposit accounts CSFC offers. At December 31, 1997 there were 223 accounts over the $100,000 limit with a total uninsured exposure of $7.5 million. At December 31, 1996 and December 31, 1995 there were 151 accounts with $4.4 million uninsured and 136 accounts with $4.1 million uninsured respectively. At June 30, 1998, there were 254 accounts with $8.6 million uninsured.

         CAPITAL AND DIVIDENDS. Federal regulations prescribe three separate regulatory capital requirements for savings associations: (i) a risk-based capital requirement, (ii) a leverage limit (core capital requirement), and (iii) a tangible capital requirement. Under the risk-based requirement, assets are risk-weighted from 0% to 100% with cash and other non-risk assets requiring no risk weighting, certain mortgage-backed securities 20%, qualifying (home) mortgage loans 50% and commercial loans, other non-residential loans and real estate owned 100%. The risk-based regulation requires that risk-based capital be maintained in an amount equal to at least 8% of risk- weighted assets. The leverage limit requires that core capital, which is generally defined as shareholders' equity minus non-qualifying intangible assets, be maintained in an amount not less than 3% of adjusted total assets. Under the tangible capital requirement, tangible capital, defined as core capital minus all intangible assets (other than a limited amount of purchased mortgage servicing rights), must be maintained in an amount equal to at least 1.5% of adjusted total assets. CSFC Bank was in compliance with these regulatory capital regulations on June 30, 1998, December 31, 1997 and 1996. See Note 10 to the audited consolidated financial statements of CSFC (see "Index to Financial Statements of CS Financial Corporation").

         At June 30, 1998, shareholders' equity totaled $30.6 million, an increase of $1.3 million compared to $29.3 million at December 31, 1997, which represented an increase of $2.0 million over year-end 1996. The source of this increase was the retention of earnings.

         Dividends declared each year include a quarterly dividend and, for the past 14 years, a special year end dividend so that the total years' dividend reflects the year's performance with an eye toward the future while maintaining adequate capital for future expansion plans. In December 1997 a $10 per share special year end dividend was declared compared with $4 per share in December 1996 and $3 per share in 1995. Total dividends declared in 1997 represented a 21.8% payout of earnings ratio compared with 31.8% in 1996 and 36.2% in 1995.

         LIQUIDITY. CSFC's liquidity is a measure of its ability to fund loans, withdrawals of deposits and other cash outflows in a cost-effective manner. Deposits, scheduled amortization and prepayments of loan principal, maturities of investment securities, borrowings, and funds provided by operations are the principal sources of funds. While loan payments and maturing investment are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition.

         As presented in the Consolidated Statements of Cash Flows (see "Index to Financial Statements of CS Financial Corporation"), operating activities, including net income, generally provide cash.

         The primary investing activity during each period was loan originations and purchase of investments, which totaled $41.0 million for the six months ended June 30, 1998, $39.9 million for the six months ended June 30, 1997, $74.6 million in calendar year 1997 compared with $72.9 million in calendar year 1996 and $77.2 million in calendar year 1995. New loan originations were funded by significant principal repayments and maturities on loans and investment securities, which totaled $45.1 million for the six months ended June 30, 1998, $28.4 million for the six months ended June 30, 1997, $54.4 million in 1997, $60.1 million in 1996 and $42.0 million in 1995.


         Under financing activities, cash was used in 1997 and 1996 primarily to fund a net decrease in FHLB advances, while cash was provided by an increase in certificates of deposit in 1997, 1996 and 1995. In 1997, funds were provided by an increase in checking, passbook and liquid asset accounts while there was a decrease in checking and passbook accounts in 1996 and 1995 which was before the liquid asset account was introduced in May 1997.


         Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments. If CSFC requires funds beyond its ability to generate them internally, borrowing agreements exist with the FHLB of Cincinnati, which provide an additional source of funds. Under these borrowing agreements, the maximum level of advances available is generally limited to 25% of CSFC Bank's total assets; however, the FHLB may approve advances in excess of this limit based upon CSFC Bank meeting all of its regulatory capital requirements. At June 30, 1998 and December 31, 1997, CSFC Bank had $14.7 million and $17.1 million, respectively, in outstanding borrowings from the FHLB.

         Currently, CSFC Bank anticipates that it will have sufficient funds to meet its existing loan commitments. At June 30, 1998, the commitments to borrowers for unused lines of credit and to originate loans totaled $11.4 million. Certificates of deposit which were scheduled to mature in one year or less at June 30, 1998 totaled $242.6 million.

         As a member of the FHLB, CSFC Bank is required to maintain specific levels of "liquid" investments. Regulations currently in effect require liquid assets of not less than 4% of net withdrawable accounts plus short-term borrowings to assure that scheduled repayment of debt and withdrawals are met. This requirement may be changed from time to time to reflect current economic conditions. CSFC Bank was in compliance with these regulations at June 30, 1998 and anticipates remaining in compliance. It is the intention of CSFC's cash management efforts to keep liquidity levels within regulatory guidelines, but at minimal levels in order to maximize interest income from investing in loans versus lower yielding short-term investment securities.


         In August 1996, the debt associated with the capital lease was extinguished when the Erieview Building and Lincoln Building were purchased and the lease obligation was canceled. The first mortgage loan on the Erieview Building and Lincoln Building was released as a part of the purchase consideration.

         IMPACT OF INFLATION AND CHANGING PRICES. The consolidated financial statements and related data contained herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars. Changes in the relative purchasing power of money over time due to inflation are not recognized in the financial statements.

         Unlike most industrial companies, substantially all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rate fluctuations generally have a more significant and direct impact on a financial institution's performance than do the effects of inflation. To the extent inflation affects interest rates, real estate values and other costs, CSFC's lending activities are affected. Changes in inflation may cause changes in interest rates. Significant increases in interest rates make it more difficult for potential borrowers to qualify for mortgage loans. As a result, the volume and related income on loan originations may be reduced. Significant decreases in interest rates may result in higher loan prepayment activity, although such conditions may enable potential borrowers to qualify for a relatively high mortgage loan balance.

             SUPERVISION AND REGULATION OF CS FINANCIAL CORPORATION
                      AND THE CUYAHOGA SAVINGS ASSOCIATION

REGULATION OF CS FINANCIAL CORPORATION

         GENERAL. CSFC is a unitary savings and loan holding company that is subject to regulation, supervision and examination by the OTS pursuant to the Home Owner's Loan Act of 1933, as amended ("HOLA") and the Federal Depository Insurance Act ("FDIA"). As such, CSFC is required to register and file periodic reports with the OTS concerning its operations and the operations of its subsidiaries including CSFC Bank. In addition, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") confers upon the OTS enforcement authority over CSFC and its non-savings association subsidiaries. FIRREA permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings association.

         As a unitary savings and loan holding company, CSFC generally is not subject to restrictions on its activities. However, a savings and loan holding company is prohibited from obtaining control of a savings association or a savings and loan holding company without the prior approval of the OTS. If a savings and loan holding company were to acquire control of another savings association as a separate subsidiary, it would become a multiple savings and loan holding company, and its activities and the activities of its subsidiaries (other than a federally-insured savings association) would become subject to such restrictions unless such other savings associations each qualify as a qualified thrift lender ("QTL") and were acquired in a supervisory acquisition. In addition, no director, officer or controlling shareholder of a savings and loan holding company may, except with the prior approval of the OTS, acquire control of any savings bank or savings and loan holding company. A savings and loan holding company is also prohibited from engaging in certain activities for or on behalf of the holding company's subsidiary savings association, which may have the effect of evading any law or regulation applicable to the subsidiary savings association.

REGULATION OF THE CUYAHOGA SAVINGS ASSOCIATION

         GENERAL. CSFC Bank is an Ohio-chartered savings association, the deposits of which are insured by the FDIC through the SAIF up to applicable limits. CSFC Bank is subject to regulation and examination by the FDIC in its capacity as the insurer of CSFC Bank's deposits. CSFC Bank is subject to regulation and examination by the OTS, pursuant to HOLA and the FDIA and by the

Division. In addition, CSFC Bank is subject to certain limited regulation by the Federal Reserve Board.

         STATE REGULATION. As an Ohio-chartered savings association, CSFC Bank is subject to regulation and supervision by the Division. CSFC Bank is subject to examination at least once within every eighteen month period by the Division, the last of such examinations having been conducted in September, 1997. The lending and investment authority of CSFC Bank is prescribed by Ohio laws and regulations, as well as applicable federal laws and regulations, and CSFC Bank is prohibited from engaging in any activities not permitted by such laws and regulations.


         CSFC Bank is required by Ohio law to comply with certain reserve and net worth requirements. Ohio-chartered savings associations are required to establish and maintain a reserve for the absorption of bad debts and other losses in an amount equal to at least 3% of the savings association's savings account balance. For purposes of complying with this reserve requirement, such savings associations are able to include the amount of any permanent stock issued and outstanding, contributed surplus, undivided profits, specific loss or valuation reserves and any nonwithdrawable accounts. In addition, Ohio-chartered savings associations that are rated a "composite one" (the highest rating under the Uniform Financial Institution Rating System ("UFIRS")) are required to establish and maintain a ratio of net worth to total assets not less than 3%. All other Ohio-chartered savings associations are required to have a ratio of net worth to total assets of not less than 4%. Net worth consists of common stockholders' equity, noncumulative perpetual preferred stock (including any related surplus), minority interests in the equity capital accounts of consolidated subsidiaries and subordinated debentures (in varying amounts and percentages). At June 30, 1998, CSFC Bank was in compliance with applicable reserve and net worth requirements.


         In addition, Ohio law restricts the ability of Ohio-chartered savings associations to invest in, among other things, (i) commercial real estate loans (including commercial construction real estate loans) up to 20% of total assets;
(ii) land acquisition and development loans up to 2% of total assets; (iii) consumer loans, commercial paper and corporate debt securities up to 20% of total assets; (iv) commercial business loans up to 10% of total assets; and (v) capital stock, obligations and other securities of service corporations up to 15% of total assets.


         The investment authority of Ohio-chartered savings associations is broader in many respects than that of federally chartered savings associations. However, since the enactment of FIRREA, state-chartered savings associations are generally prohibited from acquiring or retaining any equity investment, other than certain investments in service corporations, of a type or in an amount that is not permitted for a federally chartered savings association. This prohibition applies to equity investments in real estate, investments in equity securities and any other investment or transaction that is in substance an equity investment, even if the transaction is nominally a loan or other permissible transaction. At June 30, 1998, CSFC Bank had no investments subject to the foregoing prohibition.


             Furthermore, a state-chartered savings association may not engage as a principal in any activity not permitted for federal associations unless the FDIC has determined that such activity would pose no significant risk to the affected deposit insurance fund and the association is in compliance with the capital standards prescribed under FIRREA. When certain activities are permissible for a federal association, the state-chartered savings association may engage in the activity in a higher amount if the FDIC has not determined that such activity would pose a significant risk or loss to the affected deposit insurance fund and the savings association meets its capital requirements. The increased investment authority does not apply to investments in nonresidential real estate loans. At June 30, 1998, CSFC Bank had no investments that were affected by the foregoing limitations.


         FEDERAL REGULATION. The activities of savings associations are governed by HOLA and, in certain respects, by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). These statutes (i) restrict the use of brokered deposits by troubled savings associations that are not well-capitalized, (ii) prohibit the acquisition of any corporate debt security that is not rated in one of the four highest rating categories, (iii) restrict the aggregate amount of loans secured by non-residential real estate property to 400% of capital, (iv) permit savings and loan holding companies to acquire up to 5% of the voting shares of non-subsidiary savings associations or savings and loan holding companies without prior approval, (v) permit bank holding companies to acquire healthy savings associations and (vi) require the federal banking agencies to adopt regulations establishing loan-to-value limitations on real estate lending. CSFC Bank is in compliance with each of these restrictions. CSFC Bank does have the authority under HOLA to make certain loans or investments, not exceeding 5% of its total assets, on each of (i) non-conforming loans (loans in excess of the specific limitations of HOLA) and (ii) construction loans without security for the purpose of financing what is or is expected to be residential property.

         The OTS has extensive authority over the operations of savings associations, such as CSFC Bank. As a result of this authority, CSFC Bank is required to file periodic reports with the OTS and is subject to periodic examinations by the OTS and the FDIC. When these examinations are conducted by the OTS and the FDIC, the examiners may require a savings association to provide for higher general or specific loan loss reserves. CSFC Bank and CSFC were examined by the OTS in September 1997.

         ENFORCEMENT. Under the FDIA, the OTS has primary enforcement responsibility over savings associations and has the authority to bring enforcement action against all "institution- affiliated parties," including shareholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured savings association. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other acts or failures to act may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. Except under certain circumstances, public disclosure of final enforcement actions by the OTS is required. Under the FDIA, the FDIC has the authority to recommend to the Director of OTS that enforcement action be taken with respect to a particular savings association. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances.

         LOANS-TO-ONE BORROWER. FIRREA limits the aggregate amount of loans that may be made to any one borrower, including related entities, to 15% of a savings association's unimpaired capital and surplus (unimpaired capital is equity and loan loss reserves less goodwill; certain subordinated debt up to 50% of this total may be included). An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain securities and bullion, but generally does not include real estate. At June 30, 1998, CSFC Bank's loans-to-one borrower limit was $4.5 million. Loans secured by readily marketable collateral may be made up to 25% of unimpaired capital. CSFC Bank did not have any borrowers at June 30, 1998, whose aggregate outstanding credit was in excess of the loans-to-one borrower regulations. At June 30, 1998, the five largest loans or group of loans to any one borrower, including related entities, amounted to $2.9 million, $2.9 million, $2.1 million, $ 2.0 million and $1.8 million, respectively. The five loans mentioned above were all performing at June 30, 1998. CSFC Bank is in compliance with the loans-to-one borrower limitations.


         ASSESSMENTS. State-chartered savings associations are required to pay the costs of operating the Division. The assessment for 1997 was for an 18 month period and totaled $118,087, which will be recovered as a credit against CSFC Bank's 1998 state franchise tax return. Savings associations are also required to pay assessments to the OTS to fund the operation of the OTS. The general assessment is paid on a semi-annual basis, and is computed upon the savings association's total assets, including consolidated subsidiaries, as reported in CSFC Bank's latest quarterly thrift financial report. The assessments paid by CSFC Bank in 1997 totaled $87,935.

         DEPOSIT INSURANCE. CSFC Bank is required to obtain and maintain insurance from the FDIC on all of its deposits. For the purpose of insuring deposits, the FDIC maintains two separate insurance funds, the SAIF fund which insures the deposits of savings associations and the Bank Insurance Fund ("BIF") which generally insures the deposits of depository institutions other than savings associations. CSFC Bank is a SAIF member bank.


         Each savings association is required to pay in two quarterly payments, a semi-annual assessment to the FDIC. For the purpose of determining the annual assessment rate for each savings association, both BIF-insured and SAIF-insured savings associations are placed into one of nine assessment risk categories using a two-step process based first on capital ratios and then on supervisory risk factors. At June 30, 1998, BIF and SAIF deposit insurance premium assessments fell within a range from $0 to $27.00 per $100 of deposits. At June 30, 1998, CSFC Bank's annual deposit insurance premium assessment rate was $0 per $100 of deposits.


         Pursuant to the Deposit Insurance Funds Act of 1996 (the "Funds Act"), each savings association with SAIF-assessable deposits was required to pay a one-time special assessment in 1996 of .0657% of the SAIF-assessable deposits held by the savings association on March 31, 1995. Certain savings associations were exempt from the special assessment based on hardship, being deemed a weak institution or not holding SAIF-assessable deposits prior to January 1, 1993, among other reasons. CSFC Bank paid $1.627 million, or approximately $1.074 million after tax, in the third quarter of 1996 with respect to the special assessment. The special assessment was implemented to recapitalize the SAIF.

         In addition, the Funds Act authorizes the FDIC to collect assessments against BIF and SAIF- assessable deposits to be paid to the Financing Corporation ("FICO") to service interest on FICO debt issued during the 1980s. CSFC Bank's current annual FICO assessment rate is approximately 6.1 basis points of deposits.

         CAPITAL REQUIREMENTS. By law, savings associations are required to comply with three separate capital requirements: a tangible capital requirement, a leverage ratio requirement and a risk- based capital requirement. The OTS may also establish individual minimum capital requirements for savings associations as it deems necessary or appropriate on a case-by-case basis.


         The tangible capital requirement requires a savings association to maintain "tangible capital" in an amount not less than 1.5% of its adjusted total assets. "Tangible capital" of a savings association means core capital less any intangible assets and purchased mortgage servicing rights not includible in core capital and investments in subsidiaries that are not includible subsidiaries. At June 30, 1998, CSFC Bank's tangible capital was equal to 7.40% of its adjusted total assets.

         The leverage ratio requirement requires a savings association to maintain "core capital" in an amount not less than 3% of the adjusted total assets. "Core capital" of a savings association consists of common stockholders' equity (including common stock, surplus, retained earnings, and adjustments for the cumulative effect of foreign currency translation, but excluding net unrealized losses on available-for-sale equity securities with readily-determinable fair values), noncumulative perpetual preferred stock and any related surplus, minority interests in the equity accounts of fully-consolidated subsidiaries, nonwithdrawable accounts and pledged deposits of mutual savings associations and any remaining good will resulting from prior regulatory accounting practices. Intangible assets, certain mortgage servicing rights and investments in subsidiaries that are not includible subsidiaries must be deducted from assets and capital in computing core capital. Certain deferred tax assets must also be deducted from assets and capital in computing core capital. At June 30, 1998, CSFC Bank's core capital was equal to 7.40% of its adjusted total assets.

         The total risk-based capital requirement requires a savings association to maintain total capital equal to not less than 8% of its risk-weighted assets. "Total capital" means core capital plus supplementary capital, provided that such supplementary capital that is used to satisfy the requirement does not exceed 100% of its core capital. "Supplementary capital" includes, among other things, cumulative preferred stock, subordinated debt and general valuation loan and lease allowances up to 1.25% of risk-weighted assets. "Risk-weighted assets" are determined by multiplying certain categories of the savings association's assets, including off-balance sheet items, by an assigned risk weight based on the credit risk associated with those assets as specified in the OTS regulations. At June 30, 1998, CSFC Bank's total capital was equal to 14.21% of its risk- weighted assets.

         CSFC Bank exceeded each of the capital requirements imposed by the OTS at June 30, 1998. A savings association which fails to meet the capital requirements must submit to the OTS Director a capital plan which addresses the savings association's need for increased capital, describes the manner in which it proposes to increase its capital and specifies types and levels of activities in which it will engage. The capital plan must also indicate that any increase in the savings association's assets must be met with a commensurate increase in the savings association's tangible capital and risk-based capital. As part of the submission of a capital plan, a savings association is required to certify that, during the pendency of its application for approval of its capital plan, it will not grow beyond its net interest credited, and will not make any capital distributions or engage in certain other prohibited or restricted activities without the OTS's prior approval. The OTS Director must, with certain limited exceptions, limit the asset growth of any savings association not in compliance with the capital requirements. In addition, the OTS Director must issue a capital directive to such a savings association which may contain certain OTS regulatory restrictions and any other restrictions the OTS Director deems necessary or appropriate under the circumstances. CSFC Bank is not subject to any capital directive.


         FDICIA established five capital categories for savings associations ("well capitalized," "adequately capitalized," undercapitalized," "significantly undercapitalized" and "critically undercapitalized") and requires certain mandatory action and authorizes other discretionary actions to be taken by the OTS with respect to savings associations that fall in the three undercapitalized categories, with the nature and extent of such action dependent primarily on the category in which the savings association falls. The OTS has specified by regulation the relevant capital level for each category. Under OTS regulations, a savings association is considered (i) "well capitalized" if the savings association has a total risk-based capital ratio of 10% or greater, has a Tier 1 risk-based capital ratio of 6% or greater, has a leverage ratio of 5% or greater and is not subject to any written agreement, order, capital directive or prompt corrective action to meet a specific capital level for any capital measure; (ii) "adequately capitalized" if the savings association has a total risk-based capital ratio of 8% or greater, has a Tier 1 risk-based capital ratio of 4% or greater and has a leverage ratio of 4% or greater (3% for certain highly rated institutions assigned a composite rating of 1) and does not satisfy the definition of a "well capitalized" savings association; (iii) "undercapitalized" if the savings association has a total risk-based capital ratio that is less than 8% or has either a Tier 1 risk- based capital or a leverage ratio that is less than 4% or has a leverage ratio that is less than 3% and is assigned a composite rating of 1; (iv) "significantly undercapitalized" if the savings association has a total risk-based capital ratio that is less than 6%, or has either a Tier 1 risk-based capital or a leverage capital ratio that is less than 3%; and (v) "critically undercapitalized" if the savings association's "tangible equity" (core capital plus cumulative perpetual preferred stock minus intangible assets and mortgage service rights) is equal to or less than 2% of its total assets. The OTS also has the authority, after notice to and an opportunity for a hearing by the savings association, to reclassify a "well capitalized" savings association to an "adequately capitalized" savings association, or to require an "adequately capitalized" or "undercapitalized" savings association to comply with certain supervisory actions applicable to the next lower category, upon a determination that the savings association is in an unsafe or unsound condition or is engaged in an unsafe or unsound practice. At June 30, 1998, CSFC Bank met the requirements of a "well capitalized" savings association under the OTS regulations.


         FDICIA requires that the OTS take corrective action to restrict asset growth, acquisition, branching and new lines of business with respect to
"undercapitalized" savings associations and that the OTS take increasingly severe additional actions if any savings association becomes "significantly undercapitalized" or "critically undercapitalized." FDICIA also prohibits dividends and other capital distributions and the payment of management fees to a controlling person if, following such distribution or payment, the savings association would fall within one of the three "undercapitalized" categories.

         FDICIA requires a savings association that is "undercapitalized" to submit a capital restoration plan for improving its capital to the OTS. The savings and loan holding company of such a savings association must guarantee that the savings association will comply with the capital restoration plan.

         Under FDICIA, a savings association that is "significantly undercapitalized" is subject to severe restrictions on its activities and may be required, among other things, to issue enough shares or obligations of the association so that the association will be adequately capitalized after the sale, to be acquired by a depository institution holding company or to combine with another depository institution if one or more grounds exist for appointing a conservator or receiver for the savings association. In addition, the appropriate federal banking agency may restrict the transactions with affiliates, the interest rate paid on deposits and asset growth, among other things, of savings associations that are significantly undercapitalized. A savings association that is "critically undercapitalized" will be subject, with certain exceptions, to the mandatory appointment of a conservator or receiver by the appropriate federal banking agency within 90 days after such savings association becomes "critically undercapitalized." In addition, a savings association that is "critically undercapitalized" will be subject to more severe restrictions on its activities and on payment of subordinated debt, and may be prohibited, among other things, from entering into material investment, expansion, acquisition or deposition transactions or paying interest on new or renewed liabilities at a rate that would significantly increase the institution's weighted average cost of funds.


         BROKERED DEPOSITS. A rule adopted by the FDIC permits only "well capitalized" savings associations to solicit, accept, renew or roll over brokered deposits without restriction. The term "brokered deposits" means deposits that are obtained directly or indirectly from or through the mediation or assistance of a deposit broker. "Adequately capitalized" savings banks may obtain brokered deposits if they receive a waiver from the FDIC. The rule adopted by the FDIC also prohibits savings associations that are not "well capitalized" from soliciting deposits at rates significantly higher than prevailing rates. CSFC Bank met the requirements for a "well capitalized" institution at June 30, 1998. CSFC Bank does not utilize brokered deposits.


         LIMITATIONS ON DIVIDENDS OF CSFC BANK. CSFC is a legal entity separate and distinct from CSFC Bank and its other subsidiaries. If the Merger is not consummated, the principal source of CSFC's funds on an unconsolidated basis is expected to be dividends from CSFC Bank. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends CSFC Bank can pay.

         The capital distributions regulation imposes uniform limitations on the ability of savings associations to engage in various distributions of capital such as dividends, stock repurchases, and cash-out mergers. The OTS believes that uniform treatment of these transactions provides a consistent policy regarding savings associations' capital needs and the necessity of preserving and enhancing the tangible capital levels of all savings associations.

         CSFC Bank is currently a Tier I association. As a Tier I association, CSFC Bank is permitted (without application) to make aggregate capital distributions during a calendar year up to 100% of its net income to date plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year. Capital distributions in excess of such amount require that the association follow the regulation's advance notice and opportunity for objection procedures.

         A savings association with net capital below its regulatory capital requirement (or a savings association meeting its capital requirement, but which has received notice from the OTS that it is in need of more than normal supervision) is not authorized to make any capital distributions unless it receives prior written approval from the OTS, or if the association is operating in compliance with an approved capital plan, the capital distribution is consistent with the association's capital plan. CSFC Bank has not been specifically notified by the OTS that it is in need of more than normal supervision.

         The OTS may prohibit any capital distribution otherwise permitted under this regulation upon a determination that the making of the capital distribution would constitute an unsafe and unsound practice, such as where an association's capital is diminishing due to substantial losses. All limitations on capital distributions set forth in the regulation apply also to any direct or indirect distributions of capital to affiliates, including those in connection with a corporate reorganization.


         QUALIFIED THRIFT LENDER TEST. All savings associations, including CSFC Bank, are required to meet a QTL test to avoid certain restrictions on their operations. This test requires a savings bank to have at least 65% of its portfolio assets (as defined in the statute) in qualified thrift investments. At June 30, 1998, the CSFC Bank was in compliance with a ratio of 97.42%. CSFC Bank projects continued compliance for the foreseeable future.


         A savings association that does not meet the QTL test must either convert to a bank charter or comply with the following restrictions on its operations: (i) the association may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the association shall be restricted to those of a national bank; (iii) the association shall not be eligible to obtain any advances from its FHLB; and (iv) payment of dividends by the association shall be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the association ceases to be a QTL, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations). In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and becomes subject to the rules applicable to such companies.

         LIQUIDITY. All savings associations, including CSFC Bank, are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. This liquid asset ratio requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings associations. At the present time, the minimum liquid asset ratio is 4%.


         In addition, short-term liquid assets (e.g., cash, certain time deposits, certain bankers acceptances and short-term United States Treasury obligations) currently must constitute at least 1% of the savings association's average daily balance of net withdrawable deposit accounts and current borrowings. Monetary penalties may be imposed upon savings associations for violations of liquidity requirements. At June 30, 1998, CSFC Bank was in compliance with both requirements, with an overall liquid asset ratio of 6.97% and a short-term liquid asset ratio of 6.97%.

         COMMUNITY REINVESTMENT ACT. Under the Community Reinvestment Act of 1977 ("CRA"), a savings association has a continuing and affirmative obligation to help meet the credit needs of its local communities, including low and moderate income neighborhoods, consistent with the safe and sound operations of the savings association. The regulations promulgated under the CRA require each savings association to identify the communities it serves and the types of credit and other financial services that the savings association plans to extend to those communities. The CRA also requires that the OTS assess a savings association's record of helping to meet the credit needs of its community and take such assessment into consideration when evaluating applications for mergers, acquisitions and other transactions by savings associations. A less than satisfactory CRA rating may be the basis for denying such applications.

         In connection with its assessment of a savings association's CRA performance, the OTS assigns a rating of "outstanding," "satisfactory," "needs to improve" or "substantial noncompliance." Based on the most recently CRA examination conducted in 1997, CSFC Bank received a rating of "satisfactory."

         The OTS assigns a composite CRA rating based upon a Lending Test, Investment Test, and Service Test keyed to, respectively, the number of loans, investments and the level of retail banking services made available in the savings association's assessment area. The Lending Test is a primary component of the assigned composite rating. An "outstanding" rating on the Lending Test will automatically result in at least a "satisfactory" rating on the composite, but an institution cannot receive a "satisfactory" or better rating on the composite if it does not receive at least a "low satisfactory" rating on the Lending Test. Alternatively, a savings association may elect to be assessed by complying with a strategic plan approved by the OTS.

         TRANSACTIONS WITH RELATED PARTIES. CSFC Bank's authority to engage in transactions with related parties or "affiliates" (i.e., any company that controls or is under common control with an savings association, including CSFC) or to make loans to certain insiders, is limited by Section 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A limits the aggregate amount of transactions with any individual affiliate to 10% of the capital and surplus of the savings association and also limits the aggregate amount of transactions with all affiliates to 20% of the savings association's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type specified in the FRA, and the purchase of low quality assets from affiliates is generally prohibited. Section 23B provides that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the savings association as those prevailing at the time for comparable transactions with nonaffiliated companies. In the absence of comparable transactions, such transactions may only occur under terms and circumstances, including credit standards, that in good faith would be offered to or would apply to nonaffiliated companies. Notwithstanding Sections 23A and 23B, savings associations are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act. Further, no savings associations may purchase the securities of any affiliate other than a subsidiary.

         CSFC Bank's authority to extend credit to executive officers, directors and 10% shareholders, as well as any entities that such persons control, are governed by Section 22(h) of the FRA, Regulation O thereunder, Section 22(g) of the FRA and the OTS's Conflicts Rule at 12 CFR 563.43. Among other things, these regulations (i) require such loans to be made on terms substantially similar to those offered to unaffiliated individuals, (ii) place limits on the amount of loans CSFC Bank may make to such persons based, in part, on CSFC Bank's capital position, and (iii) require certain approval procedures to be followed. Certain of these transactions are also subject to conflict-of-interest regulations enforced by the OTS. These regulations cover transactions by CSFC Bank and its subsidiaries with affiliated persons involving the sale, purchase or lease of property. Affiliated persons include officers, directors and controlling shareholders. These conflict- of-interest regulations and other statutes also impose restrictions on loans to affiliated persons.


         Among other things, such loans must be made on terms substantially the same as loans to unaffiliated individuals. CSFC is in compliance with all rules relating to transactions with affiliated persons at June 30, 1998.

         FEDERAL  HOME  LOAN BANK  SYSTEM.  CSFC Bank is a member of the FHLB of
Cincinnati, which is one of 12 regional FHLBs that administers the home financing credit function of savings associations. Each FHLB serves as a reserve or control bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of the FHLB. As a member, CSFC Bank is required to purchase and maintain stock in the FHLB of Cincinnati. At June 30, 1998, CSFC Bank had $3.4 million in FHLB stock, which was in compliance with the requirement.


         The FHLBs are required to provide funds to cover certain obligations on banks issued to fund the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also have an adverse effect on the value of the FHLB stock in the future. For the fiscal year ended December 31, 1997, dividends paid by the FHLB of Cincinnati to CSFC Bank totaled $237,000.


         FEDERAL RESERVE SYSTEM. The Federal Reserve Board requires all depository savings associations to maintain non-interest-bearing reserves at specified levels against their transaction accounts (primarily checking NOW accounts) and non-personal time deposits. At June 30, 1998, CSFC Bank was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements that may be imposed by the OTS. Because required reserves must be maintained in the form of vault cash or a non-interest-bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce CSFC Bank's earning assets.


         Savings associations are authorized to borrow from the Federal Reserve Bank "discount windows," but Federal Reserve Board regulations require savings associations to exhaust other reasonable alternative sources of funds, including FHLB borrowings, before borrowing from the Federal Reserve Bank.

                     COMPARISON OF RIGHTS OF STOCKHOLDERS OF
            CHARTER ONE FINANCIAL, INC. AND CS FINANCIAL CORPORATION

INTRODUCTION

         Upon the consummation of the Merger, holders of CSFC's Common Stock, whose rights are presently governed by the OGCL and CSFC's Articles of Incorporation and CSFC Regulations (the "CSFC Articles" and "CSFC Regulations," respectively) and, indirectly, CSFC Bank's Articles of Incorporation and Code of Regulations, will become stockholders of Charter One, a Delaware corporation. Accordingly, their rights will be governed by the Delaware General Corporation Law (the "DGCL") and the Charter One Certificate of Incorporation and Charter One Bylaws and, indirectly, Charter One Bank's Charter and Bylaws. The following discussion summarizes the material differences affecting the rights of stockholders but is not intended to be a complete statement of all differences and is qualified in its entirety by reference to the OGCL, the DGCL, the Charter One Certificate of Incorporation and the Charter One Bylaws, the CSFC Articles and the CSFC Regulations, and the respective Charters and Bylaws of CSFC Bank and Charter One Bank.

ISSUANCE OF CAPITAL STOCK


         The CSFC Articles authorize the issuance of 500,000 shares of CSFC common stock, par value $5.00 per share. The Charter One Certificate of Incorporation currently authorizes the issuance of 180,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of serial preferred stock, par value $.01 per share. See "Description of Charter One Financial, Inc. Capital Stock." The ability of the Charter One Board to issue Charter One Preferred Stock without stockholder approval could make an acquisition by an unwanted suitor of a controlling interest in Charter One more difficult, time-consuming or costly, or otherwise discourage an attempt to acquire control of Charter One. As of August 15, 1998, 33,635 shares of CSFC Common Stock were issued and outstanding. As of August 15, 1998, 127,213,076 shares of Charter One Common Stock were issued and outstanding. CSFC and Charter One are each authorized to issue additional shares of capital stock without stockholder approval up to the amount authorized.


PAYMENT OF DIVIDENDS

         The ability of CSFC and Charter One to pay dividends on their common stock is governed by Ohio law, and Delaware law, respectively. Section 1701.33 of the OGCL provides that dividends may be paid in cash, property or shares of the corporation's capital stock. The dividend may not exceed the combination of the surplus of the corporation (defined as the excess of its assets over its liabilities plus stated capital). The OGCL further provides that a corporation must notify its stockholders if a dividend is paid out of capital surplus. Delaware corporations may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividends, the capital of the corporation is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

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

             The ability of CSFC and Charter One to pay dividends on their common stock also is affected by restrictions upon their receipt of dividends from their respective subsidiary savings institutions.

ADVANCE NOTICE REQUIREMENTS FOR PRESENTATION OF NEW BUSINESS AND NOMINATIONS OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS

         The Charter One Bylaws specify that notice of any stockholder nomination or proposal for new business must be received by Charter One at least 60 but no more than 90 days in advance of the annual meeting; however, in the event that fewer than 70 days' notice or prior public disclosure of the date of the meeting is given or made, written notice must be submitted no later than the tenth day following the earlier of the date such notice is given or public disclosure made.

         The CSFC Articles and Regulations do not contain a similar restriction.

RESTRICTIONS ON VOTING RIGHTS; QUORUM

         The CSFC Articles do not contain any restrictions on voting rights. The Charter One Certificate of Incorporation currently restricts the voting rights of any Related Person (as defined in the Charter One Certificate of Incorporation) with respect to each vote in excess of 20% of the voting power of the outstanding shares to 1/100 of a vote.

         The CSFC Regulations provide that the shareholders present in person or by proxy at any meeting of shareholders shall constitute a quorum for such meeting, but no action required by law, the Articles, or the Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class, may be authorized or taken by a lesser proportion. The Charter One Bylaws provide that the holders of a majority of shares of common stock entitled to vote present in person or by proxy at a meeting of stockholders constitutes a quorum at any such meeting. Pursuant to the Charter One Certificate of Incorporation, however, to the extent the voting rights of any Related Person are reduced, such reduced voting power will be considered for purposes of determining a quorum.

NUMBER AND TERM OF DIRECTORS

         Pursuant to the CSFC Regulations, the CSFC Board shall consist of not less than five members. The CSFC Regulations provide that the number of directors may be fixed or changed by a resolution adopted by the vote of the shareholders entitled to exercise a majority of the voting power of the shares represented at a meeting called to elect directors in person or by proxy at such meeting and entitled to vote at such election. The CSFC Regulations further provide that the CSFC Board will be divided into two classes with the term of office of each class lasting two years.

         The Charter One Certificate of Incorporation provides that the Charter One Board may consist of the number of directors fixed by, or in the manner provided in, the Charter One Bylaws. The Charter One Bylaws provide that the number of directors shall be determined by a resolution adopted by the affirmative vote of a majority of Charter One's continuing directors. The Charter One Certificate of Incorporation also provides that the Charter One Board shall be divided into three classes with the term of office of one class expiring each year. See "-- Special Provisions to Charter One's Bylaws."

REMOVAL OF DIRECTORS

         The CSFC Regulations provide that the CSFC Board may remove any Director and thereby create a vacancy in the CSFC Board if: (1) he be declared of unsound mind by an order of court, or if he is adjudicated a bankrupt; or (2) if he does not qualify within 60 days as provided by the Regulations. Section 1701.58 of the OGCL provides that if the shareholders have a right to vote cumulatively in the election of directors, as is the case for CSFC, unless the articles or the regulations expressly provide that no director may be removed or that removal requires a greater vote, all the directors, all the directors of a particular class, or any individual director may be removed, without assigning any cause, by the vote of holders of a majority of the voting power entitling them to elect directors in place of those to be removed, except that, unless all the directors, or all the directors of a particular class are removed, no individual director shall be removed if the votes of a sufficient number of shares are cast against his removal that, if cumulatively voted at an election of all of the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect one director.

         The Charter One Certificate of Incorporation provides that directors may be removed only for cause by a vote of a majority of the shares entitled to be cast in the election of directors. The Charter One Certificate of Incorporation provides that a vote to remove a director may only occur at an annual meeting of stockholders or at a meeting of stockholders called expressly for that purpose. The Charter One Certificate of Incorporation limits what will constitute cause for removal to conviction of a felony by a court of competent jurisdiction, an adjudication by a court of competent jurisdiction of gross negligence on the part of a director or misconduct in the performance of such director's duty to Charter One.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

         Both the CSFC Regulations and the Charter One Certificate of Incorporation provide that any vacancy that occurs on the board of directors may be filled by a majority vote of the board of directors and that any director so chosen shall hold office for a term expiring at the meeting of stockholders at which the term of the class to which they have been elected expires.

AMENDMENT OF ARTICLES OF INCORPORATION AND CERTIFICATE OF INCORPORATION

         To amend an Ohio corporation's articles of incorporation, Section 1701.71 of the OGCL requires the approval of stockholders holding two-thirds of the voting power of the corporation or, in cases when class voting is required, of stockholders holding two-thirds of the voting power of each such class, unless otherwise specified in such corporation's articles of incorporation.

         The OGCL also permits amendment by a lesser vote (but not less than a majority) if the Articles themselves so provide. The CSFC Articles provide that notwithstanding any provision of law requiring for any action a super-majority vote, such action may be taken by a majority of the voting power of the corporation.

         Section 242 of the DGCL provides that the certificate of incorporation of a Delaware corporation may be amended only if first approved by the corporation's board of directors and thereafter by a majority of the outstanding stock entitled to vote thereon, and, if applicable, a majority of each class of shares entitled to vote thereon as a class.

         The Charter One Certificate generally may be amended by a majority vote both of its Board of Directors and of the outstanding shares of its voting stock; however, approval of 90% of the outstanding voting stock is required to amend the provision of the Charter One certificate providing for approval by 90% of the stockholders of certain business combinations with a 10% or greater stockholder and approval of 75% of the outstanding voting stock is generally required to amend certain other provisions.

AMENDMENT AND REPEAL OF REGULATIONS AND BYLAWS

         Section 1701.11 of the OGCL provides that only the stockholders of a corporation have the power to adopt, amend and repeal the corporation's Code of Regulations. CSFC's Regulations may be changed, amended, or repealed in whole or in part and a new Code of Regulations may be adopted by a majority of CSFC's shares entitled to vote at any annual or special meeting at which proper notice of the proposed amendment was given or, without a meeting, by the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal.

         Section 109 of the DGCL places the power to adopt, amend or repeal by-laws in the corporation's stockholders, but permits the corporation, in its certificate of incorporation, to vest such power with the board of directors also. The Charter One Certificate provides that the Charter One Bylaws may be adopted, amended or repealed either by the affirmative vote of the holders of shares of at least 75% of the total votes eligible to be cast at a meeting duly called and held or by a resolution adopted by a majority of the Charter One Board.

CONTROL SHARE ACQUISITIONS

         OHIO CONTROL SHARE ACQUISITION STATUTE. Under Section 1701.831 of the OGCL, unless the articles of incorporation or regulations of a corporation otherwise provide, any "control share acquisition" of an issuing public corporation can only be made with the affirmative vote of a majority of the voting power of the corporation and a majority of the portion of the voting power of the corporation, excluding the voting power of the "interested shares." A "control share acquisition" is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, or in respect to which that person may exercise or direct the voting power, would entitle that person to exercise levels of voting power in the following ranges; at least 20% but less than 33 1/3%, at least 33 1/3% but less than a majority, or a majority or more.

         Neither Delaware law nor the Charter One Certificate of Incorporation contains a control share acquisition statute or provision. See " -- Business Combinations with Certain Persons" for certain restrictions imposed by Ohio and Delaware law and the Charter One Certificate of Incorporation.

BUSINESS COMBINATIONS WITH CERTAIN PERSONS

         OHIO BUSINESS COMBINATION STATUTE. Chapter 1704 of the OGCL prohibits an interested stockholder from engaging in a wide range of business combinations similar to those prohibited by Section 203 of the DGCL (discussed below). Under Chapter 1704 of the OGCL an interested stockholder includes a stockholder who directly or indirectly exercises or directs the exercise of 10% or more of the voting power of the corporation. Chapter 1704 restrictions do not apply under certain circumstances, such as when, prior to the date the interested stockholder became an interested stockholder, the directors of the corporation have approved the transaction or the interested stockholder's acquisition of shares of the corporation.

         DELAWARE BUSINESS COMBINATION STATUTE. Section 203 of the DGCL ("Section 203"), which applies to Charter One, regulates transactions with major stockholders after they become major stockholders. Section 203 prohibits a Delaware corporation from engaging in mergers, dispositions of 10% or more of its assets, issuances of stock and other transactions ("business combinations") with a person or group that owns 15% or more of the voting stock of the corporation (an "interested stockholder"), for a period of three years after the interested stockholder crosses the 15% threshold. These restrictions on transactions involving an interested stockholder do not apply in certain circumstances, including those in which (a) before the interested stockholder owned 15% or more of the voting stock, the board of directors approved the business combination or the transaction that resulted in the person or group becoming an interested stockholder; (b) in the transaction that resulted in the person or group becoming an interested stockholder, the person or group acquired at least 85% of the voting stock other than stock owned by inside directors and certain employee stock plans; (c) after the person or group became an interested stockholder, the board of directors and at least 66 2/3% of the voting stock other than stock owned by the interested stockholder approved the business combination; or (d) certain competitive bidding circumstances were present.

         Additionally, the Charter One Certificate of Incorporation sets forth stockholder approval requirements for mergers and other similarly important corporate transactions involving substantial stockholders. The Charter One Certificate of Incorporation generally would prohibit a merger or consolidation, sale of $5 million or more of assets, issuance or transfer of $5 million or more of securities of Charter One, the adoption of a plan or proposal calling for the liquidation or dissolution of Charter One or a subsidiary, the reclassification of Charter One's securities or any agreement, contract or other arrangement providing, directly or indirectly for any of the foregoing (a "business transaction"), involving a "related person" (generally, a beneficial owner of 10% or more of Charter One's outstanding voting stock), unless, during the five years following the related person's acquisition of 10% of Charter One's voting power, the business transaction is approved by 90% of the holders of Charter One's voting stock or the business transaction or the transaction by which the related person acquires such status is first approved by a majority of Charter One's Continuing Directors (as defined in the Charter One Certificate of Incorporation). Business transactions with related persons after five years from the date the related person achieves such status require the approval of at least 75% of the holders of Charter One's voting stock not owned by the related person (at a meeting held no earlier than five years after the date the related person acquires such status) unless the proposed transaction either is approved by a majority of the Continuing Directors, is solely between Charter One and any subsidiary thereof or the business transaction satisfies certain fair price criteria and various procedural requirements.

         The CSFC Articles do not contain a similar restriction.

PREVENTION OF GREENMAIL

         The Charter One Certificate of Incorporation generally would prohibit Charter One from acquiring, directly or indirectly, from an "interested person" (generally, a beneficial owner of 5% or more of Charter One's voting stock) any of its equity securities of any class, unless (i) the acquisition is approved by the holders of at least 75% of Charter One's voting stock not owned by the interested person, (ii) the acquisition is made as part of a tender or exchange offer by Charter One or a subsidiary thereof to purchase securities of the same class on the same terms to all holders of such securities and in compliance with the Exchange Act and the rules and regulations thereunder; (iii) the acquisition is pursuant to an open market purchase program approved by a majority of the Charter One Board, including a majority of the Continuing Directors; or (iv) the acquisition is at or below the market price (generally, the highest sale price for the stock on the acquisition date on the Nasdaq National Market) and is approved by a majority of the Charter One Board, including a majority of the Continuing Directors.

         The CSFC  Articles  do not  contain  a  similar  restriction.  However,
Section 1707.043 of the Ohio Revised Code provides that an Ohio corporation may recover profits realized from the disposition of its securities by certain shareholders who engage in manipulative practices. A corporation may recover profits realized from the disposition of its stock by a person who made a proposal to acquire control of the corporation within 18 months of such disposition. This right of recovery does not apply, however, to a person who proves in court that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and that there were reasonable grounds to believe that such person would acquire control of the corporation. Further, the aggregate amount of the profit realized must exceed $250,000 before the corporation may recover. If a corporation refuses to bring an action to recover these profits, any shareholder may sue on behalf of the corporation. If a judgment is rendered ordering the recovery of any profits, the party bringing the action is entitled to recovery of its attorney fees.

LIMITATIONS ON DIRECTORS' LIABILITY

         Under Delaware law, a Delaware corporation may include in its certificate of incorporation a provision that eliminates or limits a director's personal liability for monetary damages for breach of his or her fiduciary duty, subject to certain limitations. The Charter One Certificate of Incorporation provides that a director shall not be personally liable to the corporation or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the OGCL which imposes liability on directors for unlawful payment of dividends or unlawful stock repurchases; or (iv) for any transactions from which the director derived any improper personal benefit. Further, the Charter One Certificate of Incorporation provides that if Delaware law is subsequently amended to eliminate or limit director liability, then the liability of the directors shall be eliminated or limited to the fullest extent of the law. These provisions do not, however, relieve directors of their duty to act with due care. In addition, these provisions do not prevent a stockholder from seeking equitable remedies, including an injunction prohibiting a proposed action or transaction or rescission of a consummated action or transaction.

         Neither Ohio law nor the CSFC Articles contain a similar provision. Ohio law, however, does limit generally a directors' liability to only those situations where it is determined by a court of competent jurisdiction, based upon clear and convincing evidence, that such director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

         Under federal regulations, there is no provision for limitation of directors' liability to CSFC Bank and Charter One Bank, and neither CSFC Bank nor Charter One Bank's charter or bylaws contains any limitation on the liability of directors of CSFC Bank and Charter One Bank for conduct in their official capacities.

INDEMNIFICATION

         Under Section 1701.13 of the OGCL, Ohio corporations are permitted to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Generally, if it is determined that a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, indemnification is discretionary except as otherwise provided by a corporation's articles of incorporation, code of regulations, or by contract, and except with respect to the advancement of expenses of directors (as discussed in the next paragraph). The OGCL does not authorize indemnification by a corporation (i) of a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order or (ii) of a director in an action involving the unlawful distribution of loans, dividends or assets. Indemnification with respect to expenses is required, however, to the extent such person succeeds on the merits or otherwise. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, purchase insurance to indemnify those persons.

         The OGCL provides that a director (but not an officer, employee, or agent), subject to certain exceptions, is entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

         The CSFC Regulations state that each person who is, has been or shall hereafter be, a director, officer or employee of CSFC or who is serving or may have served at the request of CSFC as a director, officer or employee of another corporation, shall be indemnified by CSFC (including attorneys' fees), judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any pending or threatened action, suit or proceeding, whether criminal, civil, administrative or investigative, to which he is or may be made a party by reason of being or having been such director, officer or employee, provided that (1) such person was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to such corporation; (2) such person has acted in good faith in what he reasonably believed to be the best interest of such corporation; and (3) in any matter the subject of a criminal action, suit or proceeding, such person had no reasonable cause to believe that his conduct was unlawful.

         Under Section 145 of the DGCL, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the corporation - a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. In the case of derivative actions, the DGCL requires court approval before there can be any indemnification when the person seeking indemnification has been found liable to the corporation. To the extent that a person otherwise eligible to be indemnified is successful on the merits or otherwise of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is made mandatory by the DGCL.

         The Charter One Certificate of Incorporation generally requires indemnification, including the payment of expenses in advance of the final disposition of an action, to the extent that such indemnification is permitted by the DGCL. Additionally, Charter One's provision specifies that any indemnification payment to which an individual is entitled must be made within 60 days of receipt of a written request from the individual. Any advancement of expenses must be made within 20 days of the receipt of a written request. The Charter One Certificate of Incorporation also provides for the continuation of indemnification after the termination of the person's association with Charter One.

MERGERS, ACQUISITIONS AND CERTAIN OTHER TRANSACTIONS

         Section 1701.78 of the OGCL generally requires mergers to be adopted by the shareholders of each corporation which is not the surviving corporation, and also by the shareholders of the surviving corporation if shares representing more than one-sixth of the voting power of the surviving corporation are transferred in the merger. The OGCL also requires dissolutions and sales of substantially all assets to be adopted by the shareholders. In each case, the OGCL requires adoption by two-thirds of the voting power of the corporation, unless the articles of incorporation specify a different proportion (not less than a majority). CSFC's articles provide that all of such matters may be approved by holders of a majority of the voting power of the corporation.

         Section 251 of the DGCL generally requires mergers to be adopted by the shareholders of each corporation which is not the surviving corporation, and also by the shareholders of the surviving corporation if shares representing more than 20% of the common stock of the surviving corporation immediately prior to the merger are transferred in the merger. The DGCL also requires dissolutions and sales of substantially all assets to be adopted by the shareholders. In each case, the DGCL requires adoption by a majority of the voting power of the corporation. The Charter One Certificate of Incorporation requires super-majority approval of certain transactions. See "--Business Combinations with Certain Persons."

         Section 1701.59 of the OGCL permits a director, in determining what he reasonably believes to be in the best interests of the corporation, to consider, in addition to the interests of the corporation's stockholders, any of the following: (i) the interests of the corporation's employees, suppliers, creditors, and customers; (ii) the economy of the state and nation; (iii) community and societal considerations; and (iv) the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. The DGCL does not contain statutory provisions permitting a director to consider outside interests in determining a course of action, however, Charter One's Certificate of Incorporation does contain a provision permitting consideration of such interests.

ACTION WITHOUT A MEETING

         Section 1701.54 of the OGCL and the CSFC Regulations provide that any action which may be authorized or taken at a meeting of stockholders may be authorized or taken by written consent without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to notice of a meeting of the shareholders.

         Section 228 of the DGCL permits any action required or permitted to be taken at a stockholder's meeting to be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders. Generally, holders of a majority of outstanding shares can effect such an action. The DGCL also provides that a corporation's certificate of incorporation may restrict or prohibit stockholders' actions without a meeting. The Charter One Certificate of Incorporation prohibits stockholders' action without a meeting.

SPECIAL MEETINGS OF STOCKHOLDERS

         Under Section 1701.40 of the OGCL, the holders of at least 25% of the outstanding shares of a corporation, unless the corporation's regulations specify another percentage, which may in no case be greater than 50%, the directors by action at a meeting or a majority of the directors acting without a meeting, the chairman of the board, the president, or in case of the president's death or disability, the vice president authorized to exercise the authority of the president, and such other officers or persons as the articles or the regulations authorize to call such meetings, have the authority to call special meetings of stockholders. CSFC's Regulations provide that a special meeting can be called at any time by any of the following: the Chairman of the Board, the President or a Vice President, the majority of the CSFC Board or by written request of persons holding at least 25% of all outstanding voting shares.

         Under Section 211(d) of the DGCL, the board of directors or those persons authorized by the corporation's certificate of incorporation or by-laws may call a special meeting of the corporation's stockholders. The Charter One Certificate of Incorporation provides that a special meeting may only be called by a majority of the board of directors, including a majority of Continuing Directors (as defined in the Charter One Certificate of Incorporation).

PREEMPTIVE RIGHTS

         Section  1701.15  of  the  OGCL  provides  that,   subject  to  certain
limitations and conditions contained in the OGCL and unless the articles of incorporation provide otherwise, stockholders shall have preemptive rights to purchase additional securities of the corporation. CSFC's Articles expressly eliminate preemptive rights.

         Under Section 102 of the DGCL, no preemptive rights exist unless a corporation's certificate of incorporation specifies otherwise. Under the Charter One Certificate of Incorporation stockholders do not have preemptive rights.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

         Under the OGCL, dissenting stockholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer, or other disposition of all or substantially all of the assets of a corporation and in connection with certain amendments to the corporation's articles of incorporation. Stockholders of an Ohio corporation being merged into or consolidated with another corporation are also entitled to appraisal rights. Stockholders in the surviving corporation in a merger are also entitled to dissenters rights of appraisal under certain circumstance, including the circumstance that the merger involves the issuance by the surviving corporation to the shareholders of other constituent corporation of such number of shares of the surviving corporations as will entitle the holders of those shares to exercise one-sixth or more of the voting power of that corporation in the election of directors. Under the OGCL, a stockholder's written demand must be delivered to the corporation not later than ten days after the taking of the vote on the matter giving rise to appraisal rights. See "The Merger-- Appraisal Rights."

         Under Section 262 of the DGCL, appraisal rights are available to dissenting stockholders in connection with certain mergers or consolidations. However, unless the certificate of incorporation otherwise provides, Section 262 does not provide for appraisal rights (i) if the shares of the corporation are listed on a national securities exchange or designated as a national market system security on an inter-dealer quotations system by the NASD or held of record by more than 2,000 stockholders (as long as the stockholders receive in the merger shares of the surviving corporation or of any other corporation the shares of which are listed on a national securities exchange or designated as a national market system security on an inter-dealer quotations system by the NASD or held of record by more than 2,000 stockholders) or (ii) if the corporation is the surviving corporation and no vote of its stockholders is required on the merger. The DGCL does not provide appraisal rights to stockholders who dissent from the sale of all or substantially all of a corporation's assets or from an amendment to the corporation's certificate of incorporation, although a corporation's certificate of incorporation may so provide. Charter One's Certificate does not provide appraisal rights beyond those specifically provided under the DGCL. Under the DGCL, among other procedural requirements, a stockholder's written demand for appraisal of shares must be received before the taking of the vote on the matter giving rise to appraisal rights.

SPECIAL PROVISIONS TO CHARTER ONE'S BYLAWS

         In accordance with the Agreement and Plan of Merger by and between Charter One and FirstFed, dated May 30, 1995, Charter One adopted certain provisions to its Bylaws to govern directors, executive officers and committees to the exclusion of any other provision in the Bylaws.

         For a period of four years following the effective date of the merger with FirstFed, Charles J. Koch and Jerome L. Schostak shall serve as Chairman and Vice Chairman, respectively, of the Board of Directors. The Charter One Bylaws also provide that for four years following the effective date of the merger with FirstFed, if any person leaves the Board of Directors, his or he successor will be the person recommended by the directors who were directors of Charter One prior to the merger with FirstFed, or their successors, if such departing director was a director of Charter One prior to the merger with FirstFed, or by the directors who were directors of FirstFed prior to its merger with Charter One, or their successors, if the departing director was a director of FirstFed prior to its merger with Charter One.

         The Charter One Bylaws also provide that for a period of four years following the effective date of the merger, a vote of two-thirds of the entire Charter One Board shall be necessary to approve (i) any amendment to the Charter One Certificate of Incorporation or Bylaws, (ii) any merger, acquisition, sale of substantially all of its assets or other extraordinary corporate transaction involving Charter One, Charter One Bank or any other significant financial institution subsidiary of Charter One or (iii) the dismissal or replacement of any of the executive officers of Charter One or Charter One Bank or other significant financial institution subsidiary.

         The Charter One Bylaws also provide that for a period of at least four years following the merger with FirstFed, the Charter One Board as the surviving corporation shall have a five person Executive Committee and such other committees as the Charter One Board shall establish in accordance with Section 141 of the DGCL, the Charter One Certificate of Incorporation and the Charter One Bylaws.

RIGHTS AGREEMENT

         CHARTER ONE RIGHTS AGREEMENT. On November 20, 1989, the Charter One Board declared a dividend distribution of one Right for each outstanding share of Charter One Common Stock to stockholders of record at the close of business on December 1, 1989. As long as the Rights are attached to the common stock, Charter One will issue one Right with each new share of common stock so that each outstanding share will have an attached Right. Except as set forth below, each Right, when exercisable, entitles the registered holder to purchase from Charter One 1/100 share of preferred stock designated as Series A Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), at a price of $20.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between Charter One and The First National Bank of Boston, as Rights Agent. See "Incorporation of Certain Documents by Reference."

         The Rights are attached to all certificates representing shares of Charter One's outstanding common stock, and no separate Rights Certificates (as defined below) have been distributed. Until the earlier to occur of (i) a public announcement that, without the prior consent of Charter One, a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of securities having 20% or more of the voting power of all outstanding voting securities of Charter One (an "Acquiring Person") or (ii) ten days (unless such date is extended by the Charter One Board) following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group and related persons becoming an Acquiring Person, without the prior consent of Charter One (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the common stock certificates outstanding as of the Distribution Date, by such common stock certificate. Until the Distribution Date, the Rights will be transferred with, and only with, common stock certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for common stock outstanding as of the Distribution Date will also constitute the transfer of the Rights associated with the common stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of common stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on the earlier of (i) December 1, 1999, (ii) consummation of a merger transaction with a person or group who acquired Charter One Common Stock pursuant to a Permitted Offer (generally, a tender offer or exchange offer for all outstanding shares of Charter One Common Stock at a price and on terms determined by at least a majority of the members of the Charter One Board to be both adequate and otherwise in the best interests of Charter One and its stockholders) and also is offering in the merger the same price per share and form of consideration paid in the Permitted Offer, or (iii) redemption by Charter One as described below.

         The Purchase Price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for Series A Preferred Stock, or certain convertible securities having the same or more favorable rights, privileges and preferences as the Series A Preferred Stock at less than the current market price of the Series A Preferred Stock, or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above).

         In the event that a person becomes an Acquiring Person (unless pursuant to a Permitted Offer), proper provision shall be made so that each holder of a Right (other than an Acquiring Person) will for a 60 day period thereafter have the right to receive upon exercise that number of 1/100 share of Series A Preferred Stock equal to the number of shares of Charter One Common Stock having a market value (immediately prior to the triggering of the Right) of two times the exercise price of the Right, to the extent available, and then (after all authorized and unreserved shares of Series A Preferred Stock have been issued) an equal number of an equivalent security (such as another equity security with at least the same economic value as 1/100 share of Series A Preferred Stock) (such right being called the "Flip-In Right"). In addition, Charter One shall be entitled (but not required) to deliver, upon exercise of the Flip-In Right, in lieu of 1/100 share of Series A Preferred Stock, an equal number of shares of common stock, to the extent they are available. For example, at an exercise price of $40.00 per Right, each Right not owned by an Acquiring Person following an event set forth in this paragraph would entitle its holder to purchase common stock with a market value immediately prior to the triggering of the Right of $80.00 for $40.00.

         In the event that, after the first date of public announcement by Charter One or an Acquiring Person that an Acquiring Person has become such, Charter One is involved in a merger or other business combination transaction in which its common stock is exchanged or changed, or 50% or more of Charter One's assets or earning power is sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (other than the Acquiring Person) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value (immediately prior to the triggering of the Right) of two times the exercise price of the Right (such Right being called the "Flip-Over Right"). For example, at an exercise price of $40.00 per Right, each Right not owned by an Acquiring Person following an event set forth in this paragraph would entitle its holder to purchase common stock of the acquiring company with a market value immediately prior to the triggering of the Right of $80.00 (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) for $40.00.

         The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises the Flip-In Right. Upon the occurrence of any of the events giving rise to the exercisability of the Flip-Over Right or the Flip-In Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquiring Person becomes such shall become void insofar as they related to the Flip- Over Right or the Flip-In Right.

         With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, Charter One may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Charter One Board. Additionally, Charter One may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is incidental to a merger or other business combination transaction or series of transactions involving Charter One but not involving an Acquiring Person or any person who was an Acquiring Person or following an event giving rise to, and the expiration of the exercise period for, the Flip-In Right if and for as long as no Acquiring Person beneficially owns securities representing 20% or more of the voting power of Charter One's voting securities. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Flip-In Right is not exercisable, and in any event, only after ten business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The Series A Preferred Stock purchasable upon exercise of the Rights will be nonredeemable. Each share of Series A Preferred Stock will have a preferential quarterly dividend in an amount equal to 100 times the dividend declared on each share of Common Stock, but in no event less than $1.00. In the event of liquidation, the holders of Series A Preferred Stock will receive a preferred liquidation payment per 1/100 share thereof equal to the greater of the issuance price thereof or the payment made per each share of Charter One Common Stock.

         Each share of Series A Preferred Stock will have 100 votes, voting together with the shares of Charter One Common Stock.

         In the event of any merger, consolidation or other transaction in which shares of Charter One Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of common stock. The rights of the Series A Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Series A Preferred Stock will be issuable; however, Charter One may elect to distribute depository receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of 1/100 share, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Charter One, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to Charter One, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

         Charter One and the Rights Agent may from time to time supplement or amend the Rights Agreement without the consent of the holders of the Rights in order to cure any ambiguity or to correct any defect or inconsistency contained therein. In addition, prior to the Distribution Date, Charter One and the Rights Agent may make such changes to the provisions of the Rights Agreement as Charter One deems necessary or desirable. Following the Distribution Date, Charter One and the Rights Agent may change or supplement the provisions of the Rights Agreement in any manner which Charter One deems necessary or desirable and which will not adversely affect the interests of the holders of the Rights.


         Charter One currently has reserved 1,600,000 shares of Preferred Stock (as adjusted for the Charter One Stock Split) for issuance upon exercise of the Rights. As of August 15, 1998 there were 127,213,076 shares of Charter One Common Stock, and therefore 1,272,131 Rights, outstanding.


         The Rights have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire Charter One (other than pursuant to a Permitted Offer or with Charter One's prior approval) without conditioning the offer on the Rights being redeemed or substantially all of the Rights being acquired. However, the Rights should not interfere with any merger or other business combination approved by Charter One with a person other than an Acquiring Person because the Rights are redeemable under those circumstances.

         CSFC has not issued any similar rights or entered into any similar agreement with respect to its common stock.

                                  LEGAL MATTERS

         The validity of the shares of Charter One Common Stock offered hereby will be passed upon for Charter One by Silver, Freedman & Taff, L.L.P. (a limited liability partnership including professional corporations), Washington, D.C. Certain other legal matters in connection with the Merger will be passed upon for Charter One by Silver, Freedman & Taff, L.L.P., and for CSFC by Arter & Hadden LLP, Cleveland, Ohio.

                                     EXPERTS

         The consolidated financial statements incorporated in this Proxy Statement/Prospectus by reference from the 1997 Charter One 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and refers to the report of other auditors on the consolidated financial statements of RCSB Financial, Inc. which was merged with Charter One), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Charter One also rely in part upon the financial statements of RCSB Financial, Inc. (which was merged into Charter One in 1997) as audited by KPMG Peat Marwick LLP, in reliance upon their authority as experts in accounting and auditing.


         The consolidated financial statements of CS Financial Corporation and subsidiary as of December 31, 1997 and 1996 and for the years then ended, and as of December 31, 1996 and 1995 and for the years then ended, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing. Representatives of KPMG Peat Marwick LLP are expected to attend the Special Meeting and to be available to respond to appropriate questions and to have the opportunity to make a statement if they so desire.

         The Pro Forma Financial Statements included in this Proxy Statement/Prospectus rely in part upon the financial statements of ALBANK Financial Corporation as audited by KPMG Peat Marwick LLP in reliance upon their authority as experts in accounting and auditing.


                              STOCKHOLDER PROPOSALS

         CSFC will hold a 1999 Annual Meeting of Stockholders only if the Merger is not consummated. If the Merger is consummated, stockholders of CSFC who receive Charter One Common Stock in the Merger will become stockholders of Charter One at the Effective Time. Under applicable regulations of the Commission, all proposals of stockholders to be considered for inclusion in Charter One's proxy statement for, and to be considered at, the 1999 annual meeting of Charter One's stockholders must be received in writing at the offices of Charter One, c/o Secretary, 1215 Superior Avenue, Cleveland, Ohio 44114 by not later than November 25, 1998. The Charter One Bylaws also prescribe certain time limitations on procedures regarding prior written notice to Charter One by stockholders, which limitations and procedures must be complied with for proposals from stockholders to be included in Charter One's proxy statement for, and to be considered at, such annual meeting. Any stockholder who wishes to make such a proposal should request a copy of the applicable provisions of the Charter One Bylaws from the secretary of Charter One.

                                  OTHER MATTERS

         The CSFC Board is not aware of any business to come before the Special Meeting other than those matters described above in this Proxy Statement/Prospectus. However, if any other matter should properly come before the Special Meeting, including proposals to adjourn the Special Meeting to permit further solicitation of proxies in the event that there are not sufficient votes to approve any proposal at the time of the Special Meeting, it is intended that holders of the proxies will act in accordance with their best judgment; provided, however, that no proxy that is voted against a proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

            INDEX TO FINANCIAL STATEMENTS OF CS FINANCIAL CORPORATION


                                                                                    Page
                                                                                 -----------

Unaudited Consolidated Balance Sheets
    June 30, 1998 and December 31, 1997..................................           F-1-1

Unaudited Consolidated Statements of Operations
    Six months ended June 30, 1998 and 1997..............................           F-1-2

Unaudited Consolidated Statements of Cash Flows
     Six months ended June 30, 1998 and 1997.............................           F-1-3

Unaudited Notes to Consolidated Financial Statements.....................           F-1-4
Independent Auditors' Report.............................................           F-2-1

Consolidated Balance Sheets
    December 31, 1997 and 1996...........................................           F-2-2

Consolidated Statements of Operations
    Years ended December 31, 1997 and 1996...............................           F-2-3

Consolidated Statements of Retained Earnings
    Years ended December 31, 1997 and 1996...............................           F-2-4

Consolidated Statements of Cash Flows
    Years ended  December 31, 1997 and 1996..............................           F-2-5

Notes to Consolidated Financial Statements
     December 31, 1997 and 1996..........................................           F-2-6

Independent Auditors' Report.............................................           F-3-1

Consolidated Balance Sheets
     December 31, 1996 and 1995.......................................              F-3-2

Consolidated Statements of Operations
     Years ended December 31, 1996 and 1995..............................           F-3-3

Consolidated Statements of Retained Earnings
     Years ended December 31, 1996 and 1995..............................           F-3-4

Consolidated Statements of Cash Flows
     Years ended December 31, 1996 and 1995..............................           F-3-5

Notes to Consolidated Financial Statements
     December 31, 1996 and 1995..........................................           F-3-6

                     CS FINANCIAL CORPORATION AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)


                                                                       JUNE 30, 1998               DECEMBER 31, 1997
                                                                 -----------------------       ------------------------
ASSETS:
  Mortgage Loans.....................................                   $332,220,643                   $333,594,835
  Mortgage-Backed Securities.........................                        760,068                        940,156
  Other Loans........................................                      1,901,709                      1,897,596
  Investment Securities..............................                        767,025                      2,863,897
  Stock in Federal Home Loan Bank of Cincinnati,
     at Cost.........................................                      3,419,300                      3,299,700
  Cash On Hand and in Financial Institutions.........                      1,602,595                      1,467,375
  Short Term Cash Investments........................                     32,529,516                     16,683,451
  Real Estate Acquired in Settlement of Loans........                        155,685                         85,500
  Buildings, Office Property and Equipment, Net......                     15,295,517                     14,196,864
  Prepaid Expenses and Other Assets..................                      3,129,700                      2,427,136
  Deferred Federal Income Taxes......................                        575,180                        695,010
  Investment in Unconsolidated Subsidiary............                        519,746                        498,184
                                                                      --------------               ----------------
                                                                        $392,876,684                   $378,649,704
                                                                        ============                   ============
LIABILITIES AND SHAREHOLDERS' EQUITY:
  Deposits...........................................                   $342,747,885                    326,713,421
  Advances from the Federal Home Loan Bank...........                     14,659,615                     17,063,429
  Advance Payments by Borrowers for Tax and
     Insurance.......................................                      2,317,343                      2,450,106
  Other Liabilities..................................                      2,556,328                      3,128,271
                                                                       -------------                 --------------
    Total Liabilities................................                    362,281,171                    349,355,227
  Shareholders' Equity
    Capital Stock, $5 Par Value; Authorized 500,000
      Shares; Issued 52,990 Shares...................                        264,950                        264,950
    Paid in Capital..................................                         90,000                         90,000
    Retained Earnings - Substantially Restricted.....                     33,329,740                     32,028,704
    Less Cost of 19,355 Shares of Treasury Stock.....                     (3,089,177)                    (3,089,177)
                                                                      --------------                ---------------
      Total Shareholders' Equity.....................                     30,595,513                     29,294,477
                                                                       -------------                 --------------
                                                                        $392,876,684                   $378,649,704
                                                                        ============                   ============

See accompanying notes to the consolidated financial statements.


                                      F-1-1

                     CS FINANCIAL CORPORATION AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                                  For the Six Months Ended
                                                              ----------------------------------------------------------------------
                                                                      June 30, 1998                     June 30, 1997
                                                              --------------------------     ---------------------------------------
INTEREST INCOME:
  Mortgage Loans and Mortgage-Backed Securities......                   $ 13,311,739                   $ 12,394,089
   Investment Securities.............................                        753,938                        651,141
   Other Loans.......................................                        157,941                        144,788
                                                                     ---------------                ---------------
     Total Interest Income...........................                     14,223,618                     13,190,018
                                                                       -------------                  -------------

INTEREST EXPENSE:
  Deposits...........................................                      8,209,136                      7,533,180
  Borrowings.........................................                        481,309                        618,577
                                                                       -------------                 --------------
    Total Interest Expense...........................                      8,690,445                      8,151,757
                                                                        ------------                  -------------
    Net Interest Income..............................                      5,533,173                      5,038,261
  Provision for Loan Losses..........................                         13,166                        223,712
                                                                       -------------                 --------------
    Net Interest after Provision for Loan Losses.....                      5,520,007                      4,814,549
  Loan Fees and Service Charges......................                        155,875                        149,342
                                                                       -------------                ---------------
                                                                           5,675,882                      4,963,891
GENERAL AND ADMINISTRATIVE EXPENSES:
  Compensation, Payroll Taxes, and Fringe
    Benefits.........................................                      2,398,059                      2,270,835
  Marketing..........................................                         82,430                         94,463
   Office Occupancy and Equipment....................                        765,134                        760,344
   Federal Insurance Premium.........................                        101,047                         93,821
   Ohio Taxes........................................                        192,396                        173,550
   Other Operating Expenses, Net.....................                        712,816                        408,435
                                                                      --------------                 --------------
     Total General and Administrative Expenses.......                      4,251,882                      3,801,448
                                                                       -------------                  -------------
                                                                           1,424,000                      1,162,443
NONOPERATING INCOME (EXPENSE), NET:
  Building Rentals, Net..............................                        567,083                        497,333
  Equity in Net Earnings of Unconsolidated
    Subsidiary.......................................                         21,563                          2,874
  Other, Net.........................................                        165,179                          7,665
                                                                      --------------               ----------------
                                                                             753,825                        507,872
                                                                      --------------                 --------------
    Earnings Before Federal Income Taxes.............                      2,177,825                      1,670,315
FEDERAL INCOME TAX EXPENSE:
   Current...........................................                        622,420                        685,200
   Deferred..........................................                        119,830                       (120,975)
                                                                     ---------------                ---------------
                                                                             742,250                        564,225
                                                                      --------------                 --------------
     Net Earnings....................................                  $   1,435,575                    $ 1,106,090
                                                                       =============                    ===========
Net Earnings Per Share (Basic and Diluted)...........                $         42.68                 $        32.89
                                                                     ===============                 ==============

   Average Yield on Investments......................                          7.71%                          7.62%
                                                                   ================               ================
    Interest Expense to Average Deposits and
      Borrowings.....................................                          5.07%                          5.03%
                                                                    ===============               ================

See accompanying notes to the consolidated financial statements.

                                      F-1-2

                     CS FINANCIAL CORPORATION AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                                For the Six Months Ended
                                                           -----------------------------------------------------------------
                                                                       June 30, 1998                   June 30, 1997
                                                           ---------------------------------    ----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Earnings.............................................             $     1,435,575              $    1,106,090
  Adjustments to Reconcile Net Earnings to Net Cash
     Provided by  (Used In) Operating Activities:
     REO Charitable Contribution...........................                      18,512                         ---
     Deferred Loan Origination Fees and Other Income.......                    (280,939)                   (331,712)
     Amortization of Premiums and Discounts on Loans,
        Investment Securities, and Other Assets............                      32,160                      28,044
     Provision for Loan Losses.............................                      13,166                     223,712
     Depreciation and Amortization of Office Properties
       and Equipment.......................................                     425,289                     340,403
     Federal Home Loan Bank Stock Dividend.................                    (119,600)                   (119,700)
     Redemption of Federal Home Loan Bank Stock............                         ---                     548,400
     Deferred Federal Income Tax Provision.................                     119,830                    (119,975)
     Increase in Accrued Interest Receivable...............                    (151,768)                   (155,325)
     Increase in Prepaid Expenses and Other Assets.........                    (725,700)                       (904)
     Decrease in Other Liabilities.........................                    (229,562)                    (96,123)
     Other, Net............................................                    (106,330)                   (165,969)
                                                                      -----------------             ---------------
       Net Cash Provided by (Used In) Operating

         Activities........................................                     430,633                   1,256,941
                                                                       ----------------             ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Loan Originations.....................................                 (40,954,877)                (39,918,109)
     Principal Payments on Loans and Mortgage-
          Backed Securities................................                  43,019,953                  27,382,425
     Proceeds from Maturities of Investment Securities.....                   2,076,749                   1,015,188
     Investment in Real Estate Acquired....................                     (90,115)                   (457,878)
     Proceeds from Sales of Real Estate Acquired...........                          --                     198,590
     Purchases of Office Properties and Equipment..........                  (1,523,942)                   (196,153)
     Other Loan Repayments, Net of Other Loans
          Originated.......................................                      (4,113)                    (66,960)
                                                                      -----------------          ------------------
          Net Cash Provided by (Used In) Investing Activities                 2,523,655                 (12,042,897)
                                                                        ---------------             ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net Increase in Money Market Checking, Passbook,
        and Liquid Asset Accounts..........................                    (700,396)                  3,745,004
     Proceeds from Issuance of Certificates of Deposits....                  98,346,090                  96,674,563
     Payments for Maturing or Early Withdrawal of
       Certificates of Deposit.............................                 (81,611,230)                (75,998,527)
     Advances from Federal Home Loan Bank..................                          --                   9,225,000
     Repayments of Advances from Federal Home
        Loan Bank..........................................                  (2,403,814)                (17,412,226)
     Decrease in Advance Payments by Borrowers
        for Taxes and Insurance............................                    (132,763)                   (180,988)
     Cash Dividends Paid on Capital Stock..................                    (470,890)                   (235,445)
                                                                        ---------------             ---------------
       Net Cash Provided by Financing Activities...........                  13,026,997                  15,817,381
                                                                         --------------              --------------
Net Increase in Cash and Cash Equivalents..................                  15,981,285                   5,031,425
Cash and Cash Equivalents at Beginning of Period...........                  18,150,826                  12,965,013
                                                                          -------------               -------------
Cash and Cash Equivalents at End of Period.................                $ 34,132,111                $ 17,996,438
                                                                           ============                ============



See accompanying notes to the consolidated financial statements.

                                      F-1-3

                     CS FINANCIAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CSFC is a savings and loan holding company. Its wholly owned subsidiary, CSFC Bank, and CSFC Bank's subsidiary are principally engaged in the business of furnishing a convenient savings investment medium through the issuance of passbook accounts, money market checking accounts, certificates of deposit, and liquid asset accounts; and lending to customers primarily for the purchase, construction, and improvement of real estate, principally residential, in Northeast Ohio. CSFC Bank conducts its business from eight full-service offices in Cuyahoga County and a loan office in Lake County. Management does not believe it has significant concentrations of risk to any one group of borrowers given its underwriting and collateral requirements. Summarized below are the significant accounting policies of CSFC and subsidiary.

         (a) Principles of Consolidation

         The consolidated financial statements include the accounts of CSFC and CSFC Bank . The accounts of CSFC Bank have been consolidated with those of its wholly owned subsidiary, Central Land Corporation ("CLC") and its formerly wholly owned subsidiary, Cuyahoga Savings Management Corporation ("CSMC"). CSMC was merged into CLC effective December 26, 1997. All significant intercompany accounts and transactions have been eliminated in consolidation.

         CSFC accounts for Cuyahoga Financial Services Agency, Inc. ("CFSA") on the equity basis. CSFC owns the nonvoting stock of CFSA, which is a registered broker/dealer in securities and a licensed insurance agency.

         (b) Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (c) Loan Fees and Discounts

         Loan origination and commitment fees and certain direct loan origination costs are deferred, and the net fee or cost is amortized as an adjustment to yield using the interest method over the contractual life of the related loans subsequently adjusted for actual prepayments.

         (d) Investment and Mortgage-Backed Securities

         Debt and equity securities are classified into one of three categories: held to maturity, available for sale, or held for trading. Securities held to maturity are limited to debt securities that the holder has the positive intent and the ability to hold to maturity and these securities are reported at amortized cost. Securities held for trading are limited to debt and equity securities that are bought and held principally for the purpose of selling them in the near term. Trading securities are reported at fair value, and unrealized losses are reported in current earnings. Securities held as available for sale consist of all other securities; these securities are reported at fair value, and unrealized gains and losses are reported as a separate component of shareholders' equity. Securities that could be sold in the future because of changes in interest rates or other factors are not classified as held to maturity.


         At June 30, 1998 and December 31, 1997, all investment securities and mortgage-backed securities are carried at amortized cost because of management's positive intent and CSFC's ability to hold them to maturity.


         (e) Buildings, Office Properties and Equipment

         Buildings, office properties and equipment are depreciated using a straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the term of the lease.

                                      F-1-4

         (f) Income Taxes

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (g) Allowance for Loan Losses

         The adequacy of the allowance for loan losses is periodically evaluated by CSFC Bank based upon the overall portfolio composition and general market conditions. While management uses the best available information to make these evaluations, future adjustments to the allowances may be necessary if economic conditions change substantially from the assumptions used in making the evaluations. Future adjustments to the allowance may also be required by regulatory examiners based on their judgments about information available to them at the time of their examination.

         For uncollectible interest on loans that are contractually 90 days or more past due, an allowance is established. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.


         At June 30, 1998 and December 31, 1997, loans which were contractually 90 days or more past-due and where an allowance was established, approximated $2,885,000 and $3,530,000, respectively.

         A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect principal or interest due according to the contractual terms of the loan. Since CSFC Bank's impaired loans are primarily collateral-dependent, measurement of impairment is based on the fair value of the collateral. The allowance for loan losses relating to impaired loans was not significant at June 30, 1998 and December 31, 1997.


         (h) Real Estate Acquired in Settlement of Loans

         Real estate acquired in settlement of loans represents real estate acquired through foreclosure, or deed in lieu of foreclosure, and is initially recorded at the lower of cost (principal balance of the former mortgage loan) or fair value less estimated selling costs.

         (i) Earnings per Share

         Earnings per share of capital stock is based on the weighted average number of common shares outstanding during the respective periods.

         (j) Statements of Cash Flows

         For purposes of the consolidated statements of cash flows, CSFC considers cash on hand and in financial institutions, short-term cash investments, and federal funds sold with original maturities of three months or less to be cash equivalents.

         (k) Comprehensive Income

         Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, was issued in June 1997 and became effective on January 1, 1998. This statement requires companies to report all items that are recognized as components of comprehensive income under accounting standards. While CSFC has adopted the statement as of January 1, 1998, there is currently no effect on net income or CSFC's financial statement presentation.

                                      F-1-5

(2)      MORTGAGE   LOANS,   MORTGAGE-BACKED   SECURITIES,   AND   OTHER   LOANS
         -----------------------------------------------------------------------

         A summary of mortgage loans is as follows:


                                                                           June 30, 1998            December 31, 1997
                                                                           -------------            -----------------
Conventional loans (primarily secured
  by one-to-four-family residences)
  Adjustable Rate.............................................             $195,031,092                $232,614,546
  Fixed Rate..................................................              141,819,509                 106,743,302
Partially guaranteed by Veterans Administration or insured
 by Federal Housing Administration............................                   74,094                      95,901
                                                                           ------------                ------------

                                                                            336,924,695                 339,453,749

Accrued interest receivable, net of
  interest paid in advance....................................                  766,382                     529,065
Undisbursed portion of loans..................................               (3,243,803)                 (4,201,036)
Allowance for losses on loans.................................               (1,148,292)                 (1,151,784)
Deferred loan fees............................................               (1,078,339)                 (1,035,159)
                                                                           ------------                ------------

                                                                           $332,220,643                $333,594,835
                                                                           ============                ============

         At June 30, 1998 and December 31, 1997, CSFC Bank had approximately $14,400,000 and $14,600,000, respectively, in apartment loans which are included in conventional loans above.


                                      F-1-6

         A summary of mortgage-backed securities held to maturity is as follows:




                                                                            June 30, 1998
                                              --------------------------------------------------------------------------
                                                                                                           Estimated
                                                  Amortized         Unrealized         Unrealized           Market
                                                    Cost               Gains             Losses              Value
                                                ------------        -----------        ----------          ----------
FHLMC Certificates..........................    $171,550                ---             $(5,734)           $165,816
GNMA Certificates...........................     233,507             $5,979                 ---            239,486
Other.......................................     355,011                ---                 ---            355,011

                                                $760,068             $5,979             $(5,734)           $760,313
                                                ========             ======             =======            ========



                                                                           December 31, 1997
                                              ---------------------------------------------------------------------------
                                                                                                           Estimated
                                                  Amortized         Unrealized         Unrealized           Market
                                                    Cost               Gains             Losses              Value
                                                -------------       ----------         -----------         ---------
FHLMC Certificates..........................    $226,875                ---              $(7,582)           $219,293
GNMA Certificates...........................     292,124             $6,064                   ---            298,188
Other.......................................     421,157                ---                   ---            421,157
                                               ---------             ------              --------           --------

                                                $940,156             $6,064              $(7,582)           $938,638
                                                ========             ======              =======            ========


         A summary of other loans is as follows:



                                                                     June 30, 1998           December 31, 1997
                                                            -----------------------------------------------------------
Commercial loans.....................................             $   468,996                $    565,793
Credit card balances.................................                 476,968                     545,442
Other loans..........................................                 988,429                     814,811
                                                                   ----------                 -----------

                                                                    1,934,393                   1,926,046
Accrued interest receivable, net of interest
  paid in advance....................................                   4,778                       3,750
Allowance for loan losses............................                (37,462)                    (32,200)
                                                                  ----------                 -----------

                                                                   $1,901,709                  $1,897,596
                                                                   ==========                  ==========



                                      F-1-7

      Activity in the allowance for loan losses is summarized as follows:


                                                           Mortgage                  Other
                                                             Loans                    Loans                   Total
                                                       ------------------     ----------------------   ----------------


Balance as of December 31, 1996..............              $  932,000              $  31,000                $963,000
Provisions, net..............................                 219,395                 12,175                 231,570
(Charge-offs) recoveries, net................                     389                (10,975)                (10,586)
                                                        -------------               --------              ----------

Balance as of December 31, 1997..............               1,151,784                 32,200               1,183,984
Provisions, net..............................                     ---                 13,166                  13,166
(Charge-offs) recoveries, net................                  (3,492)                (4,949)                 (8,441)
                                                        -------------            -----------             -----------
Transfer in (out)............................                     ---                 (2,955)                 (2,955)

Balance as of June 30, 1998..................              $1,148,292             $   37,462              $1,185,754
                                                           ==========             ==========              ==========

         At June 30, 1998, CSFC Bank had outstanding commitments to fund mortgage loans totaling approximately $6,365,000, which management expects to fund through operations. These commitments consist of $5,503,000 and $862,000 in fixed and variable mortgages respectively. The Association's credit card customers had unused lines of credit of approximately $5,078,000 at June 30, 1998.


(3)   INVESTMENT SECURITIES

      A summary of investment securities held to maturity at June 30, 1998 and December 31, 1997, follows:


                                                                         June 30, 1998
                                              ------------------------------------------------------------------------------
                                                                                                              Estimated
                                                  Amortized          Unrealized           Unrealized            Market
                                                   Cost                Gains               Losses               Value
                                              -----------------    ----------------    ------------------    ---------------


SBA pools..............................         $   569,565              $  165               $  ---          $  569,730
Municipal bonds........................             185,235                 ---                  ---             185,235
                                                -----------            --------                -----         -----------

                                                    754,800              $  165                $ ---             754,965
                                                                         ======                =====
Accrued interest receivable............              12,225                                                       12,225
                                               ------------                                                 ------------

                                                 $  767,025                                                   $  767,190
                                                 ==========                                                   ==========




                                                                              December 31, 1997
                                            -------------------------------------------------------------------------------
                                                                                                               Estimated
                                                  Amortized           Unrealized           Unrealized            Market
                                                    Cost                Gains               Losses               Value
                                            -------------------------------------------------------------------------------


SBA pools.............................          $   652,818            $    190               $  ---         $   653,008
U.S. Treasury notes...................            2,000,000               3,750                  ---           2,003,750
Municipal bonds.......................              185,297                 ---                  ---             185,297
                                                -----------          ----------                -----        ------------

                                                  2,838,115              $3,940                $ ---           2,842,055
                                                                         ======                =====
Accrued interest receivable...........               25,782                                                       25,782
                                               ------------                                                 ------------

                                                 $2,863,897                                                   $2,867,837
                                                 ==========                                                   ==========


                                      F-1-8

      The following is a summary of the amortized cost and estimated market value of investment securities at June 30, 1998, by remaining term to maturity:


                                                                                Estimated
                                                             Amortized            Market
                                                                Cost              Value
                                                       ------------------------------------
Due within 5 years...................................      $115,076               $115,076
Due after 5 years through 10 years...................        70,159                 70,159
Due after 10 years through 20 years..................       382,178                382,289
Due after 20 years through 30 years..................       187,387                187,441
                                                           --------              ---------

Total:                                                     $754,800               $754,965
                                                           ========               ========


 (4)  BUILDINGS, OFFICE PROPERTIES AND EQUIPMENT, NET

      Buildings, office properties and equipment at June 30, 1998 and December 31, 1997, are summarized below:


                                                                          June 30, 1998
                                              ---------------------------------------------------------------------------
                                                                          Accumulated
                                                                        Depreciation and
                                                      Cost                Amortization                 Net
                                              ---------------------------------------------------------------------------
Land........................................           $  3,591,340         $            ---             $3,591,340
Office Buildings............................             12,868,604                2,556,291             10,312,313
Building Improvements.......................              1,057,666                  449,262                608,404
Furniture, fixtures and equipment...........              4,464,681                3,780,942                683,739
Projects in Progress........................                 99,721                      ---                 99,721
                                                     --------------         ----------------           ------------

                                                        $22,082,012               $6,786,495            $15,295,517
                                                        ===========               ==========            ===========


                                     F-1-9

                                                                        December 31, 1997
                                              ----------------------------------------------------------------------
                                                                               Accumulated
                                                                            Depreciation and
                                                      Cost                    Amortization                   Net
                                              ----------------------------------------------------------------------
Land........................................            $ 3,591,340          $           ---           $  3,591,340
Office Buildings............................             11,324,371                2,277,026              9,047,345
Building Improvements.......................              1,057,666                  415,685                641,981
Furniture, fixtures and equipment...........              4,476,712                3,829,794                646,918
Projects in Progress........................                269,280                      ---                269,280
                                                     --------------         ----------------          -------------

                                                        $20,719,369               $6,522,505            $14,196,864
                                                        ===========               ==========            ===========


         CSFC Bank occupies approximately 25% of One Erieview Plaza/Lincoln Building for its main office and leases the remaining portions of the two buildings. The tenant leases very in length; the minimum future lease commitments for all operating leases are as follows:

                Year Ending December 31,           Future Minimum Lease Payments
                ------------------------           -----------------------------

                         1998                                 $   2,374,567
                         1999                                     2,310,359
                         2000                                     2,225,691
                         2001                                     2,196,306
                         2002                                     2,029,841
                  2003 and thereafter                            11,022,724
                                                              -------------

                                                                $22,159,488
                                                                ===========

         The income and related expenses as included in the accompanying consolidated statements of operations, were as follows:


                                                   For the Six Months            For the Six Months
                                                   Ended June 30, 1998           Ended June 30, 1997
                                               ---------------------------  ---------------------------
Gross tenant rentals..........................        $2,097,739                 $1,947,652
Less:
  Operating Expenses..........................         1,320,150                  1,309,637
  Depreciation of buildings, building
     improvements, and other..................           210,506                    140,682
                                                     -----------                 ----------

    Building rentals, net.....................       $   567,083                   $497,333
                                                     ===========                   ========


                                     F-1-10

(5)   ADVANCES FROM THE FEDERAL HOME LOAN BANK

         At June 30, 1998, CSFC Bank was obligated to the Federal Home Loan Bank of Cincinnati (FHLB) for the following fixed rate secured notes:


          Year of Maturity               Interest Rate              Amount
          ----------------               -------------              ------

                2002                        6.85%                $    150,354
                2003                        5.50                    1,058,959
                2007                        6.55                    9,096,717
                2007                        6.75                      456,916
                2007                        6.90                      458,461
                2007                        7.00                      229,744
                2008                        6.00                    3,109,412
                2011                        4.05                       20,267
                2011                        4.05                       22,518
                2016                        1.71                       56,267
                                                                -------------

                                                                  $14,659,615

         CSFC Bank's mortgage portfolio is pledged as security under a blanket mortgage collateral agreement for 150 percent of the notes payable to the FHLB. In addition, stock in the FHLB is pledged for such advances.

(6)      CURRENT REGULATORY ENVIRONMENT

         The capital requirements mandated by the Financial Institutions Reform, Recovery and Enforcement Act specify that a savings institution maintain regulatory tangible capital of not less than 1.5% of tangible assets, minimum core capital of not less than 3% of adjusted tangible assets, and risk-based capital of not less than 8% of risk-weighted assets. In conjunction with the risk-based capital requirement, the Office of Thrift Supervision (OTS) has assigned risk- weighting factors to all of CSFC Bank's assets and certain commitments which are to be utilized in computing the amount of required capital. Since such regulations do not allow for the inclusion of certain items, regulatory capital determinations do not correspond to the total assets or retained earnings as reported in the accompanying consolidated balance sheets.

         The prompt corrective action regulations of the Federal Deposit Insurance Corporation Improvement Act define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with the OTS, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution either by the OTS or by the Federal Deposit Insurance Corporation, including requirements to raise additional capital, sell assets, or sell the entire institution. Once an institution becomes "critically undercapitalized," it is generally placed in receivership or conservatorship within 90 days.


         To be considered "well capitalized," an institution must generally have a leverage ratio of at least 5%, a Tier-1 risk-based capital ratio of at least 6%, and a total risk-based capital ratio of at least 10%. As of June 30, 1998 and December 31, 1997, the most recent notification from the OTS, categorized CSFC Bank as "well capitalized" under the regulatory framework for prompt corrective action. Management does not believe any conditions or events since notification have changed CSFC Bank's category.


                                     F-1-11

      At June 30, 1998 and December 31, 1997, CSFC Bank was in compliance with regulatory capital requirements as set forth below (dollars in thousands):


                                                                                 Core/            Tier-1           Total
                                             Equity          Tangible          Leverage         Risk-Based       Risk-Based
                                             Capital          Capital           Capital          Capital          Capital
                                          ----------------------------------------------------------------------------------

June 30, 1998
  Capital stock.....................       $      265              ---              ---               ---              ---
  Paid-in capital...................               90              ---              ---               ---              ---
  Retained earnings.................           28,721              ---              ---               ---              ---
                                             --------      -----------     ------------      ------------      -----------

Equity capital......................           29,076           29,076           29,076            29,076           29,076
General loan valuation
   allowances.......................                               ---              ---               ---            1,031
                                                           -----------     ------------      ------------       ----------

Regulatory capital..................                            29,076           29,076            29,076           30,107
                                                              --------         --------          --------         --------

Total regulatory assets.............          392,906
                                             --------
Adjusted total assets...............                           392,906          392,906
                                                             ---------        ---------
Risk-weighted assets................                                                              211,895          211,895
                                                                                                 --------         --------

Capital ratio.......................            7.40%            7.40%            7.40%            13.72%           14.21%
Regulatory requirement..............                             1.50%            3.00%                              8.00%
Regulatory capital category
  Well capitalized - equal to or
     greater than...................                                              5.00%             6.00%           10.00%



                                     F-1-12


                                                                                  Core/            Tier-1           Total
                                               Equity          Tangible         Leverage         Risk-Based       Risk-Based
                                              Capital          Capital           Capital          Capital          Capital
                                     ----------------------------------------------------------------------------------------
December 31, 1997
  Capital stock.....................       $      265              ---              ---               ---              ---
  Paid-in capital...................               90              ---              ---               ---              ---
  Retained earnings.................           27,958              ---              ---               ---              ---
                                             --------           ------          -------          --------           ------

Equity capital......................           28,313           28,313           28,313            28,313           28,313
General loan valuation
   allowances.......................                               ---              ---               ---              998
                                                                ------          -------          --------           ------

Regulatory capital..................                            28,313           28,313            28,313           29,311
                                                                ------          -------          --------           ------

Total regulatory assets.............          379,131
                                             --------
Adjusted total assets...............                           379,131          379,131
                                                               -------          -------
Risk-weighted assets................                                                              207,569          207,569
                                                                                                 --------         --------

Capital ratio.......................            7.47%            7.47%            7.47%            13.64%           14.12%
Regulatory requirement..............                             1.50%            3.00%                              8.00%
Regulatory capital category
  Well capitalized - equal to or
     greater than...................                                              5.00%             6.00%           10.00%




                                     F-1-13

                            [KPMG PEAT MARWICK LLP]


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors
CS Financial Corporation:

We have audited the accompanying consolidated balance sheets of CS Financial Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, retained earnings, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CS Financial Corporation and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP

February 13, 1998


                                     F-2-1

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                           Consolidated Balance Sheets

                           December 31, 1997 and 1996

                             Assets                                                   1997              1996
                             ------                                                   ----              ----

Mortgage loans (notes 2 and 6)                                                 $    333,594,835      311,857,800
Mortgage-backed securities (estimated market value of
   $938,638 in 1997 and $1,335,501 in 1996; note 2)                                     940,156        1,342,614
Other loans (note 2)                                                                  1,897,596        1,425,410
Investment securities (estimated market value of
   $2,867,837 in 1997 and $3,970,584 in 1996; note 3)                                 2,863,897        3,949,426
Stock in the Federal Home Loan Bank of Cincinnati, at
   cost (note 6)                                                                      3,299,700        3,611,100
Cash on hand and in financial institutions                                            1,467,375        1,207,861
Short-term cash investments                                                          16,683,451       11,757,152
Real estate acquired in settlement of loans                                              85,500          225,103
Buildings, office properties and equipment, net (note 4)                             14,196,864       13,279,406
Prepaid expenses and other assets                                                     2,427,136        2,971,622
Deferred federal income taxes (note 7)                                                  695,010          712,800
Investment in unconsolidated subsidiary                                                 498,184          484,419
                                                                               ----------------      -----------

                                                                               $    378,649,704      352,824,713
                                                                               ================      ===========

              Liabilities and Shareholders' Equity

Deposits (note 5)                                                              $    326,713,421      293,593,414
Advances from the Federal Home Loan Bank (note 6)                                    17,063,429       25,950,182
Advance payments by borrowers for taxes and insurance                                 2,450,106        2,489,332
Other liabilities                                                                     3,128,271        3,500,558
                                                                               ----------------      -----------

                Total liabilities                                                   349,355,227      325,533,486

Shareholders' equity (note 10)
   Capital stock, $5 par value; authorized 500,000 shares;
     issued 52,990 shares                                                               264,950          264,950
   Paid-in capital                                                                       90,000           90,000
   Retained earnings - substantially restricted (note 7)                             32,028,704       30,025,454
   Less cost of 19,355 shares of treasury stock                                      (3,089,177)      (3,089,177)
                                                                               ----------------      -----------

                Total shareholders' equity                                           29,294,477       27,291,227

Commitments and contingencies (notes 2 and 8)

                                                                               $    378,649,704      352,824,713
                                                                               ================      ===========


See accompanying notes to consolidated financial statements.


                                     F-2-2

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                      Consolidated Statements of Operations

                     Years ended December 31, 1997 and 1996

                                                                                    1997                    1996
                                                                                ------------            ------------
Interest income
   Mortgage loans and mortgage-backed securities                                $ 25,639,368              24,307,532
   Investment securities                                                           1,266,894               1,129,483
   Other loans                                                                       327,235                 397,673
                                                                                ------------            ------------
              Total interest income                                               27,233,497              25,834,688
                                                                                ------------            ------------
              Average yield on investments                                              7.75%                   7.74%
                                                                                ============            ============
Interest expense
   Deposits (note 5)                                                              15,571,129              13,628,197
   Borrowings                                                                      1,263,358               1,704,268
                                                                                ------------            ------------
              Total interest expense                                              16,834,487              15,332,465
                                                                                ------------            ------------
              Interest expense to average deposits and borrowings                       5.05%                   4.96%
                                                                                ============            ============
              Net interest income                                                 10,399,010              10,502,223
Provision for loan losses                                                            231,570                 159,673
                                                                                ------------            ------------
              Net interest income after provision for loan losses                 10,167,440              10,342,550
Loan fees and service charges                                                        286,447                 268,708
                                                                                ------------            ------------
                                                                                  10,453,887              10,611,258
General and administrative expenses
   Compensation, payroll taxes, and fringe benefits (note 9)                       4,612,394               4,650,598
   Marketing                                                                         139,365                 122,417
   Office occupancy and equipment (note 8)                                         1,558,330               1,225,098
   Federal insurance premium                                                         193,382                 602,079
   Special SAIF assessment (note 11)                                                      --               1,627,382
   Ohio taxes                                                                        343,542                 340,570
   Other operating expenses, net                                                     920,399                 912,486
                                                                                ------------            ------------
              Total general and administrative expenses                            7,767,412               9,480,630
                                                                                ------------            ------------
                                                                                   2,686,475               1,130,628
Nonoperating income (expense), net
   Building rentals, net (note 4)                                                  1,134,393                 352,189
   Gains on sales of real estate, net                                                 57,606                   1,135
   Equity in net earnings of unconsolidated subsidiary                                13,764                  16,068
   Other, net                                                                        (34,332)                 75,001
                                                                                ------------            ------------
                                                                                   1,171,431                 444,393
                                                                                ------------            ------------
              Earnings before federal income taxes                                 3,857,906               1,575,021
Federal income tax expense (benefit) (note 7)
   Current                                                                         1,278,525                 806,200
   Deferred                                                                           17,790                (289,500)
                                                                                ------------            ------------
                                                                                   1,296,315                 516,700
                                                                                ------------            ------------
              Net earnings                                                      $  2,561,591               1,058,321
                                                                                ============            ============
Net earnings per share                                                          $      76.16                   31.46
                                                                                ============            ============

See accompanying notes to consolidated financial statements.


                                      F-2-3

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                  Consolidated Statements of Retained Earnings

                     Years ended December 31, 1997 and 1996

Balance at December 31, 1995                                                 $    29,303,483

Net earnings for the year ended December 31, 1996                                  1,058,321

Dividends on capital stock
   Paid ($4.50 per share)                                                           (151,358)
   Declared, payable January 1997 ($5.50 per share)                                 (184,992)
                                                                             ---------------

Balance at December 31, 1996                                                      30,025,454

Net earnings for the year ended December 31, 1997                                  2,561,591

Dividends on capital stock
   Paid ($4.60 per share)                                                           (154,721)
   Declared, payable January 1998 ($12.00 per share)                                (403,620)
                                                                             ---------------

Balance at December 31, 1997                                                 $    32,028,704
                                                                             ===============

See accompanying notes to consolidated financial statements.


                                     F-2-4

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

                     Years ended December 31, 1997 and 1996

                                                                                         1997                 1996
                                                                                    -------------        -------------
Cash flows from operating activities
   Net earnings                                                                     $   2,561,591            1,058,321
   Adjustments to reconcile net earnings to net cash provided by operating activities
       Deferred loan origination fees and other income                                   (284,679)            (660,642)
       Amortization of premiums and discounts on loans, investment
         securities, and other assets                                                     113,565              142,564
       Provision for loan losses                                                          231,570              159,673
       Depreciation and amortization of office properties and equipment                   698,926            1,395,790
       Federal Home Loan Bank stock dividend                                             (237,000)            (241,900)
       Redemption of Federal Home Loan Bank stock                                         548,400                   --
       Deferred federal income tax provision                                               17,790             (289,500)
       Increase in accrued interest receivable                                           (392,651)            (118,789)
       Decrease (increase) in prepaid expenses and other assets                           498,213             (229,005)
       (Decrease) increase in other liabilities                                          (182,319)             824,520
       Other, net                                                                        (559,824)            (180,544)
                                                                                    -------------        -------------
                Net cash provided by operating activities                               3,013,582            1,860,488
                                                                                    -------------        -------------
Cash flows from investing activities
   Loan originations                                                                  (74,140,342)         (70,881,325)
   Principal payments on loans and mortgage-backed securities                          53,356,198           57,898,009
   Proceeds from maturities of investment securities                                    1,005,000            1,030,000
   Purchase of investment securities                                                           --           (2,001,172)
   Investment in real estate acquired                                                    (529,795)            (555,959)
   Proceeds from sales of real estate acquired                                            728,386              354,476
   Purchases of office properties and equipment                                        (1,629,345)            (656,405)
   Purchases of buildings and land                                                             --           (1,100,000)
   Reimbursement of tenant improvements                                                        --              179,703
   Other loan repayments, net of other loans originated                                  (472,186)           1,167,918
                                                                                    -------------        -------------
                Net cash used in investing activities                                 (21,682,084)         (14,564,755)
                                                                                    -------------        -------------
Cash flows from financing activities
   Net increase (decrease) in money market checking, passbook, and
     liquid asset accounts                                                             11,841,869           (5,104,087)
   Proceeds from issuance of certificates of deposit                                  196,268,538          182,236,896
   Payments for maturing or early withdrawal of certificates of deposit              (174,990,400)        (158,563,959)
   Advances from Federal Home Loan Bank                                                32,425,000           55,445,000
   Repayments of advances from Federal Home Loan Bank                                 (41,311,753)         (65,827,558)
   Decrease in advance payments by borrowers for taxes and insurance                      (39,226)             (15,039)
   Capital lease obligation payments                                                           --             (482,827)
   Cash dividends paid on capital stock                                                  (339,713)            (302,715)
                                                                                    -------------        -------------
                Net cash provided by financing activities                              23,854,315            7,385,711
                                                                                    -------------        -------------
Net increase (decrease) in cash and cash equivalents                                    5,185,813           (5,318,556)
Cash and cash equivalents at beginning of year                                         12,965,013           18,283,569
                                                                                    -------------        -------------
Cash and cash equivalents at end of year                                            $  18,150,826           12,965,013
                                                                                    =============        =============
Supplemental disclosure of cash flow information
   Interest paid, including interest credited                                       $  16,874,772           15,193,963
   Federal income taxes paid                                                            1,641,000              589,000
                                                                                    =============        =============
Noncash investing and financing activities
   Buildings and land (net) obtained for capital lease (note 4)                     $          --            5,315,904
   Cancellation of capital lease obligation in exchange for buildings and
     land (note 4)                                                                             --            3,447,003
   Release of first mortgage loan in exchange for buildings and land (note 4)                  --            7,658,305
                                                                                    =============        =============

See accompanying notes to consolidated financial statements.


                                     F-2-5

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1997 and 1996


(1)  Summary of Significant Accounting Policies

     CS Financial Corporation (CS Financial) is a savings and loan holding company. Its wholly owned subsidiary, The Cuyahoga Savings Association (Association), and the Association's subsidiaries are principally engaged in the business of furnishing a convenient savings investment medium through the issuance of passbook accounts, money market checking accounts, certificates of deposit, and liquid asset accounts; and lending to customers primarily for the purchase, construction, and improvement of real estate, principally residential, in Northeast Ohio. The Association conducts its business from eight full-service offices in Cuyahoga County and a loan office in Lake County. Management does not believe it has significant concentrations of risk to any one group of borrowers given its underwriting and collateral requirements. Summarized below are the significant accounting policies of CS Financial and subsidiary.

     (a)  Principles of Consolidation

          The consolidated financial statements include the accounts of CS Financial and the Association. The accounts of the Association have been consolidated with those of its wholly owned subsidiaries, Central Land Corporation (CLC) and Cuyahoga Savings Management Corporation
          (CSMC). All significant intercompany accounts and transactions have been eliminated in consolidation. CSMC was merged into CLC effective December 26, 1997.

          CS Financial accounts for Cuyahoga Financial Services Agency, Inc. (Agency) on the equity basis. CS Financial owns the nonvoting stock of Agency, which is a registered broker/dealer in securities and a licensed insurance agency.

     (b)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Loan Fees and Discounts

          Loan origination and commitment fees and certain direct loan origination costs are deferred, and the net fee or cost is amortized as an adjustment to yield using the interest method over the contractual life of the related loans subsequently adjusted for actual prepayments.

                                                                     (Continued)

                                     F-2-6

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


     (d)  Investment and Mortgage-Backed Securities

          Debt and equity securities are classified into one of three categories: held to maturity, available for sale, or held for trading. Securities held to maturity are limited to debt securities that the holder has the positive intent and the ability to hold to maturity; these securities are reported at amortized cost. Securities held for trading are limited to debt and equity securities that are bought and held principally for the purpose of selling them in the near term; these securities are reported at fair value, and unrealized losses are reported in current earnings. Securities held as available for sale consist of all other securities; these securities are reported at fair value, and unrealized gains and losses are reported as a separate component of retained earnings. Securities that could be sold in the future because of changes in interest rates or other factors are not classified as held to maturity.

          At December 31, 1997 and 1996, all investment securities and mortgage-backed securities are carried at amortized cost because of management's positive intent and CS Financial's ability to hold them to maturity.

     (e)  Buildings, Office Properties and Equipment

          Buildings, office properties and equipment are depreciated using a straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the term of the lease.

     (f)  Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (g)  Allowance for Loan Losses

          The adequacy of the allowance for loan losses is periodically evaluated by the Association based upon the overall portfolio composition and general market conditions. While management uses the best available information to make these evaluations, future adjustments to the allowances may be necessary if economic conditions change substantially from the assumptions used in making the evaluations. Future adjustments to the allowance may also be required by regulatory examiners based on their judgments about information available to them at the time of their examination.

          For uncollectible  interest on loans that are contractually 90 days or
          more  past  due,  an  allowance  is  established.   The  allowance  is
          established  by a charge  to  interest

                                                                     (Continued)

                                      F-2-7

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


          income equal to all interest previously accrued, and income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

          At December 31, 1997 and 1996, loans which were contractually 90 days or more past-due and where an allowance was established approximated $3,530,000 and $3,930,000, respectively.

          A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect principal or interest due according to the contractual terms of the loan. Since the Association's impaired loans are primarily collateral-dependent, measurement of impairment is based on the fair value of the collateral. The allowance for loan losses relating to impaired loans was not significant at December 31, 1997 and 1996.

     (h)  Real Estate Acquired in Settlement of Loans

          Real estate acquired in settlement of loans represents real estate acquired through foreclosure, or deed in lieu of foreclosure, and is initially recorded at the lower of cost (principal balance of the former mortgage loan) or fair value less estimated selling costs.

     (i)  Earnings per Share

          Earnings per share of capital stock is based on the weighted average number of common shares outstanding during the respective years.

     (j)  Statements of Cash Flows

          For purposes of the consolidated statements of cash flows, CS Financial considers cash on hand and in financial institutions, short-term cash investments, and federal funds sold with original maturities of three months or less to be cash equivalents.

                                                                     (Continued)

                                      F-2-8

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(2)  Mortgage Loans, Mortgage-Backed Securities, and Other Loans

     A summary of mortgage loans at December 31, 1997 and 1996, follows:

                                                                                1997             1996
                                                                                ----             ----
            Conventional loans (primarily secured by
              one-to-four-family residences)
                Adjustable rate                                         $    232,614,546       246,996,076
                Fixed rate                                                   106,743,302        68,854,879
            Partially guaranteed by Veterans Adminis-
              tration or insured by Federal Housing
              Administration                                                      95,901           116,977
                                                                         ---------------    --------------
                                                                             339,453,749       315,967,932

            Accrued interest receivable, net of interest
              paid in advance                                                    529,065            28,400
            Undisbursed portion of loans                                      (4,201,036)       (2,245,966)
            Allowance for losses on loans                                     (1,151,784)         (932,000)
            Deferred loan fees                                                (1,035,159)         (960,566)
                                                                           -------------    --------------
                                                                        $    333,594,835       311,857,800
                                                                             ===========       ===========

     At  December  31,  1997  and  1996,  the  Association   had   approximately
     $14,600,000 and $8,300,000, respectively, in apartment loans which are included in conventional loans above.

     A summary of mortgage-backed securities held to maturity at December 31, 1997 and 1996, follows:

                                                                1997
                                       --------------------------------------------------------
                                                                                     Estimated
                                       Amortized      Unrealized     Unrealized       Market
                                         Cost            Gains         Losses          Value
                                       ---------      ----------     ----------       ---------
     FHLMC certificates               $   226,875            -         (7,582)          219,293
     GNMA certificates                    292,124        6,064              -           298,188
     Other                                421,157            -              -           421,157
                                       ----------     --------       --------        ----------
                                      $   940,156        6,064         (7,582)          938,638
                                       ==========        =====          =====        ==========


                                                                    1996
                                       --------------------------------------------------------
                                                                                     Estimated
                                       Amortized      Unrealized     Unrealized       Market
                                         Cost            Gains         Losses          Value
                                       ---------      ----------     ----------       ---------
     FHLMC certificates               $   339,530           -          (5,697)          333,833
     GNMA certificates                    448,131           -          (1,416)          446,715
     Other                                554,953           -               -           554,953
                                       ----------     --------       --------        ----------

                                      $ 1,342,614           -          (7,113)        1,335,501
                                        =========     ========       ========         =========

                                                                     (Continued)

                                      F-2-9

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


     A summary of other loans at December 31, 1997 and 1996, follows:

                                                                          1997           1996
                                                                    --------------       ---------
        Commercial loans                                            $      565,793         597,516
        Credit card balances                                               545,442         567,812
        Other loans                                                        814,811         298,128
                                                                    --------------       ---------
                                                                         1,926,046       1,463,456

        Accrued interest receivable, net of
          interest paid in advance                                           3,750          (7,046)
        Allowance for loan losses                                          (32,200)        (31,000)
                                                                    --------------       ---------
                                                                    $    1,897,596       1,425,410
                                                                    ==============       =========


     Activity in the allowance for loan losses is summarized as follows:

                                                            Mortgage       Other
                                                              Loans         Loans         Total
                                                         -------------      ------       ---------
        Balance as of December 31, 1995                  $     853,000      57,000         910,000

        Provisions, net                                        153,665       6,008         159,673
        (Charge-offs) recoveries, net                          (74,665)    (32,008)       (106,673)
                                                         -------------      ------       ---------
        Balance as of December 31, 1996                        932,000      31,000         963,000

        Provisions, net                                        219,395      12,175         231,570
        (Charge-offs) recoveries, net                              389     (10,975)        (10,586)
                                                         -------------      ------       ---------
        Balance as of December 31, 1997                  $   1,151,784      32,200       1,183,984
                                                         =============      ======       =========

     At December 31, 1997, the Association had outstanding commitments to fund mortgage loans totaling approximately $5,415,000, which management expects to fund through operations. These commitments consist of $3,888,000 and $1,527,000 in fixed and variable mortgages, respectively. The Association's credit card customers had unused lines of credit of approximately $5,022,000 at December 31, 1997.


                                                                     (Continued)

                                     F-2-10

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(3)  Investment Securities

     A summary of investment securities held to maturity at December 31, 1997 and 1996, follows:

                                                                              1997
                                                     ------------------------------------------------------
                                                                                                  Estimated
                                                     Amortized      Unrealized    Unrealized       Market
                                                        Cost           Gains        Losses          Value
                                                  -------------   ----------    ----------        ---------
            SBA pools                             $     652,818          190             -          653,008
            U.S. Treasury notes                       2,000,000        3,750             -        2,003,750
            Municipal bonds                             185,297            -             -          185,297
                                                  -------------   ----------    ----------        ---------

                                                      2,838,115        3,940             -        2,842,055
                                                                  ==========    ==========
            Accrued interest receivable                  25,782                                      25,782
                                                  -------------                                   ---------

                                                  $   2,863,897                                   2,867,837
                                                  =============                                   =========


                                                                              1996
                                                   --------------------------------------------------------
                                                                                                  Estimated
                                                   Amortized      Unrealized    Unrealized         Market
                                                      Cost           Gains        Losses            Value
                                                  -------------   ----------    ----------        ---------
            SBA pools                             $     692,074       16,405             -          708,479
            U.S. Treasury notes                       2,998,060        4,753             -        3,002,813
            Municipal bonds                             215,368            -             -          215,368
                                                  -------------   ----------    ----------        ---------

                                                      3,905,502       21,158             -        3,926,660
                                                                  ==========    ==========
            Accrued interest receivable                  43,924                                      43,924
                                                  -------------                                   ---------

                                                  $   3,949,426                                   3,970,584
                                                  =============                                   =========

     The following is a summary of the amortized cost and estimated market value of investment securities at December 31, 1997, by remaining term to maturity:

                                                                                      Estimated
                                                                   Amortized Cost    Market Value
                                                                  ---------------    ------------
        Due within 5 years                                        $     2,115,116      2,118,867
        Due after 5 years through 10 years                                 70,180         70,180
        Due after 10 years through 20 years                               448,819        448,498
        Due after 20 years through 30 years                               204,000        204,510
                                                                  ---------------      ---------
                      Total                                       $     2,838,115      2,842,055
                                                                  ===============      =========

                                                                     (Continued)

                                     F-2-11

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(4)  Buildings, Office Properties and Equipment, Net

     Buildings, office properties and equipment at December 31, 1997 and 1996, are summarized below:

                                                                                   1997
                                                                  -------------------------------------
                                                                                Accumulated
                                                                             Depreciation and
                                                                  Cost         Amortization         Net
                                                                  ----         ------------         ---
            Land                                           $     3,591,340               -         3,591,340
            Office buildings                                    11,324,371       2,277,026         9,047,345
            Building improvements                                1,057,666         415,685           641,981
            Furniture, fixtures and equipment                    4,476,712       3,829,794           646,918
            Projects in progress                                   269,280               -           269,280
                                                           ---------------       ---------        ----------
                                                           $    20,719,369       6,522,505        14,196,864
                                                           ===============       =========        ==========


                                                                                   1996
                                                                  -------------------------------------
                                                                                Accumulated
                                                                             Depreciation and
                                                                  Cost         Amortization         Net
                                                                  ----         ------------         ---
            Land                                           $     3,591,340               -         3,591,340
            Office buildings                                    10,171,309       1,831,463         8,339,846
            Building improvements                                1,009,634         349,319           660,315
            Furniture, fixtures and equipment                    4,253,218       3,646,463           606,755
            Projects in progress                                    81,150               -            81,150
                                                           ---------------       ---------        ----------
                                                           $    19,106,651       5,827,245        13,279,406
                                                           ===============       =========        ==========

     On August 23, 1996 the Association entered into an agreement with Erieview Associates, Ltd., a Limited Liability Company (Erieview), whereby the
     Association purchased the real estate known as One Erieview Plaza and Lincoln Building and garage. The Association had previously contracted with Erieview for a sales-leaseback for the aforementioned properties.

     The sales-leaseback was financed by a first mortgage loan with the Association. As a result of the August 1996 agreement, the Association purchased the property from Erieview for $1,100,000 cash and released the remaining $7,658,305 first mortgage loan, thereby terminating the master lease agreement with Erieview.

                                                                     (Continued)

                                     F-2-12

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


     The Association continues to occupy approximately 25 percent of One Erieview Plaza/Lincoln Building for its main office and leases the remaining portions of the two buildings. The tenant leases vary in length; the minimum future lease commitments for all operating leases are as follows:

           Year Ending December 31,               Future Minimum Lease Payments

                   1998                                 $     2,421,600
                   1999                                       2,361,669
                   2000                                       2,277,001
                   2001                                       2,184,474
                   2002                                       1,702,299
                   2003 and thereafter                       10,586,000
                                                             ----------

                                                        $    21,533,043

     Prior to August 1996, the master lease required minimum annual payments of $1,150,000, with additional contingent rent payable to Erieview on the basis of 50 percent of adjusted net cash flow from the operation of the premises in excess of $1,250,000. The agreement also required that the Association provide all building management; pay all taxes, maintenance, insurance, and other operating expenses; and provide leasehold improvements not paid by tenants. The transaction had been accounted for as a capital lease. In accordance therewith, the present value of future minimum lease payments was capitalized to office properties and was amortized using the straight-line method over 25 years (the initial lease term). Additionally, such present value had been recorded as a capital lease obligation of the Association. The gain on the sale of the buildings, which amounted to $1,171,142, was deferred and was amortized using the straight-line method over 25 years.

     The income and related  expenses for the years ended  December 31, 1997 and
     1996,  as  included  in  the   accompanying   consolidated   statements  of
     operations, were as follows:

                                                                                  1997           1996
                                                                                  ----           ----
      Gross tenant rentals                                                   $4,085,942      3,945,993
      Amortization of deferred gain on sale of buildings                             --        213,230
      Real estate tax refund, net                                                    --        186,492
                                                                             ----------     ----------

                                                                              4,085,942      4,345,715

      Less

         Operating expenses                                                   2,652,387      2,707,510
         Interest expense                                                            --        283,840
         Depreciation of
           Capital lease and leasehold improvements                                  --        909,114
           Buildings, building improvements, and other                          299,162         93,062
                                                                             ----------     ----------
                      Building rentals, net                                  $1,134,393        352,189
                                                                             ==========     ==========

     The real estate tax refund for 1996 represents a rebate of real estate taxes for the two-year period 1994 through 1995.

                                                                     (Continued)

                                     F-2-13

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(5)  Deposits

     Deposit balances at December 31, 1997 and 1996, are summarized by interest rate as follows:

                                                         1997
                                     -----------------------------------------
                                        Rate                          Weighted
                                     Offered at                        Average
                                     December 31       Amount           Rate
                                     -----------       ------           ----
Money market checking accounts        1.49-1.98%   $ 17,858,141         1.93%
Passbook accounts                     2.27-5.45      41,404,220         2.96
Liquid asset accounts                 2.47-4.97      18,621,626         4.97
                                                   ------------
                                                     77,883,987

Certificates of deposit               4.88-5.83     248,829,434         5.61
                                                   ------------
          Total deposits                           $326,713,421
                                                   ============


                                                       1996
                                   -------------------------------------------
                                      Rate                            Weighted
                                   Offered at                          Average
                                   December 31       Amount             Rate
                                   -----------       ------             ----
Money market checking accounts      1.49-1.98%   $ 17,545,536           1.93%
Passbook accounts                   2.27-5.45      48,496,582           2.54
                                                 ------------
                                                   66,042,118

Certificates of deposit             4.84-5.83     227,551,296           5.55
                                                  -----------

        Total deposits                           $293,593,414
                                                 ============

     At December 31, 1997, certificates of deposit summarized by contractual year of maturity are as follows:

                                                     Amount       Percent
                                                     ------       -------
     1998                                       $   220,544,484     88.6%
     1999                                            22,859,956       9.2
     2000                                             4,246,837       1.7
     2001                                               946,602        .4
     2002 and thereafter                                231,555        .1
                                                ---------------    -----

                                                $   248,829,434    100.0%
                                                ===============    =====

                                                                     (Continued)

                                     F-2-14

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


     Interest expense on deposits for the years ended December 31, 1997 and 1996, is summarized as follows:

                                                                                 1997            1996
                                                                                 ----            ----

           Money market checking accounts                                  $      360,769          346,430
           Liquid asset accounts                                                  375,766                -
           Certificates of deposit and deposit accounts                        14,834,594       13,281,767
                                                                           --------------       ----------

                                                                           $   15,571,129       13,628,197
                                                                           ==============       ==========

     At December 31, 1997, there were 223 customer deposits issued in amounts of $100,000 or more, totaling $29,801,273.

(6)  Advances from the Federal Home Loan Bank

     At December 31, 1997, the Association was obligated to the Federal Home Loan Bank of Cincinnati (FHLB) for the following fixed rate secured notes:

                      Year of       Interest
                     Maturity         Rate                   Amount
                     --------         ----                   ------

                       2002           6.85%           $       187,897
                       2003           5.50                  1,249,723
                       2007           6.55                 10,628,434
                       2007           6.75                    533,638
                       2007           6.90                    535,283
                       2007           7.00                    268,188
                       2008           6.00                  3,557,937
                       2011           4.05                     21,067
                       2011           4.05                     23,395
                       2016           1.71                     57,867
                                                      ---------------
                                                      $    17,063,429
                                                      ===============

     The Association's mortgage portfolio is pledged as security under a blanket mortgage collateral agreement for 150 percent of the notes payable to the FHLB. In addition, stock in the FHLB is pledged for such advances.


                                                                     (Continued)

                                     F-2-15

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(7)  Retained Earnings and Federal Income Taxes

     The accompanying consolidated financial statements reflect a provision for federal income taxes differing from the amounts computed by applying the U.S. federal income tax statutory rate to earnings before federal income taxes. These differences are reconciled as follows:

                                                                          1997                       1996
                                                                  --------------------        -------------------
                                                                             Percent of                 Percent of
                                                                               Pretax                     Pretax
                                                                  Amount      Earnings        Amount     Earnings
                                                                  ------      --------        ------     --------
       Computed expected tax                                   $ 1,350,267       35.0%         551,257      35.0%
       Increase (decrease) in tax resulting from
         Benefit of graduated rates                                (38,579)      (1.0)         (15,750)     (1.0)
         Equity in affiliate                                        (4,680)       (.1)          (5,463)      (.3)
         Cash surrender value on officers'

           life insurance                                          (24,724)       (.7)         (40,453)     (2.6)
         Officers' life insurance premiums                          17,823         .5           30,340       1.9
         Other, net                                                 (3,792)       (.1)          (3,231)      (.2)
                                                               -----------       ----      -----------      ----

                                                               $ 1,296,315       33.6%         516,700      32.8%
                                                               ===========       ====      ===========      ====

     The net tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                                1997           1996
                                                                                ----           ----
              Deferred tax assets
                Depreciation                                              $    1,776,913       1,872,054
                Loan loss and other reserves                                     427,721         306,240
                Deferred compensation                                            259,711         238,378
                Other                                                             63,214          96,527
                                                                          --------------         -------

                         Total gross deferred tax assets                       2,527,559       2,513,199
                                                                          --------------         -------

              Deferred tax liabilities

                FHLB stock dividend                                              800,159         849,576
                Bad debt reserves over base year reserves                        179,192         179,192
                Deferred loan fees                                               816,317         751,072
                Other                                                             36,881          20,559
                                                                          --------------         -------

                         Total gross deferred tax liabilities                  1,832,549       1,800,399
                                                                          --------------         -------

                         Net deferred tax asset                           $      695,010         712,800
                                                                          ==============         =======

     A valuation allowance is established to reduce the deferred tax asset if it is more likely than not that the related tax benefit will not be realized. In management's opinion, it is more likely than not that the tax benefits will be realized; consequently, no valuation allowance has been established as of December 31, 1997 and 1996.

                                                                     (Continued)

                                     F-2-16

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


     Retained earnings at December 31, 1997 includes approximately $14,001,000 for which no provision for federal income tax has been made. This amount represents allocations of income during years prior to 1988 to bad debt deductions for tax purposes only. These qualifying and nonqualifying base year reserves and supplemental reserves will be recaptured into income in the event of certain distributions and redemptions. Such recapture would create income for tax purposes only, which would be subject to the then current corporate income tax rate. Recapture would not occur upon the reorganization, merger, or acquisition of the Association, nor if the Association is merged or liquidated tax-free into a bank or undergoes a charter change. If the Association fails to qualify as a bank or merges into a nonbank entity, these reserves will be recaptured into income.

     The favorable reserve method currently afforded to thrifts was repealed for tax years beginning after December 31, 1995. Large thrifts were switched to the specific charge-off method of section 166, while small thrifts, such as the Association, were switched to the reserve method of section 585 (the method used by small commercial banks). In general, a thrift is required to recapture the excess of its qualifying and nonqualifying reserves in excess of its qualifying and nonqualifying base year reserves. There is an exception to the general recapture provision for small thrifts. A small thrift is required to recapture the portion of its reserves that exceeds the greater of (1) the experience method reserve computed as if the thrift had always been a small bank, or (2) the lesser of the qualifying and nonqualifying base year reserves or the contracted base year reserves. The opening tax bad debt reserve for a small thrift for the first taxable year beginning after December 31, 1995 is the greater of the two amounts described in (1) and (2) above. A small thrift that switched to the section 585 experience method must make an annual addition to its reserve for bad debts. Under section 593, a thrift was not required to make a minimum addition to its reserve for any taxable year. As the Association has previously provided deferred taxes on the recapture amount, no additional financial statement tax expense will result from the recapture.

(8)  Lease Commitments

     The Association conducts its branch operations in a number of leased facilities. The leases for these facilities are for terms ranging from 5 to 25 years and usually contain renewal options. At December 31, 1997, minimum rental commitments under noncancelable leases are as follows:

                                                          Leases of
                 Year Ending December 31,             Branch Facilities

                           1998                       $      154,708
                           1999                              129,944
                           2000                              115,098
                           2001                              101,765
                           2002                              101,965
                        Thereafter                           494,565
                                                      --------------
                                                      $    1,098,045
                                                      ==============

     The total rent expense for the years ended December 31, 1997 and 1996, was $160,308 and $147,600, respectively.

                                                                     (Continued)

                                     F-2-17

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(9)  Incentive Plan Trust and Supplemental Retirement Arrangement

     The Association sponsors a defined contribution plan covering substantially all of its employees and substantially all employees of its subsidiaries and CS Financial; the plan contains a 401(k) provision. The consolidated group makes discretionary annual contributions from earnings to the plan based on the return on assets of CS Financial's consolidated earnings up to 15 percent of the total annual compensation of all participants. In addition, the consolidated group matches 25 percent of the participants' 401(k) contributions, up to a maximum of 4 percent of the participants' compensation. The amount charged to operations in 1997 and 1996 was $324,100 and $295,018, respectively.

     The Association has supplemental retirement arrangements with senior management. These arrangements provide for payments to be deferred until the individual retires, dies, or becomes disabled. The amount charged to expense in 1997 and 1996 related to these arrangements was $108,725 and $98,670, respectively. The Association holds life insurance contracts to provide for payments on these retirement arrangements with combined cash surrender values of $859,400 as of December 31, 1997.

(10) Current Regulatory Environment

     The capital requirements mandated by the Financial Institutions Reform, Recovery and Enforcement Act specify that a savings institution maintain regulatory  tangible  capital  of not less  than 1.5  percent  of  tangible assets, minimum core capital of not less than 3 percent of adjusted tangible assets, and risk-based capital of not less than 8 percent of risk-weighted assets. In conjunction with the risk-based capital requirement, the Office of Thrift Supervision (OTS) has assigned risk-weighting factors to all of the Association's assets and certain commitments which are to be utilized in computing the amount of required capital. Since such regulations do not allow for the inclusion of certain items, regulatory capital determinations do not correspond to the total assets or retained earnings as reported in the accompanying consolidated balance sheets.

     The prompt corrective action regulations of the Federal Deposit Insurance Corporation Improvement Act define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with the OTS, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution either by the OTS or by the Federal Deposit Insurance
     Corporation, including requirements to raise additional capital, sell assets, or sell the entire institution. Once an institution becomes "critically undercapitalized," it is generally placed in receivership or conservatorship within 90 days.

     To be considered "well capitalized," an institution must generally have a leverage ratio of at least 5 percent, a Tier-1 risk-based capital ratio of at least 6 percent, and a total risk-based capital ratio of at least 10 percent. As of December 31, 1997 and 1996, the most

                                                                     (Continued)

                                     F-2-18

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


     recent notification from the OTS categorized the Association as "well capitalized" under the regulatory framework for prompt corrective action. Management does not believe any conditions or events since notification have changed the Association's category.

     At December 31, 1997 and 1996, the Association was in compliance with regulatory capital requirements as set forth below (in thousands):

                                                                                               Tier-1         Total
                                                                                    Core/       Risk-          Risk-
                                                       Equity        Tangible     Leverage      Based         Based
                                                        Capital      Capital       Capital     Capital       Capital
       December 31, 1997
         Capital stock                                $    265            --            --           --            --
         Paid-in capital                                    90            --            --           --            --
         Retained earnings                              27,958            --            --           --            --
                                                      --------      --------     ---------     --------     ---------
         Equity capital                                 28,313        28,313        28,313       28,313        28,313
         General loan valuation allowances                  --            --                         --           998
                                                                    --------     ---------     --------     ---------
         Regulatory capital                             28,313        28,313                     28,313        29,311
                                                                    --------     ---------     --------     ---------
         Total regulatory assets                       379,131

         Adjusted total assets                                       379,131       379,131
                                                                    --------     ---------
         Risk-weighted assets                                                                   207,569       207,569
                                                                                               --------     ---------
         Capital ratio                                    7.47%         7.47%         7.47%       13.64%        14.12%
         Regulatory requirement                                         1.50%         3.00%                      8.00%
         Regulatory capital category
           Well capitalized - equal to
              or greater than                                                         5.00%        6.00%        10.00%

       December 31, 1996

         Capital stock                                $    265            --            --           --            --
         Paid-in capital                                    90            --            --           --            --
         Retained earnings                              25,799            --            --           --            --
                                                      --------      --------     ---------     --------     ---------
         Equity capital                                 26,154        26,154        26,154       26,154        26,154
         General loan valuation allowances                                --            --           --           813
                                                                    --------     ---------     --------     ---------
         Regulatory capital                                           26,154        26,154       26,154        26,967
                                                                    --------     ---------     --------     ---------
         Total regulatory assets                       352,371

         Adjusted total assets                                       352,350       352,350
                                                                    --------     ---------
         Risk-weighted assets                                                                   189,906       189,906
                                                                                               --------     ---------
         Capital ratio                                    7.42%         7.42%         7.42%       13.77%        14.20%
         Regulatory requirement                                         1.50%         3.00%                      8.00%
         Regulatory capital category
           Well capitalized - equal to
              or greater than                                                         5.00%        6.00%        10.00%

                                                                     (Continued)

                                     F-2-19

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(11) Special SAIF Assessment

     On September 30, 1996, the Omnibus Appropriations Bill was enacted which imposed a special assessment on Savings Association Insurance Fund (SAIF) deposits held as of March 31, 1995 to recapitalize the SAIF. Therefore, the Association recorded a one-time charge of $1,627,382 representing the special assessment of 65.7 basis points on the Association's deposits held as of March 31, 1995. This assessment was deducted on the Association's fiscal year 1996 federal income tax return.

(12) Fair Value of Financial Instruments

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of
     Financial Instruments. The estimated fair value amounts have been determined by the Association using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Association could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                         December 31, 1997                  December 31, 1996
                                                         -----------------                  -----------------
                                                     Carrying            Fair           Carrying            Fair
                                                      Amount            Value            Amount            Value
                                                      ------            -----            ------            -----

       Assets
         Mortgage loans                         $    333,594,835       335,735,106      311,857,800       312,703,366
         Mortgage-backed securities                      940,156           938,638        1,342,614         1,335,501
         Other loans                                   1,897,596         1,897,596        1,425,410         1,425,410
         Investment securities                         2,863,897         2,867,837        3,949,426         3,970,584
         Stock in the Federal Home
           Loan Bank of Cincinnati                     3,299,700         3,299,700        3,611,100         3,611,000
         Cash on hand and in financial
           institutions                                1,467,375         1,467,375        1,207,861         1,207,861
         Short-term cash investments                  16,683,451        16,683,451       11,757,152        11,757,152

       Liabilities
         Deposits                                    326,713,421       327,897,922      293,593,414       294,827,244
         Advances from the Federal
           Home Loan Bank                             17,063,429        16,982,900       25,950,182        25,350,226

       Off-balance sheet instruments
         Credit card lines                             5,022,000         5,022,000        5,560,000         5,560,000
         Mortgage loan commitments                     5,415,000         5,415,000        7,444,000         7,444,000

     Mortgage Loans. The fair value of most adjustable rate loans approximates the carrying amount because of the limited period before repricing. The fair value of the other loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

                                                                     (Continued)

                                     F-2-20

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


     Mortgage-Backed Securities. Fair value for mortgage-backed securities is based on quoted market prices.

     Other Loans. The fair value estimate for other loans is based on the value of existing loans.

     Investment Securities. Fair value for investment securities is based on quoted market prices.

     Stock in the Federal Home Loan Bank, Cash, and Short-Term Cash Investments. The carrying amounts approximate fair value.

     Deposits. The fair value of passbook accounts, certain money market accounts, and the liquid asset accounts is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using rates currently offered for deposits of similar remaining maturities.

     Advances. The fair value of advances is estimated using the rates currently available for advances with similar terms and remaining maturities.

     Off-Balance Sheet Instruments. The fair value estimate for off-balance sheet instruments is based on the value of existing off-balance sheet commitments.



                                     F-2-21

                       [KPMG PEAT MARWICK LLP LETTERHEAD]




                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------




The Board of Directors
CS Financial Corporation:

We have audited the accompanying consolidated balance sheets of CS Financial Corporation and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, retained earnings, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CS Financial Corporation and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards Nos. 114, Accounting by Creditors for Impairment of a Loan, and 118, Accounting by Creditors for Impairment of a Loan
- Income Recognition and Disclosures, in 1995.

/s/ KPMG Peat Marwick LLP

February 12, 1997


                                     F-3-1

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                           Consolidated Balance Sheets

                           December 31, 1996 and 1995

                             Assets                                                 1996                    1995
                             ------                                                 ----                    ----
Mortgage loans (notes 2 and 6)                                                $ 311,857,800              305,606,908
Mortgage-backed securities (estimated market value of
   $1,335,501 in 1996 and $1,769,631 in 1995; note 2)                             1,342,614                1,753,965
Other loans (note 2)                                                              1,425,410                3,302,845
Investment securities (estimated market value of
   $3,970,584 in 1996 and $3,150,642 in 1995; note 3)                             3,949,426                3,112,414
Stock in the Federal Home Loan Bank of Cincinnati, at
   cost (note 6)                                                                  3,611,100                3,369,200
Cash on hand and in financial institutions                                        1,207,861                1,094,335
Short-term cash investments                                                      11,757,152               17,189,234
Real estate acquired in settlement of loans                                         225,103                   85,798
Buildings, office properties and equipment, net (note 4)                         13,279,406                8,882,590
Prepaid expenses and other assets                                                 2,971,622                2,048,524
Deferred federal income taxes (note 7)                                              712,800                  423,300
Investment in unconsolidated subsidiary                                             484,419                  468,351
                                                                              -------------            -------------

                                                                              $ 352,824,713              347,337,464
                                                                              =============            =============

              Liabilities and Shareholders' Equity

Deposits (note 5)                                                             $ 293,593,414              275,024,564
Advances from the Federal Home Loan Bank (note 6)                                25,950,182               36,332,740
Advance payments by borrowers for taxes and insurance                             2,489,332                2,504,371
Other liabilities                                                                 3,500,558                2,976,703
Capital lease obligation (note 4)                                                        --                3,929,830
                                                                              -------------            -------------

                Total liabilities                                               325,533,486              320,768,208

Shareholders' equity (note 10)
   Capital stock, $5 par value; authorized 500,000 shares;
     issued 52,990 shares                                                           264,950                  264,950
   Paid-in capital                                                                   90,000                   90,000
   Retained earnings - substantially restricted (note 7)                         30,025,454               29,303,483
   Less cost of 19,355 shares of treasury stock                                  (3,089,177)              (3,089,177)
                                                                              -------------            -------------

                Total shareholders' equity                                       27,291,227               26,569,256

Commitments and contingencies (notes 4 and 8)

                                                                              $ 352,824,713              347,337,464
                                                                              =============            =============

See accompanying notes to consolidated financial statements.


                                      F-3-2

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                      Consolidated Statements of Operations

                     Years ended December 31, 1996 and 1995

                                                                                    1996                     1995
                                                                                    ----                     ----
Interest income
   Mortgage loans and mortgage-backed securities                                $ 24,307,532              21,683,404
   Investment securities                                                           1,129,483               1,154,428
   Other loans                                                                       397,673                 416,849
                                                                                ------------            ------------
              Total interest income                                               25,834,688              23,254,681
                                                                                ------------            ------------
              Average yield on investments                                              7.74%                   7.33%
                                                                                ============            ============

Interest expense
   Deposits (note 5)                                                              13,628,197              12,618,014
   Borrowings                                                                      1,704,268               2,017,935
                                                                                ------------            ------------
              Total interest expense                                              15,332,465              14,635,949
                                                                                ------------            ------------
              Interest expense to average deposits and borrowings                       4.96%                   5.01%
                                                                                ============            ============
              Net interest income                                                 10,502,223               8,618,732
Provision for loan losses                                                            159,673                  95,980
                                                                                ------------            ------------
              Net interest income after provision for loan losses                 10,342,550               8,522,752

Loan fees and service charges                                                        268,708                 294,011
                                                                                ------------            ------------
                                                                                  10,611,258               8,816,763

General and administrative expenses
   Compensation, payroll taxes, and fringe benefits (note 9)                       4,650,598               4,106,367
   Marketing                                                                         122,417                 145,356
   Office occupancy and equipment                                                  1,225,098               1,155,931
   Federal insurance premium                                                         602,079                 572,387
   Special SAIF assessment                                                         1,627,382                      --
   Ohio taxes                                                                        340,570                 312,748
   Other operating expenses, net                                                     912,486                 746,469
                                                                                ------------            ------------
              Total general and administrative expenses                            9,480,630               7,039,258
                                                                                ------------            ------------
                                                                                   1,130,628               1,777,505

Nonoperating income (expense), net
   Building rentals, net (note 4)                                                    352,189                (700,073)
   Gains on sales of real estate, net                                                  1,135                  33,630
   Equity in net earnings of unconsolidated subsidiary                                16,068                  43,415
   Other, net                                                                         75,001                  80,310
                                                                                ------------            ------------
                                                                                     444,393                (542,718)
                                                                                ------------            ------------
              Earnings before federal income taxes                                 1,575,021               1,234,787

Federal income tax expense (benefit) (note 7)

   Current                                                                           806,200                 259,600
   Deferred                                                                         (289,500)                137,800
                                                                                ------------            ------------
                                                                                     516,700                 397,400
                                                                                ------------            ------------
              Net earnings                                                      $  1,058,321                 837,387
                                                                                ============            ============

Net earnings per share                                                          $      31.46                   24.90
                                                                                ============            ============

See accompanying notes to consolidated financial statements.


                                      F-3-3

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                  Consolidated Statements of Retained Earnings

                     Years ended December 31, 1996 and 1995

Balance at December 31, 1994                                                 $    28,768,811

Net earnings for the year ended December 31, 1995                                    837,387

Dividends on capital stock

   Paid ($4.50 per share)                                                           (151,358)
   Declared, payable January 1996 ($4.50 per share)                                 (151,357)
                                                                             ---------------

Balance at December 31, 1995                                                      29,303,483

Net earnings for the year ended December 31, 1996                                  1,058,321

Dividends on capital stock

   Paid ($4.50 per share)                                                           (151,358)
   Declared, payable January 1997 ($5.50 per share)                                 (184,992)
                                                                             ---------------

Balance at December 31, 1996                                                 $    30,025,454
                                                                             ===============


See accompanying notes to consolidated financial statements.


                                      F-3-4

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

                     Years ended December 31, 1996 and 1995

                                                                                     1996                      1995
                                                                                     ----                      ----
Cash flows from operating activities
Net earnings                                                                    $   1,058,321                837,387
Adjustments to reconcile net earnings to net cash provided by operating activities

     Deferred loan origination fees and other income                                 (660,642)              (827,275)
     Amortization of premiums and discounts on loans, investment
       securities, and other assets                                                   142,564                129,405
     Depreciation and amortization of office properties and equipment               1,395,790              1,824,527
     Federal Home Loan Bank stock dividend                                           (241,900)              (220,000)
     Deferred federal income tax provision                                           (289,500)               137,800
     Increase in accrued interest receivable                                         (118,789)               (53,965)
     (Increase) decrease in prepaid expenses and other assets                        (229,005)             1,321,508
     Increase (decrease) in other liabilities                                         824,520               (139,811)
     Other, net                                                                       (20,871)               (77,429)
                                                                                -------------          -------------
              Net cash provided by operating activities                             1,860,488              2,932,147
                                                                                -------------          -------------
Cash flows from investing activities
Loan originations                                                                 (70,881,325)           (74,751,587)
Principal payments on loans and mortgage-backed securities                         57,898,009             41,961,019
Proceeds from maturities of investment securities                                   1,030,000                 30,000
Purchase of investment securities                                                  (2,001,172)            (1,935,313)
Investment in real estate acquired                                                   (555,959)              (501,229)
Proceeds from sales of real estate acquired                                           354,476                496,431
Purchases of office properties and equipment                                         (656,405)              (519,574)
Purchases of buildings and land                                                    (1,100,000)                    --
Proceeds from sales of office properties and equipment, net                                --                101,725
Reimbursement of tenant improvements                                                  179,703                     --
Other loan repayments, net of other loans originated                                1,167,918               (467,259)
                                                                                -------------          -------------
              Net cash used in investing activities                               (14,564,755)           (35,585,787)
                                                                                -------------          -------------
Cash flows from financing activities
Net decrease in money market checking and passbook accounts                        (5,104,087)           (15,168,864)
Proceeds from issuance of certificates of deposit                                 182,236,896            180,744,762
Payments for maturing or early withdrawal of certificates of deposit             (158,563,959)          (131,646,554)
Advances from Federal Home Loan Bank                                               55,445,000             63,914,000
Repayments of advances from Federal Home Loan Bank                                (65,827,558)           (61,393,550)
Increase (decrease) in advance payments by borrowers for taxes and
   insurance                                                                          (15,039)               310,414
Capital lease obligation payments                                                    (482,827)              (651,960)
Cash dividends paid on capital stock                                                 (302,715)              (403,621)
                                                                                -------------          -------------
              Net cash provided by financing activities                             7,385,711             35,704,627
                                                                                -------------          -------------
Net increase (decrease) in cash and cash equivalents                               (5,318,556)             3,050,987
Cash and cash equivalents at beginning of year                                     18,283,569             15,232,582
                                                                                -------------          -------------
Cash and cash equivalents at end of year                                        $  12,965,013             18,283,569
                                                                                =============          =============
Supplemental disclosure of cash flow information
Interest paid, including interest credited                                      $  13,628,197             12,618,014
Federal income taxes paid                                                             589,000                 50,000
                                                                                =============          =============
Noncash investing and financing activities
Buildings and land (net) obtained for capital lease (note 4)                    $   5,315,904                     --
Cancellation of capital lease obligation in exchange for buildings
   and land (note 4)                                                                3,447,003                     --
Release of first mortgage loan in exchange for buildings and land
   (note 4)                                                                         7,658,305                     --
                                                                                =============          =============


See accompanying notes to consolidated financial statements.


                                      F-3-5

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1996 and 1995

(1)  Summary of Significant Accounting Policies

     CS Financial Corporation (CS Financial) is a savings and loan holding company. Its wholly owned subsidiary, The Cuyahoga Savings Association (Association), and the Association's subsidiaries are principally engaged in the business of furnishing a convenient savings investment medium through the issuance of checking accounts, money market savings accounts and certificates of deposit; and lending to customers primarily for the purchase, construction, and improvement of real estate, principally residential in Northeast Ohio. The Association conducts its business from eight full-service offices in Cuyahoga County and a loan office in Lake County. Management does not believe it has significant concentrations of risk to any one group of borrowers given its underwriting and collateral requirements. Summarized below are the significant accounting policies of CS Financial and subsidiary.

     (a)  Principles of Consolidation

          The consolidated financial statements include the accounts of CS Financial and the Association. The accounts of the Association have been consolidated with those of its wholly owned subsidiaries, Central Land Corporation and Cuyahoga Savings Management Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

          CS Financial accounts for Cuyahoga Financial Services Agency, Inc. (Agency) on the equity basis. CS Financial owns the nonvoting stock of Agency, which is a registered broker/dealer in securities and a licensed insurance agency.

     (b)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Loan Fees and Discounts

          Loan origination and commitment fees and certain direct loan origination costs are deferred, and the net fee or cost is amortized as an adjustment to yield using the interest method over the contractual life of the related loans subsequently adjusted for actual prepayments.

     (d)  Investment and Mortgage-Backed Securities

          The Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, requires that debt and equity securities be classified into one of three

                                                                     (Continued)

                                     F-3-6

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


          categories: held to maturity, available for sale, or held for trading. Securities held to maturity are limited to debt securities that the holder has the positive intent and the ability to hold to maturity; these securities are reported at amortized cost. Securities held for trading are limited to debt and equity securities that are bought and held principally for the purpose of selling them in the near term; these securities are reported at fair value, and unrealized losses are reported in current earnings. Securities held as available for sale consist of all other securities; these securities are reported at fair value, and unrealized gains and losses are reported as a separate component of retained earnings. Under Statement 115, securities that could be sold in the future because of changes in interest rates or other factors may not be classified as held to maturity.

          At December 31, 1996 and 1995, all investment securities and mortgage-backed securities were carried at amortized cost because of management's intention and CS Financial's ability to hold them to maturity.

     (e)  Buildings, Office Properties and Equipment

          Buildings, office properties and equipment are depreciated using a straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the term of the lease.

     (f)  Income Taxes

          Income taxes are accounted for under the asset and liability method, in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (g)  Allowance for Loan Losses

          Provisions for estimated losses on specific loans are charged to earnings when, in the opinion of management, the investment in such assets exceeds their estimated net realizable value. In addition to providing reserves on specific assets, the Association establishes general provisions for losses based upon the overall portfolio composition and general market conditions. While management uses the best available information to make these evaluations, future adjustments to the allowances may be necessary if economic conditions change substantially from the assumptions used in making the evaluations. Future adjustments to the allowance may also be required by regulatory examiners based on their judgments about information available to them at the time of their examination.

                                                                     (Continued)

                                     F-3-7

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


          The Association provides an allowance for accrued interest deemed uncollectible. The provision is accounted for as a reduction of interest income, and the allowance is netted against accrued interest receivable.

          The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan, amended in October 1994 by Statement of Financial Accounting Standards No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. Under Statement 114, a loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect principal or interest due according to the contractual terms of the loan. Since the Association's impaired loans are primarily collateral-dependent, measurement of impairment is based on the fair value of the collateral. The Association adopted the provisions of Statements 114 and 118 as of January 1, 1995.

          The allowance for loan losses relating to impaired loans was not significant at December 31, 1996 and 1995.

     (h)  Real Estate Acquired in Settlement of Loans

          Real estate acquired in settlement of loans represents real estate acquired through foreclosure, or deed in lieu of foreclosure, and is initially recorded at the lower of cost (principal balance of the former mortgage loan) or fair value less estimated selling costs.

     (i)  Earnings per Share

          Earnings per share of capital stock is based on the weighted average number of common shares outstanding during the respective years.

     (j)  Statements of Cash Flows

          For purposes of the consolidated statements of cash flows, CS Financial considers cash on hand and in financial institutions, short-term cash investments, and federal funds sold with original maturities of three months or less to be cash equivalents.

     (k)  Reclassifications

          Certain 1995 account balances have been reclassified to conform to the 1996 presentation.

                                                                     (Continued)

                                      F-3-8

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(2)  Mortgage Loans, Mortgage-Backed Securities, and Other Loans

     A summary of mortgage loans at December 31, 1996 and 1995, follows:

                                                               1996              1995
                                                               ----              ----
         Conventional loans (primarily secured by
            one-to-four-family residences)
              Adjustable rate                             $ 246,996,076      257,572,689
              Fixed rate                                     68,854,879       53,077,945
         Partially guaranteed by Veterans Adminis-
            tration or insured by Federal Housing
            Administration                                      116,977          139,614
                                                          -------------    -------------
                                                            315,967,932      310,790,248
         Accrued interest receivable, net of interest
            paid in advance                                      28,400          (65,477)
         Undisbursed portion of loans                        (2,245,966)      (3,130,197)
         Allowance for losses on loans                         (932,000)        (853,000)
         Deferred loan fees                                    (960,566)      (1,134,666)
                                                          -------------    -------------
                                                          $ 311,857,800      305,606,908
                                                          =============    =============

     A summary of mortgage-backed securities held to maturity at December 31, 1996 and 1995, follows: 1996

                                                    1996
                             --------------------------------------------------
                                                                       Estimated
                              Amortized     Unrealized    Unrealized     Market
                                Cost           Gains        Losses        Value
FHLMC certificates           $  339,530           --        (5,697)      333,833
GNMA certificates               448,131           --        (1,416)      446,715
Other                           554,953           --            --       554,953
                             ----------   ----------    ----------    ----------
                             $1,342,614           --        (7,113)    1,335,501
                             ==========   ==========    ==========    ==========


                                                    1995
                             --------------------------------------------------
                                                                       Estimated
                             Amortized     Unrealized    Unrealized      Market
                             --------------------------------------------------
                               Cost           Gains        Losses         Value
FHLMC certificates          $  480,073         1,413            --       481,486
GNMA certificates              575,109        14,253            --       589,362
Other                          698,783            --            --       698,783
                            ----------    ----------    ----------    ----------
                            $1,753,965        15,666            --     1,769,631
                            ==========    ==========    ==========    ==========

                                                                     (Continued)

                                      F-3-9

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


     The scheduled maturities of mortgage-backed securities held to maturity at December 31, 1996 are as follows:

                                                                            Amortized        Estimated
                                                                               Cost         Market Value
                                                                         --------------        ---------
              Due within five years                                      $    1,118,243        1,107,045
              Due after five years through ten years                            224,371          228,456
                                                                         --------------        ---------

                         Total                                           $    1,342,614        1,335,501
                                                                         ==============        =========

       A summary of other loans at December 31, 1996 and 1995, follows:

                                                                                1996            1995
                                                                                ----            ----
              Commercial loans                                           $      597,516        2,243,718
              Credit card balances                                              567,812          719,902
              Other loans                                                       298,128          398,856
                                                                             ----------       ----------
                                                                              1,463,456        3,362,476
              Accrued interest receivable, net of
                interest paid in advance                                         (7,046)          (2,631)
              Allowance for loan losses                                         (31,000)         (57,000)
                                                                            -----------      -----------
                                                                         $    1,425,410        3,302,845
                                                                              =========        =========


       Activity in the allowance for loan losses is summarized as follows:

                                                                   Mortgage       Other
                                                                     Loans         Loans         Total

              Balance as of December 31, 1994                   $    731,000       60,000        791,000

              Provisions, net                                         94,958        1,022         95,980
              (Charge-offs) recoveries, net                           27,042       (4,022)        23,020
                                                                    --------      -------       --------
              Balance as of December 31, 1995                        853,000       57,000        910,000

              Provisions, net                                        153,665        6,008        159,673
              (Charge-offs) recoveries, net                          (74,665)     (32,008)      (106,673)
                                                                    --------       ------        -------
              Balance as of December 31, 1996                   $    932,000       31,000        963,000
                                                                     =======       ======        =======

     At December 31, 1996, the Association had outstanding commitments to fund mortgage loans totaling approximately $7,444,000, which management expects to fund through operations. The Association's credit card customers had unused lines of credit of approximately $5,560,000 at December 31, 1996.

                                                                     (Continued)

                                     F-3-10

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(3)  Investment Securities

     A summary of investment securities held to maturity at December 31, 1996 and 1995, follows:

                                                          1996
                                       ------------------------------------------------
                                                                              Estimated
                                       Amortized    Unrealized   Unrealized    Market
                                         Cost         Gains        Losses       Value
                                      ----------   ----------   ----------   ----------
       SBA pools                      $  692,074       16,405           --      708,479
       U.S. Treasury notes             2,998,060        4,753           --    3,002,813
       Municipal bonds                   215,368           --           --      215,368
                                      ----------   ----------   ----------   ----------
                                       3,905,502       21,158           --    3,926,660
                                                   ==========   ==========
       Accrued interest receivable        43,924                                 43,924
                                      ----------                              ---------
                                      $3,949,426                              3,970,584
                                      ==========                              =========


                                                             1995
                                      ------------------------------------------------
                                                                             Estimated
                                      Amortized   Unrealized   Unrealized     Market
                                        Cost        Gains        Losses        Value
                                     ----------   ----------   ----------   ----------
       SBA pools                     $  842,262        6,271           --      848,533
       U.S. Treasury notes            1,967,731       31,957           --    1,999,688
       Municipal bonds                  245,450           --           --      245,450
                                     ----------   ----------   ----------   ----------
                                      3,055,443       38,228           --    3,093,671
                                                  ==========   ==========
       Accrued interest receivable       56,971                                 56,971
                                     ----------                              ---------
                                     $3,112,414                              3,150,642
                                     ==========                              =========

     The following is a summary of the amortized cost and estimated market value of investment securities at December 31, 1996, by remaining term to maturity:

                                                               Amortized        Estimated
                                                                  Cost         Market Value
                                                            --------------       ---------
     Due within 5 years                                     $    3,123,182       3,127,935
     Due after 5 years through 10 years                             85,178          85,178
     Due after 10 years through 20 years                           482,722         498,323
     Due after 20 years through 30 years                           214,420         215,224
                                                            --------------       ---------

                Total                                       $    3,905,502       3,926,660
                                                            ==============       =========

                                                                     (Continued)

                                     F-3-11

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(4)  Buildings, Office Properties and Equipment, Net

     Buildings, office properties and equipment at December 31, 1996 and 1995, are summarized below:

                                                          1996
                                         ---------------------------------------
                                                       Accumulated
                                                     Depreciation and
                                              Cost     Amortization       Net
                                              ----     ------------       ---
Land                                     $ 3,591,340            --     3,591,340
Office buildings                          10,171,309     1,831,463     8,339,846
Building improvements                      1,090,784       349,319       741,465
Furniture, fixtures and equipment          4,253,218     3,646,463       606,755
                                         -----------   -----------   -----------

                                         $19,106,651     5,827,245    13,279,406
                                         ===========   ===========   ===========


                                                          1995
                                         ---------------------------------------
                                                       Accumulated
                                                     Depreciation and
                                              Cost     Amortization       Net
                                              ----     ------------       ---
Land                                     $   161,340            --       161,340
Office buildings                           2,448,437     1,620,453       827,984
Capital lease                              9,777,783     8,017,775     1,760,008
Leasehold improvements
  Operating offices                        2,086,481     1,495,938       590,543
  Capital lease                            9,690,859     4,768,599     4,922,260
Furniture, fixtures and equipment          4,096,463     3,476,008       620,455
                                         -----------   -----------   -----------

                                         $28,261,363    19,378,773     8,882,590
                                         ===========   ===========   ===========

     On August 23, 1996 the Association entered into an agreement with Erieview Associates, Ltd. a Limited Liability Company (Erieview), whereby the Association purchased the real estate known as One Erieview Plaza and Lincoln Building and garage. The Association had previously contracted with Erieview for a sales-leaseback for the aforementioned properties.

     The sales-leaseback was financed by a first mortgage loan with the Association. As a result of the August 1996 agreement, the Association purchased the property from Erieview for $1,100,000 cash and released the remaining $7,658,305 first mortgage loan, thereby terminating the master lease agreement with Erieview.

                                                                     (Continued)

                                     F-3-12

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


     The Association continues to occupy approximately 25 percent of One Erieview Plaza/Lincoln Building for its main office and leases the remaining portions of the two buildings. The tenant leases vary in length; the minimum future lease commitments for all operating leases are as follows:

           Year Ending December 31,             Future Minimum Lease Payments

                      1997                                $     2,324,925
                      1998                                      2,388,001
                      1999                                      2,340,731
                      2000                                      2,258,231
                      2001                                      2,168,455
                      2002 and thereafter                      12,287,139
                                                          ---------------

                                                          $    23,767,482
                                                          ===============

     Prior to August 1996, the master lease required minimum annual payments of $1,150,000, with additional contingent rent payable to Erieview on the basis of 50 percent of adjusted net cash flow from the operation of the premises in excess of $1,250,000. The agreement also required that the Association provide all building management; pay all taxes, maintenance, insurance, and other operating expenses; and provide leasehold improvements not paid by tenants. The transaction had been accounted for as a capital lease. In accordance therewith, the present value of future minimum lease payments has been capitalized to office properties and was amortized using the straight-line method over 25 years (the initial lease term). Additionally, such present value had been recorded as a capital lease obligation of the Association. The gain on the sale of the buildings, which amounted to $1,171,142, was deferred and was amortized using the straight-line method over 25 years.

     The income and related  expenses for the years ended  December 31, 1996 and
     1995,  as  included  in  the   accompanying   consolidated   statements  of
     operations, were as follows:

                                                                              1996                  1995
                                                                              ----                  ----
           Gross tenant rentals                                            $3,945,993             4,008,736
           Amortization of deferred gain on sale of buildings                 213,230                46,846
           Real estate tax refund, net                                        186,492                52,675
                                                                           ----------            ----------

                                                                            4,345,715             4,108,257

           Less
              Operating expenses                                            2,707,510             2,946,602
              Interest expense                                                283,840               498,040
              Depreciation of
                Capital lease and leasehold improvements                      909,114             1,363,688
                Buildings, building improvements, and other                    93,062                    --

                           Building rentals, net                           $  352,189              (700,073)
                                                                           ==========            ==========

     The real estate tax refund for 1996 represents a rebate of real estate taxes for the two-year period 1994 through 1995. The real estate tax refund for 1995 represents a rebate of real estate taxes for the three-year period 1991 through 1993.

                                                                     (Continued)

                                     F-3-13

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(5)  Deposits

     Deposit balances at December 31, 1996 and 1995, are summarized by interest rate as follows:

                                                                            1996
                                                      --------------------------------------------
                                                         Rate                            Weighted
                                                      Offered at                          Average
                                                      December 31        Amount            Rate
                                                      -----------        ------            ----

         Money market checking accounts                1.49-1.98%     $  17,545,536        1.93%
         Money market passbook accounts                2.27-5.45         48,496,582        2.54
                                                                      -------------

                                                                         66,042,118

         Certificates of deposit                       4.84-5.83        227,551,296        5.55
                                                                      -------------

                  Total deposits                                      $ 293,593,414
                                                                      =============


                                                                            1995
                                                      --------------------------------------------
                                                         Rate                            Weighted
                                                      Offered at                          Average
                                                      December 31        Amount            Rate
                                                      -----------        ------            ----
         Money market checking accounts                1.49-1.98%      $ 17,863,064        1.93%
         Money market passbook accounts                2.27-5.26         53,283,141        2.95
                                                                     --------------

                                                                         71,146,205

         Certificates of deposit                       4.98-5.45        203,878,359        5.72
                                                                     --------------

                  Total deposits                                     $  275,024,564
                                                                     ==============

     At December 31, 1996, certificates of deposit summarized by contractual year of maturity are as follows:


                                               Amount                Percent
                                               ------                -------
               1997                        $191,204,034               84.0%
               1998                          21,969,117                9.7
               1999                          12,514,408                5.5
               2000                           1,338,837                 .6
               2001 and thereafter              524,900                 .2
                                           ------------              -----

                                           $227,551,296              100.0%
                                           ============              =====

                                                                     (Continued)

                                     F-3-14

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


     Interest expense on deposits for the years ended December 31, 1996 and 1995, is summarized as follows:

                                                                                  1996             1995
                                                                                  ----             ----

           Money market checking accounts                                  $       346,430           351,324
           Certificates of deposit and money market
               deposit accounts                                                 13,281,767        12,266,690
                                                                                ----------        ----------

                                                                           $    13,628,197        12,618,014
                                                                                ==========        ==========

     At December 31, 1996, there were 151 customer deposits issued in amounts of $100,000 or more, totaling $19,541,812.

(6)  Advances from the Federal Home Loan Bank

     At December 31, 1996, the Association was obligated to the Federal Home Loan Bank of Cincinnati (FHLB) for the following secured notes:

                       Year of       Interest
                      Maturity         Rate               Amount
                      --------         ----               ------

                        1997           7.15%         $     5,050,000
                          "            7.40                  750,000
                        2002           6.85                  253,418
                        2003           5.50                1,435,859
                        2007           6.55               12,921,042
                          "            6.75                  648,237
                          "            6.90                  649,855
                          "            7.00                  325,464
                        2008           6.00                3,807,423
                        2011           4.05                   47,817
                        2016           1.71                   61,067
                                                     ---------------
                                                     $    25,950,182
                                                     ===============

     The Association's mortgage portfolio is pledged as security under a blanket mortgage collateral agreement for 150 percent of the notes payable to the FHLB. In addition, stock in the FHLB is pledged for such advances.

                                                                     (Continued)

                                     F-3-15

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(7)  Retained Earnings and Federal Income Taxes

     The accompanying consolidated financial statements reflect a provision for federal income taxes differing from the amounts computed by applying the U.S. federal income tax statutory rate to earnings before federal income taxes. These differences are reconciled as follows:

                                                                  1996                       1995
                                                        -------------------------      ----------------------
                                                                       Percent of                  Percent of
                                                                         Pretax                      Pretax
                                                          Amount        Earnings        Amount      Earnings
                                                          ------        --------        ------      --------
       Computed expected tax                            $ 551,257        35.0%         432,175       35.0%
       Increase (decrease) in tax resulting from
         Benefit of graduated rates                       (15,750)       (1.0)         (12,348)      (1.0)
         Equity in affiliate                               (5,463)        (.3)         (14,761)      (1.2)
         Cash surrender value on officers'
           life insurance                                 (40,453)       (2.6)         (35,087)      (2.8)
         Officers' life insurance premiums                 30,340         1.9           30,588        2.5
         Other, net                                        (3,231)        (.2)          (3,167)       (.3)
                                                        ---------        ----          -------       ----
                                                        $ 516,700        32.8%         397,400       32.2%
                                                        =========        ====          =======       ====

     The net tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                         1996                      1995
                                                                         ----                      ----
          Deferred tax assets
            Capitalized lease, net of obligation                      $       --                  737,739
            Depreciation                                               1,872,054                1,074,681
            Loan loss and other reserves                                 306,240                  248,650
            Deferred compensation                                        238,378                  219,963
            Other                                                         96,527                   61,841
                                                                      ----------               ----------

                     Total gross deferred tax assets                   2,513,199                2,342,874
                                                                      ----------               ----------

          Deferred tax liabilities
            FHLB stock dividend                                          849,576                  767,330
            Deferred gain - Erieview                                          --                  328,143
            Bad debt reserves over base year reserves                    179,192                  178,023
            Deferred loan fees                                           751,072                  618,168
            Other                                                         20,559                   27,910
                                                                      ----------               ----------

                     Total gross deferred tax liabilities              1,800,399                1,919,574
                                                                      ----------               ----------

                     Net deferred tax asset                           $  712,800                  423,300
                                                                      ==========               ==========

     Under Statement 109, a valuation allowance is established to reduce the deferred tax asset if it is more likely than not that the related tax benefit will not be realized. In management's opinion, it is more likely than not that the tax benefits will be realized; consequently, no valuation allowance has been established as of December 31, 1996 and 1995.

                                                                     (Continued)

                                     F-3-16

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


     Retained earnings at December 31, 1996 includes approximately $14,001,000 for which no provision for federal income tax has been made. This amount represents allocations of income during years prior to 1988 to bad debt deductions for tax purposes only. These qualifying and nonqualifying base year reserves and supplemental reserves will be recaptured into income in the event of certain distributions and redemptions. Such recapture would create income for tax purposes only, which would be subject to the then current corporate income tax rate. Recapture would not occur upon the reorganization, merger, or acquisition of the Association, nor if the Association is merged or liquidated tax-free into a bank or undergoes a charter change. If the Association fails to qualify as a bank or merges into a nonbank entity, these reserves will be recaptured into income.

     The favorable reserve method currently afforded to thrifts is repealed for tax years beginning after December 31, 1995. Large thrifts must switch to the specific charge-off method of section 166, while small thrifts, such as the Association, must switch to the reserve method of section 585 (the method currently used by small commercial banks). In general, a thrift is required to recapture the excess of its qualifying and nonqualifying reserves in excess of its qualifying and nonqualifying base year reserves. There is an exception to the general recapture provision for small thrifts. A small thrift is required to recapture the portion of its reserves that exceeds the greater of (1) the experience method reserve computed as if the thrift had always been a small bank, or (2) the lesser of the qualifying and nonqualifying base year reserves or the contracted base year reserves. The opening tax bad debt reserve for a small thrift for the first taxable year beginning after December 31, 1995 is the greater of the two amounts described in (1) and (2) above. A small thrift that switches to the section 585 experience method must make an annual addition to its reserve for bad debts. Under section 593, a thrift was not required to make a minimum addition to its reserve for any taxable year. As the Association has previously provided deferred taxes on the recapture amount, no additional financial statement tax expense should result from this new legislation.

(8)  Lease Commitments

     The Association conducts its branch operations in a number of leased facilities. The leases for these facilities are for terms ranging from 5 to 25 years and usually contain renewal options. At December 31, 1996, minimum rental commitments under noncancelable leases are as follows:

                                                         Leases of
                 Year Ending December 31,            Branch Facilities

                           1997                      $       156,808
                           1998                              148,708
                           1999                              123,592
                           2000                              112,344
                           2001                              101,761
                        Thereafter                           596,520
                                                     ---------------
                                                     $     1,239,733
                                                     ===============

     The total rent expense for the years ended December 31, 1996 and 1995, was $147,600 and $140,833, respectively.

                                                                     (Continued)

                                     F-3-17

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(9)  Incentive Plan Trust and Supplemental Retirement Arrangement

     The Association sponsors a defined contribution plan covering substantially all of its employees and substantially all employees of its subsidiaries and CS Financial. The plan contains a 401(k) provision. The consolidated group makes discretionary annual contributions from earnings to the plan based on the return on assets of CS Financial's consolidated earnings up to 15 percent of the total annual compensation of all participants. In addition, the consolidated group matches 25 percent of the participants' 401(k) contributions, up to a maximum of 4 percent of the participants' compensation. The amount charged to operations in 1996 and 1995 was $295,018 and $128,541, respectively.

     The Association has supplemental retirement arrangements with senior management. These arrangements provide for payments to be deferred until the individual retires, dies, or becomes disabled. The amount charged to expense in 1996 and 1995 related to these arrangements was $98,670 and $92,101, respectively. The Association holds life insurance contracts to provide for payments on these retirement arrangements with combined cash surrender values of $794,453 as of December 31, 1996.

(10) Current Regulatory Environment

     The capital requirements mandated by the Financial Institutions Reform, Recovery and Enforcement Act specify that a savings institution maintain regulatory  tangible  capital  of not less  than 1.5  percent  of  tangible assets, minimum core capital of not less than 3 percent of adjusted tangible assets, and risk-based capital of not less than 8 percent of risk-weighted assets. In conjunction with the risk-based capital requirement, the Office of Thrift Supervision (OTS) has assigned risk-weighting factors to all of the Association's assets and certain commitments which are to be utilized in computing the amount of required capital. Since such regulations do not allow for the inclusion of certain items, regulatory capital determinations do not correspond to the total assets or retained earnings as reported in the accompanying consolidated balance sheets.

     The prompt corrective action regulations of the Federal Deposit Insurance Corporation Improvement Act define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with the OTS, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution either by the OTS or by the Federal Deposit Insurance Corporation (FDIC), including requirements to raise additional capital, sell assets, or sell the entire institution. Once an institution becomes "critically undercapitalized," it is generally placed in receivership or conservatorship within 90 days.

     To be considered "well capitalized," an institution must generally have a leverage ratio of at least 5 percent, a Tier-1 risk-based capital ratio of at least 6 percent, and a total risk-based capital ratio of at least 10 percent. As of December 31, 1996 and 1995, the most recent notification from the OTS categorized the Association as "well capitalized" under the regulatory framework for prompt corrective action.

                                                                     (Continued)

                                     F-3-18

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


     At December 31, 1996 and 1995, the Association was in compliance with regulatory capital requirements as set forth below (in thousands):

                                                                                                 Tier-1       Total
                                                                                    Core/        Risk-        Risk-
                                                         Equity      Tangible     Leverage       Based        Based
                                                        Capital       Capital      Capital      Capital      Capital
December 31, 1996
  Capital stock                                       $     265           --           --             --           --
  Paid-in capital                                            90           --           --             --           --
  Retained earnings                                      25,799           --           --             --           --
                                                      ---------    ---------    ---------      ---------    ---------
  Equity capital                                         26,154       26,154       26,154         26,154       26,154

  General loan valuation allowances                                       --           --             --          813
                                                                   ---------    ---------      ---------    ---------
  Regulatory capital                                                  26,154       26,154         26,154       26,967
                                                                   ---------    ---------      ---------    ---------
  Total regulatory assets                               352,371
                                                      ---------
  Adjusted total assets                                              352,350      352,350
                                                                   ---------    ---------
  Risk-weighted assets                                                                           189,906      189,906
                                                                                               ---------    ---------
  Capital ratio                                            7.42%        7.42%        7.42%         13.77%       14.20%

  Regulatory requirement                                                1.50%        3.00%                       8.00%

  Regulatory capital category
    Well capitalized - equal to
       or greater than                                                               5.00%          6.00%       10.00%

December 31, 1995
  Capital stock                                       $     265           --           --             --           --
  Paid-in capital                                            90           --           --             --           --
  Retained earnings                                      24,987           --           --             --           --
                                                      ---------    ---------    ---------      ---------    ---------
  Equity capital                                         25,342       25,342       25,342         25,342       25,342
  Investments in and advances to sub-
    sidiaries required to be deducted                                     (8)          (8)            (8)          (8)
  General loan valuation allowances                                       --           --             --          749
                                                                   ---------    ---------      ---------    ---------
  Regulatory capital                                                  25,334       25,334         25,334       26,083
                                                                   ---------    ---------      ---------    ---------
  Total regulatory assets                               346,883
                                                      ---------
  Adjusted total assets                                              346,867      346,867
                                                                   ---------    ---------
  Risk-weighted assets                                                                           184,003      184,003
                                                                                               ---------    ---------
  Capital ratio                                            7.31%        7.30%        7.30%         13.77%       14.18%
  Regulatory requirement                                                1.50%        3.00%                       8.00%
  Regulatory capital category
    Well capitalized - equal to
       or greater than                                                               5.00%          6.00%       10.00%

                                                                     (Continued)

                                     F-3-19

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

(11) Special SAIF Assessment

     On September 30, 1996, the Omnibus Appropriations Bill was enacted which imposed a special assessment on Savings Association Insurance Fund (SAIF) deposits held as of March 31, 1995 to recapitalize the SAIF. Therefore, the Association recorded a one-time charge of $1,627,382 representing the special assessment of 65.7 basis points on the Association's deposits held as of March 31, 1995. This assessment will be deductible for tax purposes on the Association's fiscal year 1996 federal income tax return.

(12) Fair Value of Financial Instruments

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of
     Financial Instruments. The estimated fair value amounts have been determined by the Association using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Association could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                        December 31, 1996                  December 31, 1995
                                                        -----------------                  -----------------
                                                     Carrying           Fair            Carrying           Fair
                                                      Amount            Value            Amount            Value
                                                     --------           -----           --------           -----
       Assets
         Mortgage loans                         $ 311,857,800       312,703,366      305,606,908       307,110,074
         Mortgage-backed securities                 1,342,614         1,335,501        1,753,965         1,769,631
         Other loans                                1,425,410         1,425,410        3,302,845         3,302,845
         Investment securities                      3,949,426         3,970,584        3,112,414         3,150,642
         Stock in the Federal Home
           Loan Bank of Cincinnati                  3,611,100         3,611,000        3,369,200         3,369,200
         Cash on hand and in financial
           institutions                             1,207,861         1,207,861        1,094,335         1,094,335
         Short-term cash investments               11,757,152        11,757,152       17,189,234        17,189,234

       Liabilities
         Deposits                                 293,593,414       294,827,244      275,024,564       276,139,785
         Advances from the Federal
           Home Loan Bank                          25,950,182        25,350,226       36,332,740        36,203,293

       Off-balance sheet instruments
         Credit card lines                          5,560,000         5,560,000        5,425,000         5,425,000
         Mortgage loan commitments                  7,444,000         7,444,000        7,056,000         7,056,000

     Mortgage Loans. The fair value of most adjustable rate loans approximates the carrying amount because of the limited period before repricing. The fair value of the other loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.


                                                                     (Continued)

                                     F-3-20

                     CS FINANCIAL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


     Mortgage-Backed Securities. Fair value for mortgage-backed securities is based on quoted market prices.

     Other Loans. The fair value estimate for other loans is based on the value of existing loans.

     Investment Securities. Fair value for investment securities is based on quoted market prices.

     Stock in the Federal Home Loan Bank, Cash, and Short-Term Cash Investments. The carrying amounts approximate fair value.

     Deposits. The fair value of passbook accounts and certain money market accounts is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using rates currently offered for deposits of similar remaining maturities.

     Advances. The fair value of advances is estimated using the rates currently available for advances with similar terms and remaining maturities.

     Off-Balance Sheet Instruments. The fair value estimate for off-balance sheet instruments is based on the value of existing off-balance sheet commitments.


                                     F-3-21

                                                                         ANNEX A


                 -----------------------------------------------

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                           CHARTER ONE FINANCIAL, INC.

                             CHARTER ONE BANK F.S.B.

                            CS FINANCIAL CORPORATION

                                       AND

                        THE CUYAHOGA SAVINGS ASSOCIATION

                 -----------------------------------------------



                                ----------------

                                 April 23, 1998

                                ----------------

                                TABLE OF CONTENTS

                                    ARTICLE I

                         THE MERGER AND RELATED MATTERS

      1.1   Merger; Surviving Corporations and Resulting Institution..........2
      1.2   Effective Time of the Merger......................................2
      1.3   Company Merger....................................................3
      1.4   Corporate Merger..................................................6
      1.5   Bank Merger.......................................................7
      1.6   Closing...........................................................8
      1.7   Reservation of Right to Revise Transaction........................8

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                          OF COFI AND CHARTER ONE BANK

      2.1   Organization......................................................8
      2.2   Authorization.....................................................9
      2.3   Conflicts.........................................................9
      2.4   Anti-takeover Provisions Inapplicable............................10
      2.5   Capitalization...................................................10
      2.6   COFI Financial Statements; Material Changes......................11
      2.7   COFI Subsidiaries................................................11
      2.8   COFI Filings.....................................................12
      2.9   COFI Reports.....................................................12
      2.10  Compliance with Laws.............................................12
      2.11  Registration Statement; Proxy  Statement.........................13
      2.12  Litigation.......................................................13
      2.13  Licenses.........................................................14
      2.14  Taxes............................................................14
      2.15  Insurance........................................................15
      2.16  Loans; Investments...............................................15
      2.17  Allowance for Possible Loan Losses...............................16
      2.18  COFI Benefit Plans...............................................17
      2.19  Compliance With Environmental Laws...............................18
      2.20  Contracts and Commitments........................................19
      2.21  Defaults.........................................................20

      2.22  Operations Since December 31, 1997...............................20
      2.23  Undisclosed Liabilities..........................................20
      2.24  Assets...........................................................21
      2.25  Indemnification..................................................21
      2.26  Insider Interests................................................22
      2.27  Brokers and Finders..............................................22
      2.28  Accuracy of Information..........................................22
      2.29  Governmental Approvals and Other Conditions......................22

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF CSFC AND CSFC BANK

      3.1   Organization.....................................................22
      3.2   Authorization....................................................23
      3.3   Conflicts........................................................23
      3.4   Anti-takeover Provisions Inapplicable............................23
      3.5   Capitalization and Stockholders..................................24
      3.6   CSFC Financial Statements; Material Changes......................24
      3.7   CSFC Subsidiaries................................................25
      3.8   CSFC Reports.....................................................26
      3.9   Compliance With Laws.............................................26
      3.10  Registration Statement: Prospectus...............................27
      3.11  Litigation.......................................................27
      3.12  Licenses.........................................................28
      3.13  Taxes............................................................28
      3.14  Insurance........................................................29
      3.15  Loans; Investments...............................................29
      3.16  Allowance for Possible Loan Losses...............................31
      3.17  CSFC Benefit Plans...............................................32
      3.18  Compliance with Environmental Laws...............................34
      3.19  Contracts and Commitments........................................35
      3.20  Defaults.........................................................38
      3.21  Operations Since December 31, 1997...............................39
      3.22  Corporate Records................................................41
      3.23  Undisclosed Liabilities..........................................41
      3.24  Assets...........................................................41
      3.25  Stockholder Arrangements.........................................42
      3.26  Indemnification..................................................42
      3.27  Insider Interests................................................42
      3.28  Registration Obligations.........................................43
      3.29  Regulatory, Tax and Accounting Matters...........................43
      3.30  Brokers and Finders..............................................43

      3.31  Accuracy of Information..........................................43
      3.32  Fairness Opinion.................................................43
      3.33  Governmental Approvals and Other Conditions......................43

                                   ARTICLE IV

                                COVENANTS OF CSFC

      4.1   Business in Ordinary Course......................................44
      4.2   Conforming Accounting and Reserve Policies;
              Restructuring Expenses.........................................48
      4.3   Certain Actions..................................................48

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1   Inspection of Records; Confidentiality...........................49
      5.2   Registration Statement; Stockholder Approval.....................51
      5.3   Agreements of Affiliates.........................................52
      5.4   Expenses.........................................................52
      5.5   Cooperation......................................................53
      5.6   Regulatory Applications..........................................53
      5.7   Financial Statements and Reports.................................53
      5.8   Notice...........................................................53
      5.9   Press Release....................................................54
      5.10  Delivery of Supplements to Disclosure Schedules..................54
      5.11  Litigation Matters...............................................54
      5.12  Tax Opinion......................................................54
      5.13  Benefits and Related Matters.....................................55
      5.14  Nasdaq Listing...................................................57
      5.15  Directors' and Officers' Indemnification Insurance...............57
      5.16  Reports to the SEC...............................................57
      5.17  Extraordinary COFI Dividends.....................................57
      5.18  Environmental Reports............................................57
      5.19  Merger Sub.......................................................59
      5.20  Waiver of Rights Under Stockholder Arrangements..................59

                                   ARTICLE VI

                                   CONDITIONS

      6.1   Conditions to the Obligations of COFI and Charter One Bank.......59
      6.2   Conditions to the Obligations of CSFC and CSFC Bank..............60
      6.3   Conditions to the Obligations of the Parties.....................61

                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

      7.1   Termination......................................................62
      7.2   Liabilities and Remedies Break-Up Fee............................63
      7.3   Survival of Agreements...........................................65
      7.4   Amendment........................................................65
      7.5   Waiver...........................................................65


                                  ARTICLE VIII

                               GENERAL PROVISIONS

      8.1   Survival.........................................................66
      8.2   Notices..........................................................66
      8.3   Applicable Law...................................................67
      8.4   Headings, Etc....................................................67
      8.5   Severability.....................................................67
      8.6   Entire Agreement; Binding Effect; Non-Assignment; Counterparts...67
      8.7   No Employment Solicitation.......................................68

EXHIBIT LIST (Exhibits Omitted)

Exhibit A - Voting Agreement List

Exhibit A-1 - Form of Voting Agreement

Exhibit B - Form of CSFC Affiliate Agreement

Exhibit C - Form of COFI Affiliate Agreement

Exhibit D - Directors of Resulting Institution

Exhibit E - Home and Other Offices of Resulting Institution

Exhibits F-1, F-2 and F-3 - Form of Employment Agreements

Exhibit G - Form of Arter & Hadden LLP Legal Opinion

Exhibit H - Form of Silver, Freedman & Taff, L.L.P. Legal Opinion

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") dated April 23, 1998, is by and among Charter One Financial, Inc., a Delaware corporation ("COFI"),Charter One Bank F.S.B., a federally chartered savings bank and a wholly owned indirect subsidiary of COFI ("Charter One Bank"),CS Financial Corporation, an Ohio corporation ("CSFC"), and The Cuyahoga Savings Association, an Ohio chartered savings and loan association and a wholly owned first-tier subsidiary of CSFC ("CSFC Bank").

         A. COFI, Charter One Bank, CSFC and CSFC Bank wish to provide for the terms and conditions of the following described business combinations in which a newly formed Ohio business corporation and first-tier subsidiary of COFI
("Merger Sub") will be merged with and into CSFC (the "Company Merger"), followed immediately by the merger of CSFC into COFI (the "Corporate Merger") and the merger of CSFC Bank with and into Charter One Bank (the "Bank Merger"). The Company Merger, the Corporate Merger and the Bank Merger are collectively referred to herein as the "Merger."

         B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code.

         C. For accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

         D.  The  parties   hereto  desire  to  make  certain   representations,
warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         E. Concurrently with the execution and delivery of this Agreement, and as a condition to and inducement for COFI to enter into this Agreement, COFI and each of the directors and executive officers of CSFC and certain other persons listed on the attached Exhibit A have entered into a voting agreement in the form attached hereto as Exhibit A-1 ("Voting Agreement").

         F. Concurrently with the execution and delivery of this Agreement, and as a condition to and inducement for COFI to enter into this Agreement, COFI and each of the directors and executive officers of CSFC have entered into an affiliate agreement in the form attached hereto as Exhibit B ("CSFC Affiliate Agreement").

         Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                         THE MERGER AND RELATED MATTERS

         1.1 Merger; Surviving Corporations and Resulting Institution. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the Ohio General Corporation Law ("OGCL"), the Delaware General Corporation Law ("DGCL"), the Federal Deposit Insurance Act ("FDIA"), the Home Owners' Loan Act ("HOLA") and the rules and regulations promulgated under HOLA ("Thrift Regulations"), (a) at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall be merged with and into CSFC pursuant to the terms and conditions set forth herein, and (b) immediately after the Effective Time (x) CSFC shall be merged with and into COFI pursuant to the terms and conditions set forth herein and (y) at the Bank Merger Effective Time (as defined in Section
1.2 hereof), CSFC Bank shall be merged with and into Charter One Bank pursuant to the terms and conditions set forth herein. Upon the consummation of the Company Merger, the separate corporate existence of Merger Sub shall cease and CSFC shall continue as the surviving corporation under the laws of the State of Ohio. Upon consummation of the Corporate Merger, the separate corporate existence of CSFC shall cease and COFI shall continue as the surviving corporation under the laws of the State of Delaware. Upon consummation of the Bank Merger, the separate corporate existence of CSFC Bank shall cease and Charter One Bank shall continue as the resulting institution under the laws of the United States of America. The name of CSFC as the surviving corporation of the Company Merger shall remain "CS Financial Corporation". From and after the Effective Time, CSFC, as the surviving corporation of the Company Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Merger Sub and CSFC, all as more fully described in the OGCL. The name of COFI as the surviving corporation of the Corporate Merger shall remain "Charter One Financial, Inc." From and after the effective time of the Corporate Merger, COFI, as the surviving corporation of the Corporate Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of COFI and CSFC, all as more fully described in the DGCL and OGCL. The name of Charter One Bank, as the resulting institution of the Bank Merger, shall remain "Charter One Bank F.S.B.". From and after the Bank Merger Effective Time, Charter One Bank, as the resulting institution of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Charter One Bank and CSFC Bank.

         1.2 Effective Time of the Merger. As soon as practicable after each of the conditions set forth in Article VI hereof have been satisfied or waived, the parties will file, or cause to be filed, with the Ohio Secretary of State, the Delaware Secretary of State, the Office of Thrift Supervision ("OTS") and the Ohio Superintendent of Financial Institutions such certificates of merger, articles of combination and other documents as they may deem necessary or appropriate for the Company Merger, the Corporate Merger and the Bank Merger, which certificates of merger, articles of combination and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the OGCL, DGCL and the Thrift Regulations. The Company Merger shall become effective at the time the certificate of merger for such merger is filed with the Ohio Secretary of State ("Effective Time"). The Corporate Merger shall become effective at the time the certificate(s) of merger for such merger are filed with the Ohio Secretary of State and the Delaware Secretary of State. The Bank Merger shall become effective at the time the articles of combination for such merger are endorsed by the Secretary of the OTS pursuant to the Thrift Regulations, subject to any required filings with the Ohio Secretary of State ("Bank Merger Effective Time"). The parties shall cause the Company Merger to become effective immediately prior to the Corporate Merger and the Bank Merger.

         1.3      Company Merger.

                  (a)      Conversion of CSFC Stock.  At the Effective Time:

                           (i) Each share of common stock of CSFC, $5.00 par value per share (the "CSFC Common Stock"), issued and outstanding immediately prior thereto (except for Dissenting
                  Shares, if applicable, as defined in Section 1.3(c) hereof) shall, by virtue of the Company Merger and without any action on the part of the holder thereof, but subject to Sections 1.3(a)(ii) and 1.3(e) hereof and any adjustment to the Merger Consideration (as hereinafter defined) pursuant to Section 5.18(d) herein, be converted into the right to receive 30.1769 (the "Exchange Ratio") shares of common stock of COFI, par value $.01 per share ("COFI Common Stock"), including the corresponding number of rights associated with the COFI Common Stock pursuant to the Rights Agreement dated November 20, 1989, as amended on May 26, 1995, between COFI and The First National Bank of Boston as Rights Agent.

                           Notwithstanding   any   other   provision   of   this
                  Agreement, any shares of CSFC Common Stock issued and outstanding immediately prior to the Effective Time which are then owned beneficially or of record by COFI, Charter One Bank, CSFC, CSFC Bank or by any direct or indirect Subsidiary (as hereinafter defined) of any of them or held in the treasury of CSFC (other than any shares of CSFC Common Stock held (A) directly or indirectly in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties or (B) in respect of a debt previously contracted) shall, by virtue of the Company Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

                           (ii) If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of COFI Common Stock shall, through a reclassification, recapitalization, stock dividend, stock split or reverse stock split have been increased, decreased, changed into or exchanged for a different number or kind of shares, appropriate adjustment will be made to the Exchange Ratio, the Floor Price (as defined in Section 7.1 (i) below) and the calculation of the COFI Final Price (as defined in Section 7.1(i) below).

                           (iii) Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into an identical number of issued and outstanding shares of CSFC common stock after the Effective Time.

                           (iv) The holders of certificates formerly representing shares of CSFC Common Stock shall cease to have any rights as stockholders of CSFC, except such rights, if any, as they may have pursuant to the OGCL. Except as provided above, until certificates representing shares of CSFC Common Stock are surrendered for exchange, the certificates in the aggregate of each holder shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of COFI Common Stock into which such shares of CSFC Common Stock shall have been converted by the Company Merger as provided above and the right to receive the cash value of any fraction of a share of COFI Common Stock as provided below (collectively, the "Merger Consideration").

                  (b) Reservation of Shares. Prior to the Effective Time, the Board of Directors of COFI shall reserve for issuance a sufficient number of shares of COFI Common Stock for the purpose of issuing its shares to the stockholders of CSFC in accordance herewith.

                  (c) Dissenting Shares. Any shares of CSFC Common Stock held by a holder who dissents from the Company Merger in accordance with
         Section 1701.85 of the OGCL shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the OGCL.

                  (d)      Exchange of CSFC Common Stock Certificates.

                           (i) As soon as reasonably practicable (but not later than five business days) after the Effective Time, holders of record of certificates formerly representing shares of CSFC Common Stock ("Certificates") shall be instructed to tender such Certificates to an independent exchange agent to be selected by COFI and reasonably acceptable to CSFC (the "Exchange Agent") pursuant to a letter of transmittal that COFI shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by COFI or the Exchange Agent.

                           (ii) After the Effective Time, each holder of a Certificate that surrenders such Certificate to COFI or the Exchange Agent will, upon acceptance thereof by COFI or the Exchange Agent, be entitled to the Merger Consideration payable in respect of the shares represented thereby.

                           (iii) COFI or the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as COFI or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as COFI or the Exchange Agent may reasonably require.

                           (iv)    Each  outstanding  Certificate,   other  than
                  those representing Dissenting Shares, shall until duly surrendered to COFI or the Exchange Agent be deemed to evidence the right to receive the Merger Consideration.

                           (v) After the Effective Time, holders of Certificates shall cease to have rights with respect to the CSFC Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the Merger Consideration. At the Effective Time, CSFC shall deliver a certified copy of a list of its stockholders to COFI or the Exchange Agent. After the Effective Time, there shall be no further transfer on the records of CSFC of Certificates, and if such Certificates are presented to CSFC for transfer, they shall be canceled against delivery of the Merger Consideration. COFI shall not be obligated to deliver the Merger Consideration to any holder of CSFC Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive COFI Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such COFI Common Stock, at which time such dividends on whole shares of COFI Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any withholding taxes that may have been imposed thereon. Certificates surrendered for exchange by any person identified by CSFC pursuant to Section 5.3 as an "affiliate" of CSFC for purposes of Rule 145 under the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") or pooling of interests accounting shall not be exchanged for certificates representing COFI Common Stock until COFI has received a written agreement from such person as specified in
                  Section 5.3. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of CSFC Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. COFI and the Exchange Agent shall be entitled to rely upon the stock transfer books of CSFC to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, COFI or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                           (vi) If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to COFI or the Exchange Agent any required transfer taxes or establish to the satisfaction of COFI or the Exchange Agent that such tax has been paid or is not applicable.

                           (vii) In the event any Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to COFI or the Exchange Agent an affidavit stating such fact, in form satisfactory to COFI, and, at COFI's discretion, a bond in such reasonable sum as COFI or the Exchange Agent may direct as indemnity against any claim that may be made against COFI or CSFC or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

                  (e) No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of COFI Common Stock shall be issued in the Company Merger. Each holder who otherwise would have been entitled to a fraction of a share of COFI Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the COFI Share Price on the last trading day preceding the Effective Time. The "COFI Share Price" shall mean the closing sale price (rounded down to the nearest whole cent) of one share of COFI Common Stock as reported on the Nasdaq National Market. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

                  (f) Articles of Incorporation and Code of Regulations of the Surviving Corporation. The Articles of Incorporation and Code of Regulations of CSFC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Code of Regulations of CSFC, as the surviving corporation of the Company Merger, until either is thereafter amended in accordance with applicable law.

                  (g) Directors and Officers of the Surviving Corporation. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of CSFC, as the surviving corporation of the Company Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

         1.4      Corporate Merger.

                  (a) Cancellation of CSFC Common Stock. At the effective time of the Corporate Merger, each share of common stock of CSFC issued and outstanding immediately prior thereto (being the CSFC common stock issued in the Company Merger to COFI in exchange for Merger Sub common stock) shall, by virtue of the Corporate

         Merger, be canceled. No new shares of capital stock or other securities or obligations of COFI shall be issued with respect to or in exchange for such canceled shares, and such canceled shares of CSFC common stock shall not be converted into capital stock or other securities or obligations of COFI.

                  (b) Certificate of Incorporation and Bylaws of the Surviving Corporation. The Certificate of Incorporation and Bylaws of COFI, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of COFI, as the surviving corporation of the Corporate Merger, until either is thereafter amended in accordance with applicable law.

                  (c) Directors and Officers of the Surviving Corporation. The directors and officers of COFI immediately prior to the Effective Time shall be the directors and officers of COFI, as the surviving corporation of the Corporate Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

                  (d) Service of Process. At the effective time of the Corporate Merger, COFI, as the surviving corporation of the Corporate Merger, consents to be sued and served with process in the State of Ohio and irrevocably appoints the Secretary of State of the State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against it any obligation of CSFC or to enforce the right of the holders of Dissenting Shares.

         1.5      Bank Merger.

                  (a) Cancellation of CSFC Bank Common Stock. At the Bank Merger Effective Time, each share of common stock of CSFC Bank, $5.00 par value per share ("CSFC Bank Common Stock"), issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be canceled. No new shares of capital stock or other securities or obligations of Charter One Bank shall be issued with respect to or in exchange for such canceled shares, and such canceled shares of CSFC Bank Common Stock shall not be converted into capital stock or other securities or obligations of Charter One Bank.

                  (b) Charter and Bylaws of the Resulting Institution. The charter and bylaws of Charter One Bank, as in effect immediately prior to the Bank Merger Effective Time, shall, without any change, be the charter and bylaws of Charter One Bank, as the resulting institution of the Bank Merger, until either is thereafter amended in accordance with applicable law.

                  (c) Directors of the Resulting Institution. The directors of Charter One Bank, as the resulting institution of the Bank Merger, shall be those persons listed in Exhibit D to this Agreement. Such directors shall continue in office until their successors are duly elected and qualified or otherwise duly selected.

                  (d) Offices of the Resulting Institution. The home and other offices of Charter One Bank, as the resulting institution of the Bank Merger, shall be as listed in Exhibit E to this Agreement.

                  (e) Additional Filing Requirements. At the time a certificate of merger or articles of combination relating to the Bank Merger is filed with the Ohio Secretary of State, if so required, it shall be accompanied by the affidavits, receipts, certificates or other evidence required by Division (H) of Section 1701.86 of the OGCL with respect to CSFC.

         1.6 Closing. Subject to the provisions of Article VI hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable after satisfaction or waiver of all of the conditions to Closing, but not later than fifteen (15) days thereafter, at 10:00 a.m. at the executive offices of COFI or at such other date, time and location as is mutually agreed to by COFI and CSFC. The date on which the Closing actually occurs is herein referred to as the "Closing Date".

         1.7 Reservation of Right to Revise Transaction. After consultation with CSFC, COFI shall have the unilateral right to change the method of effecting the Merger (including without limitation the provisions of this Article I), to the extent permitted by applicable law and to the extent it deems such change to be desirable, provided, however, that no such change shall (a) alter or change the amount or kind of the Merger Consideration or the conditions for its issuance, (b) diminish the benefits to be received by the directors, officers or employees of CSFC and CSFC Bank as set forth in this Agreement or in any other agreements between the parties made in connection with this Agreement,
(c) materially impede or delay the consummation of the Company Merger or (d) adversely affect the tax treatment of CSFC stockholders as a result of receiving the Merger Consideration. COFI may exercise this right of revision by giving written notice thereof in the manner provided in Section 8.2 of this Agreement.

                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF COFI AND CHARTER ONE BANK

         COFI and Charter One Bank jointly and severally represent and warrant to CSFC and CSFC Bank that:


         2.1      Organization.

                  (a) COFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted. COFI is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect (as defined in Section 2.1(b) hereof)) on COFI or materially adversely affect its ability to consummate the transactions contemplated herein. COFI has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of all requisite regulatory approvals and the expiration of applicable waiting periods, to consummate the transactions contemplated hereby. COFI is duly registered as a savings and loan holding company under HOLA.

                  (b) As used in this Agreement, the term "Material Adverse Effect" with respect to COFI or CSFC means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business, operations, assets or deposit liabilities of such entity taken together with its affiliated entities on a consolidated basis; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, as such would apply to the financial statements of such entity on a consolidated basis; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement; (iii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; or (iv) in the case of CSFC, any financial change resulting from adjustments taken pursuant to Section
         4.2 hereof.

         2.2 Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Boards of Directors of COFI and Charter One Bank, and no other corporate action on their part is required to be taken. This Agreement has been duly executed and delivered by COFI and Charter One Bank and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

         2.3 Conflicts. Subject to the second sentence of this Section 2.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Certificate of Incorporation or Bylaws of COFI or similar documents of any COFI Subsidiary or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to COFI or any COFI Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time; (ii) are not material to the conduct of business or operations of COFI or any COFI Subsidiary and will not have a Material Adverse Effect on COFI or (iii) are disclosed in Section 2.3 of that certain confidential writing delivered by COFI to CSFC within two business days prior to the date hereof (the "COFI Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to COFI or Charter One Bank, in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby except for: (a) the filing of all required regulatory applications by COFI, CSFC and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement; (b) the filing by COFI of the registration statement relating to the COFI Common Stock to be issued pursuant to this Agreement ("Registration Statement") with the United States Securities and Exchange Commission ("SEC") pursuant to the Securities Act, which Registration Statement shall include the prospectus/proxy statement ("Prospectus") for use in connection with the CSFC stockholders' meeting to approve the Company Merger ("CSFC Stockholders' Meeting"); (c) the filing of a certificate of merger with respect to the Company Merger with the Ohio Secretary of State; (d) the filing of the articles of combination with the OTS and, if required, the filing of a certificate of merger with the Ohio Secretary of State relating to the Bank Merger and the filing of additional documents with the State of Ohio as described in Section 1.5(e); (e) any notice filings, with state securities authorities; and (f) any anti-trust filings, consents, waivers or approvals.

         2.4 Anti-takeover Provisions Inapplicable. To the best knowledge of COFI and Charter One Bank, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation (i) applies to the Company Merger, (ii) prohibits or restricts the ability of COFI or Charter One Bank to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby, (iii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iv) would subject CSFC or CSFC Bank to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

         2.5      Capitalization.

                  (a) As of the date hereof, the authorized capital stock of COFI consists of (i) 180,000,000 shares of COFI Common Stock, $0.01 par value per share, of which, as of March 31, 1998, 64,067,849 shares were issued and outstanding and (ii) 20,000,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding. All of the issued and outstanding shares of COFI Common Stock have been, and all of the shares of COFI Common Stock to be issued in the Company Merger will be, at the Effective Time, duly and validly authorized and issued, and are or will be, as the case may be, fully paid and non-assessable. None of the outstanding shares of COFI Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of COFI and none of the outstanding shares of COFI Common Stock is or will be entitled to any preemptive rights in respect of the Company Merger or any of the other transactions contemplated by this Agreement.

                  (b) As of December 31, 1997, COFI did not have outstanding any securities or rights convertible into or exchangeable for COFI Common Stock or any commitments, contracts, understandings or arrangements by which COFI is or may be bound to issue additional shares of COFI Common Stock, except as previously disclosed in its Form 10- K annual report for the year ended December 31, 1997 (the "1997 10-K) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and its dividend reinvestment plan.

         2.6 COFI Financial Statements; Material Changes. The COFI audited consolidated financial statements for calendar years ended December 31, 1997 and December 31, 1996 set forth in the 1997 10-K (together the "COFI Financial Statements") (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly present the consolidated financial position of COFI as of the dates thereof and the consolidated results of its operations, shareholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 1997 to the date hereof, COFI and the COFI Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to COFI on a consolidated basis except as disclosed in Section 2.6 of the COFI Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that COFI will suffer or experience a Material Adverse Effect.

         2.7      COFI Subsidiaries.

                  (a) Except as disclosed in Section 2.7 of the COFI Disclosure Schedule, COFI owns directly or indirectly all of the issued and outstanding shares of capital stock of the COFI Subsidiaries. No capital stock of any of the COFI Subsidiaries is, or may become required to be, issued (other than to COFI or another COFI Subsidiary) by reason of any options, warrants, scrip, right to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any COFI Subsidiary. All of the shares of capital stock of each COFI Subsidiary held by COFI or a COFI Subsidiary are fully paid and non-assessable and are owned free and clear of any claim, lien or encumbrance, except as disclosed in Section 2.7 of the COFI Disclosure Schedule.

                  (b) Each COFI Subsidiary is either a savings bank, a corporation or a partnership and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on COFI or would materially adversely affect the ability of COFI, Merger Sub or Charter One Bank to consummate the transactions contemplated herein. Each COFI Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business as it has been and is now being conducted.

                  (c) For purposes of this Agreement, a "COFI Subsidiary" or a "Subsidiary" of COFI shall mean each corporation, savings bank and other entity in which COFI owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

                  (d) Charter One Bank is a member in good standing of the Federal Home Loan Bank ("FHLB") System. All eligible deposit accounts issued by Charter One Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund to the full extent permitted under applicable law. Charter One Bank is, and at all times since June 1, 1990 has been a "qualified thrift lender" as defined in Section 10(m) of HOLA.

         2.8 COFI Filings. COFI has previously made available, or will make available prior to the Effective Time, to CSFC true and correct copies of its
(i) proxy statements relating to all meetings of its stockholders (whether special or annual) during calendar years 1996, 1997 and 1998 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act by COFI with the SEC since January 1, 1996 including, without limitation, on Forms 10-K, 10-Q and 8-K.

         2.9 COFI Reports. Each of COFI and the COFI Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be required to file with the SEC, the FDIC, the OTS, the National Association of Securities Dealers ("NASD") and other applicable thrift, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service (the "IRS"), state and local taxing authorities, the OTS or the FDIC in the regular course of the business of COFI or the COFI Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of COFI and Charter One Bank, investigation into the business or operations of COFI or the COFI Subsidiaries since December 31, 1995 except as set forth in Section 2.9 of the COFI Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, OTS, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to COFI or any COFI Subsidiary on a consolidated basis.

         2.10     Compliance with Laws.

                  (a) Except as disclosed in Section 2.10 of the COFI Disclosure Schedule, the businesses of COFI and the COFI Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by COFI or any COFI Subsidiary, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on COFI.

                  (b) Except as disclosed in Section 2.10 of the COFI Disclosure Schedule, no investigation or review by any governmental entity with respect to COFI or any COFI Subsidiary is pending or, to the best knowledge of COFI and Charter One Bank, threatened, nor has any governmental entity indicated to COFI or any COFI Subsidiary an intention to conduct the same, other than normal thrift regulatory examinations and those the outcome of which will not have a Material Adverse Effect on COFI.

                  (c) COFI and each of the COFI Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 (the "CRA") and the regulations promulgated thereunder. As of the date of this Agreement, neither COFI nor Charter One Bank has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause COFI or any of the COFI Subsidiaries to fail to be in substantial compliance with such provisions. No COFI Subsidiary that is a financial institution has received a rating from an applicable regulatory authority which is less than "satisfactory."

         2.11 Registration Statement; Proxy Statement. The information to be supplied by COFI for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information to be supplied by COFI for inclusion in the Prospectus will not, on the date the Prospectus (or any amendment thereof or supplement thereto) is first mailed to CSFC's stockholders, at the time of the CSFC Stockholders' Meeting, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the CSFC Stockholders' Meeting that has become false or misleading. If, at any time prior to the Effective Time, any event relating to COFI or any of its affiliates, officers, or directors is discovered by COFI that should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus, COFI will promptly inform CSFC and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the stockholders of CSFC. Notwithstanding the foregoing, COFI makes no representation or warranty with respect to any information supplied by CSFC that is contained in any of the Registration Statement or the Prospectus. The Prospectus and the Registration Statement will (with respect to COFI) comply in all material respects as to form and substance with the requirements of the Securities Exchange Act, the Securities Act, and the rules and regulations thereunder.

         2.12 Litigation. Except as disclosed in Section 2.12 of the COFI Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of COFI and Charter One Bank threatened, against or affecting COFI or any COFI Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which if adversely determined, would have a Material Adverse Effect on COFI or which would materially affect the ability of COFI or Charter One Bank to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator outstanding against COFI or any COFI Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

         2.13 Licenses. COFI and the COFI Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         2.14     Taxes.

                  (a) Except as disclosed in Section 2.14 of the COFI Disclosure Schedule, COFI and the COFI Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or COFI has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns or required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither COFI nor any COFI Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against COFI or any COFI Subsidiary that have not been resolved or settled, and no requests for waivers of the time to assess any such tax are pending or have been agreed to. Except as set forth in Section 2.14 of the COFI Disclosure Schedule, neither COFI nor any COFI Subsidiary is currently subject to audit or examination of any of its income tax returns by the IRS or any state, municipal or other taxing authority. Neither COFI nor any COFI Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of COFI and the COFI Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

                  (b) COFI has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code), where COFI was not the common parent of the group. Neither COFI nor any COFI Subsidiary is, or has been a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than COFI or a COFI Subsidiary.

                  (c) COFI and the COFI Subsidiaries have each withheld amounts from its employees, stockholders or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and, except as set forth in Section 2.14 of the COFI Disclosure Schedule have notified all employees, stockholders, and holders of public deposit accounts of their obligations to file all forms, statements and reports with it in accordance with applicable federal, state and local tax laws and have taken reasonable steps to insure that such employees, stockholders and holders of public deposit accounts have filed all such forms, statements and reports with it.

                  (d) For the purposes of this Agreement, the terms "tax" and "taxes" include without limitation, any federal, state, local or foreign income, leasing, franchise, excise, gross receipts, sales, use, occupational, employment, real property, ad valorem, tangible and intangible personal property and state taxes, payments in lieu of taxes, levies, duties, imposts, business, operations or financial condition, assessments, fees, charges and withholdings of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon.

         2.15 Insurance. COFI and the COFI Subsidiaries maintain insurance with insurers which in the best judgment of management of COFI are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. COFI and the COFI Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by COFI and the COFI Subsidiaries have been filed in due and timely fashion.

         2.16     Loans; Investments.

                  (a) Except as otherwise disclosed in Section 2.16 of the COFI Disclosure Schedule, each material loan reflected as an asset on the COFI Financial Statements dated as of December 31, 1997 is evidenced by appropriate and sufficient documentation and constitutes, to the best knowledge of COFI and Charter One Bank, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 2.16 of the COFI Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge.

                  (b)      All  guarantees of  indebtedness  owed to COFI or any
         COFI Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best knowledge of COFI and Charter One Bank, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines and except as would not have a Material Adverse Effect on COFI.

                  (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which COFI or any COFI Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of COFI and Charter One Bank, in accordance with then-customary practice and applicable rules, regulations and policies of thrift regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. COFI and the COFI Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of COFI and Charter One Bank, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit (i) a counterparty under any interest rate swap, cap, floor, option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage backed security financing arrangement, to accelerate, discontinue, terminate, or otherwise modify any such agreement or arrangement or would require COFI or any COFI Subsidiary to recognize any gain or loss with respect to such arrangement.

                  (d) Except as set forth in Section 2.16 of the COFI Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the COFI Financial Statements dated as of December 31, 1997 under the heading "Investment Securities," and none of the investments made by COFI and the COFI
         Subsidiaries since December 31, 1997, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of COFI or any COFI Subsidiary to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under generally accepted accounting principles. With respect to all material repurchase agreements to which COFI or any COFI Subsidiary is a party, COFI or such Subsidiary has a valid, perfected first lien, or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

         2.17 Allowance for Possible Loan Losses. The allowance for possible loan losses shown on the COFI Financial Statements as of December 31, 1997 (and as shown on any financial statements to be delivered by COFI to CSFC pursuant to
Section 5.7 hereof), to the best knowledge of COFI and Charter One Bank, as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted accounting principles applicable to Charter One Bank. To the best knowledge of COFI and Charter One Bank, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of COFI and the COFI Subsidiaries as of December 31, 1997 (and as of the dates of any financial statements to be delivered by COFI to CSFC pursuant to Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

         2.18     COFI Benefit Plans.

                  (a) The term "COFI Benefit Plans" as used herein refers to each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of COFI or any COFI Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which COFI or any COFI Subsidiary maintains, to which COFI or any COFI Subsidiary contributes, or under which any employee, former employee, director or former director of COFI or any COFI Subsidiary is covered or has benefit rights and pursuant to which any liability of COFI or any COFI Subsidiary exists or is reasonably likely to occur, provided that the term "Plan or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No COFI Benefit Plan is a multi-employer plan within the meaning of
         Section 3(37) of ERISA.

                  (b) Each of the COFI Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("COFI Qualified Plans") has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code, and, to the best of COFI's knowledge, there exist no circumstances likely to adversely affect the qualified status of any such COFI Qualified Plan. All such COFI Qualified Plans established or maintained by COFI or any of the COFI Subsidiaries or to which COFI or any of the COFI Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such COFI Qualified Plans. Neither COFI nor any COFI Subsidiary maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by COFI or any COFI Subsidiary to any COFI Benefit Plan through December 31, 1997, have been made or reserves adequate for such purposes as of December 31, 1997 have been set aside therefor and reflected in the COFI Financial Statements dated as of December 31, 1997. Neither COFI nor any COFI Subsidiary is in material default in performing any of its respective contractual obligations under any of the COFI Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

                  (c) There is no pending or, to the best knowledge of COFI and Charter One Bank, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the COFI Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by COFI or any COFI Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of COFI or any COFI Subsidiary or any such Plan.

                  (d) COFI and the COFI Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any COFI Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the IRS under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any COFI Qualified Plan. Neither COFI, any COFI Subsidiary nor any COFI Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975(a) of the Code), or any material liability under Section 601 of ERISA or Section 4980 of the Code.

                  (e) COFI and the COFI Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each COFI Benefit Plan with the IRS, the PBGC, the Department of Labor, and as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which would be material to the financial condition of COFI on a consolidated basis. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

         2.19     Compliance With Environmental Laws.

                  (a)      Except  as set  forth  in  Section  2.19 of the  COFI
         Disclosure Schedule: (i) to the best knowledge of COFI and Charter One Bank, the operations of COFI and each of the COFI Subsidiaries comply in all material respects with all applicable past and present Environmental Laws (as defined below); (ii) to the best knowledge of COFI and Charter One Bank, none of the operations of COFI or any COFI Subsidiary, no assets presently or formerly owned or leased by COFI or any COFI Subsidiary and no Mortgaged Premises or a Participating Facility (as defined below) are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which COFI, any COFI Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of COFI or any COFI Subsidiary, no assets presently owned or, to the best knowledge of COFI and Charter One Bank, formerly owned by COFI or any COFI Subsidiary, and, to the best knowledge of COFI and Charter One Bank, no Mortgaged Premises or Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance (as defined below), or any other substance into the environment, nor has COFI or any COFI Subsidiary, or, to the best knowledge of COFI and Charter One Bank, any owner of a Mortgaged Premises or Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither COFI or any COFI Subsidiary, nor, to the best knowledge of COFI and Charter One Bank, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) For purposes of this Section, "Mortgaged Premises" shall mean each (i) real property interest (including without limitation any fee or leasehold interest) which is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to any party hereto or any of its Subsidiaries a lien on or security interest in such real property interest and (ii) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to any party hereto or any of its Subsidiaries a lien thereon or security interest therein; provided, however, that the term "Mortgaged Premises" shall not include one- to four-unit, single-family residences, and in the case of COFI and the COFI Subsidiaries, any real property interest securing a loan with a principal balance of less than one million dollars. For purposes of this Section, "Participating Facility" means any property in which any party hereto or any of its Subsidiaries participates in the management of such property and, where the context requires, includes the owner or operator of such property. For purposes of this Agreement, "Hazardous Substance" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A., Section 9601 et seq., and also includes any substance now or hereafter regulated by or subject to any Environmental Laws (as defined below) and any other pollutant, contaminant, or waste, including without limitation, petroleum, asbestos, fiberglass, radon, and polychlorinated biphenyls. For purposes of this Agreement, "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (i) regulate air, water, soil, and solid waste management, including the generation, release, containment, storage, handling, transportation, disposition, or management of any Hazardous Substance; (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect public health or the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

         2.20 Contracts and Commitments. Section 2.20 of the COFI Disclosure Schedule contains, and shall be supplemented by COFI and Charter One Bank, as required by Section 5.10 hereof, so as to contain at the Closing Date copies of each of the following documents, certified by an officer of COFI to be true and correct copies of such documents on the dates of such certificates.

                  (a)      The   Certificate   or  Articles  of   Incorporation,
         Charters and Bylaws of COFI and each COFI Subsidiary.

                  (b) All judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of COFI or any COFI Subsidiary which, by their terms, continue to bind or affect COFI or any COFI Subsidiary.

                  (c) All orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of COFI or any COFI Subsidiary or any of their directors or officers in their capacities as such.

         2.21 Defaults. There has not been any default in any material obligation to be performed by COFI or any COFI Subsidiary under any material contract or commitment, and neither COFI nor any COFI Subsidiary has waived, any material right under any material contract or commitment. To the best knowledge of COFI and Charter One Bank, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

         2.22 Operations Since December 31, 1997. Between December 31, 1997 and the date hereof, except as set forth in Section 2.22 of the COFI Disclosure Schedule, there has not been:

                  (a) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by COFI or any COFI Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

                  (b) any change in COFI's independent auditors, historic methods of accounting (other than as required by generally accepted accounting principles or regulatory accounting principles), or in its system for maintaining its equipment and real estate; or

                  (c) any event or condition of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to COFI or any COFI Subsidiary) materially adversely affecting the business, operations or financial condition of COFI on a consolidated basis.

         2.23 Undisclosed Liabilities. All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in audited consolidated financial statements in accordance with generally accepted accounting principles ("Liabilities") have, in the case of COFI and the COFI Subsidiaries, been so reflected, disclosed or reserved against in the COFI Financial Statements dated as of December 31, 1997 or in the notes thereto, and COFI and the COFI Subsidiaries have no other Liabilities except (a) Liabilities incurred since December 31, 1997 in the ordinary course of business or (b) as disclosed in Section 2.23 of the COFI Disclosure Schedule.

         2.24     Assets.

                  (a) COFI and the COFI Subsidiaries have good, and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by COFI or any COFI Subsidiary in the COFI Financial Statements dated as of December 31, 1997, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) liens, none of which, in the aggregate, except as set forth in the COFI Financial Statements dated as of December 31, 1997 or in Section 2.24 of the COFI Disclosure Schedule, are material to the assets of COFI on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of COFI and the COFI Subsidiaries (whether owned or leased) are in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by COFI and the COFI Subsidiaries is held in fee simple, except as otherwise noted in the COFI Financial Statements as of December 31, 1997 or as set forth in Section 2.24 of the COFI Disclosure Schedule. COFI and the COFI Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the COFI Financial Statements dated as of December 31, 1997, or in Section 2.24 of the COFI Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to COFI or any COFI Subsidiary.

                  (b)      All  leases  pursuant  to  which  COFI  or  any  COFI
         Subsidiary, as lessee, leases real or personal property which are material to the business of COFI on a consolidated basis are, to the best knowledge of COFI and Charter One Bank, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which, with notice or lapse of time or both, would constitute a default, with respect to COFI or any COFI Subsidiary, or to the best knowledge of COFI and Charter One Bank, the other party.

         2.25 Indemnification. To the best knowledge of COFI and Charter One Bank, except as set forth in Section 2.25 of the COFI Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of COFI or any COFI Subsidiary has occurred which would give rise to a claim by any such person for indemnification from COFI or any COFI Subsidiary under the corporate indemnification provisions of such entity in effect on the date of this Agreement.

         2.26 Insider Interests. All outstanding loans and other contractual arrangements (including deposit relationships) between COFI or any COFI Subsidiary and any of its officers, directors or employees conform to applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 2.26 of the COFI Disclosure Schedule, no officer, director or employee of COFI or any COFI Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of COFI or any COFI Subsidiary.

         2.27 Brokers and Finders. Neither COFI nor any COFI Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for COFI or any COFI Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

         2.28 Accuracy of Information. The statements of COFI and Charter One Bank contained in this Agreement, the Schedules hereto and in any other written document executed and delivered by or on behalf of COFI or Charter One Bank pursuant to the terms of this Agreement are true and correct in all material respects.

         2.29 Governmental Approvals and Other Conditions. To the best knowledge of COFI and Charter One Bank, there is no reason relating specifically to COFI or any COFI Subsidiary why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF CSFC AND CSFC BANK

         CSFC and CSFC Bank jointly and severally represent and warrant to COFI and Charter One Bank that:

         3.1 Organization. CSFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted. CSFC is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on CSFC or materially adversely affect its ability to consummate the transactions contemplated herein. CSFC has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Company Merger by its stockholders and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby. CSFC is duly registered as a savings and loan holding company under HOLA.

         3.2 Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Boards of Directors of CSFC and CSFC Bank, and all necessary corporate action on the part of CSFC and CSFC Bank has been taken, subject to the approval of this Agreement and the Company Merger by the holders of a majority of the issued and outstanding CSFC Common Stock ("Required Vote"). This Agreement has been duly executed and delivered by CSFC and CSFC Bank and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

         3.3 Conflicts. Subject to the second sentence of this Section 3.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any property or assets under, any provision of the Articles of Incorporation or Code of Regulations of CSFC or similar documents of any CSFC Subsidiary (as defined in Section 3.7 hereof), or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CSFC or any CSFC Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time, or (ii) are disclosed in Section 3.3 of that certain confidential writing delivered by CSFC to COFI within two business days prior to the date hereof (the "CSFC Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority or any third party is required by or with respect to CSFC or CSFC Bank in connection with the execution and delivery of this Agreement or the consummation by CSFC or CSFC Bank of the transactions contemplated hereby except for the filings, approvals or waivers contemplated by Section 2.3 hereof.

         3.4 Anti-takeover Provisions Inapplicable. To the best knowledge of CSFC and CSFC Bank, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation, (i) applies to the Company Merger or to the Voting Agreements, (ii) prohibits or restricts the ability of CSFC or CSFC Bank to perform its obligations under this Agreement, or the ability of CSFC to consummate the Company Merger or the ability of CSFC Bank to consummate the Bank Merger, (iii) would have the effect of invalidating or voiding this

Agreement, any of the Voting Agreements,  or any provision hereof or thereof, or
(iv) would subject COFI or Charter One Bank to any material impediment or condition in connection with the exercise of any of its right under this Agreement with respect to the Company Merger or any of the Voting Agreements.

         3.5      Capitalization and Stockholders.

                  (a) As of the date hereof, the authorized capital stock of CSFC consists of (i) 500,000 shares of CSFC Common Stock, $5.00 par value, of which 33,635 shares are issued and outstanding. All of the issued and outstanding shares of CSFC Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of CSFC Common Stock has been issued in violation of any preemptive rights of current or past stockholders or are subject to any preemptive rights of the current or past stockholders of CSFC. All of the issued and outstanding shares of CSFC Common Stock will be entitled to vote to approve this Agreement and the Company Merger.

                  (b) There are no shares of capital stock or other equity securities of CSFC outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever binding on CSFC relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of CSFC, or contracts, commitments, understandings, or arrangements by which CSFC is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

         3.6 CSFC Financial Statements; Material Changes. CSFC has heretofore delivered to COFI its audited consolidated financial statements for calendar years ended December 31, 1997 and December 31, 1996 (together the "CSFC Financial Statements"). CSFC has also heretofore delivered the COFI its unaudited unconsolidated financial statements of CSFC and the CSFC Subsidiaries for the calendar quarter ended March 31, 1998 (the "Quarterly Statements"). The CSFC Financial Statements and the Quarterly Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly present the consolidated (or in the case of the Quaterly Statements, the unconsolidated) financial position of CSFC and the CSFC Subsidiaries as of the dates thereof and the consolidated (or in the case of the Quarterly Statements, the unconsolidated) results of its operations, stockholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 1997 to the date hereof, CSFC and the CSFC Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to CSFC on a consolidated basis except as disclosed in Section 3.6 of the CSFC Disclosure Schedule. No facts or circumstances have been discovered by any director or executive office of CSFC from which it reasonably appears that there is a significant risk and reasonable probability that CSFC will suffer or experience a Material Adverse Effect.

         3.7      CSFC Subsidiaries.

                  (a)      All of the CSFC  Subsidiaries  are  listed in Section
         3.7 of the CSFC Disclosure Schedule. Except as set forth in Section 3.7 of the CSFC Disclosure Schedule, CSFC owns directly or indirectly all of the issued and outstanding shares of capital stock of the CSFC Subsidiaries. Section 3.7 of the CSFC Disclosure Schedule sets forth the number of shares of authorized and outstanding capital stock of the CSFC Subsidiaries. Except for equity securities of the FHLB of Cincinnati or as set forth in Section 3.7 of the CSFC Disclosure Schedule, neither CSFC nor the CSFC Subsidiaries own directly or indirectly any debt or equity securities, or other proprietary interest in any other corporation, limited liability company, joint venture, partnership, entity, association or other business. No capital stock of any of the CSFC Subsidiaries is or may become required to be issued (other than to CSFC) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any CSFC Subsidiary. Other than as set forth in Section 3.7 of the CSFC Disclosure Schedule there are no contracts, commitments, understandings or arrangements relating to the rights of CSFC to vote or to dispose of shares of the capital stock of any CSFC Subsidiary. All of the shares of capital stock of each CSFC Subsidiary are fully paid and non-assessable and are owned by CSFC or another CSFC Subsidiary free and clear of any claim, lien or encumbrance, except as disclosed in Section 3.7 of the CSFC Disclosure Schedule.

                  (b) Each CSFC Subsidiary is either a savings and loan association or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on CSFC or would not materially adversely affect the ability of CSFC or CSFC Bank to consummate the transactions contemplated herein. Each CSFC Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business substantially as it has been and is now being conducted.

                  (c) For purposes of this Agreement, a "CSFC Subsidiary" or a "Subsidiary" of CSFC shall mean each corporation, savings bank, and other entity in which CSFC owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

                  (d) CSFC Bank is a member in good standing of the FHLB System. All eligible deposit accounts issued by CSFC Bank are insured by the FDIC through the SAIF to the full extent permitted under applicable law. CSFC Bank is, and at all times since June 1, 1990 has been a "qualified thrift lender" as defined in Section 10(m) of HOLA.

         3.8 CSFC Reports. Each of CSFC and the CSFC Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the FDIC, the OTS, the State of Ohio and other applicable thrift, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the IRS, state and local taxing authorities, the OTS, the Ohio Director of Savings and Loan Associations or the FDIC in the regular course of the business of CSFC or the CSFC Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of CSFC and CSFC Bank, investigation into the business or operations of CSFC or the CSFC Subsidiaries since December 31, 1995 except as set forth in Section 3.8 of the CSFC Disclosure Schedule. There is no unresolved violation, criticism or exception by the OTS, FDIC, or the State of Ohio or other agency, commission or entity with respect to any report or statement referred to herein that is material to CSFC or any CSFC Subsidiary. CSFC has previously made available, or will make available prior to the Effective Time, to COFI true and correct copies of all OTS filings during calendar years 1996, 1997 and 1998.

         3.9      Compliance With Laws.

                  (a) Except as disclosed in Section 3.9 of the CSFC Disclosure Schedule, and for violations which are not material to CSFC on a consolidated basis, the businesses of CSFC and the CSFC Subsidiaries are being conducted, in all material respects, in compliance with all laws, ordinances or regulations of governmental authorities, including without limitation, laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by CSFC or any CSFC Subsidiary.

                  (b) Except as disclosed in Section 3.9 of the CSFC Disclosure Schedule, no investigation or review by any governmental entity with respect to CSFC or any CSFC Subsidiary is pending or, to the best knowledge of CSFC and CSFC Bank, threatened, nor has any governmental entity indicated to CSFC or any CSFC Subsidiary an intention to conduct the same, other than normal thrift regulatory examinations.

                  (c) CSFC and each of the CSFC Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the CRA and the regulations promulgated thereunder. As of the date of this Agreement, neither CSFC nor CSFC Bank has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause CSFC or any of the CSFC Subsidiaries to fail to be in substantial compliance with such provisions. CSFC Bank has not received since December 31, 1993 a rating from an applicable regulatory authority which is less than "satisfactory."

         3.10 Registration Statement: Prospectus. The information to be supplied by CSFC for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information to be supplied by CSFC for inclusion in the Prospectus will not, on the date of the Prospectus (or any amendment thereof or supplement thereto) is first mailed to CSFC's stockholders, at the time of the CSFC Stockholders' Meeting, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the CSFC Stockholders' Meeting that has become false or misleading. If at any time prior to the Effective Time, any event relating to CSFC or any of its affiliates, officers or directors is discovered by CSFC that should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus, CSFC will promptly inform COFI. Notwithstanding the foregoing, CSFC makes no representation or warranty with respect to any information supplied by COFI that is contained in the Registration Statement or the Prospectus.

         3.11 Ligitation. Except as disclosed in Section 3.11 of the CSFC Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of CSFC and CSFC Bank threatened, against or affecting CSFC or any CSFC Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking equitable relief or damages against CSFC, any CSFC Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, in excess of $25,000, or which would materially affect the ability of CSFC or CSFC Bank to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against CSFC or any CSFC Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

         3.12 Licenses. CSFC and the CSFC Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or right thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         3.13     Taxes.

                  (a) Except as disclosed in Section 3.13 of the CSFC Disclosure Schedule, CSFC and the CSFC Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or CSFC has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither CSFC nor any CSFC Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against CSFC or any CSFC Subsidiary that have not been resolved or settled and no requests for waivers of the time to assess any such tax are pending or have been agreed to. The income tax returns of CSFC and CSFC Subsidiaries have not been audited by the IRS, state, municipal or other taxing authority after the 1991 tax year. Neither CSFC nor any CSFC Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of CSFC and the CSFC Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

                (b) CSFC has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where CSFC was not the common parent of the group. Neither CSFC nor any CSFC Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than CSFC or any wholly-owned CSFC Subsidiary. Neither CSFC nor any CSFC Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code and no such adjustment has been proposed by the IRS.
         Neither CSFC nor any CSFC  Subsidiary  has filed a consent  pursuant to
         Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  (c) CSFC and the CSFC Subsidiaries have each withheld amounts from its employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and except as set forth in Section 3.13 of the CSFC Disclosure Schedule, have notified all employees, stockholders and holders of deposit accounts of their obligations to file all forms, statements or reports with it in accordance with applicable federal, state and local tax laws and have taken reasonable steps to insure that such employees, stockholders and holders of deposit accounts have filed all such forms statements and reports with it.

         3.14 Insurance. CSFC and the CSFC Subsidiaries maintain insurance with insurers which in the best judgment of management of CSFC are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. CSFC and the CSFC Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by CSFC and the CSFC Subsidiaries have been filed in due and timely fashion.
Each of CSFC and the CSFC Subsidiaries has taken or will timely take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time. Neither CSFC nor any of the CSFC Subsidiaries has, since December 31, 1995 had an insurance policy canceled or been denied insurance coverage for which any of such companies has applied.

         3.15     Loans; Investments.

                  (a) Except as otherwise disclosed in Section 3.15 of the CSFC Disclosure Schedule, each loan reflected as an asset on the CSFC Financial Statement dated as of December 31, 1997, and each loan originated or acquired after such date is evidenced by appropriate and sufficient documentation and constitutes, to the best knowledge of CSFC and CSFC Bank, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 3.15 of the CSFC Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge and do not, and will not at the Effective Time, include any provision for prepayment penalties in violation of any law or regulation. Except as set forth in Section 3.15 of the CSFC Disclosure Schedule, there is no loan or other asset of CSFC or of any CSFC Subsidiary that has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss". Set forth in
         Section 3.15 of the CSFC Disclosure Schedule is a complete list of the real estate acquired through foreclosure, repossession or deed in lieu thereof ("REO") of CSFC and the CSFC Subsidiaries as of March 31, 1998.

                  (b) All guarantees of indebtedness owed to CSFC or any CSFC Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best knowledge of CSFC and CSFC Bank, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

                  (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which CSFC or any CSFC Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and in accordance with then-customary practice and applicable rules, regulations and policies of thrift regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. CSFC and the CSFC Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of CSFC and CSFC Bank, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit: (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage-backed security financing arrangement, to accelerate, discontinue, terminate or otherwise modify any such agreement or arrangement or would require CSFC or any CSFC Subsidiary to recognize any gain or loss with respect to such arrangement.

                  (d) Except as set forth in Section 3.15 of the CSFC Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the CSFC Financial Statements dated as of December 31, 1997 under the heading "Investment Securities, " and none of the investments made by CSFC and the CSFC Subsidiaries since December 31, 1997, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of CSFC or any CSFC Subsidiary to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under generally accepted accounting principles. With respect to all material repurchase agreements to which CSFC or any CSFC Subsidiary is a party, CSFC or such Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth in Section 3.15 of the CSFC Disclosure Schedule and except in a transaction involving less than $50,000, neither CSFC nor any CSFC Subsidiary has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require CSFC or any CSFC Subsidiary to repurchase or otherwise reacquire any such assets. Set forth in Section 3.15 of the CSFC

         Disclosure Schedule is a complete and accurate list of each investment and debt security, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell owned by CSFC or any CSFC Subsidiary showing as of March 31, 1998 the carrying values and estimated fair values of investment and debt securities, the gross carrying value and estimated fair value of the mortgage-backed and related securities and the estimated cost and estimated fair value of the marketable equity securities.

                  (e) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by CSFC and the CSFC Subsidiaries, as reflected in the CSFC Financial Statements and the Quarterly Statement were classified and accounted for in accordance with F.A.S.B. 115 and the intentions of management.

         3.16     Allowance for Possible Loan Losses.

                  (a) The allowance for possible loan losses shown on the CSFC Financial Statements as of December 31, 1997 and the Quarterly Statements (and as shown on any financial statements to be delivered by CSFC to COFI pursuant to Section 5.7 hereof) as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted practices applicable to CSFC Bank. To the best knowledge of CSFC and CSFC Bank, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of CSFC and the CSFC Subsidiaries as of March 31, 1998 (and as of the dates of any financial statements to be delivered by CSFC to COFI pursuant to Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

                  (b) The sum of the aggregate amount of all Nonperforming Assets (as defined below) and all troubled debt restructurings (as defined under generally accepted accounting principles) on the books of CSFC and the CSFC Subsidiaries does not exceed 2% of total loans at the date hereof. "Nonperforming Assets" shall mean (i) all loans and leases
         (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of CSFC Bank, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith, or (F) that have been classified "Doubtful", "Loss" or the equivalent thereof by any regulatory authority, and (ii) all assets classified as REO and other assets acquired through foreclosure or repossession.

         3.17     CSFC Benefit Plans.

                  (a) Section 3.17 of the CSFC Disclosure Schedule contains a list and a true and correct copy (or, a description with respect to any oral employee benefit plan, practice, policy or arrangement), including all amendments thereto, of each compensation, consulting, employment, termination or collective bargaining agreement, and each life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of CSFC or any CSFC Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, which CSFC or any CSFC Subsidiary maintains, to which CSFC or any CSFC Subsidiary contributes, or under which any employee, former employee, director or former director of CSFC or any CSFC Subsidiary is covered or has benefit rights and pursuant to which any liability of CSFC or any CSFC Subsidiary exists or is reasonably likely to occur (the "CSFC Benefit Plans"). Except as set forth in Section 3.17 of the CSFC Disclosure Schedule, CSFC and the CSFC Subsidiaries neither maintain nor have entered into any CSFC Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of CSFC or any CSFC Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of CSFC or any CSFC Subsidiary or to COFI or any COFI Subsidiary as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "CSFC Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.17, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as disclosed in Section 3.17 of the CSFC Disclosure Schedule, no Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (b) Each of the CSFC Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift or savings plan that is qualified under Section 401(a) of the Code ("CSFC Qualified Plans") has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Section 3.17 of the CSFC Disclosure Schedule) and, to the best of CSFC's knowledge, there exist no circumstances likely to adversely affect the qualified status of any such CSFC Qualified Plan. All such CSFC Qualified Plans established or maintained by CSFC or any of the CSFC Subsidiaries or to which CSFC or any of the CSFC Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements ) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such CSFC Qualified Plans. Neither CSFC nor any CSFC Subsidiary maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by CSFC or any CSFC Subsidiary to any CSFC Benefit Plan through March 31, 1998, have been made or reserves adequate for such purposes as of March 31, 1998, have been set aside therefor and are reflected in the Quarterly Statement. Neither CSFC nor any CSFC Subsidiary is in material default in performing any of its respective contractual obligations under any of the CSFC Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

                  (c) There is no pending or, to the best knowledge of CSFC and CSFC Bank, threatened litigation or pending claim (other than routine benefit claims made in the ordinary course) by or on behalf of or against any of the CSFC Benefit Plans (or with respect to the administration of any such Plans) now or heretofore maintained by CSFC or any CSFC Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of CSFC or any CSFC Subsidiary or any such Plan.

                  (d) CSFC and the CSFC Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any CSFC Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the PBGC and the IRS under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any CSFC Qualified Benefit Plan. Except as disclosed in Section 3.17 of the CSFC Disclosure Schedule, neither CSFC, any CSFC Subsidiary nor any CSFC Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code), or any material liability under Section 601 of ERISA or
         Section 4980 of the Code. All CSFC Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of Section 4980B of the Code and Section 601 of ERISA.

                  (e) Except as set forth in Section 3.17 of the CSFC Disclosure Schedule, neither CSFC nor any CSFC Subsidiary has made any payments, or is or has been a party to any agreement or any CSFC Benefit Plan, that under any circumstances could obligate it or its successor to make payments that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

                  (f)      Section   3.17  of  the  CSFC   Disclosure   Schedule
         describes any obligation that CSFC or any CSFC Subsidiary has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverage and their ages.

                  (g) Section 3.17 of the CSFC Disclosure Schedule lists: each officer, employee and director of CSFC and any CSFC Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of each such Change in Control Benefit, the individual's participation in any bonus or other employee benefit plan, and such individual's compensation from CSFC and each CSFC Subsidiary for each of the calendar years 1993 through 1997 as reported by CSFC and a CSFC Subsidiary on Form W-2 or Form 1099.

                  (h) To the best knowledge of CSFC and CSFC Bank, CSFC and the CSFC Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each CSFC Benefit Plan with the IRS, the Department of Labor and the PBGC, as prescribed by the Code or ERISA, or regulations issued thereunder. To the best knowledge of CSFC and CSFC Bank, all such filings, as amended, were complete and accurate in all material respects as of the dates of such filings. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

         3.18     Compliance with Environmental Laws.

                  (a) Except as set forth in Section 3.18 of the CSFC Disclosure Schedule: (i) to the best knowledge of CSFC and CSFC Bank, the operations of CSFC and each of the CSFC Subsidiaries comply in all material respects with all applicable past and present Environmental Laws; (ii) to the best knowledge of CSFC and CSFC Bank, none of the operations of CSFC or any CSFC Subsidiary, no assets presently or formerly owned or leased by CSFC or any CSFC Subsidiary and no Mortgaged Premises or Participating Facility are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which CSFC, any CSFC Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of CSFC or any CSFC Subsidiary, no assets presently owned or, to the best knowledge of CSFC and CSFC Bank, formerly owned by CSFC or any CSFC Subsidiary, and to the best knowledge of CSFC and CSFC Bank, no Mortgaged Premises or a Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment, nor has CSFC or any CSFC Subsidiary, or, to the best knowledge of CSFC and CSFC Bank, any owner of a Mortgaged Premises or a Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither CSFC nor any CSFC Subsidiary, nor, to the best knowledge of CSFC and CSFC Bank, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) With respect to the real property currently owned or, to the best knowledge of CSFC and CSFC Bank, formerly owned or currently leased by CSFC or any CSFC Subsidiary ("CSFC Premises"): (x) no part of the CSFC Premises has been used for the generation, manufacture, handling, storage, or disposal of Hazardous Substances;
         (y) except as disclosed in Section 3.18 of the CSFC Disclosure Schedule, the CSFC Premises do not contain, and have never contained, an underground storage tank; and (z) the CSFC Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source. With respect to any underground storage tank listed in
         Section 3.18 of the CSFC Disclosure Statement as an exception to the foregoing, such underground storage tank has been removed in compliance with the Environmental Laws, and has not been the source of any release of a Hazardous Substance into the environment, unless otherwise set forth in Section 3.18 of the CSFC Disclosure Schedule.

         3.19 Contracts and Commitments. Section 3.19 of the CSFC Disclosure Schedule contains, and shall be supplemented by CSFC and CSFC Bank, as required by Section 5.10 hereof, so as to contain at the Closing Date copies of each of the following documents, certified by an officer of CSFC to be true and correct copies of such documents on the dates of such certificates:

                  (a) a list and description of each outstanding loan agreement, mortgage, pledge agreement or other similar document or commitment to extend credit to any executive officer or director of CSFC or any CSFC Subsidiary, as well as a listing of all deposits or deposit surrogates, including the amount, type and interest being paid thereon, to which CSFC or any CSFC Subsidiary is a party under which it may (contingently or otherwise) have any liability involving any executive officer or director of CSFC or any CSFC Subsidiary;

                  (b) a list and description of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $25,000 to which CSFC or any CSFC Subsidiary is a party and/or under which it may (contingently or otherwise) have any liability;

                  (c) a list and description of each contract or agreement (not otherwise included in the CSFC Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which (i) has a term of more than six months; (ii) cannot be terminated on 30 days (or less) written notice without penalty; and (iii) involves an annual expenditure by CSFC or any CSFC Subsidiary in excess of $50,000;

                  (d) a list and description of each contract or commitment (other than CSFC Permitted Liens as defined in Section 3.21(c)) hereof) affecting ownership of, title to, use of, or any interest in real property which is currently owned by CSFC or any CSFC Subsidiary, and a list and description of all real property owned, leased or licensed by CSFC or any CSFC Subsidiary;

                  (e) a list of all fees, salaries, bonuses and other forms of compensation including but not limited to, country club memberships, automobiles available for personal use, and credit cards available for personal use, provided by CSFC or any CSFC Subsidiary to any employee, officer, or director or former employee, officer or director of CSFC or any CSFC Subsidiary who is expected to earn in salary and bonus in excess of $100,000 during calendar year 1998;

                  (f) a list and description of each commitment made by CSFC or any CSFC Subsidiary to or with any of its officers, directors or employees extending for a period of more than six months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereto;

                  (g) the Articles of Incorporation, Charters, Code of Regulations, and Bylaws and specimen certificates of each type of security issued by CSFC and each CSFC Subsidiary;

                  (h) a list and description of each other contract or commitment providing for payment based in any manner upon outstanding loans or profits of CSFC or any CSFC Subsidiary;

                  (i) a list and description of all powers of attorney granted by CSFC or any CSFC Subsidiary which are currently in force;

                  (j) a list and description of all policies of insurance currently maintained by CSFC or any CSFC Subsidiary and a list and description of all unsettled or outstanding claims of CSFC or any CSFC Subsidiary which have been, or to the best knowledge of CSFC and CSFC Bank, will be, filed with the companies providing insurance coverage for CSFC or any CSFC Subsidiary (except for routine claims for health benefits);

                  (k) each collective bargaining agreement to which CSFC or any CSFC Subsidiary is a party and all affirmative action plans or programs covering employees of CSFC or any CSFC Subsidiary, as well as all employee handbooks, policy manuals, rules and standards of employment promulgated by CSFC or any CSFC Subsidiary;

                  (l) each lease or license with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $50,000 to which CSFC or any CSFC Subsidiary is a party, which does not expire within six months from the date hereof and cannot be terminated upon thirty days (or less) written notice without penalty;

                  (m)      all  employment,   consulting,   financial  advisory,
         investment banking, and professional services contracts to which CSFC or any CSFC Subsidiary is a party;

                  (n) all judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of CSFC or any CSFC Subsidiary which, by their terms, continue to bind or affect CSFC or any CSFC Subsidiary;

                  (o) all orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of CSFC or any CSFC Subsidiary or any of their directors or officers in their capacities as such;

                  (p) all trademarks, trade names, service marks, patents, or copyrights, whether registered or the subject of an application for registration, which are owned by CSFC or any CSFC Subsidiary or licensed from a third party;

                  (q) all policies formally adopted by the Board of Directors of CSFC or any CSFC Subsidiary as currently in effect with respect to environmental matters and copies of all policies that have been in effect during the last five years regarding the performance of environmental investigations of properties accepted as collateral for loans, including the effective dates of all such policies; and

                  (r) each other agreement to which CSFC or any CSFC Subsidiary is a party (which does not expire within six months from the date hereof and cannot be terminated upon thirty days (or less) written notice without penalty) which individually during its term could commit CSFC or any CSFC Subsidiary to an expenditure (either individually or through a series of installments) in excess of $100,000 or which creates a material right or benefit to receive payments, goods or services not referred to elsewhere in this Section 3.20 including without limitation:

                           (i) each agreement of guaranty or indemnification running to any person;

                           (ii)    each   agreement   containing   any  covenant
                  limiting the right of CSFC or any CSFC Subsidiary to engage in any line of business or to compete with any person;

                           (iii) each agreement with respect to any license, permit and similar matter that is necessary to the operations of CSFC or any CSFC Subsidiary;

                           (iv) each agreement that requires the consent or approval of any other party in order to consummate the Merger;

                           (v) each agreement relating to the servicing of loans and each mortgage forward commitment and similar agreement pursuant to which CSFC or any CSFC Subsidiary sells to others mortgages which it originates;

                           (vi) each contract relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities and each interest rate swap agreement or other agreement relating to the hedging of interest rate risks and each agreement or arrangement described in Section 3.16(d) hereof; and

                           (vii)   each   contract   or   agreement   (with  the
                  exception of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation Seller's Guide), including but not limited to each contract or agreement pursuant to which CSFC or any CSFC Subsidiary has sold, transferred, assigned or agreed to service any loan, which provides for any recourse or indemnification obligation on the part of CSFC or any CSFC Subsidiary; the name and address of each person which might or could be entitled to recourse against or indemnification from CSFC or any CSFC Subsidiary; and the monetary amount of each actual or potential recourse or indemnification obligation under each such contract or agreement.

         3.20 Defaults. There has not been any default in any material obligation to be performed by CSFC or any CSFC Subsidiary under any contract or commitment, and neither CSFC nor or any CSFC Subsidiary has waived, and will not waive prior to the Effective Time, any material right under any contract or commitment. To the best knowledge of CSFC and CSFC Bank, no other party to any contract or commitment is in default in any material obligation to be performed by such party.

         3.21 Operations Since December 31, 1997. Since December 31, 1997, except as set forth in Section 3.21 of the CSFC Disclosure Schedule or as specifically contemplated by this Agreement, there has not been:

                  (a) any increase in the compensation payable or to become payable by CSFC or any CSFC Subsidiary to any employee, officer or director, other than routine annual increases to rank and file employees consistent with past practices;

                  (b) any payment of dividends or other distributions by CSFC to its stockholders or any redemption by CSFC of its capital stock;

                  (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of CSFC or any CSFC Subsidiary, except the following (each of which, whether arising before or after the date hereof, is herein referred to as a "CSFC Permitted Lien"): (i) liens arising out of judgments or awards in respect of which CSFC or any CSFC Subsidiary is in good faith prosecuting an appeal or proceeding for review and in respect of which it has secured a subsisting stay of execution pending such appeal of proceeding; (ii) liens for taxes, assessments, and other governmental charges or levies, the payment of which is not past due, or as to which CSFC or any CSFC Subsidiary is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions, or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of CSFC or any CSFC Subsidiary other than that so purchased; and (vi) pledges and liens given to secure deposits and other liabilities of CSFC or any CSFC Subsidiary arising in the ordinary course of business;

                  (d) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by CSFC or any CSFC Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

                  (e) the establishment of any new, modification of or amendment to, or increase in the formula for contributions to or benefits under, any CSFC Benefit Plan by CSFC or any CSFC Subsidiary;

                  (f) any action by CSFC or any CSFC Subsidiary seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by CSFC or any CSFC Subsidiary on any of their respective assets or businesses, including but not by way of limitation, fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors' and officers' liability insurance; and if an insurer takes any such action, CSFC shall promptly notify COFI;

                  (g) any change in CSFC's independent auditors, historic methods of accounting (other than as required by generally accepted accounting principles or regulatory accounting principles), or in its system for maintaining its equipment and real estate;

                  (h)     any   purchase,   whether  for  cash  or  secured  or
         unsecured obligations (including finance leases) by CSFC or any CSFC Subsidiary of any fixed asset which either (i) has a purchase price individually or in the aggregate in excess of $50,000 or (ii) is outside of the ordinary course of business;

                  (i) any sale or transfer of any asset in excess of $50,000 of CSFC or any CSFC Subsidiary or outside of the ordinary course of business with the exception of loans and marketable securities that are held for sale and sold in the ordinary course of business at market prices;

                  (j) any cancellation or compromise of any debt to, claim by or right of, CSFC or any CSFC Subsidiary except in the ordinary course of business;

                  (k) any amendment or termination of any contract or commitment to which CSFC or any CSFC Subsidiary is a party, other than in the ordinary course of business;

                  (l) any material damage or destruction to any assets or property of CSFC or any CSFC Subsidiary whether or not covered by insurance;

                  (m) any change in the loan underwriting policies or practices of any CSFC Subsidiary;

                  (n) any transaction of business or activity undertaken by CSFC or any CSFC Subsidiary outside the ordinary course of business consistent with past practices;

                  (o)     any   agreement  or  commitment  to  do  any  of  the
         foregoing; or

                  (p) any event or condition of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to CSFC or any CSFC Subsidiary) adversely affecting the business, operations or financial condition of CSFC on a consolidated basis.

         3.22 Corporate Records. The corporate record books, transfer books and stock ledgers of CSFC and each CSFC Subsidiary are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Boards of Directors and committees of the Boards of Directors of CSFC and each such Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions. CSFC has previously made available, or will make available prior to the Effective Time, to COFI true and correct copies of the minutes of all Board of Directors and Shareholders meetings (and consents in lieu of meetings) for the calendar years 1996, 1997 and 1998 for CSFC and each CSFC Subsidiary.

         3.23 Undisclosed Liabilities. All of the Liabilities have, in the case of CSFC and the CSFC Subsidiaries, been reflected, disclosed or reserved against in the CSFC Financial Statements as of December 31, 1997 or in the notes thereto, and CSFC and the CSFC Subsidiaries have no other Liabilities except (a) Liabilities incurred since December 31, 1997 in the ordinary course of business or (b) as disclosed in Section 3.23 of the CSFC Disclosure Schedule.

         3.24     Assets.

                  (a) CSFC and the CSFC Subsidiaries have good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by CSFC or any CSFC Subsidiary in the CSFC Financial Statements dated as of December 31, 1997, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) CSFC Permitted Liens none of which, in the aggregate, except as set forth in the CSFC Financial Statements dated December 31, 1997 or in Section 3.24 of the CSFC
         Disclosure  Schedule,   are  material  to  the  assets  of  CSFC  on  a
         consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of CSFC and the CSFC Subsidiaries (whether owned or leased) are, in the opinion of management of CSFC and CSFC Bank, in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by CSFC and the CSFC Subsidiaries is held in fee simple, except as otherwise noted in the CSFC Financial Statements as of December 31, 1997 or as set forth in Section 3.24 of the CSFC Disclosure Schedule. CSFC and the CSFC Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the CSFC Financial Statements dated as of December 31, 1997 or in Section 3.24 of the CSFC Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to CSFC or any CSFC Subsidiary.

                  (b) All leases pursuant to which CSFC or any CSFC Subsidiary, as lessee, leases real or personal property are, to the best knowledge of CSFC and CSFC Bank, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either CSFC or any CSFC Subsidiary, or to the best knowledge of CSFC and CSFC Bank, the other party. Except as disclosed in Section
         3.24 of the CSFC Disclosure Schedule, none of such leases contains a prohibition against assignment by CSFC or any CSFC Subsidiary, by operation of law or otherwise, or any other provision which would preclude the surviving corporation or resulting institution or any CSFC Subsidiary from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the use by CSFC or any CSFC Subsidiary as of the date of this Agreement.

         3.25 Stockholder Arrangements. Except for an Agreement dated September 21, 1973 between CSFC and Clarence P. Bryan (the "Registration Agreement"), an Agreement dated March 23, 1977 between William R. Bryan, Betsy
B. Hegyes and Nancy B. Fischer (the "1977 Shareholders Agreement"), and an Agreement among Shareholders dated December 23, 1992 by and among Mary Elizabeth Bryan, William Reid Bryan, Jeffrey Jason Bryan, Tracy Ann Bryan, Heidi Kathleen Bryan, Nancy Irene Bryan, and Rebecca Conaway Bryan (by her custodian, Tracy Ann Bryan) (the "1992 Shareholders Agreement"), there are no other agreements known to executive officers of CSFC that would affect the ability of any person identified on Exhibit A to transfer shares of CSFC Common Stock. Neither the Registration Agreement, the 1973 Shareholders Agreement, nor the 1992 Shareholders Agreement will (a) restrict the ability of any holder of CSFC Common Stock to exchange such shares for COFI Common Stock pursuant to this Agreement or (b) will survive the Effective Time.

         3.26 Indemnification. To the best knowledge of CSFC and CSFC Bank, except as set forth in Section 3.26 of the CSFC Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of CSFC or any CSFC Subsidiary has occurred which would give rise to a claim by any such person for indemnification from CSFC or any CSFC Subsidiary under the corporate indemnification provisions of CSFC or any CSFC Subsidiary in effect on the date of this Agreement.

         3.27 Insider Interests. All outstanding loans and other contractual arrangements (including deposit relationships) between CSFC or any CSFC Subsidiary and any officer, director or employee of CSFC or any CSFC Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 3.27 of the CSFC Disclosure Schedule, no officer, director or employee of CSFC or any CSFC Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of CSFC or any CSFC Subsidiary.

         3.28 Registration Obligations. Neither CSFC nor any CSFC Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

         3.29 Regulatory, Tax and Accounting Matters. CSFC and CSFC Bank have not taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform their covenants and agreements under this Agreement or (ii) prevent the Merger from qualifying as a pooling of interests for accounting purposes or the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         3.30 Brokers and Finders. Except as set forth in the agreement with McDonald & Company Securities, Inc. ("McDonald") dated February 25, 1998 (which agreement has not been amended since such date), a copy of which has previously been provided to COFI, neither CSFC nor any CSFC Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no other broker or finder has acted directly or indirectly for CSFC or any CSFC Subsidiary in connection with this Agreement or the transactions contemplated hereby.

         3.31 Accuracy of Information. The statements of CSFC and CSFC Bank contained in this Agreement, the Schedules hereto and in any other written document executed and delivered by or on behalf of CSFC or CSFC Bank pursuant to the terms of this Agreement are true and correct in all material respects.

         3.32 Fairness Opinion. CSFC has received from McDonald a fairness opinion, dated as of the date of this Agreement, to the effect that the Exchange Ratio is fair to the holders of CSFC Common Stock from a financial point of view.

         3.33 Governmental Approvals and Other Conditions. To the best knowledge of CSFC and CSFC Bank, there is no reason relating specifically to CSFC or any of its Subsidiaries why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

                                   ARTICLE IV

                                COVENANTS OF CSFC

         4.1      Business in Ordinary Course.

                  (a) After the date of this Agreement, CSFC shall not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property except it may declare and pay (x) its regular quarterly cash dividend of not more than $2.00 per share on CSFC Common Stock with record and payment dates consistent with past practice; provided the declaration of the last regular quarterly dividend by CSFC prior to consummation of the Company Merger and the payment thereof shall be coordinated with, and subject to the approval of COFI, so as to preclude any duplication of dividend benefit; and (y) a special cash dividend consistent with past practice in an amount not to exceed the product of (A) $8.00 multiplied by (B) the fraction of which the denominator is 12 and the numerator is the number of full calendar months of 1998 (and any partial month consisting of at least 15 calendar days in 1998) prior to the Effective Time. The special dividend shall be payable on or about the Closing Date.

                  (b)      CSFC  and the CSFC  Subsidiaries  shall  continue  to
         carry on, after the date hereof, their respective businesses and the discharge or incurring of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, except as specifically contemplated by this Agreement and by way of amplification and not limitation, CSFC and each of the CSFC Subsidiaries will not, without the prior written consent of COFI (which consent in the case of subparts (xi), (xiv) and (xvii) below shall not be unreasonably withheld or delayed):

                           (i) issue any capital stock or any options, warrants, or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock.

                           (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of CSFC or any of the CSFC Subsidiaries;

                           (iii) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

                           (iv)     change    its    Charter,     Articles    of
                  Incorporation, Code of Regulations or Bylaws;

                           (v)     enter   into  or   modify   any   employment
                  agreement, severance agreement, change of control agreement, or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases to rank and file employees consistent with past practices) in the compensation payable or to become payable to directors, officers or employees except as required by law, pay or agree to pay any bonus, or adopt or make any change in any bonus, insurance, pension, or other CSFC Benefit Plan and provided further that CSFC and CSFC Bank shall be permitted, consistent with past practices, to make contributions to the 401(k) plan of CSFC, pursuant to its existing program for such contributions, which shall accrue from the date hereof to the Closing Date;

                           (vi) except for the short-term renewal of FHLB advances outstanding at the date of this Agreement, raising short-term funds against its existing line of credit with the FHLB and deposit-taking in the ordinary course of its business, borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others;

                           (vii) make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit, (x) in the case of a consumer loan or extension of credit, in a principal amount in excess of $10,000 or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to more than
                  $10,000, (y) in the case of a loan secured by an owner occupied single-family principal residence, in a principal amount in excess of $500,000, or (z) in the case of a commercial loan or mortgage in a principal amount in excess of $500,000 or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to more than $500,000, without the prior written consent of COFI acting through its Chief Executive Officer in a written notice to CSFC, which approval or rejection shall be given on a timely basis after delivery by CSFC to such officer of COFI of the complete loan package;

                           (viii) make any material changes in its policies concerning loan underwriting or which persons may approve loans;

                           (ix) enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account other than U.S. Treasury obligations with maturities of less than one year and deposits in an overnight account at the FHLB of Cincinnati, and overnight investment in Fed Funds at National City Bank and Key Bank, provided COFI's consent shall not be unreasonably withheld or delayed relating to the purchase of other readily marketable investment securities;

                           (x) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

                           (xi)     enter into,  modify or extend any agreement,
                  contract or commitment out of the ordinary course of business or having a term in excess of six months and involving an expenditure in excess of $10,000, other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit documents made in the ordinary course of business;

                           (xii) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

                           (xiii) cancel any material indebtedness owing to it or any claims which it may possess or waive any rights of material value except as set forth in Section 4.1(b)(xiii) of the CSFC Disclosure Schedule;

                           (xiv) sell or otherwise dispose of any real property or any material amount of tangible or intangible personal property other than (a) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to CSFC Bank, (b) student loans or (c) loans which are held for sale by CSFC Bank and are sold in the secondary market within sixty (60) days of origination;

                           (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that CSFC Bank and its Subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of five acres or less to be foreclosed upon unless it has reason to believe that such property might contain Hazardous Substances;

                           (xvi) knowingly or willfully commit any act or fail to commit any act which will cause a material breach of any agreement, contract or commitment;

                           (xvii) purchase any real or personal property or make any capital expenditure where the amount paid or committed therefor is in excess of $25,000, except for outstanding commitments set forth in Section 3.19 of the CSFC Disclosure Schedule;

                           (xviii)  in the case of CSFC Bank,  voluntarily  make
                  any material changes in or to its asset and deposit mix;

                           (xix)    engage  in  any   activity  or   transaction
                  outside the ordinary course of business;

                           (xx)     enter  into  or  acquire   any   derivatives
                  contract or structured note;

                           (xxi) enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

                           (xxii)   take any action  that  would (A)  materially
                  impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the Merger from qualifying as a pooling of interests for accounting purposes or as a reorganization within the meaning of Section 368(a) of the Code; or

                           (xxiii)  agree in writing or otherwise to take any of
                  the foregoing actions or engage in any of the foregoing activities.

                  (c) CSFC and the CSFC Subsidiaries shall not, without the prior written consent of COFI, engage in any transaction or take any action that would render untrue any of the representations and warranties of CSFC contained in Article III hereof, if such representations and warranties were given as of the date of such transaction or action.

                  (d) CSFC will, and will cause the CSFC Subsidiaries to, use their best efforts to maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, including insurance of accounts with the FDIC. CSFC will, and will cause the CSFC Subsidiaries to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters which could reasonably give rise to a claim prior to the Effective Time.

                  (e) CSFC shall promptly notify COFI in writing of the occurrence of any matter or event known to and directly involving CSFC or any CSFC Subsidiary that is reasonably likely to result in a Material Adverse Effect on CSFC or impair the ability of CSFC or CSFC Bank to consummate the transactions contemplated herein.

                  (f) CSFC shall provide to COFI such reports on litigation involving CSFC and each of the CSFC Subsidiaries as COFI shall reasonably request, provided that CSFC shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

                  (g) CSFC will, and will cause the CSFC Subsidiaries to, use best efforts to cause each share of voting capital stock of CSFC Financial Services Agency, Inc. ("CSFC Financial") to be transferred at the Closing to persons designated in writing by COFI without additional consideration therefor and in accordance with the OGCL.

         4.2 Conforming Accounting and Reserve Policies; Restructuring Expenses. At the request of COFI, CSFC Bank agrees immediately prior to Closing and after satisfaction or waiver of the conditions to Closing set forth in
Article VI hereof, to establish and take such reserves and accruals as COFI reasonably shall request to conform CSFC Bank's loan, accrual, reserve and other accounting policies to the policies of Charter One Bank, provided however, such requested conforming adjustments shall not be taken into account in determining whether CSFC has experienced a Material Adverse Effect.

         4.3      Certain Actions.

                  (a) Neither CSFC (nor any of its Subsidiaries) (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Proposal (as defined below) with respect to itself or any of its Subsidiaries or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or compensating it or any of its Subsidiaries under any of the instances described in this clause. CSFC and CSFC Bank shall immediately instruct and cause their directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney, or accountant retained by it or any of its Subsidiaries), consultants and other representatives to comply with such prohibitions. CSFC and CSFC Bank shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. CSFC shall promptly notify COFI orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section shall not prohibit accurate disclosure by CSFC in any document (including the Prospectus and the Registration Statement) or other disclosure under applicable law if in the opinion of the Board of Directors of CSFC, disclosure is appropriate under applicable law.

                  (b) "Acquisition Proposal" shall, with respect to CSFC, mean any of the following (other than the Merger): (i) a merger or consolidation, or any similar transaction of any company with either CSFC or any Subsidiary of CSFC, (ii) a purchase lease or other acquisition of a material portion of the assets of CSFC or CSFC Bank,
         (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of either CSFC or any Subsidiary of CSFC, (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of CSFC, (v) a public proxy or consent solicitation made to stockholders of CSFC seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, (vi) the filing of an application or notice with the OTS or any other federal or state
         regulatory   authority   (which   application  has  been  accepted  for
         processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above, or (vii) the making of a bona fide offer to the Board of Directors CSFC or CSFC Bank by written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1      Inspection of Records; Confidentiality.

                  (a)      COFI and CSFC shall  each  afford to the other and to
         the other's accountants, counsel and other representatives (and their Subsidiaries) full access during normal business hours during the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records, including all attorneys' responses to auditors' requests for information, and accountants' work papers, developed by either of them or their respective Subsidiaries or their respective accountants or attorneys, and will permit each other and their respective representatives to discuss such information directly with each other's officers, directors, employees, attorneys and accountants. COFI and CSFC shall each use their best efforts to furnish to the other all other information concerning its business, properties and personnel as such other party may reasonably request; however, such access may be limited by the party from whom access is sought so as to avoid unreasonable disruption or interference with such party's business operations, as such party may reasonably determine. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to the other party. The availability or actual delivery of information shall not affect the representations, warranties, covenants, and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

                  (b) All information disclosed by or on behalf of any party to any other party to this Agreement, whether prior to, on or subsequent to the date of this Agreement including, without limitation, any information obtained pursuant to this Section 5.1, shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated. In the event that this Agreement is terminated, each party shall return all documents furnished by one or more of the other parties, shall destroy all other documents or portions thereof that contain (or are based on or derived from) information furnished by one or more of the other parties hereto and, in any event, shall hold all information confidential unless or until such information is or becomes a matter of public knowledge other than as a result of a disclosure in violation of this section or in violation of any other confidentiality obligation. In the event that any party or its officers, directors, advisors or representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any information that is confidential under this Section 5.1, such party will provide the appropriate other party with immediate notice of the existence, terms and circumstances surrounding such request or requirement so that such other party may seek any appropriate protective order and/or by mutual agreement waive compliance with the provisions hereof. In the absence of a protective order or the receipt of a waiver hereunder, if any party or its directors, officers, employees, advisors or representatives are nonetheless, in the opinion of such party's counsel, compelled to disclose information that is confidential under this Section 5.1 to any tribunal or else become subject to judicial contempt proceedings or suffer other censure, penalty or liability, such party or such director, officer, employee advisor or reprsentative may disclose such information (but only to the extent required to be disclosed) to such tribunal without liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by such party or any of its directors, officers, employees, advisors or representatives which was not permitted by this Section 5.1, and provided that such party exercises its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the information which the appropriate other party so designates.

                  (c) In the event this Agreement is terminated pursuant to the provisions of Section 7.1 hereof:

                           (1)  each   party   and  its   respective   officers,
                  directors, employees, agents and controlling persons agree that for the period through March 12, 2000, such party and such officers, directors, employees, agents and controlling persons shall not, without the prior approval of the appropriate other party, (i) in any manner, acquire, attempt to acquire or make a proposal to acquire, directly or indirectly, any securities or property of such other party or any of its subsidiaries, (ii) propose to enter into, directly or indirectly, any merger or business combination involving such other party or any of its subisidiaries or to purchase, directly or indirectly, a material portion of the assets of such other party or any of its subsidiaries, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of such other party, (iv) form, join or otherwise participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act) with respect to any voting securities of such other party, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of such other party, (vi) disclose any intention, plan or arrangement consistent with the foregoing unless required by law, or (vii) adivse, assist or encourage any other person in connection with any of the foregoing.

                           (2)     each party also agrees during such period not
                  to (i) request the other parties (or their respective directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this subsection (including this sentence) or (ii) take any action which might require any of such other parties to make a public announcement regarding the possibility of a business combination or merger or other acquisition transaction; and

                           (3)     each  party  and  its  officers,   directors,
                  employees, agents and controlling persons agree not to initiate or maintain contact (except for those contracts made in the ordinary course of business) with any officer, director, or employee of the other parties regarding the business,  operation,  prospects,  or  finances  of the  other parties or employment of any such officer, director, or employee with whom such party had contact during the negotiation of the transactions contemplated by this Agreement, except with express permission of the other appropriate party.

                  (d) The parties agree that (i) the aggrieved parties shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of subsections (b) and (c) of this Section 5.1, in addition to all other remedies available to the aggrieved parties at law or in equity, and
         (ii) no failure or delay in exercising any right, power, or privilege under this section shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

         5.2 Registration Statement; Stockholder Approval. As soon as practicable after the date hereof, COFI shall file the Registration Statement with the SEC, and CSFC and COFI shall use their best efforts to cause the Registration Statement to become effective under the Securities Act. COFI will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of COFI Common Stock in the Company

Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. CSFC shall call the CSFC Stockholders' Meeting as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon this Agreement and the Company Merger. In connection with the CSFC Stockholders' Meeting, (i) COFI and CSFC shall jointly prepare the Prospectus as part of the Registration Statement and CSFC shall mail the Prospectus to its stockholders and (ii) the Board of Directors of CSFC shall recommend to its stockholders the approval of this Agreement and the Company Merger; provided, however, that such recommendation may be withdrawn, modified, or amended, or not made at all, after the receipt by CSFC of an offer to effect an Acquisition Proposal (as defined in Section 4.3 hereof) with CSFC to the extent the Board of Directors of CSFC reasonably determines that, in the exercise of its fiduciary obligations after consultation with counsel, it has a duty to do so.

         5.3 Agreements of Affiliates. As soon as practicable after the date of this Agreement, CSFC shall deliver to COFI a letter, reviewed by its counsel, identifying all persons whom CSFC believes to be "affiliates" of CSFC for purposes of Rule 145 under the Securities Act or for purposes of qualifying for pooling of interests accounting treatment for the Merger. CSFC shall use its best efforts to cause each person who is so identified as an "affiliate" to deliver to COFI, as soon as practicable thereafter, a CSFC Affiliate Agreement, providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of, or reduce risk with respect to, any shares of stock of CSFC held by such person or any shares of COFI Common Stock to be received by such person in the Company Merger (i) during the period commencing on the date hereof and ending at the time of publication of financial results covering at least 30 days of combined operations after the Company Merger and (ii) at any time, except in compliance with the applicable provisions of the Securities Act and other applicable laws and regulations. Prior to the Effective Time, CSFC shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.3. COFI shall use all reasonable efforts to cause each director, executive officer, and other person who is an "affiliate" (for qualifying the Merger for pooling-of-interests accounting treatment) of COFI, as soon as practicable after the date of this Agreement, to execute and deliver a written agreement, in the form of Exhibit C (a "COFI Affiliate Agreement"), under which such affiliate agrees not to sell, pledge, transfer, or otherwise dispose of, or reduce risk with respect to, his or her COFI Common Stock during any period that any such action would, under general accepted accounting principles or the rules, regulations, or interpretations of the SEC or its staff, disqualify the Company Merger for pooling-of-interests for accounting purposes.

         5.4 Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger. COFI shall bear all third party printing costs incurred with respect to the Registration Statement and Prospectus in preliminary and final form. The printer shall be Bowne or such other printer selected by COFI.

         5.5 Cooperation. Each party covenants that it will use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, unless this Agreement is terminated as provided herein. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time. All third party costs and expenses incurred by CSFC Bank at the direction of COFI in connection with making available to CSFC Bank's customers materials relative to the combination of CSFC Bank and Charter One Bank, shall be paid by COFI or Charter One Bank. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties, shall take all such necessary action. Each party shall use its reasonable best efforts to preserve for itself and the other parties hereto each available legal privilege with respect to the confidentiality of their negotiations and related communications, including the attorney-client privilege.

         5.6 Regulatory Applications. The parties shall, as soon as practicable after the date of this Agreement, file all necessary applications with all applicable regulatory authorities, and shall use their best efforts to respond as promptly as practicable to all inquiries received concerning said applications. In the event the Merger is challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by COFI after consultation with CSFC. The party filing an application shall deliver a copy thereof to the other parties hereto in advance of filing and copies of all responses from or written communications from regulatory authorities relating to the Merger or this Agreement (to the extent permitted by law), and the filing party shall also deliver a final copy of each regulatory application to the other parties promptly after it is filed with the appropriate regulatory authority. Each party shall advise the other parties periodically of the status of each regulatory application.

         5.7 Financial Statements and Reports. From the date of this Agreement and prior to the Effective Time: (a) CSFC shall deliver to COFI not later than 30 days after the end of any fiscal quarter, the Report of Condition and Income filed by CSFC Bank with the OTS and the unaudited interim unconsolidated financial statements of CSFC and the CSFC Subsidiaries for such quarter; (b) COFI shall deliver to CSFC not later than 45 days after the end of each quarter, its Report on Form 10-Q for such quarter as filed with the SEC, which shall be prepared in conformity with generally accepted accounting principles and the rules and regulations of the SEC; and (c) each party will deliver to the others any and all other material reports filed with the SEC, the FDIC, the OTS, or any other regulatory agency within five business days of the filing of any such report.

         5.8 Notice. At all times prior to the Effective Time, each party shall promptly notify the other in writing of the occurrence of any event known to it which will or may result in the failure to satisfy any of the conditions specified in Sections 6.1 or 6.2 hereof. In the event that any party becomes aware of (i) any fact or circumstance not previously known to it that results in or may result in a breach by it of any representation or warranty herein in any material respect or
(ii) the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of its representations and warranties, covenants or agreements herein in any material respect or would have constituted or caused a breach by it of its representations and warranties, covenants or agreements herein in any respect had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other parties, and shall, unless the same has been waived in writing by the other parties, use its reasonable efforts to remedy the same within 30 days, provided that such efforts, if not successful, shall not be deemed to satisfy any condition precedent to the Merger.

         5.9 Press Release. Except as otherwise reasonably determined by a party to be necessary to comply with its legal obligations, at all times prior to the Effective Time, the parties shall mutually agree to the issuance of any press release or other information to the press or any third party for general circulation with respect to this Agreement or the transactions contemplated hereby. If a party reasonably determines that a public announcement is required, it shall give the other parties a reasonable opportunity to review any proposed announcement. In no event will any party issue a press release which includes the deal value, directly or indirectly, without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

         5.10 Delivery of Supplements to Disclosure Schedules. Five business days prior to the Effective Time, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty made by the disclosing party which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of COFI, Charter One Bank, CSFC and CSFC Bank contained, respectively, in Articles II and III hereof in order to determine the fulfillment of the conditions set forth in Section 6.1(a) and 6.2(a) hereof as of the date of this Agreement, the Disclosure Schedule of each party shall be deemed to include only that information contained therein on the date it is initially delivered to the other party in other than draft form.

         5.11 Litigation Matters. CSFC and CSFC Bank will consult with COFI about any proposed settlement, or any disposition of, any litigation involving amounts in excess of $10,000.

         5.12 Tax Opinion. COFI agrees to obtain a written opinion of Silver, Freedman & Taff, L.L.P., addressed to COFI and CSFC, dated the Closing Date, subject to the representations and assumptions referred to therein, and substantially to the effect that (i) the Company Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and that COFI and CSFC will each be a party to a reorganization; (ii) that no gain or loss would be recognized by any stockholder of CSFC upon the exchange of CSFC Common Stock solely for COFI Common Stock in the Company Merger, and that the basis of the COFI Common Stock received by each stockholder of CSFC who exchanges CSFC Common Stock solely for COFI Common Stock in the Company Merger will be the same as the basis of the CSFC Common Stock surrendered and exchanged therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of COFI Common Stock); (iii) the holding period of the COFI Common Stock received by a stockholder of CSFC in the Company Merger will include the holding period of the CSFC Common Stock surrendered and exchanged therefor, provided that such shares of CSFC Common Stock were held as a capital asset by such stockholder at the Effective Time; and (iv) that cash received by a CSFC stockholder in lieu of a fractional share interest of COFI Common Stock as part of the Company Merger will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of COFI Common Stock which such stockholder would otherwise be entitled to receive and will qualify as a capital gain or loss (assuming the CSFC Common Stock was a capital asset in such stockholder's hands at the Effective Time).

         5.13     Benefits and Related Matters.

                  (a) Supplemental Retirement Agreements and Executive Life Insurance Plans. COFI or Charter One Bank shall honor the supplemental retirement agreements of each of William R. Bryan, Sandra L. Myers, and David Y. Wilcox, each dated December 18, 1987 without any amendments or modifications thereto, by making a lump sum cash payment to each named individual within five (5) business days after the Effective Time in an amount equal to the present value of such indivudual's benefits thereunder as of the Closing Date (but not in excess of the accrued liability with respect thereto in the CSFC Financial Statements as of December 31, 1997 plus additional accruals made by CSFC or CSFC Bank in the ordinary course of business consistent with past practice during calendar year 1998 through the end of the calendar month next preceding the Closing Date). As a condition of such payment, each named individual will be required to execute a release of all rights under his or her supplemental retirement agreement. COFI or Charter One Bank shall honor and assume the supplemental retirement agreement of Chet T. Kermode, dated December 18, 1987 as amended by a First Modification dated December 20, 1993. It is acknowledged by the parties that Chet T. Kermode is currently in pay status. COFI or Charter One Bank will assume the Executive Life Insurance Plan of each of William R. Bryan, Sandra L. Myers and David Y. Wilcox, each dated December 1, 1984 as amended by a First Modification dated December 20, 1993. Nothing herein shall preclude COFI or Charter One Bank from exercising any rights of CSFC Bank, in its capacity as successor in interest, under the Executive Life Insurance Plans and the First Modification thereto.

                  (b) Employment Agreements. Charter One Bank shall offer employment agreements to William R. Bryan, Sandra L. Myers and David Y. Wilcox, the three senior executive officers of CSFC Bank, upon the terms and conditions set forth in the written employment agreements attached as exhibits F-1, F-2 and F-3 hereto.

                  (c) General Severance. Each person employed as a full time employee by the CSFC Subsidiaries as of March 31, 1998 who is employed as a full time employee by the CSFC Subsidiaries immediately prior to the Effective Time (other than a person named in subsection
         (b) above) will be entitled to receive (in lieu of any other form of severance) the severance package described below if such person's employment is terminated without cause within one year after the Effective Time. In addition, any such employee of the CSFC Subsidiaries who voluntarily resigns after being notified by COFI that, as a condition of employment, such employee must work at a location outside of the Cleveland MSA or that such employee's base salary will be decreased, in any case within one year after the Effective Time, will be entitled to the severance package described below. The severance package shall consist of (i) three weeks base pay for every year of full time service with the CSFC Subsidiaries prior to the Effective Time, up to a maximum of one year of base pay, and (ii) continued health insurance coverage for a period of 90 days after separation of service with Charter One Bank paying the employer's portion (50%) of the health insurance premium. At the request of a severed employee who is entitled to the aforesaid severance package, outplacement services will be provided by Charter One Bank.

                  (d) Continuing Employees. To the extent permitted by applicable law, the former employees of CSFC Bank (but specifically excluding any person named in subsection (a) above) who become employees of Charter One Bank or any other COFI Subsidiary (the "Continuing Employees") shall continue to participate in the CSFC Benefit Plans, except where any such Plan is terminated at the request of COFI at the Effective Time. COFI or any COFI Subsidiary may adopt, amend, merge or terminate any CSFC Benefit Plan at any time after the Effective Time, on such terms and conditions as COFI may determine in its sole discretion and in accordance with applicable law, at any time after the Effective Time. Whenever a Continuing Employee becomes a participant in an COFI Benefit Plan, such Continuing Employee shall receive full credit for his past service with CSFC Bank for purposes of determining eligibility to participate in and the vesting benefits of such COFI Benefit Plan (but not for the purpose of accrual of benefits thereunder). Continuing Employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the CSFC Bank health plan immediately prior to the Effective Time or any waiting period relating to coverage under the COFI health plan. COFI and Charter One Bank will assume, or will arrange for a qualified person or entity to assume, administrative responsibility for all employee benefit plans of CSFC or CSFC Bank as of the Effective Time.

                  (e) Clarence P. Bryan COFI will assume and honor the obligation of CSFC to pay in cash to Mr. Clarence P. Bryan a monthly fee of $1,700 until his death.

         5.14 Nasdaq Listing. COFI shall use all reasonable efforts to cause the shares of COFI Common Stock to be issued in the Company Merger to be approved for listing on the Nasdaq Stock Market (or such other national securities exchange or stock market on which the COFI Common Stock shall then be traded), subject to official notice of issuance, prior to or as of the Closing.

         5.15 Directors' and Officers' Indemnification Insurance. COFI agrees that the Merger shall not affect or diminish any of CSFC's or CSFC Bank's duties and obligations of indemnification existing immediately prior to the Effective Time in favor of the directors, officers, employees and agents of CSFC or CSFC Bank arising by virtue of the Articles of Incorporation, Charter , Code of Regulations or Bylaws of CSFC or CSFC Bank in the form in effect at the date of this Agreement or arising by operation of law, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. All provisions for indemnification and limitation of liability now existing in favor of the employees, agents, directors or officers of CSFC, CSFC Bank or CSFC Subsidiaries, as provided by law or regulation or in their respective Articles of Incorporation or Codes of Regulation shall survive the Merger, shall be assumed by COFI and shall continue in full force and effect with respect to acts or omissions occurring prior to the Effective Time for a period of three years thereafter or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the third anniversary of the Effective Time, until such matters are finally resolved. To the extent permitted by law, COFI or Charter One Bank, respectively, shall advance expenses in connection with the foregoing indemnification. The indemnified persons under this Section 5.15 shall be third party beneficiaries of the provisions of this Section 5.15.

         5.16 Reports to the SEC. On or after the Effective Time, COFI shall continue to file all reports and data with the SEC necessary to permit stockholders of CSFC who may be deemed affiliates of CSFC within the meaning of Rule 145 under the Securities Act to sell COFI Common Stock held or received by them in connection with the Merger pursuant to Rules 144 and 145 under the Securities Act if they would otherwise be so entitled.

         5.17 Extraordinary COFI Dividends. Between the date of this Agreement and the Effective Time or the termination of this Agreement (whichever occurs first), COFI shall not declare, set aside or pay any extraordinary cash dividend or make any other extraordinary cash distribution with respect to COFI Stock.

         5.18     Environmental Reports.

                  (a) COFI desires to cause a Phase I Environmental Assessment (each a "Phase I" and collectively "Phase I's") to be conducted by an environmental consulting firm (the "Consultant") that is reasonably acceptable to CSFC, for all real property owned, leased or operated by CSFC or any of the CSFC Subsidiaries as of the date hereof (but excluding the properties known as IMG Center and the Lincoln Building and property held in trust or in a fiduciary capacity and space in retail or similar establishments leased by CSFC or any of the CSFC Subsidiaries for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) (the "Properties").

                  (b) CSFC shall cooperate with COFI and with the Consultant in connection with the Phase I's. The Phase I's shall be conducted at the sole expense of COFI. The Consultant shall conduct the Phase I's pursuant to a contract between COFI and the Consultant which is reasonably acceptable to CSFC and provides, among other things, that the Consultant shall specifically conclude in its written report whether or not any Phase II investigatory work is, in its professional opinion, required and, if it is, will specifically recommend and describe the nature, scope and extent of such Phase II work. The Consultant's Phase I reports shall be delivered to COFI (with a copy to CSFC) on or before 60 days after the date hereof.

                  (c) If, based on the Consultant's recommendation for Phase II work on one or more of the Properties, COFI elects to conduct such Phase II work, such work shall be conducted by the Consultant at COFI's sole expense. CSFC shall cooperate with the Consultant in connection with such Phase II work. Such Phase II work shall be conducted pursuant to a contract between COFI and the Consultant, which contract shall be reasonably acceptable to CSFC and shall provide, among other things, that the Consultant shall (i) confirm the presence or absence of each contaminant (the "Contaminant") suspected to exist as a result of the Phase I and if the Contaminant is found not to exist will indicate so in its report; (ii) if the Contaminant is discovered to exist, characterize its concentration and establish its horizontal and vertical extent; (iii) conclude whether the Contaminant must or should, under applicable laws or prevailing commercial practices, be remediated (which terms shall include physical remediation and/or risk assessment); and (iv) if remediation is appropriate, provide an estimated cost for remediating the Contaminant.

                  (d) COFI shall compute the after-tax cost (based on the highest federal marginal tax rate) of the Consultant's estimated remediation costs for all of the Properties for which the Consultant issues a Phase II report containing an estimate of remediation cost. If such aggregate costs (the "Estimated After-Tax Costs") are $200,000 or less, there shall be no adjustment in the Merger Consideration. If and to the extent the Estimated After-Tax Costs are more than $200,000, the amount of same which exceeds $200,000 shall be deducted from the Merger Consideration to be delivered by COFI pursuant to this Agreement valuing the Merger Consideration based upon the Final COFI Share Price (as defined in Section 7.1(i)); provided that in the event the deduction from the Merger Consideration as a result of this subsection exceeds $1,000,000, CSFC shall have the right, pursuant to Section 7.1(g) hereof to terminate this Agreement.

                  (e) Anytime prior to Closing, COFI shall be entitled, at its expense, to conduct air quality testing at and in the IMG Center and the Lincoln Building. The firm selected by COFI to conduct such testing shall be reasonably acceptable to CSFC. If such testing produces air quality results that are either (i) above the permissible exposure limit or (ii) above the level agreed upon by CSFC and COFI on the date hereof, then in any such event COFI shall have the right, pursuant to Section 7.1(h) hereof, to terminate this Agreement.

                  (f) Nothing in this Section 5.18 shall limit any other right or remedy given to COFI elsewhere in this Agreement.

         5.19 Merger Sub. In order to consummate the Company Merger, Merger Sub and CSFC shall enter into a short form plan of merger satisfying the requirements of the OGCL, which plan of merger shall, if required, be attached to the certificate of merger to be filed with the Ohio Secretary of State. If requested by CSFC, Merger Sub shall become a party to this Agreement by executing a written instrument to such effect

         5.20 Waiver of Rights Under Stockholder Arrangements. Within 15 business days after the date hereof, CSFC shall cause the parties to and beneficiaries under the Registration Agreement, the 1973 Shareholders Agreement and the 1992 Shareholders Agreement to execute written waiver agreements, in form and substance reasonably acceptable to COFI, exempting the Company Merger and the other transactions contemplated by this Agreement from the referenced agreements.

                                   ARTICLE VI

                                   CONDITIONS

         6.1 Conditions to the Obligations of COFI and Charter One Bank. Notwithstanding any other provision of this Agreement, the obligations of COFI and Charter One Bank to consummate the Merger are subject to the following conditions precedent (except as to those which COFI may chose to waive):

                  (a) subject to the cure provisions set forth in Section 5.8, all of the representations and warranties made by CSFC and CSFC Bank in this Agreement and in any documents or certificates provided by CSFC and CSFC Bank shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time;

                  (b) subject to the cure provisions set forth in Section 5.8, CSFC and CSFC Bank shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Effective Time;

                  (c) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would compel COFI or Charter One Bank to dispose of any material assets as a result of this Agreement;

                  (d) no regulatory authority shall impose any non-standard or unduly burdensome condition relating to the Merger as determined in the reasonable judgment of COFI;

                  (e) since the date hereof, CSFC shall not have suffered a Material Adverse Effect;

                  (f) COFI shall have received the opinion of Arter & Hadden LLP, counsel to CSFC, in the form of the attached Exhibit G;

                  (g) COFI shall have received a certificate signed by the President and Chief Executive Officer of CSFC and CSFC Bank, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth in Sections 6.1(a), (b), and (e) hereof have been satisfied.

                  (h) simultaneous with the execution and delivery of this Agreement, the directors and executive officers of CSFC who are stockholders of CSFC and certain other stockholders designated by COFI shall have executed and delivered to COFI Voting Agreements in the form attached hereto as Exhibit A-1;

                  (i) COFI shall have received the written affiliates' agreements described in Section 5.3 hereof; and

                  (j) Dissenting Shares shall not exceed 7% of the issued and outstanding CSFC Common Stock.

                  (k) COFI shall have received from Deloitte & Touche LLP, COFI's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Prospectus and the Closing
         Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

                  (l) At the Closing, each share of voting capital stock of CSFC Financial shall have been transferred to one or more individuals designated by COFI without any additional consideration therefor and in accordance with the OGCL.

         6.2      Conditions  to  the   Obligations   of  CSFC  and  CSFC  Bank.
Notwithstanding any other provision of this Agreement, the obligations of CSFC and CSFC Bank to consummate the

Merger are subject to the following conditions precedent (except as to those which CSFC may chose to waive):

                  (a)      subject to the cure  provisions  set forth in Section
         5.8, all of the representations and warranties made by COFI in this Agreement and in any documents or certificates provided by COFI shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time;

                  (b) subject to the cure provisions set forth in Section 5.8, COFI shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

                  (c) since the date hereof, COFI shall not have suffered a Material Adverse Effect;

                  (d) CSFC shall have received the opinion of Silver, Freedman & Taff, L.L.P., counsel to COFI, in the form attached hereto as Exhibit H; and

                  (e) CSFC shall have received a certificate signed by the President and Chief Executive Officer of COFI, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied.

         6.3 Conditions to the Obligations of the Parties. Notwithstanding any other provision of this Agreement, the obligations of COFI and Charter One Bank on the one hand, and CSFC and CSFC Bank on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which COFI and CSFC may chose to waive):

                  (a) no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect; nor shall there be any third party proceeding pending to prevent the consummation of the Merger;

                  (b) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or record, which would prohibit ownership or operation of all or a portion of the business or assets of CSFC or any CSFC Subsidiary by COFI or Charter One Bank, or which would render any party hereto unable to consummate the transactions contemplated by this Agreement;

                  (c) the parties shall have received all applicable regulatory approvals and consents to consummate the transactions contemplated in this Agreement and all required waiting periods shall have expired;

                  (d) the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC and, if the offering for sale of the COFI Common Stock in the Company Merger pursuant to this Agreement is subject to the securities laws of any state, the Registration Statement shall not be subject to a stop order of any state securities authority;

                  (e) each party shall have received the tax opinion addressed to it referred to in Section 5.12 of this Agreement; and

                  (f) the COFI Common Stock to be issued to holders of CSFC Common Stock shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                 (a) By the mutual written consent of the Boards of Directors of COFI and CSFC;

                 (b) By COFI or CSFC if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to a party's obligations hereunder;

                 (c) By COFI or CSFC before the date specified in 7.1(f) hereof, in the event that any of the conditions precedent to the obligations of the other party to the Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate);

                 (d) By COFI or CSFC at any time after the stockholders of CSFC fail to approve this Agreement and the Company Merger by the Required Vote at the CSFC Stockholders' Meeting;

                 (e) By COFI or CSFC, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in Section 6.1(a) or 6.1(b) in the case of COFI, or
         Section 6.2(a) or 6.2(b) in the case of CSFC, and which breach cannot be or is not cured within thirty (30) days after written notice of such breach is given by the non-breaching party to the party committing such breach;

                 (f) By COFI or CSFC on or after December 31, 1998, in the event the Company Merger has not been consummated by such date (provided, however, that the right to terminate under this Section 7.1(f) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Company Merger to occur on or before such date).

                 (g) By CSFC pursuant to and in accordance with the provisions of the last sentence of Section 5.18(d);

                 (h) By COFI pursuant to and in accordance with the provisions of Section 5.18(e); or

                 (i) By CSFC if the Final COFI Share Price (as defined herein) is less than $53.60 (the "Floor Price"). The "Final COFI Share Price" means the average of the closing prices per share of COFI Common Stock (rounded down to the nearest whole cent) reported on the Nasdaq National Market during the twenty consecutive trading days ending on the fifth business day prior to the date of the scheduled Closing (the "Pricing Period").

                  In the event a party elects to effect any termination pursuant to Section 7.1(b) through 7.1(i) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors.

         7.2      Liabilities and Remedies Break-Up Fee.

                  (a) In the event that this Agreement is terminated by a party (the "Aggrieved Party") solely by reason of the material breach by the other party ("Breaching Party") of any of its representations, warranties, covenants or agreements contained herein then the Aggrieved Party shall be entitled to such remedies and relief against the Breaching Party as are available at law or in equity. Moreover, the Aggrieved Party without terminating this Agreement shall be entitled to specifically enforce the terms hereof against the Breaching Party in order to cause the Merger to be consummated. Each party acknowledges that there is not an adequate remedy at law to compensate the other parties relating to the non-consummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

                  (b) In the event that the CSFC Stockholder's Meeting does not take place, the Board of Directors of CSFC fails to recommend approval of this Agreement and the Company Merger to the stockholders of CSFC, or such Board of Directors shall adversely alter or modify its favorable recommendation of this Agreement and the Company Merger to the stockholders of CSFC, and this Agreement and the Company Merger is not approved by the stockholders of CSFC by the Required Vote, and neither COFI nor Charter One Bank is, as of the date of such event, in material breach of this Agreement, then, upon termination of this Agreement, CSFC and CSFC Bank shall jointly and severally reimburse COFI and Charter One Bank for their third party expenses relating to this Agreement and the transactions contemplated hereby in an amount up to $200,000 and pay COFI in immediately available funds an additional cash amount of $2,500,000 as an agreed upon break up fee and as the sole and exclusive remedy of COFI and Charter One Bank. In order to obtain the benefit of the expense reimbursement and break-up fees provided in this Section 7.2(b), COFI and Charter One Bank shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof.

                  (c) In the event that an Acquisition Proposal occurs between the date hereof and the time of the CSFC Stockholders' Meeting and the stockholders of CSFC fail to approve this Agreement and the Company Merger under circumstances where the Board of Directors of CSFC continuously maintained its favorable recommendation of this Agreement and the Company Merger, and neither COFI nor Charter One Bank was, as of the date of such action, in material breach of this Agreement, then if a definitive agreement relating to an Acquisition Proposal is executed by CSFC or any CSFC Subsidiary, or an Acquisition Proposal is consummated, in either case within 15 months after the termination of this Agreement, then upon the happening of such event CSFC and CSFC Bank shall be jointly and severally obligated to pay COFI a cash amount of $2,500,000 as an agreed upon break up fee and as the sole and exclusive remedy of COFI and Charter One Bank. There shall be no duplication of remedy under this Section 7.2(c) and 7.2(b). In order to obtain the benefit of the break-up fees provided in this Section 7.2(c), COFI and Charter One Bank shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof.

                  (d) In the event that all of the conditions precedent to the consummation of the Merger in Article VI have been satisfied or would be satisfied by the delivery of documents which are under the control of COFI and COFI in material breach of this Agreement refuses to consummate the Company Merger, or if COFI otherwise willfully abandons the Company Merger in material breach of this Agreement, then in either case,

         COFI and Charter One Bank shall jointly and severally pay CSFC and CSFC Bank liquidated damages in the cash amount of $2,700,000 as their sole and exclusive remedy against COFI, Merger Sub and Charter One Bank. In order to pursue the liquidated damage remedy provided in this subsection, CSFC and CSFC Bank shall be required to execute a waiver of their rights under Section 7.2(a) hereof and shall have not have taken any action to enforce any right that they might have under Section 7.2(a) hereof.

         7.3 Survival of Agreements. In the event of termination of this Agreement by either COFI or CSFC as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that the agreements contained in Sections 5.1(b), (c) and (d), 5.4, and 7.2 hereof shall survive the termination hereof.

         7.4 Amendment. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval hereof by the stockholders of CSFC but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the stockholders of CSFC without the approval of the stockholders of CSFC or otherwise amend this Agreement in a manner not permitted by Ohio Revised Code Section 1701.78(G). This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties may, without approval of their respective Boards of Directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof as may be required to effect or facilitate any regulatory approval or acceptance of the Merger or of this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

         7.5 Waiver. Any term, provision or condition of this Agreement (other than the requirement of CSFC stockholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by a party of another party prior to or after the date hereof shall stop or prevent such party from exercising any right hereunder or be deemed to be a waiver of any such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Survival. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective Time) shall not survive the Effective Time.

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

                  (a)      if to COFI or Charter One Bank:
                                         Mr. Charles J. Koch
                                         Chief Executive Officer
                                         Charter One Financial, Inc.
                                         1215 Superior Avenue
                                         Cleveland, OH  44114

                           copy to:
                                         Mr. Robert J. Vana
                                         Chief Corporate Counsel
                                         Charter One Financial, Inc.
                                         1215 Superior Avenue
                                         Cleveland, OH  44114

                                                 and

                                         Barry P. Taff, P.C.
                                         Christopher R. Kelly, P.C.
                                         Silver, Freedman & Taff L.L.P.
                                         ll00 New York Ave., N.W.
                                         Washington, D.C.  20005

                  (b)      if to CSFC or CSFC Bank:
                                         Mr. William R. Bryan
                                         Chief Executive Officer
                                         CS Financial Corporation
                                         1360 East Ninth Street
                                         Cleveland, OH  44114


                           copy to:
                                         Glenn E. Morrical
                                         Arter & Hadden LLP
                                         1100 Huntington Building
                                         925 Euclid Avenue
                                         Cleveland, OH  44115


         8.3 Applicable Law. This Agreement shall be construed and interpreted according to the laws of the State of Ohio without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

         8.4 Headings, Etc. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.5 Severability. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

         8.6 Entire Agreement; Binding Effect; Non-Assignment; Counterparts. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         8.7 No Employment Solicitation. Prior to the receipt of OTS and the Ohio Superintendent of Financial Institutions approval of the Merger, COFI and the COFI Subsidiaries shall not knowingly, actively solicit the employment of any current director, officer or full time employee of CSFC or the CSFC Subsidiaries.

         The undersigned have caused this Agreement to be executed as of the day and year first above written.


                                             CHARTER ONE FINANCIAL, INC.

                                             By /s/ Robert J. Vana
                                               -------------------------------
                                                 Robert J. Vana
                                                 Secretary

                                             CHARTER ONE BANK F.S.B.

                                             By /s/ Robert J. Vana
                                               -------------------------------
                                                 Robert J. Vana
                                                 Secretary

                                             CS FINANCIAL CORPORATION



                                             By /s/ William R. Bryan
                                                ------------------------------
                                                 William R. Bryan
                                                 Chief Executive Officer

                                             THE CUYAHOGA SAVINGS
                                             ASSOCIATION



                                             By /s/ William R. Bryan
                                                 -----------------------------
                                                 William R. Bryan
                                                 Chief Executive Officer

                                                                         ANNEX B


                [MCDONALD & COMPANY SECURITIES, INC. LETTERHEAD]
                         MEMBER NEW YORK STOCK EXCHANGE
                           McDONALD INVESTMENT CENTER
                               800 SUPERIOR AVENUE
                           CLEVELAND, OHIO 44114-2603
                                  216-443-2100




                                 April 23, 1998



Board of Directors
CS Financial Corporation
1360 East Ninth Street
Cleveland OH 44114-6172


Gentlemen:

      You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of common stock, par value $5.00 per share ("CS Financial Common Stock"), of CS Financial Corporation ("CS Financial") of the exchange ratio as set forth in Section l.3
(a) of the Agreement and Plan of Merger and Reorganization dated April 23, 1998, by and among Charter One Financial, Inc. ("Charter One"), Charter One Bank F.S.B., CS Financial and The Cuyahoga Savings Association (the "Agreement").

     The Agreement provides for the merger (the "Merger") of a newly formed Ohio business corporation and first tier subsidiary of Charter One into CS Financial, pursuant to which, among other things, at the Effective Time (as defined in the Agreement), outstanding shares of CS Financial Common Stock will be exchanged for 30.1769 shares of common stock, par value $.Ol per share ("Charter One Common Stock") of Charter One, as set forth in Section 1.3(a) of the Agreement, and subject to adjustment as provided in the Agreement (the "Exchange Ratio"). The terms and conditions of the Merger are more fully set forth in the Agreement.

     McDonald & Company Securities, INC., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Board of Directors
April 23, 1998
Page 2

     We have acted as CS Financial's financial advisor in connection with, and have participated in certain negotiations leading to, the execution of the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

     (i) Reviewed CS Financial's audited financial statements for each of the years ended December 31, 1997, December 31, 1996, and December 31, 1995;

     (ii) Reviewed Charter One's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1997, December 31, 1996 and December 31, 1995, including the audited financial statements contained therein;

     (iii) Reviewed Charter One's news release dated April 22, 1998 reflecting among other things, detailed financial data with respect to the results of operations for the quarter ended March 31, 1998 and financial condition as of such date,

     (iv) Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of CS Financial and Charter One provided to us or publicly available;

     (v) Participated in meetings and telephone conferences with members of senior management of CS Financial and Charter One concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believed relevant to our inquiry;

     (vi) Reviewed certain stock market information for CS Financial Common Stock and Charter One Common Stock, and compared it with similar information for certain companies, the securities of which are publicly traded;

     (vii) Compared the results of operations and financial condition of CS Financial and Charter One with that of certain comparues which we deemed to be relevant for purposes of this opinion;

     (viii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

     (ix) Reviewed the Agreement and its schedules and exhibits and certain related doctunents; and

     (x) Performed such other reviews and analyses as we have deemed appropriate.

Board of Directors
April 20 , 1998
Page 3


     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of CS Financial and Charter One contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either CS Financial or Charter One nor have we made or obtained or been furnished with any independent valuation or appraisal of any of such assets, properties or facilities or any of the liabilities of either CS Financial or Charter One. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared by management of CS Financial and Charter One, as the case may be, on a basis reflecting the best currently available estimates and judgments of the management of CS Financial and Charter One, as to the future performance of CS Financial, Charter One and CS Financial and Charter One combined, as the case may be. We have not been engaged to assess the reasonableness or achievability of such financial forecasts or the assumptions on which they are based, and we express no view as to such financial forecasts or assumptions. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, including the tax-free nature of the reorganization for federal income tax purposes, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

     We will receive a fee for our services as financial advisor to CS Financial, a substantial portion of which is contingent upon closing of the Merger. We will also receive a fee for our services in rendering this opinion.

     In the ordinary course of business, we may actively trade securities of CS Financial or Charter One for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

     This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Exchange Ratio to the holders of CS Financial Common Stock, and does not address the underlying business decision by CS Financial's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any CS Financial shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of CS Financial Common Stock or Charter One Common Stock may be at the Effective Time of the Merger or as to the prospects of CS Financial's business or Charter One's business.

Board of Directors
April 23, 1998

Page 4


     This opinion is directed to the Board of Directors of CS Financial. This opinion shall not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, this opinion may be included in the prospectus to be mailed to the holders of CS Financial Common Stock in connection with the Merger, provided that this opinion will be reproduced in such prospectus in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form acceptable to us and our counsel.


     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of CS Financial Common Stock from a financial point of view,

                                        Very truly yours,


                                        /s/ McDONALD & COMPANY SECURITIES, INC
                                        --------------------------------------
                                        McDONALD & COMPANY SECURITIES, INC.

                                                                        ANNEX C

                          OHIO GENERAL CORPORATION LAW

         1701.85 RELIEF FOR DISSENTING SHAREHOLDER; QUALIFICATION; PROCEDURES.--(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

                  (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

                  (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

                  (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

                  (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholding within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph, by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in the case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or approportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken, and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D) (1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay fair cash value of them terminates if any of the following applies:

             (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

             (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption, of the action involved;

             (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

             (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation filed or joined in a complaint under division (B) of this section within the period provided in that division.

                  (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

         (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.          Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents of Charter One may be insured or indemnified against liability which they may incur in their capacities as such:

         ss.145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expense provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         Article TWELFTH of Charter One's certificate of incorporation further provides as follows:

               TWELFTH: Indemnification.

               A. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees and related disbursements), judgments, fines (including, without limitation, ERISA excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in paragraph F hereof with respect to proceedings seeking to enforce rights of indemnification, the Corporation shall indemnify such person seeking indemnification with respect to a proceeding (or part thereof) initiated by such person only if such proceeding or part thereof was authorized by a majority of the Continuing Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

               B. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member or trustee of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees and related disbursements) actually and reasonably incurred by such person or on such person's behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the provisions of this paragraph B, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except with respect to proceedings seeking to enforce rights to indemnification pursuant to paragraph F), only if such proceeding (or part thereof) was authorized by a majority of the Continuing Directors.

               C. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article TWELFTH, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in paragraphs A and B of this Article TWELFTH, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

                  D. Determination of Right to Indemnification. Any indemnification under paragraphs A and B of this Article TWELFTH shall be made by the Corporation as authorized in the specific case upon a determination (i) by the Board of Directors by a majority vote of a quorum of the directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion that indemnification of the person seeking indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs A and B of this Article TWELFTH. Should a determination be made by the Corporation hereunder that indemnification is not proper under the circumstances, a court may order the Corporation to make indemnification pursuant to paragraphs A or B of this Article TWELFTH.

                  E. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees and related disbursement) incurred by a person referred to in paragraphs A or B of the Article TWELFTH in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, provided, however, that, if the Delaware Corporation Law so requires, the payment of such expenses incurred by an officer or director of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article TWELFTH. A majority of the Continuing Directors may, upon approval of an indemnified person, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

                  F. Procedure for Indemnification; Right of Claimant to Bring Suit. Any indemnification under paragraphs A, B and C, or advance of costs, charges and expenses under paragraph E of this Article TWELFTH, shall be made promptly, and in any event within 60 days (or in the case of any advance of costs, charges and expenses under paragraph E, within 20 days), upon the written request of the person referred to in such paragraphs. The right to indemnification or advances as granted by this Article TWELFTH shall be enforceable by the persons referred to in paragraphs A, B, C and E in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the applicable time period specified in the preceding sentence hereof. The costs, charges and expenses incurred by a person referred to in paragraph A or B of this Article TWELFTH in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under paragraph E of this Article TWELFTH, where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in paragraphs A or B of this Article TWELFTH, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in paragraphs A or B of this Article TWELFTH, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or its independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  G. Other Rights: Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article TWELFTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and the indemnification and advancement of expenses provided by this Article TWELFTH shall continue as to a person who has ceased to serve in a capacity referred to in paragraph A or B and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article TWELFTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements between the Corporation and directors, officers, employees or agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification and advancement of expenses under this Article TWELFTH shall be deemed to be a contract between the Corporation and each person referred to in paragraph A or B of this Article TWELFTH who serves or served in such capacity at any time while this Article TWELFTH is in effect. Any repeal or modification of this Article TWELFTH or any repeal or modification of relevant provisions of the Delaware Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of any person referred to in paragraph A or B of this Article TWELFTH or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

                  H. Indemnification of Employees and Agents of the Corporation.
         The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, indemnify any employee or agent of the Corporation or any person who is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of any corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise and pay the expenses incurred by any such person in defending any proceeding in advance of its final disposition, to the fullest extent of the provisions of this Article TWELFTH.

                  I. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, including, without limitation, any Subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person or on his or her behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article TWELFTH.

                  J.  Savings  Clause.  If this  Article  TWELFTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person referred to paragraph A or B of this Article TWELFTH as to any cost, charge and expense (including attorneys' fees and related disbursements), judgment, fine (including, without limitation, ERISA excise taxes and penalties) and amount paid in settlement with respect to any action, suit or proceeding; whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article TWELFTH that shall not have been invalidated and to the full extent permitted by applicable law.

                  K. Subsequent Legislation. If the Delaware Corporation Law is hereafter amended to further expand the indemnification permitted to persons referred to in paragraphs A and B of this Article TWELFTH then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware Corporation Law, as so amended.

         Charter One has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, and that provides for payment to Charter One of costs incurred by it in indemnifying its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      EXHIBITS.  See Exhibit Index
         (b)      FINANCIAL STATEMENT SCHEDULES.  Not applicable.
         (c)      REPORTS, OPINIONS OR APPRAISALS.  Not applicable.

ITEM 22.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is apart of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (d) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 14, 1998.


CHARTER ONE FINANCIAL, INC.

By:      /s/ Charles John Koch
         ---------------------
         Charles John Koch, Chairman of the Board
         and Chief Executive Officer

         KNOWN BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles John Koch and Richard W. Neu, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-facts and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature
---------

/s/ Charles John Koch                                          Date: September 14, 1998
---------------------
Charles John Koch
Director, President and
 Chief Executive Officer
(Principal Executive Officer)

/s/ *Richard W. Neu                                            Date: September 14, 1998
-------------------
Richard W. Neu
Director, Executive Vice President and
  Chief Financial Officer
(Principal Financial Officer)

/s/ *Eugene B. Carroll, Sr.                                    Date: September 14, 1998
---------------------------
Eugene B. Carroll, Sr.
Director


/s/ *Phillip W. Fisher                                         Date: September 14, 1998
----------------------
Phillip W. Fisher
Director


/s/ *Denise M. Fugo                                            Date: September 14, 1998
-------------------
Denise M. Fugo
Director


/s/ *Mark D. Grossi                                            Date: September 14, 1998
-------------------
Mark D. Grossi
Director


                                                               Date:  ___________________
-------------------
Charles M. Heidel
Director


/s/ *Charles F. Ipavec                                         Date: September 14, 1998
----------------------
Charles F. Ipavec
Director


/s/ *John D. Koch                                              Date: September 14, 1998
-----------------
John D. Koch
Director


/s/ *Philip J. Meathe                                          Date: September 14, 1998
---------------------
Philip J. Meathe
Director


/s/ *Michael P. Morley                                         Date: September 14, 1998
----------------------
Michael P. Morley
Director


/s/ *Henry R. Nolte, Jr.                                       Date: September 14, 1998
------------------------
Henry R. Nolte, Jr.
Director


/s/ *Ronald F. Poe                                             Date: September 14, 1998
---------------------
Ronald F. Poe
Director


/s/ *Victor A. Ptak                                            Date: September 14, 1998
-------------------
Victor A. Ptak
Director


/s/ *Melvin J. Rachal                                          Date: September 14, 1998
---------------------
Melvin J. Rachal
Director


/s/ *Jerome L. Schostak                                        Date: September 14, 1998
-----------------------
Jerome L. Schostak
Director


/s/ *Mark Shaevsky                                             Date: September 14, 1998
------------------
Mark Shaevsky
Director


/s/ *Leonard S. Simon                                          Date: September 14, 1998
---------------------
Leonard S. Simon
Director


/s/ *John P. Tierney                                           Date: September 14, 1998
---------------------
John P. Tierney
Director


/s/ *Eresteen R. Williams                                      Date: September 14, 1998
-------------------------
Eresteen R. Williams
Director


*By:     /s/ Charles John Koch
         ---------------------
         (Charles John Koch, Attorney-in-fact)

                                INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                                                  DESCRIPTION
   ------                                                  -----------

2.1 Agreement and Plan of Merger and Reorganization by and among, Charter One, Charter One Bank, CSFC and CSFC Bank, included as Annex A to the accompanying Proxy Statement/Prospectus filed herewith.*

3.1           Registrant's   Certificate   of  Amendment   of  Second   Restated
              Certificate of Incorporation.*

3.2 Registrant's Second Restated Certificate of Incorporation (since amended by Exhibit 3.1 above), filed on November 15, 1995 as
              Exhibit 4.1 to Registrant's Report on Form 8-K (File No. 000-16311), is incorporated herein by reference.

3.3 Registrant's Bylaws, as amended and currently in effect, filed on August 8, 1997 as Exhibit 3.2 to Registrant's Registration Statement on Form S-4 (File No. 333-33169), is incorporated herein by reference.

4.1           Form of Certificate of Common Stock,  filed on January 22, 1988 as
              Exhibit 4.2 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

4.2 Shareholder Rights Agreement dated November 20, 1989, between Charter One and First National Bank of Boston, as amended on May 26, 1995, filed as Exhibit 4.2 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1994 and December 31, 1995, respectively, is incorporated herein by reference.

5             Opinion  and  Consent  of Silver,  Freedman & Taff,  L.L.P.*

8             Tax Opinion and Consent of Silver, Freedman & Taff, L.L.P.

10.1 Registrant's Long-Term Stock Incentive Plan, filed on January 22, 1988 as Exhibit 10.1 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

10.2 Registrant's Directors' Stock Option Plan, filed on January 22, 1988 as Exhibit 10.2 to Registrant's Registration Statement on Form S-1 (File No. 33-16207), is incorporated herein by reference.

10.3 Charter One Bank, F.S.B. Executive Incentive Goal Achievement Plan, filed as Exhibit 10.8 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-16311), is incorporated herein by reference.

10.4 Charter One Bank, F.S.B. Employee Savings Plan and Trust and Amendments thereto, filed as Exhibit 10.10 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-16311), are incorporated herein by reference.

10.5 Amendments Number Three, Four, Five and Six to the Charter One Bank, F.S.B. Employee Savings Plan and Trust, filed on August 8, 1997 as Exhibit 10.5 to Registrants Registration Statement on Form S-4 (File No. 333-33169), are incorporated herein by reference.

10.6 Charter One Bank, F.S.B. Profit Sharing Plan and Amendments thereto, filed as Exhibit 10.12 to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-16311), are incorporated herein by reference.

10.7 Amendments Number One through Seven to the Charter One Bank, F.S.B. Profit Sharing Plan, filed on August 8,1997 as Exhibit 10.7 to the Registrant's Registration Statement on Form S-4 (File No. 333- 33169), are incorporated herein by reference.

   EXHIBIT
   NUMBER                               DESCRIPTION
   ------                               -----------

10.11 Forms of Supplemental Retirement Agreements, dated October 31, 1995, between Charter One and Charles John Koch, Richard W. Neu, John David Koch, Mark D. Grossi, and Robert J. Vana, filed on July 25, 1995, as Exhibits 10.4 and 10.5 to Registrant's Registration Statement on Form S-4 (File No. 33-61273), is incorporated herein by reference.

10.12 Forms of Employment Agreements, dated October 31, 1995, between Charter One and Charles John Koch, Richard W. Neu, John David Koch, Mark D. Grossi, and Robert J. Vana, filed on July 25, 1995 as Exhibits 10.1, 10.2 and 10.3 to Registrant's Registration Statement on Form S-4 (File No. 33-61273), are incorporated herein by reference.

23.1          Consent  of  Deloitte  &  Touche  LLP  (as   accountants  for  the
              Registrant).

23.2 Consent of KPMG Peat Marwick L.L.P. (as accountants for CS Financial Corporation).

23.3 Consent of KPMG Peat Marwick L.L.P. (as accountants for ALBANK Financial Corporation).

23.4 Consent of KPMG Peat Marwick L.L.P. (as accountants for RCSB Financial, Inc.).

23.5          Consent of McDonald & Company Securities, Inc.

23.6          Consent of Silver,  Freedman & Taff,  L.L.P.  (included in Exhibit
              5).*


99.1 Consents of Certain Persons Named as Directors in the Proxy Statement/Prospectus contained herein.*

99.2          Form of Proxy Card of CS Financial Corporation.*


-----------------------------

*  Previously filed.